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                                                     Registration Nos. 811-08928


    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2005


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940                                         [ ]


Amendment No. 10                                                       [X]
(Check appropriate box or boxes)


                            HSBC INVESTOR PORTFOLIOS
               (Exact name of registrant as specified in charter)
                                3435 Stelzer Road
                            Columbus, Ohio 43219-3035
                    (Address of principal executive offices)
       Registrant's Telephone Number, including area code: (617) 470-8000

                                Richard Fabietti
                                452 Fifth Avenue
                               New York, NY 10018
                     (Name and address of agent for service)
                            Please send copies of all
                                 communications to:

                                  David Harris
                                   Dechert LLP
                               1775 I Street, N.W.
                           Washington, D.C. 20006-2401
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                                     PART A

                    HSBC INVESTOR LIMITED MATURITY PORTFOLIO


                                FEBRUARY 28, 2005


      HSBC Investor Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Trust are divided into actual and potential series, of which the HSBC Investor Limited Maturity Portfolio (the "Portfolio") is described herein. Additional series may be established in the future.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVES AND STRATEGIES

      The following summary describes the investment objectives and principal investment strategies of the Portfolio. A more detailed "Summary of Investment Strategies and Principal Risks" describing the Portfolio's principal investments and risks begins after this section.

      There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Shareholders will receive at least 30 days prior written notice of any change in the investment objective of the Portfolio.

      Investment Objective. The Portfolio's investment objective is to realize above-average total return, consistent with reasonable risk, through investment primarily in a diversified investment grade portfolio of U.S. Government securities, corporate bonds, mortgage-backed securities and other fixed income securities.

      Investment Policies. The Portfolio will normally invest at least 80% of its total assets in investment grade fixed income securities, which may include U.S. Government securities, corporate debt securities and commercial paper, mortgage-backed and asset-backed securities, obligations of foreign governments or international entities, and foreign currency exchange-related securities. The Portfolio may invest more than 50% of its assets in mortgage-backed securities including mortgage pass-through securities, mortgage-backed bonds and collateralized mortgage obligations ("CMOs"), that carry a guarantee of timely payment. The Portfolio may

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lend it securities to brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes. The Portfolio may invest in derivative instruments, including but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, and swaps. The Portfolio may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date. The Portfolio may invest in debt obligations by commercial banks and savings and loan associations. These instruments would include certificates of deposit, time, deposits, and bankers' acceptances. The Portfolio may purchase and sell securities on a when-issued basis, in which a security's price and yield are fixed on the date of commitment but payment and delivery are scheduled for a future date.


      HSBC Investments (USA) Inc., the Portfolio's investment adviser ( "Adviser"), selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.


              SUMMARY OF INVESTMENT STRATEGIES AND PRINCIPAL RISKS

      This section provides more detailed information about the Portfolio's principal investments and risks. This prospectus does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio's Statement of Additional Information ("SAI") provides more detailed information about the securities, investment strategies, and risks described in this prospectus.

FIXED INCOME SECURITIES

      To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio has no restrictions with respect to the maturities or duration of the fixed income securities it holds. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

      Fixed income securities in which the Portfolio may invest include bonds (including zero coupon bonds, deferred interest bonds and payable in-kind bonds), debentures, mortgage securities, notes, bills, commercial paper, obligations issued or guaranteed by a government or any of its political subdivisions, agencies or instrumentalities, and certificates of deposit, as well as debt obligations which may have a call on common stock by means of a conversion privilege or attached warrants.

U.S. GOVERNMENT SECURITIES

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      The Portfolio may invest in Government securities, including: (1) U.S.
Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"), and some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association (collectively, "U.S. Government Securities").

DERIVATIVES

      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolio may use derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in fixed income instruments, and to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objective. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES TRANSACTIONS

      The Portfolio may invest in options, futures contracts, and options on futures contracts (collectively, "futures and options"). Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the Investment Company Act of 1940, as amended ("1940 Act").

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      There are several risks associated with the use of futures and options for hedging purposes or otherwise. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position and the Portfolio would remain obligated to meet margin requirements until the position is closed.

      The Portfolio will use financial futures contracts and related options only for hedging purposes, or, with respect to positions in financial futures and related options that do not qualify as "bona fide hedging" positions, will enter such non-hedging positions only to the extent that assets committed to initial margin deposits on such instruments, plus premiums paid for open futures options positions, less the amount by which any such positions are "in-the-money," do not exceed 5% of the Portfolio's net assets.

FOREIGN SECURITIES

      The Portfolio may invest in foreign (non-U.S.) securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Dividends from foreign securities may be withheld at the source.

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FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may not enter into such contracts for speculative purposes. The Portfolio has no specific limitation on the percentage of assets it may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management.

      A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      Debt instruments issued or guaranteed by foreign governments, agencies, and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in high yield/high risk securities ("junk bonds"). Securities rated lower than Baa by Moody's Investors Service, Inc. ("Moody's") or lower than BBB by Standard & Poor's Corporation ("S&P") are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.

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      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

MORTGAGE-AND ASSET-BACKED SECURITIES

      The Portfolio may invest in mortgage and asset-backed securities.

      A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. treasuries (including zero coupon Treasury bonds), agencies, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of

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prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and the Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

      Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

      Other Asset-Backed Securities. The Portfolio may also invest in securities representing interests in other types of financial assets, such as automobile-finance receivables or credit-card receivables. Such securities are subject to many of the same risks as are mortgage-backed securities, including prepayment risks and risks of foreclosure. They may or may not be secured by the receivables themselves or may be unsecured obligations of their issuers.

EURODOLLAR AND YANKEE BANK OBLIGATIONS

      The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and qualify of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

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REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

      The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

ILLIQUID INVESTMENTS AND RESTRICTED SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

      The Portfolio has a policy that no more than 25% of its assets may be invested in securities which are restricted as to re-sale, including Rule 144A and Section 4(2) securities.

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BRADY BONDS

      The Portfolio may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Investments in Brady Bonds may be viewed as speculative. Brady Bonds acquired by the Portfolio may be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

FLOATING AND VARIABLE RATE OBLIGATIONS

      Certain obligations that the Portfolio may purchase may have a floating or variable rate of interest, i.e., the rate of interest varies with changes in specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," above.

INVERSE FLOATING RATE OBLIGATIONS

      The Portfolio may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

LENDING OF PORTFOLIO SECURITIES

      The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the

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extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES


      The Portfolio may purchase and sell securities on a when-issued or firm-commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date. On the settlement date, the market value of the security may be higher or lower than its purchase or sale price under the agreement. If the other party to a when-issued or firm-commitment transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss. The Portfolio will not earn interest on securities until the settlement date. The Portfolio will segregate cash or liquid, high grade debt securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the securities on a when-issued basis


SWAPS, CAPS, FLOORS AND COLLARS

      The Portfolio may enter into swap contracts and other similar instruments in accordance with its policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term "specified index" includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

      The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

      The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

TEMPORARY INVESTMENTS

      The Portfolio may invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a

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commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

PORTFOLIO HOLDINGS


      A description of the Portfolio's policies and procedures with respect to the disclosure of the portfolio securities in the Portfolio is available in the Portfolio's SAI and on the Portfolio's website at www.investorfunds.hsbc.com. To request a copy of the Portfolio's SAI, please call 1-800-782-8183.


                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER


      HSBC Investments (USA) Inc., a wholly owned subsidiary of HSBC Bank USA, National Association ("HSBC"), is the investment adviser for the Portfolio pursuant to an Investment Advisory Contract with the Portfolio Trust. HSBC, located at 452 Fifth Avenue, New York, New York 10018, is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2004, HSBC managed more than $8.1 billion in assets in the HSBC Investor Family of Funds. Through its portfolio management team, the Adviser makes the day-to-day investment decisions and continuously reviews, supervises and administers the Portfolio's investment programs. For these management services, the Portfolio paid the Adviser .40% of the Portfolio's average net assets. The Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval.


PORTFOLIO MANAGER


      Mr. John B. Cuccia is responsible for the day-to-day management of the Portfolio. Mr. Cuccia joined HSBC in 1998 and is responsible for managing institutional and retail intermediate taxable fixed income portfolios.


The SAI provides additional information regarding the portfolio manager's compensation, other accounts managed by the portfolio manager and the portfolio manager's ownership of securities in the Portfolio.

THE ADMINISTRATOR


      BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Portfolio's administrator. Management and administrative services of BISYS include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      BISYS provides the Portfolio with various services, which include administration of the Portfolio. BISYS receives an administration fee that primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

Up to $8 billion...........................................   0.075%

In excess of $8 billion but not exceeding $9.25 billion....   0.070%

In excess of $9.25 billion but not exceeding $12 billion...   0.050%

In excess of $12 billion...................................   0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, and the fee is allocated among such funds so that, for example, assets of the Portfolio and Funds that invest in the Portfolio are not double-counted.


            The Portfolio's SAI has more detailed information about the Adviser, Administrator, and other service providers.

PLACEMENT AGENT

      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. BISYS Ireland receives no compensation for serving as placement agent.

PORTFOLIO ACCOUNTING AGENT

      Pursuant to a fund accounting agreement, BISYS also serves as portfolio accounting agent to the Portfolio.

                   PRICING, PURCHASE AND REDEMPTION OF SHARES

PRICING OF PORTFOLIO SHARES

      The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less
(ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

      Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on the Portfolio Business Day. At 4:00 p.m., New York time on the Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following the Portfolio Business Day.

FAIR VALUE PRICING POLICIES


            The Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Valuation Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Valuation Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

            A "significant event" is one that occurred prior to the Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a fair value pricing service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Valuation Committee.


PURCHASE OF PORTFOLIO SHARES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

      The Portfolio and BISYS reserve the right to cease accepting investments at any time or to reject any investment order.

DELIVERY OF SHAREHOLDER DOCUMENTS

      In an effort to reduce the cost associated with the printing and mailing of prospectuses and annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one prospectus and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of the prospectuses and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

      The Portfolio will begin sending you individual copies thirty days after receiving your request.

MARKET TIMING

      In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purpose only. Excessive short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

      To deter market timing, the Portfolio imposes redemption fees on shares sold or exchanged within thirty days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the HSBC Investor Money Market Funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. As a further deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Pricing, Purchase and Redemption of Shares - Fair Value Pricing Policies."

      The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

      The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. In addition, although the Portfolio will attempt to assess the redemption fee on all applicable redemptions, the Portfolio cannot guarantee that it will succeed in doing so. Certain omnibus accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. The Portfolio will apply its policies and procedures consistently to all Portfolio shareholders and no waivers of the provisions of the policies established to deter market timing and other excessive trading activity are permitted that would harm the Portfolio or its shareholders or would subordinate the interests of the Portfolio or its shareholders to those of the Adviser or any affiliated person or associated person of the Adviser. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.


REDEMPTION OF PORTFOLIO SHARES

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS - REVENUE SHARING


      The Administrator and/or its affiliates may pay out their own assets compensation to broker-dealers and other persons for the sale and distribution of the Shares and/or for the servicing of the Shares.


DIVIDENDS, DISTRIBUTIONS AND TAXES

- The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio's SAI for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

- It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

- It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in the Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

- Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

- Distributions on the Portfolio are paid annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

                                    APPENDIX

      The characteristics of corporate debt obligations rated by Moody's are generally as follows:

      AAA -- Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA -- Bonds which are rated AA are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

      BAA -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

      B -- Bonds which are rated B generally lack characteristics of a desirable investment.

      CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA -- Bonds rated Ca are speculative to a high degree.

      C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

      The characteristics of corporate debt obligations rated by S&P are generally as follows:

      AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

      AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

      BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

      A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

      The characteristics of corporate debt obligations rated by Fitch are generally as follows:

      AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

      A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

      B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

      CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

      CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

      C -- Bonds are in imminent default in payment of interest or principal.

      DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

      Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

      RATINGS OF COMMERCIAL PAPER

      Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

      Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.

                                     PART A

                      HSBC INVESTOR FIXED INCOME PORTFOLIO


                                FEBRUARY 28, 2005

      HSBC Investor Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Trust are divided into actual and potential series, of which the HSBC Investor Fixed Income Portfolio (the "Portfolio") is described herein. Additional series may be established in the future.


      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVES AND STRATEGIES

      The following summary describes the investment objectives and principal investment strategies of the Portfolio. A more detailed "Summary of Investment Strategies and Principal Risks" describing the Portfolio's principal investments and risks begins after this section.

      There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Shareholders will receive at least 30 days prior written notice of any change in the investment objective of the Portfolio.

      Investment Objective. The Portfolio's investment objective is to realize above-average total return, consistent with reasonable risk, through investment primarily in a diversified portfolio of fixed income instruments.

      Investment Policies. The Portfolio will normally invest at least 80% of its net assets in fixed income securities, including securities issued, sponsored or guaranteed by the U.S. government, its agencies or instrumentalities ("U.S. Government Securities"); corporate debt securities; corporate commercial paper; mortgage pass-throughs, mortgage-backed bonds, collateralized mortgage obligations ("CMOs"), other asset-backed securities; variable and floating rate debt securities; obligations of foreign governments or their subdivisions, agencies and instrumentalities; obligations of international agencies or supranational entities; and foreign currency exchange-related securities. Securities in which the Portfolio invests may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies.


      The Portfolio will seek to achieve its investment objective by investing at least 80% of its assets in investment grade debt or fixed income securities. Investment grade debt securities are those rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Corporation ("S&P") or Fitch Investors Service, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. ("Moody's")), or in the case of unrated securities, determined by HSBC Investments (USA) Inc., the Portfolio's investment adviser (the "Adviser"), to be of comparable quality.


      The Portfolio may invest up to 20% of its assets in preferred stock, convertible securities, and in high yield/high risk fixed income securities ("junk bonds") that at the time of purchase are rated Ba or B by Moody's or BB or B by S&P or rated comparably by another NRSRO (or, if unrated, are deemed by the Portfolio's Adviser to be of comparable quality). The Portfolio's average weighted maturity will ordinarily exceed five years.


      From time to time, the Portfolio's Adviser may invest more than 50% of its assets in mortgage-backed securities, including mortgage pass-through securities and CMOs, that carry a guarantee from a U.S. government agency or a private issuer of the timely payment of principal and interest. When investing in mortgage-backed securities, the Portfolio expects that its primary emphasis will be in mortgage-backed securities issued by governmental and government-related organizations such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Association ("FHLMC"). However, the Portfolio may invest without limit in mortgage-backed securities of private issuers when the Portfolio's Adviser determines that the quality of the investment, the quality of the issuer, and market conditions warrant such investments. Mortgage-backed securities issued by private issuers will be rated investment grade by Moody's or S&P or, if unrated, deemed by the Portfolio's Adviser to be of comparable quality.


      A portion of the Portfolio's assets may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Portfolio's Adviser, the combination of current yield and currency value offer attractive expected returns. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk.

      The Portfolio may invest in Eurodollar and Yankee bank obligations and in Brady Bonds. The Portfolio may also purchase securities on a when-issued basis, lend its securities to brokers, dealers, and other financial institutions to earn income and borrow money for temporary or emergency purposes.

      The Adviser makes the day-to-day investment decisions and continuously reviews, supervises and administers the investment program.

              SUMMARY OF INVESTMENT STRATEGIES AND PRINCIPAL RISKS

      This section provides more detailed information about the Portfolio's principal investments and risks. This prospectus does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio's Statement of Additional Information ("SAI") provides more detailed information about the securities, investment strategies, and risks described in this prospectus.


FIXED INCOME SECURITIES

      To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio has no restrictions with respect to the maturities or duration of the fixed income securities it holds. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

      Fixed income securities in which the Portfolio may invest include bonds (including zero coupon bonds, deferred interest bonds and payable in-kind bonds), debentures, mortgage securities, notes, bills, commercial paper, obligations issued or guaranteed by a government or any of its political subdivisions, agencies or instrumentalities, and certificates of deposit, as well as debt obligations which may have a call on common stock by means of a conversion privilege or attached warrants.

U.S. GOVERNMENT SECURITIES

      The Portfolio may invest in Government securities, including: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"), and some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association (collectively, "U.S. Government Securities").

DERIVATIVES


      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolio may use derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in fixed income instruments, and to enhance return when the Portfolio's Adviser believes the investment will assist the Portfolio in achieving its investment objective. A description of the derivatives that the Portfolio may use and some of their associated risks follows.


OPTIONS AND FUTURES TRANSACTIONS

      The Portfolio may invest in options, futures contracts, and options on futures contracts (collectively, "futures and options"). Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the Investment Company Act of 1940, as amended ("1940 Act").


      There are several risks associated with the use of futures and options for hedging purposes or otherwise. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities in the portfolio and the hedging vehicle so that the Portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the

Portfolio from liquidating an unfavorable position and the Portfolio would remain obligated to meet margin requirements until the position is closed.

      The Portfolio will use financial futures contracts and related options only for hedging purposes, or, with respect to positions in financial futures and related options that do not qualify as "bona fide hedging" positions, will enter such non-hedging positions only to the extent that assets committed to initial margin deposits on such instruments, plus premiums paid for open futures options positions, less the amount by which any such positions are "in-the-money," do not exceed 5% of the Portfolio's net assets.

FOREIGN SECURITIES

      The Portfolio may invest in foreign (non-U.S.) securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Dividends from foreign securities may be withheld at the source.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may not enter into such contracts for speculative purposes. The Portfolio has no specific limitation on the percentage of assets it may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management.

      A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      Debt instruments issued or guaranteed by foreign governments, agencies, and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

HIGH YIELD/HIGH RISK SECURITIES


      The Portfolio may invest in high yield/high risk securities ("junk bonds"). Securities rated lower than Baa by Moody's Investors Service, Inc. ("Moody's") or lower than BBB by Standard & Poor's Corporation ("S&P") are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.


      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

MORTGAGE-AND ASSET-BACKED SECURITIES

      The Portfolio may invest in mortgage and asset-backed securities.

      A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. treasuries (including zero coupon Treasury bonds), agencies, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and the Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

      Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S.

government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

      Other Asset-Backed Securities. The Portfolio may also invest in securities representing interests in other types of financial assets, such as automobile-finance receivables or credit-card receivables. Such securities are subject to many of the same risks as are mortgage-backed securities, including prepayment risks and risks of foreclosure. They may or may not be secured by the receivables themselves or may be unsecured obligations of their issuers.

EURODOLLAR AND YANKEE BANK OBLIGATIONS

      The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and qualify of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

      The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

ILLIQUID INVESTMENTS AND RESTRICTED SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

      The Portfolio has a policy that no more than 25% of its assets may be invested in securities which are restricted as to re-sale, including Rule 144A and Section 4(2) securities.

BRADY BONDS

      The Portfolio may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Investments in Brady Bonds may be viewed as speculative. Brady Bonds acquired by the Portfolio may be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

FLOATING AND VARIABLE RATE OBLIGATIONS

      Certain obligations that the Portfolio may purchase may have a floating or variable rate of interest, i.e., the rate of interest varies with changes in specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," above.

INVERSE FLOATING RATE OBLIGATIONS

      The Portfolio may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

LENDING OF PORTFOLIO SECURITIES

      The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES

      The Portfolio may purchase and sell securities on a when-issued or firm-commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date. On the settlement date, the market value of the security may be higher or lower than its purchase or sale price under the agreement. If the other party to a when-issued or firm-commitment transaction fails to deliver or pay for the security, the

Portfolio could miss a favorable price or yield opportunity or suffer a loss. The Portfolio will not earn interest on securities until the settlement date. The Portfolio will segregate cash or liquid, high grade debt securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the securities on a when-issued basis.


SWAPS, CAPS, FLOORS AND COLLARS

      The Portfolio may enter into swap contracts and other similar instruments in accordance with its policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term "specified index" includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

      The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

      The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

TEMPORARY INVESTMENTS

      The Portfolio may invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

PORTFOLIO HOLDINGS

      A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the Portfolio's SAI and on the Portfolio's website at www.investorfunds.hsbc.com. To request a copy of the Portfolio's SAI, please call 1-800-782-8183.

                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER

      HSBC Investments (USA) Inc., a wholly owned subsidiary of HSBC Bank USA, National Association ("HSBC") is the investment adviser for the Portfolio pursuant to an Investment Advisory Contract with the Portfolio Trust. HSBC, located at 452 Fifth Avenue, New York, New York 10018, is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2004, HSBC managed more than $8.1 billion in assets in the HSBC Investor Family of Funds. The Adviser makes the day-to-day investment decisions and continuously reviews, supervises and administers the investment program.

      For its services as Investment Adviser, HSBC receives, from the Fixed Income Portfolio, a fee accrued daily and paid monthly at an annual rate of:

BASED ON AVERAGE DAILY NET ASSETS OF FEE RATE
Up to $50 million................................................       0.575%
In excess of $50 million but not exceeding $95 million...........       0.450%
In excess of $95 million but not exceeding $150 million..........       0.200%
In excess of $150 million but not exceeding $250 million.........       0.400%
In excess of $250 million........................................       0.350%


      The Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval.

PORTFOLIO MANAGER


      Jerry Samet, Senior Fixed Income Portfolio Manager, manages both municipal and taxable bond portfolios for HSBC Investments (USA) Inc. Prior to joining HSBC Investments (USA) Inc. (formerly Marinvest) in February 1996, Mr. Samet worked for Bankers Trust in the Private Clients Group for eight years. He was a portfolio manager/trader for six years, and prior to that, he was a trading assistant for two years. He is a graduate of Fordham University with an M.B.A. in Finance, with a concentration in portfolio management (1995) and a B.A. in Economics and History from the City University of New York, Queens College
(1988).

      The SAI provides additional information regarding the portfolio manager's compensation, other accounts managed by the portfolio manager and the portfolio manager's securities in the Portfolio.


THE ADMINISTRATOR


      BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Portfolio's administrator. Management and administrative services of BISYS include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      BISYS provides the Portfolio with various services, which include administration of the Portfolio. BISYS receives an administration fee that primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

Up to $8 billion.................................................       0.075%
In excess of $8 billion but not exceeding $9.25 billion..........       0.070%
In excess of $9.25 billion but not exceeding $12 billion.........       0.050%
In excess of $12 billion.........................................       0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, and the fee is allocated among such funds so that, for example, assets of the Portfolio and Funds that invest in the Portfolio are not double-counted.

      The Portfolio's SAI has more detailed information about the Adviser, Administrator, and other service providers.

PLACEMENT AGENT

      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. BISYS Ireland receives no compensation for serving as placement agent.

PORTFOLIO ACCOUNTING AGENT

      Pursuant to a fund accounting agreement, BISYS also serves as portfolio accounting agent to the Portfolio.

                   PRICING, PURCHASE AND REDEMPTION OF SHARES

PRICING OF PORTFOLIO SHARES


      The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).


      Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on the Portfolio Business Day. At 4:00 p.m., New York time on the Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following the Portfolio Business Day.


FAIR VALUE PRICING POLICIES

      The Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Valuation Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Valuation Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

      A "significant event" is one that occurred prior to the Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a fair value pricing service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Valuation Committee.


PURCHASE OF PORTFOLIO SHARES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

      The Portfolio and BISYS reserve the right to cease accepting investments at any time or to reject any investment order.

DELIVERY OF SHAREHOLDER DOCUMENTS

      In an effort to reduce the cost associated with the printing and mailing of prospectuses and annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one prospectus and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of the prospectuses and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2(nd) Floor
New York, NY 10018

      The Portfolio will begin sending you individual copies thirty days after receiving your request.

MARKET TIMING

      In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purpose only. Excessive short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

      To deter market timing, the Portfolio imposes redemption fees on shares sold or exchanged within thirty days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the HSBC Investor Money Market Funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. As a further deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Pricing, Purchase and Redemption of Shares - Fair Value Pricing Policies."

      The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

      The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. In addition, although the Portfolio will attempt to assess the redemption fee on all applicable redemptions, the Portfolio cannot guarantee that it will succeed in doing so. Certain omnibus accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. The Portfolio will apply its policies and procedures consistently to all Portfolio shareholders and no waivers of the provisions of the policies established to deter market timing and other excessive trading activity are permitted that would harm the Portfolio or its shareholders or would subordinate the interests of the Portfolio or its shareholders to those of the Adviser or any affiliated person or associated person of the Adviser. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.


REDEMPTION OF PORTFOLIO SHARES

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS - REVENUE SHARING

      The Administrator and/or its affiliates may pay out their own assets compensation to broker-dealers and other persons for the sale and distribution of the Shares and/or for the servicing of the Shares.


DIVIDENDS, DISTRIBUTIONS AND TAXES

      The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio's SAI for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

      - It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

      - It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in the Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.


      - Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

      - Distributions on the Portfolio are paid monthly. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

                                    APPENDIX

      The characteristics of corporate debt obligations rated by Moody's are generally as follows:

      AAA -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

      BAA -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

      B -- Bonds which are rated B generally lack characteristics of a desirable investment.

      CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA -- Bonds rated Ca are speculative to a high degree.

      C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

      The characteristics of corporate debt obligations rated by S&P are generally as follows:

      AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

      AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

      BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

      A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

      The characteristics of corporate debt obligations rated by Fitch are generally as follows:

      AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

      A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

      B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

      CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

      CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

      C -- Bonds are in imminent default in payment of interest or principal.

      DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

      Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

      RATINGS OF COMMERCIAL PAPER

      Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

      Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.

                                     PART A

                         HSBC INVESTOR GROWTH PORTFOLIO


                                FEBRUARY 28, 2005


      HSBC Investor Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Trust are divided into actual and potential series, of which the HSBC Investor Growth Portfolio (the "Portfolio") is described herein. Additional series may be established in the future.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVES AND STRATEGIES

      The following summary describes the investment objectives and principal investment strategies of the Portfolio. A more detailed "Summary of Investment Strategies and Principal Risks" describing the Portfolio's principal investments and risks begins after this section.

      There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Shareholders will receive at least 30 days prior written notice of any change in the investment objective of the Portfolio.

      Investment Objective. The investment objective of the Portfolio is long-term growth of capital.


      Investment Policies. Under normal market conditions, the Growth Portfolio will primarily invest in U.S. and foreign equity securities of high quality companies with market capitalization generally in excess of $2 billion, which Waddell & Reed Investment Management Company, the Portfolio's investment sub-adviser ("Waddell & Reed" or the "Sub-Adviser"), believes have the potential to generate superior levels of long-term profitability and growth. Waddell & Reed selects superior growth companies which create superior wealth over time and have sustainable competitive advantages. Waddell & Reed's selection process is a blend of quantitative and fundamental research. From a quantitative standpoint, Waddell & Reed concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates. Once the quantitative research is completed, Waddell & Reed conducts its internal research. Waddell & Reed searches to identify those companies that it anticipates will possess a sustainable competitive advantage. Waddell & Reed seeks to outperform the Russell Large Cap Growth Index.


      HSBC Investments (USA) Inc. ("Adviser") provides general supervision over the investment management functions performed by the investment sub-adviser.


      The Sub-Adviser makes the day-to-day investment decisions and continuously reviews, supervises, and administers investment programs.

              SUMMARY OF INVESTMENT STRATEGIES AND PRINCIPAL RISKS

      This section provides more detailed information about the Portfolio's principal investments and risks. This prospectus does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio's Statement of Additional Information ("SAI") provides more detailed information about the securities, investment strategies, and risks described in this prospectus.

CONVERTIBLE SECURITIES

      The Portfolio may buy securities that are convertible into common stock. The following is a brief description of the various types of convertible securities in which the Portfolio may invest.

      Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bondholder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

      Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

      The Portfolio may invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants entitle the holder to buy the issuer's stock at a specific price for a specific period of time.

      Warrants do not represent ownership of securities, but only the right to buy the securities. The price of a warrant tends to be more volatile than, and does not always track, the price of its underlying stock. Warrants are issued with expiration dates. Once a warrant expires, it has no value in the market.

      Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public.

FIXED INCOME SECURITIES

      To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio has no restrictions with respect to the maturities or duration of the fixed income securities it holds. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

      Fixed income securities in which the Portfolio may invest include bonds (including zero coupon bonds, deferred interest bonds and payable in-kind bonds), debentures, mortgage securities, notes, bills, commercial paper, obligations issued or guaranteed by a government or any of its political subdivisions, agencies or instrumentalities, and certificates of deposit, as well as debt obligations which may have a call on common stock by means of a conversion privilege or attached warrants.

EQUITY SECURITIES

      The Portfolio may invest in all types of equity securities, including the following: common stocks, preferred stocks and preference stocks; securities such as bonds, warrants or rights that are convertible into stocks; and depositary receipts for those securities. These securities may be listed on securities exchanges, traded in various over-the-counter markets or have no organized market.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity, which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that liquid market will exist at a time when the Portfolio seeks to close out futures contract or a futures option position.

Options on Securities. The Portfolio may write (sell) covered call and put options on securities and purchase call and put options. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option.

      The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes or otherwise. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks, which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options a repurchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to closeout the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such a favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Sub-Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      The Portfolio also may enter into "closing purchase transactions" in order to terminate its obligation to deliver the underlying security (this may result in a short-term gain or loss). A closing purchase transaction is the purchase of a call option (at a cost which may be more or less than the premium received for writing the original call option) on the same security, with the same exercise price and call period as the option previously written. If the Portfolio is unable to enter into a closing purchase transaction, it may be required to hold a security that it might otherwise have sold to protect against depreciation. The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. This percentage limitation will not be increased without prior disclosure in the current prospectus.

Options on Securities Indices. The Portfolio may write (sell) covered call and put options and purchase call and put options on securities indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of a Sub-Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge their investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

FOREIGN SECURITIES

      The Portfolio may invest in foreign (non-U.S.) securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Dividends from foreign securities may be withheld at the source.

      The Portfolio may invest in securities of foreign growth companies, including established foreign companies, whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment or which otherwise represent opportunities for long-term growth.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may enter into forward contracts for hedging purposes as well as non-hedging purposes.

      A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Sub- Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Sub-Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in high yield/high risk securities ("junk bonds"). Securities rated lower than Baa by Moody's Investor Services, Inc. ("Moody's") or lower than BBB by Standard & Poor's Corporation ("S&P") are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.

      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

ILLIQUID INVESTMENTS AND RESTRICTED SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

LENDING OF PORTFOLIO SECURITIES

      The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FORWARD CONTRACTS

      The Portfolio may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "forward contract"). The Portfolio may enter into forward contracts for hedging purposes as well as for non-hedging purposes. The Portfolio may also enter into forward contracts for "cross hedging" purposes as noted in the prospectus. Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolio may also enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk. For example, if a Sub-Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

      The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

TEMPORARY INVESTMENTS

      The Portfolio may invest in the following instruments on a temporary basis when economic or market conditions are such that the Sub-Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

PORTFOLIO HOLDINGS


      A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the Portfolio's SAI and on the Portfolio's website at www.investorfunds.hsbc.com. To request a copy of the Portfolio's SAI, please call 1-800-782-8183.


      MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER

      HSBC Investments (USA) Inc., a wholly owned subsidiary of HSBC Bank USA, National Association ("HSBC"), is the investment adviser for the Portfolio pursuant to an Investment Advisory Contract with the Portfolio Trust. HSBC, located at 452 Fifth Avenue, New York, New York 10018, is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2004, HSBC managed more than $8.1 billion in assets in the HSBC Investor Family of Funds. The Adviser provides general supervision over the investment management functions performed by the Sub-Adviser. For these management services, the Adviser is entitled to receive management fees from the Portfolio at the annual rate of 0.50% of net assets up to $50 million, 0.425% of net assets over $50 million up to $100 million, 0.375% of net assets over $100 million up to $200 million, and 0.325% of net assets in excess of $200 million. The Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval.


THE SUB-ADVISER


      Waddell & Reed Investment Management Company, located at 6300 Lamar Avenue, Overland Park, Kansas 66202 serves as investment sub-adviser to the Growth Portfolio. As of December 31, 2004, Waddell & Reed, together with its investment management affiliate, managed approximately $[7.2] billion in total institutional assets. For these management services, the Adviser will pay the Sub-Adviser a fee, computed daily and based on the Portfolio's average daily net assets allocated to the Sub-Adviser for management, at the annual rate of 0.325% of net assets up to$50 million, 0.25% of net assets over $50 million up to $100 million, 0.20% of net assets over $100 million up to $200 million, and 0.15% of net assets in excess of $200 million..


PORTFOLIO MANAGER


      Daniel P. Becker, CFA, Senior Vice President; Philip J. Sanders, CFA, Senior Vice President; and Chace Brundige have primary portfolio management responsibility for the Portfolio. Mr. Becker joined Waddell & Reed in October 1989 as an investment analyst. In January 1994 he assumed responsibility for equity institutional accounts. In January 1997, he was named portfolio manager. Mr. Sanders joined Waddell & Reed in August 1998 as a vice president and portfolio manager. He was appointed senior vice president in July 2000. Mr. Brundige began his investment career at UMB Financial Corp. in 1991. He joined TCW/WestBridge Ventures LLC as a vice president and limited partner in September 1999. He rejoined Waddell & Reed in August 2003 as an assistant portfolio manager to the large cap growth equity team.


      The SAI provides additional information regarding the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' securities in the Portfolio.

THE ADMINISTRATOR


      BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Portfolio's administrator. Management and administrative services of BISYS include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      BISYS provides the Portfolio with various services, which include administration of the Portfolio. BISYS receives an administration fee that primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

Up to $8 billion...........................................    0.075%
In excess of $8 billion but not exceeding $9.25 billion....    0.070%
In excess of $9.25 billion but not exceeding $12 billion...    0.050%
In excess of $12 billion...................................    0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, and the fee is allocated among such funds so that, for example, assets of the Portfolio and Funds that invest in the Portfolio are not double-counted.


      The Portfolio's SAI has more detailed information about the Adviser, Administrator, and other service providers.


PLACEMENT AGENT

      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. BISYS Ireland receives no compensation for serving as placement agent.

PORTFOLIO ACCOUNTING AGENT

      Pursuant to a fund accounting agreement, BISYS also serves as portfolio accounting agent to the Portfolio.

                   PRICING, PURCHASE AND REDEMPTION OF SHARES

PRICING OF PORTFOLIO SHARES

      The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less
(ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser, Sub-Adviser, and Administrator of the Portfolio).

      Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on the Portfolio Business Day. At 4:00 p.m., New York time on the Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following the Portfolio Business Day.

FAIR VALUE PRICING POLICIES

      The Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Valuation Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Valuation Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.


      A "significant event" is one that occurred prior to the Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a fair value pricing service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Valuation Committee.


PURCHASE OF PORTFOLIO SHARES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

      The Portfolio and BISYS reserve the right to cease accepting investments at any time or to reject any investment order.


DELIVERY OF SHAREHOLDER DOCUMENTS

      In an effort to reduce the cost associated with the printing and mailing of prospectuses and annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one prospectus and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of the prospectuses and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

      The Portfolio will begin sending you individual copies thirty days after receiving your request.

MARKET TIMING

      In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purpose only. Excessive short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

      To deter market timing, the Portfolio imposes redemption fees on shares sold or exchanged within thirty days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the HSBC Investor Money Market Funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. As a further deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Pricing, Purchase and Redemption of Shares - - Fair Value Pricing Policies."

      The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. In addition, although the Portfolio will attempt to assess the redemption fee on all applicable redemptions, the Portfolio cannot guarantee that it will succeed in doing so. Certain Omnibus Accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. The Portfolio will apply its policies and procedures consistently to all Portfolio shareholders and no waivers of the provisions of the policies established to deter market timing and other excessive trading activity are permitted that would harm the Portfolio or its shareholders or would subordinate the interests of the Portfolio or its shareholders to those of the adviser or any affiliated person or associated person of the adviser. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or federal legal requirements.

REDEMPTION OF PORTFOLIO SHARES

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS -  - REVENUE SHARING


      The Administrator and/or its affiliates may pay out their own assets compensation to broker-dealers and other persons for the sale and distribution of the Shares and/or for the servicing of the Shares.


DIVIDENDS, DISTRIBUTIONS AND TAXES

- The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio's SAI for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

- It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

- It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in the Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

- Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

- Distributions on the Portfolio are paid semi-annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

                                    APPENDIX

      The characteristics of corporate debt obligations rated by Moody's are generally as follows:

      AAA -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

      BAA -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

      B -- Bonds which are rated B generally lack characteristics of a desirable investment.

      CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA -- Bonds rated Ca are speculative to a high degree.

      C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

      The characteristics of corporate debt obligations rated by S&P are generally as follows:

      AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

      AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

      BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

      A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

      The characteristics of corporate debt obligations rated by Fitch are generally as follows:

      AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

      A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

      B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

      CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

      CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

      C -- Bonds are in imminent default in payment of interest or principal.

      DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

      Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

      RATINGS OF COMMERCIAL PAPER

      Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

      Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.

                                     PART A

                  HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO


                                FEBRUARY 28, 2005


      HSBC Investor Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Trust are divided into actual and potential series, of which the HSBC Investor International Equity Portfolio (the "Portfolio") is described herein. Additional series may be established in the future.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVES AND STRATEGIES

      The following summary describes the investment objectives and principal investment strategies of the Portfolio. A more detailed "Summary of Investment Strategies and Principal Risks" describing the Portfolio's principal investments and risks begins after this section.

      There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then current financial position and needs. Shareholders will receive at least 30 days prior written notice of any change in the investment objective of the Portfolio.

      Investment Objective. The Portfolio's investment objective is long-term growth of capital and future income through investment primarily in securities of non-U.S. issuers and securities whose principal markets are outside of the United States.

      Investment Policies. The Portfolio will normally invest at least 80% of its total assets in equity securities of foreign corporations, consisting of common stocks, and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock ("convertible securities"), trust certificates, limited partnership interests and equity participations. These equity investments may or may not pay dividends and may or may not carry voting rights.

      The principal investments of the Portfolio will be in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East. However, the Portfolio may invest up to 20% of its assets in equity securities of companies in emerging markets. The Portfolio intends to have at least three different countries, excluding the United States, represented in its portfolio. The Portfolio intends to invest primarily in companies with large market capitalizations. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.


      Under exceptional conditions abroad or when, in the opinion of AllianceBerstein Investment Research and Management, the Portfolio's investment sub-adviser ("Sub-Adviser" or "AllianceBernstein"), economic or market conditions warrant, the Portfolio may temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions ("Government Securities"), and nonconvertible preferred stock, or be held in cash or equivalents. Debt securities purchased by the Portfolio will be limited to those rated, at the time of investment, in the four investment grade securities (the highest rating categories by a NRSRO) or, if unrated, determined by the Sub-Adviser to be of comparable quality. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Sub-Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk.


      The Portfolio's Sub-Adviser uses a system of multiple portfolio managers pursuant to which the Portfolio is divided into segments that are assigned to individual portfolio managers. Within investment guidelines, each portfolio manager makes individual decisions as to company, country, industry, timing and percentage based on extensive field research and direct company contact.

      Because of the risks associated with common stocks and other equity investments, the Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Sub-Adviser seeks to reduce these risks by diversifying the Portfolio as well as by monitoring broad economic trends and corporate and legislative developments.


      HSBC Investments (USA) Inc. ("Adviser") provides general supervision over the investment management functions performed by the investment Sub-Adviser.

      The Sub-Adviser makes the day-to-day investment decisions and continuously reviews, supervises, and administers investment programs.


              SUMMARY OF INVESTMENT STRATEGIES AND PRINCIPAL RISKS

      This section provides more detailed information about the Portfolio's principal investments and risks. This prospectus does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio's Statement of Additional Information ("SAI") provides more detailed information about the securities, investment strategies, and risks described in this prospectus.

FIXED INCOME SECURITIES

      To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio has no restrictions with respect to the maturities or duration of the fixed income securities it holds. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

      Fixed income securities in which the Portfolio may invest include bonds (including zero coupon bonds, deferred interest bonds and payable in-kind bonds), debentures, mortgage securities, notes, bills, commercial paper, obligations issued or guaranteed by a government or any of its political subdivisions, agencies or instrumentalities, and certificates of deposit, as well as debt obligations which may have a call on common stock by means of a conversion privilege or attached warrants.

U.S. GOVERNMENT SECURITIES

      The Portfolio may invest in Government securities, including: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"), and some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association (collectively, "U.S. Government Securities").

      The Portfolio may invest in all types of equity securities, including the following: common stocks, preferred stocks and preference stocks; securities such as bonds, warrants or rights that are convertible into stocks; and depositary receipts for those securities. These securities may be listed on securities exchanges, traded in various over-the-counter markets or have no organized market.

DERIVATIVES

      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolio may use derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in fixed income instruments, and to enhance return when the Portfolio's Sub-Adviser believes the investment will assist the Portfolio in achieving its investment objective. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES TRANSACTIONS

      The Portfolio may invest in options, futures contracts, and options on futures contracts (collectively, "futures and options"). Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the Investment Company Act of 1940, as amended ("1940 Act").

      There are several risks associated with the use of futures and options for hedging purposes or otherwise. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities in the portfolio and the hedging vehicle so that the Portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position and the Portfolio would remain obligated to meet margin requirements until the position is closed.

FOREIGN SECURITIES

      The Portfolio may invest in foreign (non-U.S.) securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Dividends from foreign securities may be withheld at the source.

      Emerging Markets. The Portfolio may invest in emerging market securities. Investing in emerging market countries presents greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on a Portfolio's investments.

      Emerging markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Portfolio is uninvested and no return is earned thereon, and could result either in losses to the Portfolio due to subsequent declines in value of the portfolio security or, if the Portfolio has entered into a contract to sell the security, in possible liability to the purchaser.

      "Emerging markets" include any country which in the opinion of the Sub-Adviser is generally considered to be an emerging or developing country by the International Bank for Reconstruction and Development (the World Bank) and the International Monetary Fund. A company in an emerging market is one that:
(i) is domiciled and has its principal place of business in an emerging market, or (ii) (alone or on a consolidated basis) derives or expects to derive a substantial portion of its total revenue from either goods produced, sales made or services performed in emerging markets.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may not enter into such contracts for speculative purposes. The Portfolio has no specific limitation on the percentage of assets it may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management.

      A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Sub-Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Sub-Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      Debt instruments issued or guaranteed by foreign governments, agencies, and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

DEPOSITARY RECEIPTS

      The Portfolio may invest in American Depositary Receipts ("ADRs"). ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company evidencing the deposit with such bank or company of a security of a foreign issuer, and are publicly traded on exchanges or over-the-counter in the United States.

      ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities, and may be issued as sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities trade in the form of ADRs. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program.

      The Portfolio may also invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and International Depositary Receipts ("IDRs"), or other similar securities convertible into securities of foreign issuers. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe typically by foreign bank and trust companies that evidence ownership of either foreign or domestic underlying securities. IDRs are receipts typically issued by a European bank or trust company evidencing ownership of the underlying foreign securities. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing ownership of the underlying foreign securities.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in high yield/high risk securities ("junk bonds"). Securities rated lower than Baa by Moody's Investor Services, Inc. ("Moody's") or lower than BBB by Standard & Poor's Corporation ("S&P") are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.

      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

MORTGAGE-AND ASSET-BACKED SECURITIES

      The Portfolio may invest in mortgage and asset-backed securities.

      A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. treasuries (including zero coupon Treasury bonds), agencies, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and the Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

      Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      Other Asset-Backed Securities. The Portfolio may also invest in securities representing interests in other types of financial assets, such as automobile-finance receivables or credit-card receivables. Such securities are subject to many of the same risks as are mortgage-backed securities, including prepayment risks and risks of foreclosure. They may or may not be secured by the receivables themselves or may be unsecured obligations of their issuers.

CONVERTIBLE SECURITIES

      Although the Portfolio's equity investments consist primarily of common and preferred stocks, the Portfolio may buy securities convertible into common stock if, for example, the Sub-Adviser believes that a company's convertible securities are undervalued in the market. Convertible securities eligible for purchase by the Portfolio consist of convertible bonds, convertible preferred stocks, warrants and rights.

WARRANTS

      The Portfolio may invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Warrant positions will not be used to increase the leverage of the Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

EURODOLLAR AND YANKEE BANK OBLIGATIONS

      The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and qualify of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

      The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

ILLIQUID INVESTMENTS AND RESTRICTED SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

      The Portfolio has a policy that no more than 25% of its assets may be invested in securities which are restricted as to re-sale, including Rule 144A and Section 4(2) securities.

LENDING OF PORTFOLIO SECURITIES

      The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES


      The Portfolio may purchase and sell securities on a when-issued or firm-commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date. On the settlement date, the market value of the security may be higher or lower than its purchase or sale price under the agreement. If the other party to a when-issued or firm-commitment transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss. The Portfolio will not earn interest on securities until the settlement date. The Portfolio will hold cash or liquid, high grade debt securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the securities on a when-issued basis.


TEMPORARY INVESTMENTS

      The Portfolio may invest in the following instruments on a temporary basis when economic or market conditions are such that the Sub-Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

PORTFOLIO HOLDINGS


      A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the Portfolio's SAI and on the Portfolio's website at www.investorfunds.hsbc.com. To request a copy of the Portfolio's SAI, please call 1-800-782-8183.


      MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER


      HSBC Investment (USA) Inc., a wholly owned subsidiary of HSBC Bank USA, National Association ("HSBC"), is the investment adviser for the Portfolio pursuant to an Investment Advisory Contract with the Portfolio Trust. HSBC, located at 452 Fifth Avenue, New York, New York 10018, is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2004, HSBC managed more than $8.1 billion in assets in the HSBC Investor Family of Funds. The Adviser provides general supervision over the investment management functions performed by the Sub-Adviser

      For its services as Investment Adviser, HSBC receives in aggregate, from the International Equity Portfolio, a fee accrued daily and paid monthly at an annual rate of:

BASED ON AVERAGE DAILY NET ASSETS OF                         FEE RATE
------------------------------------                         --------
Up to $25 million.........................................    0.950%

In excess of $25 million but not exceeding $50 million....    0.800%

In excess of $50 million but not exceeding $250 million...    0.675%

In excess of $250 million.................................    0.625%


      The Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval.

SUB-ADVISER


      AllianceBernstein Investment Research and Management ("AllianceBernstein"), located at 1345 Avenue of the Americas, 39th floor, New York, NY 10105, serves as investment sub-adviser to the Portfolio. AllianceBernstein is an indirect wholly-owned subsidiary of Alliance Capital Management L.P. ("Alliance"). AllianceBernstein, which was founded as Sanford C. Bernstein & Co., Inc., a registered investment adviser and broker/dealer, was acquired by Alliance in October 2000 and has managed value-oriented investment portfolios since 1967. As of December 31, 2004, AllianceBerstein had $538 billion in assets under management.

      For its services, AllianceBernstein receives from the Portfolio a fee, computed daily and based on the Portfolio's average daily net assets, at the annual rate of 0.765% of net assets up to $10 million, 0.675% of net assets over $10 million up to $25 million, 0.54% of net assets over $25 million up to $50 million, 0.45% of net assets in over $50 million up to $100 million, and 0.36% of net assets in excess of $100 million.


PORTFOLIO MANAGER


      Mr. Kevin F. Simms manages the Portfolio. Mr. Simms was named co-CIO -- International Value equities in 2003, which he has assumed in addition to his role as director of research -- Global and International Value equities, a position he has held since 2000. As research director, he was instrumental in implementing significant enhancements to AllianceBernstein's cross-border research process. Between 1998 and 2000, Mr. Simms served as director of research -- Emerging Markets Value equities. He joined AllianceBernstein in 1992 as a research analyst, and his industry coverage over the next six years included financial services, telecommunications and utilities. Before joining the firm, Mr. Simms was a certified public accountant with PricewaterhouseCoopers LLP for three years. He earned a BSBA from Georgetown University and an MBA from Harvard Business School. Location: New York.


      The SAI provides additional information regarding the portfolio manager's compensation, other accounts managed by the portfolio manager and the portfolio manager's securities in the Portfolio.

THE ADMINISTRATOR


      BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Portfolio's administrator. Management and administrative services of BISYS include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      BISYS provides the Portfolio with various services, which include administration of the Portfolio. BISYS receives an administration fee that primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

Up to $8 billion...........................................  0.075%

In excess of $8 billion but not exceeding $9.25 billion....  0.070%

In excess of $9.25 billion but not exceeding $12 billion...  0.050%

In excess of $12 billion...................................  0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, and the fee is allocated among such funds so that, for example, assets of the Portfolio and Funds that invest in the Portfolio are not double-counted.


      The Portfolio's SAI has more detailed information about the Adviser, Administrator, and other service providers.

PLACEMENT AGENT

      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. BISYS Ireland receives no compensation for serving as placement agent.

PORTFOLIO ACCOUNTING AGENT

      Pursuant to a fund accounting agreement, BISYS also serves as portfolio accounting agent to the Portfolio.

                   PRICING, PURCHASE AND REDEMPTION OF SHARES

PRICING OF PORTFOLIO SHARES

      The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less
(ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

     Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on the Portfolio Business Day. At 4:00 p.m., New York time on the Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following the Portfolio Business Day.

FAIR VALUE PRICING POLICIES

      The Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Valuation Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Valuation Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

      A "significant event" is one that occurred prior to the Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a fair value pricing service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Valuation Committee.

PURCHASE OF PORTFOLIO SHARES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

      The Portfolio and BISYS reserve the right to cease accepting investments at any time or to reject any investment order.


DELIVERY OF SHAREHOLDER DOCUMENTS

      In an effort to reduce the cost associated with the printing and mailing of prospectuses and annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one prospectus and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of the prospectuses and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

      The Portfolio will begin sending you individual copies thirty days after receiving your request.

MARKET TIMING

      In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purpose only. Excessive short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

      To deter market timing, the Portfolio imposes redemption fees on shares sold or exchanged within thirty days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the HSBC Investor Money Market Funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. As a further deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Pricing, Purchase and Redemption of Shares - Fair Value Pricing Policies."

      The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

      The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. In addition, although the Portfolio will attempt to assess the redemption fee on all applicable redemptions, the Portfolio cannot guarantee that it will succeed in doing so. Certain omnibus accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. The Portfolio will apply its policies and procedures consistently to all Portfolio shareholders and no waivers of the provisions of the policies established to deter market timing and other excessive trading activity are permitted that would harm the Portfolio or its shareholders or would subordinate the interests of the Portfolio or its shareholders to those of the Adviser or any affiliated person or associated person of the Adviser. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.


REDEMPTION OF PORTFOLIO SHARES

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS - REVENUE SHARING

      The Administrator and/or its affiliates may pay out their own assets compensation to broker-dealers and other persons for the sale and distribution of the Shares and/or for the servicing of the Shares.


DIVIDENDS, DISTRIBUTIONS AND TAXES

- The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio's SAI for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

- It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

- It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in the Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

- Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

- Distributions on the Portfolio are paid annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

                                    APPENDIX

      The characteristics of corporate debt obligations rated by Moody's are generally as follows:

      AAA -- Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA -- Bonds which are rated AA are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

      BAA -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

      B -- Bonds which are rated B generally lack characteristics of a desirable investment.

      CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA -- Bonds rated Ca are speculative to a high degree.

      C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

      The characteristics of corporate debt obligations rated by S&P are generally as follows:

      AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

      AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

      BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

      A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

      The characteristics of corporate debt obligations rated by Fitch are generally as follows:

      AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

      A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

      B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

      CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

      CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

      C -- Bonds are in imminent default in payment of interest or principal.

      DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

      Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

      RATINGS OF COMMERCIAL PAPER

      Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

      Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.

                                     PART A

                    HSBC INVESTOR SMALL CAP EQUITY PORTFOLIO


                                FEBRUARY 28, 2005


      HSBC Investor Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Trust are divided into actual and potential series, of which the HSBC Investor Small Cap Equity Portfolio (the "Portfolio") is described herein. Additional series may be established in the future.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVES AND STRATEGIES

      The following summary describes the investment objectives and principal investment strategies of the Portfolio. A more detailed "Summary of Investment Strategies and Principal Risks" describing the Portfolio's principal investments and risks begins after this section.

      There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Shareholders will receive at least 30 days prior written notice of any change in the investment objective of the Portfolio.

      Investment Objective. The Portfolio's investment objective is long-term growth of capital by investing in equity securities of small- and medium-sized companies that are early in their life cycle, but which may have potential to become major enterprises. These companies would be expected to show earnings growth over time that is well above the growth and the rate of inflation.

      Investment Policies. The Portfolio seeks to achieve its objective by investing, under normal market conditions, at least 80% of its assets in equity securities of small and medium-sized companies ("Small Cap Companies"). Small Cap Companies generally are those that have market capitalizations within the range of market capitalizations represented in the Russell 2500 Growth Index. Small Cap Companies would be expected to show earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation, and would have the products, management and market opportunities that are usually necessary to become more widely recognized. The Portfolio may also invest in more established companies whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment. The Portfolio may invest up to 20% of its assets in foreign securities (excluding ADRs).


      HSBC Investments (USA) Inc., the Portfolio's investment adviser ("Adviser"), provides general supervision over the investment management functions performed by the investment sub-adviser.

      Westfield Capital Management Company, LLC is the sub-adviser for the Portfolio ("Westfield" or "Sub-Adviser"). The Sub-Adviser makes the day-to-day investment decisions and continuously reviews, supervises, and administers investment programs.


              SUMMARY OF INVESTMENT STRATEGIES AND PRINCIPAL RISKS

      This section provides more detailed information about the Portfolio's principal investments and risks. This prospectus does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio's Statement of Additional Information ("SAI") provides more detailed information about the securities, investment strategies, and risks described in this prospectus.

FIXED INCOME SECURITIES

      To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio has no restrictions with respect to the maturities or duration of the fixed income securities it holds. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

      Fixed income securities in which the Portfolio may invest include bonds (including zero coupon bonds, deferred interest bonds and payable in-kind bonds), debentures, mortgage securities, notes, bills, commercial paper, obligations issued or guaranteed by a government or any of its political subdivisions, agencies or instrumentalities, and certificates of deposit, as well as debt obligations which may have a call on common stock by means of a conversion privilege or attached warrants.

U.S. GOVERNMENT SECURITIES

      The Portfolio may invest in Government securities, including: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"), and some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association (collectively, "U.S. Government Securities").

EQUITY SECURITIES

      The Portfolio may invest in all types of equity securities, including the following: common stocks, preferred stocks and preference stocks; securities such as bonds, warrants or rights that are convertible into stocks; and depositary receipts for those securities. These securities may be listed on securities exchanges, traded in various over-the-counter markets or have no organized market.

DERIVATIVES

      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolio may use derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in fixed income instruments, and to enhance return when the Portfolio's Sub-Adviser believes the investment will assist the Portfolio in achieving its investment objective. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES TRANSACTIONS

      The Portfolio may invest in options, futures contracts, and options on futures contracts (collectively, "futures and options"). Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the Investment Company Act of 1940, as amended ("1940 Act").

      There are several risks associated with the use of futures and options for hedging purposes. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position and the Portfolio would remain obligated to meet margin requirements until the position is closed.

FOREIGN SECURITIES

      The Portfolio may invest in foreign (non-U.S.) securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Dividends from foreign securities may be withheld at the source.

      The Portfolio may invest in securities of foreign growth companies, including established foreign companies, whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment or which otherwise represent opportunities for long-term growth.

EMERGING MARKETS

      The Portfolio may invest in emerging market securities. Investing in emerging market countries presents greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by the Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on the Portfolio's investments.

      Emerging markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Portfolio is uninvested and no return is earned thereon, and could result either in losses to the Portfolio due to subsequent declines in value of the portfolio security or, if the Portfolio has entered into a contract to sell the security, in possible liability to the purchaser.

   "Emerging markets" include any country which in the opinion of the Sub-Adviser is generally considered to be an emerging or developing country by the International Bank for Reconstruction and Development (the World Bank) and the International Monetary Fund. A company in an emerging market is one that:
(i) is domiciled and has its principal place of business in an emerging market, or (ii) (alone or on a consolidated basis) derives or expects to derive a substantial portion of its total revenue from either goods produced, sales made or services performed in emerging markets.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may enter into forward contracts for hedging purposes as well as non-hedging purposes.

         A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Sub-Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Sub-Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      Debt instruments issued or guaranteed by foreign governments, agencies, and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

DEPOSITARY RECEIPTS

      The Portfolio may invest in American Depositary Receipts ("ADRs"). ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company evidencing the deposit with such bank or company of a security of a foreign issuer, and are publicly traded on exchanges or over-the-counter in the United States.

      ADRs evidence ownership of the underlying securities, and may be issued as sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities trade in the form of ADRs. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in high yield/high risk securities ("junk bonds"). Securities rated lower than Baa by Moody's Investors Service, Inc. ("Moody's") or lower than BBB by

Standard & Poor's Corporation ("S&P") are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.

      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

MORTGAGE-AND ASSET-BACKED SECURITIES

      The Portfolio may invest in mortgage and asset-backed securities.

      A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. treasuries (including zero coupon Treasury bonds), agencies, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower.

Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and the Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

      Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      Other Asset-Backed Securities. The Portfolio may also invest in securities representing interests in other types of financial assets, such as automobile-finance receivables or credit-card receivables. Such securities are subject to many of the same risks as are mortgage-backed securities, including prepayment risks and risks of foreclosure. They may or may not be secured by the receivables themselves or may be unsecured obligations of their issuers.

REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

      The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

ILLIQUID INVESTMENTS AND RESTRICTED SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

LENDING OF PORTFOLIO SECURITIES

      The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

TEMPORARY INVESTMENTS

      The Portfolio may invest in the following instruments on a temporary basis when economic or market conditions are such that the Sub-Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

PORTFOLIO HOLDINGS


      A description of the Portfolio's policies and procedures with respect to the disclosure of the portfolio securities in the Portfolio is available in the Portfolio's SAI and on the Portfolio's website at www.investorfunds.hsbc.com. To request a copy of the Portfolio's SAI, please call 1-800-782-8183.


                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER


      HSBC Investments (USA) Inc., a wholly owned subsidiary of HSBC Bank USA, National Association ("HSBC"), is the investment adviser for the Portfolio pursuant to an Investment Advisory Contract with the Portfolio Trust. HSBC, located at 452 Fifth Avenue, New York, New York 10018, is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2004, HSBC managed more than $8.1 billion in assets in the HSBC Investor Family of Funds. The Adviser provides general supervision over the investment management functions performed by the Sub-Adviser. For these management services, the Portfolio paid the Adviser 0.80% of the Portfolio's average net assets. The Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval.


THE SUB-ADVISER


      Westfield Capital Management Company, LLC ("Westfield") serves as investment sub-adviser to the Small Cap Equity Portfolio. Westfield, a subsidiary of Boston Private Financial Holdings, Inc., was founded in 1989 and specializes in growth portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. As of December 31, 2004, Westfield had $7.8 billion in assets under management, representing approximately 500 accounts. For these management services, the Adviser will pay the Sub-Adviser 0.55% based on the Portfolio's average net assets.


PORTFOLIO MANAGER


      Westfield uses a team approach to investment management. The team consists of eleven professionals with an average 14 years of investment experience. William A. Muggia, President, is Chief Investment Officer of the firm and oversees the eleven-member Investment Committee. All portfolio decisions are made by consensus at the Committee-level. Mr. Muggia has been at Westfield since 1994 and has been Chief Investment Officer since 2002. Prior to Westfield, Mr. Muggia spent two years at Alex Brown & Sons and seven years at Kidder Peabody & Co. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.


      The SAI provides additional information regarding the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of securities in the Portfolio.

THE ADMINISTRATOR


      BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Portfolio's administrator. Management and administrative services of BISYS include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      BISYS provides the Portfolio with various services, which include administration of the Portfolio. BISYS receives an administration fee that primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

Up to $8 billion............................................    0.075%

In excess of $8 billion but not exceeding $9.25 billion.....    0.070%

In excess of $9.25 billion but not exceeding $12 billion....    0.050%

In excess of $12 billion....................................    0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, and the fee is allocated among such funds so that, for example, assets of the Portfolio and Funds that invest in the Portfolio are not double-counted.


      The Portfolio's SAI has more detailed information about the Adviser, Administrator, and other service providers.

PLACEMENT AGENT

      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. BISYS Ireland receives no compensation for serving as placement agent.

PORTFOLIO ACCOUNTING AGENT

      Pursuant to a fund accounting agreement, BISYS also serves as portfolio accounting agent to the Portfolio.

                   PRICING, PURCHASE AND REDEMPTION OF SHARES

PRICING OF PORTFOLIO SHARES

      The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less
(ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser, Sub-Adviser, and Administrator of the Portfolio).

      Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on the Portfolio Business Day. At 4:00 p.m., New York time on the Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following the Portfolio Business Day.

FAIR VALUE PRICING POLICY


      The Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Pricing Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Pricing Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

      A "significant event" is one that occurred prior to the Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Pricing Committee.

PURCHASE OF PORTFOLIO SHARES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

      The Portfolio and BISYS reserve the right to cease accepting investments at any time or to reject any investment order.

DELIVERY OF SHAREHOLDER DOCUMENTS

      In an effort to reduce the cost associated with the printing and mailing of prospectuses and annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one prospectus and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of the prospectuses and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

      The Portfolio will begin sending you individual copies thirty days after receiving your request.

MARKET TIMING

      In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purpose only. Excessive short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

      To deter market timing, the Portfolio imposes redemption fees on shares sold or exchanged within thirty days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the HSBC Investor Money Market Funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. As a further deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Pricing, Purchase and Redemption of Shares - Fair Value Pricing Policies."

      The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

      The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. In addition, although the Portfolio will attempt to assess the redemption fee on all applicable redemptions, the Portfolio cannot guarantee that it will succeed in doing so. Certain omnibus accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. The Portfolio will apply its policies and procedures consistently to all Portfolio shareholders and no waivers of the provisions of the policies established to deter market timing and other excessive trading activity are permitted that would harm the Portfolio or its shareholders or would subordinate the interests of the Portfolio or its shareholders to those of the Adviser or any affiliated person or associated person of the Adviser. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.


REDEMPTION OF PORTFOLIO SHARES

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS, DISTRIBUTIONS AND TAXES

      The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio's SAI for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

- It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


- It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in the Portfolio will generally have to include their distributive share of the

      Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

- Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

- Distributions on the Portfolio are paid annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

                                    APPENDIX

      The characteristics of corporate debt obligations rated by Moody's are generally as follows:

      AAA -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

      BAA -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

      B -- Bonds which are rated B generally lack characteristics of a desirable investment.

      CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA -- Bonds rated Ca are speculative to a high degree.

      C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

      The characteristics of corporate debt obligations rated by S&P are generally as follows:

      AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

      AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

      BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

      A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

      The characteristics of corporate debt obligations rated by Fitch are generally as follows:

      AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

      A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

      B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

      CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

      CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

      C -- Bonds are in imminent default in payment of interest or principal.

      DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

      Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

      RATINGS OF COMMERCIAL PAPER

      Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

      Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.

                                     PART A

                          HSBC INVESTOR VALUE PORTFOLIO


                                FEBRUARY 28, 2005


      HSBC Investor Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Trust are divided into actual and potential series, of which the HSBC Investor Value Portfolio (the "Portfolio") is described herein. Additional series may be established in the future.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVES AND STRATEGIES

      The following summary describes the investment objectives and principal investment strategies of the Portfolio. A more detailed "Summary of Investment Strategies and Principal Risks" describing the Portfolio's principal investments and risks begins after this section.

      There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Shareholders will receive at least 30 days prior written notice of any change in the investment objective of the Portfolio.

      Investment Objective. The investment objective of the Value Fund is long-term growth of capital and income.


      Investment Policies. Under normal market conditions, the Portfolio will primarily invest in U.S. and foreign equity securities of companies with large and medium capitalizations that possess opportunities under appreciated or misperceived by the market. NWQ Investment Management Company, LLC, the Portfolio's investment sub-adviser ("NWQ" or "Sub-Adviser") seeks to identify undervalued companies where a catalyst exists- such as new management, industry consolidation, company restructuring or a change in the company's fundamentals to recognize value or improve a company's profitability. The investment process seeks to add value through active management and through research aimed at selecting companies that reflect hidden opportunities under priced by the market. NWQ's value driven investment strategy is based on bottom up fundamental research, which focuses on fundamental valuation, qualitative analysis and downside protection. The Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange and American Depository Receipts.


      HSBC Investments (USA) Inc., the Portfolio's investment adviser ("Adviser"), provides general supervision over the investment management functions performed by the investment sub-adviser.

      The Sub-Adviser makes the day-to-day investment decisions and continuously reviews, supervises, and administers investment programs.

              SUMMARY OF INVESTMENT STRATEGIES AND PRINCIPAL RISKS

      This section provides more detailed information about the Portfolio's principal investments and risks. This prospectus does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio's Statement of Additional Information ("SAI") provides more detailed information about the securities, investment strategies, and risks described in this prospectus.

CONVERTIBLE SECURITIES

      The Portfolio may buy securities that are convertible into common stock. The following is a brief description of the various types of convertible securities in which the Portfolio may invest.

      Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bondholder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

      Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

      The Portfolio may invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants entitle the holder to buy the issuer's stock at a specific price for a specific period of time.

      Warrants do not represent ownership of securities, but only the right to buy the securities. The price of a warrant tends to be more volatile than, and does not always track, the price of its underlying stock. Warrants are issued with expiration dates. Once a warrant expires, it has no value in the market.

      Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public.

FIXED INCOME SECURITIES

      To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio has no restrictions with respect to the maturities or duration of the fixed income securities it holds. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

      Fixed income securities in which the Portfolio may invest include bonds (including zero coupon bonds, deferred interest bonds and payable in-kind bonds), debentures, mortgage securities, notes, bills, commercial paper, obligations issued or guaranteed by a government or any of its political subdivisions, agencies or instrumentalities, and certificates of deposit, as well as debt obligations which may have a call on common stock by means of a conversion privilege or attached warrants.

EQUITY SECURITIES

      The Portfolio may invest in all types of equity securities, including the following: common stocks, preferred stocks and preference stocks; securities such as bonds, warrants or rights that are convertible into stocks; and depositary receipts for those securities. These securities may be listed on securities exchanges, traded in various over-the-counter markets or have no organized market.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity, which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that liquid market will exist at a time when the Portfolio seeks to close out futures contract or a futures option position.

Options on Securities. The Portfolio may write (sell) covered call and put options on securities and purchase call and put options. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option.

      The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks, which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options a repurchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to closeout the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such a favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Sub-Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      The Portfolio also may enter into "closing purchase transactions" in order to terminate its obligation to deliver the underlying security (this may result in a short-term gain or loss). A closing purchase transaction is the purchase of a call option (at a cost which may be more or less than the premium received for writing the original call option) on the same security, with the same exercise price and call period as the option previously written. If the Portfolio is unable to enter into a closing purchase transaction, it may be required to hold a security that it might otherwise have sold to protect against depreciation. The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. This percentage limitation will not be increased without prior disclosure in the current prospectus.

Options on Securities Indices. The Portfolio may write (sell) covered call and put options and purchase call and put options on securities indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of a Sub-Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge their investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

FOREIGN SECURITIES

      The Portfolio may invest in foreign (non-U.S.) securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Dividends from foreign securities may be withheld at the source.

      The Portfolio may invest in securities of foreign growth companies, including established foreign companies, whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment or which otherwise represent opportunities for long-term growth.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may enter into forward contracts for hedging purposes as well as non-hedging purposes.

      A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Sub-Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Sub-Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in high yield/high risk securities ("junk bonds"). Securities rated lower than Baa by Moody's Investors Service, Inc. ("Moody's") or lower than BBB by Standard & Poor's Corporation ("S&P") are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.

      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

      The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

ILLIQUID INVESTMENTS AND RESTRICTED SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

LENDING OF PORTFOLIO SECURITIES

      The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FORWARD CONTRACTS

      The Portfolio may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "forward contract"). The Portfolio may enter into forward contracts for hedging purposes as well as for non-hedging purposes. The Portfolio may also enter into forward contracts for "cross hedging" purposes as noted in the prospectus. Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolio may also enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk. For example, if a Sub-Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

TEMPORARY INVESTMENTS

      The Portfolio may invest in the following instruments on a temporary basis when economic or market conditions are such that the Sub-Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

PORTFOLIO HOLDINGS


      A description of the Portfolio's policies and procedures with respect to the disclosure of the portfolio securities in the Portfolio is available in the Portfolio's SAI and on the Portfolio's website at www.investorfunds.hsbc.com. To request a copy of the Portfolio's SAI, please call 1-800-782-8183.

                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER


      HSBC Investments (USA) Inc., a wholly owned subsidiary of HSBC Bank USA, National Association ("HSBC"), is the investment adviser for the Portfolio pursuant to an Investment Advisory Contract with the Portfolio Trust. HSBC, located at 452 Fifth Avenue, New York, New York 10018, is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2004, HSBC managed more than $8.1 billion in assets in the HSBC Investor Family of Funds. The Adviser provides general supervision over the investment management functions performed by the investment Sub-Adviser. For these management services, the Adviser is entitled to receive management fees from the Portfolio at the annual rate of 0.525% of net assets up to $500 million, 0.475% of net assets over $500 million up to $1 billion, and 0.425% of net assets in excess of $1 billion. The Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval.


THE SUB-ADVISER


      NWQ Investment Management Company, LLC, located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, serves as investment sub-adviser to the Portfolio. NWQ is a wholly-owned subsidiary of Nuveen Investments, Inc., a publicly traded company, except for a minority interest owned by certain members of NWQ management. As of December 31, 2004, NWQ had approximately $30.9 billion in assets under management. For these management services, the Adviser will pay the Sub-Adviser a fee, computed daily and based on the Portfolio's average daily net assets allocated to the Sub-Adviser for management, at the annual rate of 0.35% of net assets up to$500 million, 0.30% of net assets over $500 million up to $1 billion, 0.25% of net assets over $1 billion.


PORTFOLIO MANAGER


      Jon Bosse, Chief Investment Officer, heads the investment team of industry specific equity analysts and has primary portfolio management responsibility for the Portfolio. Mr. Bosse joined NWQ in 1996. Prior to that time, he was director of research and a portfolio manager at Arco Investment Management Company. He earned his MBA degree from the University of Pennsylvania, Wharton School of Business. Edward C. (Ted) Friedel, CFA, Managing Director, co-manages the Portfolio with Mr. Bosse and is a member of the investment policy committee of NWQ as well. He has 21 years with NWQ as a managing director, portfolio manager and investment strategist. Prior to joining NWQ in 1983, Mr. Friedel was Vice President with

Beneficial Standard Investment Management for 12 years. He has earned an M.B.A. from Stanford University.

      The SAI provides additional information regarding the portfolio manager's compensation, other accounts managed by the portfolio manager and the portfolio manager's ownership of securities in the Portfolio.

THE ADMINISTRATOR


      BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Portfolio's administrator. Management and administrative services of BISYS include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      BISYS provides the Portfolio with various services, which include administration of the Portfolio. BISYS receives an administration fee that primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

Up to $8 billion............................................    0.075%

In excess of $8 billion but not exceeding $9.25 billion.....    0.070%

In excess of $9.25 billion but not exceeding $12 billion....    0.050%

In excess of $12 billion....................................    0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, and the fee is allocated among such funds so that, for example, assets of the Portfolio and Funds that invest in the Portfolio are not double-counted.

      The Portfolio's SAI has more detailed information about the Adviser, Sub-Adviser, Administrator, and other service providers.

PLACEMENT AGENT

      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. BISYS Ireland receives no compensation for serving as placement agent.

PORTFOLIO ACCOUNTING AGENT

      Pursuant to a fund accounting agreement, BISYS also serves as portfolio accounting agent to the Portfolio.

                   PRICING, PURCHASE AND REDEMPTION OF SHARES

PRICING OF PORTFOLIO SHARES

      The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less
(ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser, Sub-Adviser, and Administrator of the Portfolio).

      Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on the Portfolio Business Day. At 4:00 p.m., New York time on the Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following the Portfolio Business Day.

FAIR VALUE PRICING POLICIES

      The Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Pricing Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Pricing Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

      A "significant event" is one that occurred prior to the Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Valuation Committee.

PURCHASE OF PORTFOLIO SHARES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

      The Portfolio and BISYS reserve the right to cease accepting investments at any time or to reject any investment order.

DELIVERY OF SHAREHOLDER DOCUMENTS

      In an effort to reduce the cost associated with the printing and mailing of prospectuses and annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one prospectus and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of the prospectuses and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

      The Portfolio will begin sending you individual copies thirty days after receiving your request.

MARKET TIMING

      In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purpose only. Excessive short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

      To deter market timing, the Portfolio imposes redemption fees on shares sold or exchanged within thirty days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the HSBC Investor Money Market Funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. As a further deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Pricing, Purchase and Redemption of Shares - Fair Value Pricing Policies."

      The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

      The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. In addition, although the Portfolio will attempt to assess the redemption fee on all applicable redemptions, the Portfolio cannot guarantee that it will succeed in doing so. Certain omnibus accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. The Portfolio will apply its policies and procedures consistently to all Portfolio shareholders and no waivers of the provisions of the policies established to deter market timing and other excessive trading activity are permitted that would harm the Portfolio or its shareholders or would subordinate the interests of the Portfolio or its shareholders to those of the Adviser or any affiliated person or associated person of the Adviser. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.


REDEMPTION OF PORTFOLIO SHARES

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS - REVENUE SHARING

      The Administrator and/or its affiliates may pay out their own assets compensation to broker-dealers and other persons for the sale and distribution of the Shares and/or for the servicing of the Shares.

DIVIDENDS, DISTRIBUTIONS AND TAXES

- The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio's SAI for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

- It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

- It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in the Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

- Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

- Distributions on the Portfolio are paid semi-annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

                                    APPENDIX

      The characteristics of corporate debt obligations rated by Moody's are generally as follows:

      AAA -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

      BAA -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

      B -- Bonds which are rated B generally lack characteristics of a desirable investment.

      CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA -- Bonds rated Ca are speculative to a high degree.

      C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

      The characteristics of corporate debt obligations rated by S&P are generally as follows:

      AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

      AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

      BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

      A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

      The characteristics of corporate debt obligations rated by Fitch are generally as follows:

      AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

      A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

      B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

      CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

      CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

      C -- Bonds are in imminent default in payment of interest or principal.

      DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

      Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

      RATINGS OF COMMERCIAL PAPER

      Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

      Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.

                                     PART B

                    HSBC INVESTOR LIMITED MATURITY PORTFOLIO


      References in this Statement of Additional Information to the "Prospectus" are to the Prospectus dated February 28, 2005, of the Portfolio Trust by which shares of the Portfolio are offered. Unless the context otherwise requires, terms defined in the Prospectus have the same meaning in this Statement of Additional Information as in the Prospectus.


      February 28, 2005

                                TABLE OF CONTENTS


                                                                                                                  Page No.
INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS...............................................................   1
         Fixed Income Securities.................................................................................   2
         U.S. Government Securities..............................................................................   3
         High Yield/High Risk Securities.........................................................................   3
         Variable Rate Instruments...............................................................................   4
         Inverse Floating Rate Obligations.......................................................................   5
         Foreign Securities......................................................................................   5
         Zero Coupon Obligations.................................................................................   6
         Mortgage-Related and Other Asset-Backed Securities......................................................   6
         Lending of Portfolio Securities.........................................................................  13
         Cash Sweep Program......................................................................................  13
         Repurchase Agreements...................................................................................  13
         Options and Futures.....................................................................................  14
         Forward Foreign Currency Contracts and Options on Foreign Currencies....................................  22
         Brady Bonds.............................................................................................  23
         Foreign Currency Exchange-Related Securities............................................................  24
         Sovereign and Supranational Debt Obligations............................................................  26
         Mortgage Dollar Roll Transactions.......................................................................  26
         Swaps, Caps, Floors and Collars.........................................................................  26
         Banking Industry and Savings and Loan Industry Obligations..............................................  27
         Portfolio Turnover......................................................................................  27
         Portfolio Transactions..................................................................................  28
PORTFOLIO HOLDINGS ..............................................................................................  30
INVESTMENT RESTRICTIONS .........................................................................................  31
         Percentage and Rating Restrictions......................................................................  34
MANAGEMENT OF THE PORTFOLIO TRUST ...............................................................................  34
         Trustees and Officers...................................................................................  34
Board of Trustees. ..............................................................................................  34
Proxy Voting.....................................................................................................
TRUSTEE COMPENSATION ............................................................................................  40
INVESTMENT ADVISORY AND OTHER SERVICES ..........................................................................  41
         Investment Adviser .....................................................................................  41
         Administrator...........................................................................................  43
         Underwriters............................................................................................  44
CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT .............................................................  44
         Custodian...............................................................................................  44
         Transfer Agent..........................................................................................  45
         Portfolio Accounting Agent..............................................................................  45
         Federal Banking Law.....................................................................................  45
         Expenses................................................................................................  45
         Portfolio Manager...........................................................ERROR! BOOKMARK NOT DEFINED.
PORTFOLIO MANAGERS...............................................................................................
CAPITAL STOCK AND OTHER SECURITIES ..............................................................................  45
PURCHASE, REDEMPTION AND PRICING OF SECURITIES ..................................................................  47

TAXATION ........................................................................................................  49
         Tax Status of the Portfolio.............................................................................  49
         RIC Investors in the Portfolio..........................................................................  50
         Portfolio Investments...................................................................................  51
OTHER INFORMATION. ..............................................................................................  53
         Independent Registered Public Accounting Firm...........................................................  53
         Counsel.................................................................................................  53
         Code of Ethics..........................................................................................  53
         Registration Statement..................................................................................  53
FINANCIAL STATEMENTS ............................................................................................  53
SHAREHOLDER INQUIRIES ...........................................................................................  54
APPENDIX A:  HSBC INVESTOR PORTFOLIOS PROXY VOTING POLICY........................................................  A-1
APPENDIX B:  HSBC INVESTMENTS (USA)  INC., PROXY POLICY..........................................................  B-1

               INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS


      The following supplements the information contained in the Prospectus concerning the investment objectives, policies and restrictions of the Portfolio.


      The investment objective of the Portfolio is to realize above-average total return consistent with reasonable risk, through investment in a diversified portfolio of investment grade fixed income securities such as U.S. Government securities, corporate debt securities, commercial paper, mortgage-backed, asset-backed securities, and similar securities issued by foreign governments and corporations. The average portfolio duration of this Portfolio normally varies within three-to-six years based on projected interest rates.


      The Portfolio will normally invest at least 80% of its net assets plus the amount of any borrowings for investment purposes, in fixed income securities. This is not a fundamental policy and may be changed by the Board of Trustees of the Portfolio Trust, without a vote of shareholders, upon 60 days' prior notice. The Portfolio may invest in the following securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued, sponsored or guaranteed by the U.S. government, its agencies or instrumentalities (U.S. Government securities); corporate debt securities; corporate commercial paper; mortgage pass-through, mortgage- backed bonds, collateralized mortgage obligations ("CMOs") and other asset- backed securities; variable and floating rate debt securities; obligations of foreign governments or their subdivisions, agencies and instrumentalities; obligations of international agencies or supranational entities; and foreign currency exchange-related securities.



      HSBC Investments (USA) Inc., the Portfolio's investment adviser, (the "Adviser") will seek to achieve the Portfolio's objective by investing the Portfolio's assets in investment grade debt or fixed income securities. Investment grade debt securities are those rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Ratings Group, Inc. ("S&P") or Fitch Investors Service, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. ("Moody's")), or in the case of unrated securities, determined by the Adviser to be of comparable quality.


      From time to time, the Adviser may invest more than 50% of the Portfolio's assets in mortgage-backed securities including mortgage pass-through securities, mortgage-backed bonds and CMOs, that carry a guarantee from a U.S. government agency or a private issuer of the timely payment of principal and interest. When investing in mortgage-backed securities, it is expected that the Portfolio's primary emphasis will be in mortgage-backed securities issued by governmental and government-related organizations such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Association ("FHLMC"). However, the Portfolio may invest without limit in mortgage-backed securities of private issuers when the Adviser determines that the quality of the investment, the quality of the issuer, and market conditions warrant such investments. Mortgage- backed securities issued by private issuers will be rated investment grade by Moody's or S&P or, if unrated, deemed by the Adviser to be of comparable quality.

      A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. Treasury securities (including zero coupon Treasury bonds), agency securities, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

      A portion of the Portfolio assets may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. The Portfolio may also purchase securities of developing countries; however, the Portfolio does not intend to invest in the securities of Eastern European countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk.

      The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. The Portfolio may also invest in Brady Bonds, which are issued as a result of a restructuring of a country's debt obligations to commercial banks under the "Brady Plan." The Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSRO in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio may also purchase securities on a when-issued basis, lend its securities to brokers, dealers, and other financial institutions to earn income and borrow money for temporary or emergency purposes.

FIXED INCOME SECURITIES

      The Portfolio may invest in fixed income securities. To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

U.S. GOVERNMENT SECURITIES

      The Portfolio may invest in U.S. Government Securities. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

      Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in lower rated, high-yield, "junk" bonds. These securities are generally rated lower than Baa by Moody's or lower than BBB by S&P. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession.


      Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which it invests.


      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The Adviser does not rely solely on credit ratings when selecting securities for the Portfolio, and the Adviser develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by the Portfolio, the Portfolio may retain the security if the Adviser deems it in the best interest of investors.

VARIABLE RATE INSTRUMENTS

      The Portfolio may invest in variable rate instruments. Variable rate instruments that the Adviser may purchase on behalf of the Portfolio provide for a periodic adjustment in the interest rate paid on the instrument and permit the holder to receive payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or an insurance policy issued with respect to such instrument or by tendering or "putting" such instrument to a third party.

      Investments in floating or variable rate securities normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

      Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, the Portfolio's yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio's yield will increase and its shareholders will have reduced risk of capital depreciation.

      Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," below.

      The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before the Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation's next interest rate adjustment. If not redeemed for the Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

INVERSE FLOATING RATE OBLIGATIONS

      The Portfolio may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets

FOREIGN SECURITIES

      The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Currencies in which the Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.


      The holdings of the Portfolio may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or be spread across several foreign bond markets; however, the Portfolio does not intend to invest in the securities of Eastern European countries.

ZERO COUPON OBLIGATIONS

      The Portfolio may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The Portfolio accrues income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio's distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these funds. The difference between a zero coupon obligation's issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

MORTGAGE-RELATED AND OTHER ASSET-BACKED SECURITIES

      The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

      There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million 30-year FNMA 9's and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

      Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a fund invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

      Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

      The principal governmental guarantor of mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

      FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the 12 Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues participation certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

      Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Portfolio will not purchase mortgage-related securities or other assets which in the Adviser's opinion are illiquid if, as a result, more than 15% of the value of the Portfolio's net assets will be illiquid.

      Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio industry concentration restrictions, set forth below under "Investment Restrictions," by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage- related securities, the Portfolio takes the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the Federal Housing Administration or the Department of Veterans Affairs. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

      Collateralized Mortgage Obligations ("CMOS"). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

      CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

      In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

      FHLMC CMOS. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

      If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

      Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

      Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

      CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

      The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities --Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage- backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.

      CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the "1933 Act"). CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed "illiquid" and subject to the Portfolio's limitations on investment in illiquid securities.

      Stripped Mortgage-Backed Securities ("SMBS"). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

      SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

      Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to the Portfolio's limitations on investment in illiquid securities.

      Other Asset-Backed Securities. The Portfolio may also invest in asset-backed securities unrelated to mortgage loans. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same type of security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to avoid payment of certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicer to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

      Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The U.S. Bond Index Portfolio will not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

      The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

      Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

LENDING OF PORTFOLIO SECURITIES


      The Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at all times during the loan must maintain with the Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.


CASH SWEEP PROGRAM


      Pursuant to the terms and conditions of a SEC exemptive order, the Portfolio may participate in a Cash Sweep Program. In the Cash Sweep Program, the Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings. Shares of the HSBC Money Market Fund, Class I sold to and redeemed from the Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund, Class I shares sold to or redeemed from the Portfolio are subject to any such distribution or service fee, the Adviser will waive its advisory fee for the Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The uninvested cash invested in the HSBC Investor Money Market Fund, Class I may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, the Portfolio will be treated as a separate investment company.


REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements, which are transactions in which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security.

      The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Portfolio will have the right to liquidate the securities. If at the time the Portfolio is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Portfolio's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Portfolio. The Portfolio has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Portfolio only enters into repurchase agreements after the Adviser has determined that the seller is creditworthy, and the Adviser monitors that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Portfolio has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

      In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

OPTIONS AND FUTURES

      The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

      Options on Securities. The Portfolio may write (sell) covered call and put options on securities ("Options") and purchase call and put Options. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      Options on Securities Indices. The Portfolio that may invest in options may write (sell) covered call and put options and purchase call and put options on securities indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Futures Contracts. The Portfolio may enter into contracts for the purchase or sale for future delivery of securities or foreign currencies or contracts based on indexes of securities as such instruments become available for trading ("Futures Contracts"). The Portfolio will not enter into futures contracts to the extent that its outstanding obligations to purchase securities under these contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets.

      This investment technique is designed to hedge (i.e., to protect) against anticipated future changes in interest or exchange rates which otherwise might adversely affect the value of the Portfolio's portfolio securities or adversely affect the prices of long-term bonds or other securities which the Portfolio intends to purchase at a later date. futures contracts may also be entered into for non-hedging purposes to the extent permitted by applicable law. A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

      While futures contracts provide for the delivery of securities or currencies, such deliveries are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must allocate cash or securities as a margin deposit ("initial deposit"). It is expected that the initial deposit will vary but may be as low as 5% or less of the value of the contract. The futures contract is valued daily thereafter and the payment of "variation margin" may be required to be paid or received, so that each day the Portfolio may provide or receive cash that reflects the decline or increase in the value of the contract.


      The purpose of the purchase or sale of a futures contract, for hedging purposes in the case of a portfolio holding long-term debt securities, is to protect the Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. If interest rates did increase, the value of the debt securities in the Portfolio would decline, but the value of the Portfolio's futures contracts should increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.


      Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could buy long-term bonds on the cash market. Purchases of futures contracts would be particularly appropriate when the cash flow from the sale of new shares of the

Portfolio could have the effect of diluting dividend earnings. To the extent the Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of cash, cash equivalents or short-term money market instruments from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts, thereby assuring that the transactions are unleveraged.

      Futures contracts on foreign currencies may be used in a similar manner, in order to protect against declines in the dollar value of portfolio securities denominated in foreign currencies, or increases in the dollar value of securities to be acquired.


      A futures contract on an index of securities provides for the making and acceptance of a cash settlement based on changes in value of the underlying index. The Portfolio may enter into stock index futures contracts in order to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices and for non-hedging purposes to the extent permitted by applicable law. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Portfolio's securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or in part, by gains on the futures position. When the Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or in whole, offset increases in the cost of securities that investor intends to purchase. As such acquisitions are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon the termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities. Futures contracts on other securities indexes may be used in a similar manner in order to protect the Portfolio from broad fluctuations in securities prices and for non-hedging purposes to the extent permitted by applicable law.


      Risk Factors: Imperfect Correlation of Hedging Instruments with the Portfolio's Portfolio. The Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of the Portfolio's portfolio. If the values of portfolio securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

      The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

      The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser's judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if the Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

      It should be noted that the Portfolio may purchase and write options not only for hedging purposes, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

      Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio's ability effectively to hedge its portfolio.

      The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

      Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which the Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for the Portfolio to respond in a timely manner.

      In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house and the Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.


      Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the Commodity Futures Trading Commission ("CFTC") has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for the Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.


      As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. The Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, the Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Adviser anticipates favorable movements in such rates.

      While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect the Portfolio's hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.


      Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolio's exemption filing with respect to its use of futures contracts are no longer applicable.


      When the Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      The Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security.

      Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolio may also enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce its gross income. For example, if the Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

      The Portfolio has no specific limitation on the percentage of assets they may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management. By entering into transactions in forward contracts, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

      The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      The Portfolio may also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, the Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract's underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, the Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

BRADY BONDS

      The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. government securities.

      Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk").

      Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

FOREIGN CURRENCY EXCHANGE-RELATED SECURITIES

      The Portfolio may invest in the foreign currency exchange-related securities described below.

      Foreign Currency Warrants. Foreign currency warrants such as Currency Exchange Warrants (SM) ("CEWs"(SM)) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or German deutsche mark. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the "OCC"). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

      Principal Exchange Rate Linked Securities. Principal exchange rate linked securities ("PERLs"(SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on "standard" PERLS is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" PERLS are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLS may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

      Performance Indexed Paper. Performance indexed paper ("PIPs"(SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

      The Portfolio has no current intention of investing in CEWs(SM), PERLs(SM) or PIPs(SM).

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      The Portfolio may invest in sovereign and supranational debt obligations. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the prepayment of the debt may be unable to unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

MORTGAGE DOLLAR ROLL TRANSACTIONS

      The Portfolio may engage in dollar roll transaction with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a dollar roll transaction, the Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Portfolio's custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

SWAPS, CAPS, FLOORS AND COLLARS

      The Portfolio will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. The Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or other liquid securities, to avoid any potential leveraging. The Portfolio will not enter into any swap agreement unless the unsecured commercial paper, senior debt or the claims-paying ability of the counterparty is rated AA or A-1 or better by S&P or Aa or P-1 or better by Moody's, rated comparably by another NRSRO or determined by the Adviser to be of comparable quality.

      Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS

      The Portfolio will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) in the case of U.S. banks, it is a member of the FDIC, and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolio.

PORTFOLIO TURNOVER

      The Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio's portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


      The portfolio turnover rate for the Portfolio for the fiscal years ended October 31, 2004 and October 31, 2003 was 50.06% and 98.42%, respectively.

      It is expected that the annual turnover rate for the Portfolio will generally not exceed 250%. If the Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a fund with a lesser portfolio turnover rate. See "Portfolio Transactions" and "Taxation" below.

PORTFOLIO TRANSACTIONS

      The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Portfolio Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio's shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of portfolio investments for the Portfolio with a broker-dealer affiliate of the Adviser.

      The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their respective overall responsibilities to the Portfolio or to their other clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.




      Investment decisions for the Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Adviser believes that the Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.


      The Boards of Trustees of the Portfolio Trust has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.


      Because the Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, the Portfolio would not ordinarily pay significant brokerage commissions with respect to securities transactions.

      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present no arrangements for the recapture of commission payments are in effect.


      For the fiscal years ended October 31, 2004, 2003 and 2002, the Portfolio paid no brokerage commissions.

                               PORTFOLIO HOLDINGS

      The Boards of Trustees of the Portfolio Trust has adopted a policy and procedures relating to disclosure of the Portfolio Trust's portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of portfolio holdings information where necessary to the Portfolio Trust's operation or useful to the Portfolio Trust's shareholders without compromising the integrity or performance of the Portfolio Trust.

      Pursuant to applicable law, the Portfolio Trust is required to disclose its Portfolios' complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Portfolio Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Portfolio Trust shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q, Semi-Annual and Annual Reports are distributed to Portfolio Trust shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to Portfolio Trust shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov.

      These reports are also available, free of charge, on the Portfolio Trust's website at www.investorfunds.hsbc.com. The Portfolio Trust's website also provides information about the Portfolio's top 10 portfolio holdings, sector holdings and other portfolio characteristics data as of the end of the most recent fiscal quarter. This information on the website is provided with a lag of at least 60 days and is available until updated as of the next fiscal quarter. The information on the Portfolio Trust's website is publicly available to all categories of persons.

      The Portfolio Trust or the Adviser may share non-public portfolio holdings information of the Portfolio Trust sooner than 60 days of the end of each fiscal quarter with a service provider to the Portfolio Trust or the Adviser (such as the Portfolio Trust's custodian or administrator, a pricing service, proxy voting service, rating and ranking organization, broker-dealer executing trades for the Portfolio Trust, or other person) that reasonably needs such information to fulfill its duties, or with affiliated entities for compliance or risk management purposes. These service providers and other entities owe contractual, fiduciary, or other legal duties to the Portfolio Trust or the Adviser that foster reasonable expectations that portfolio holdings information will not be misused. The Portfolio Trust officers may authorize disclosure of the Portfolio Trust's portfolio holdings information to service providers where such service provider needs information to fulfill its duties.

      The Portfolio Trust requires any third party receiving non-public holdings information to enter into a Confidentiality Agreement. The Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the Portfolio. Specifically, the Confidentiality Agreement prohibits anyone in possession of non-public portfolio holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform the analysis or evaluation of the Portfolio.

      Currently, the Portfolio Trust has arrangements to provide additional disclosure of portfolio holdings information to the following third parties:
Lipper, Morningstar, and Bloomberg.

      No compensation or other consideration is paid to or received by any party in connection with the disclosure of portfolio holdings information, including the Portfolio Trust, Adviser and its affiliates.

      Pursuant to such Policy, the Boards of Trustees or the Chief Compliance Officer (the "CCO"), as authorized by the Board, may release the Portfolio's portfolio holdings, as necessary, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the applicable Board of Trustees.


                             INVESTMENT RESTRICTIONS


      The Portfolio Trust has adopted the following investment restrictions which are fundamental, i.e., they may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of
(i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.


      As a matter of fundamental policy the Portfolio will not:

      (1)   invest in physical commodities or contracts on physical commodities;

      (2) purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interest in real estate;

      (3) make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, and (ii) by lending its portfolio securities;

      (4) with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

      (5) with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

      (6) underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

      (7) acquire any securities of companies within one industry if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position; and provided further that mortgage-backed securities shall not be considered a single industry for the purposes of this investment restriction;

      (8) borrow money (including from a bank or through reverse repurchase agreements or forward dollar roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings; and

      (9)   issue senior securities, except as permitted under the 1940 Act.

      In applying fundamental policy number seven, mortgage-backed securities shall not be considered a single industry. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number seven. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

      The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval.

      As a matter of non-fundamental policy, the Portfolio will not:

      (1)   invest less than 80% of its total assets in fixed income securities;

      (2) borrow money (including from a bank or through reverse repurchase agreements or forward dollar roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow for temporary or emergency purposes up to 10% of its net assets; provided, however, that the Portfolio may not purchase any security while outstanding borrowings exceed 5% of net assets;

      (3) invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

      (4) invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets (included within that amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants that are not listed on the New York Stock Exchange, the American Stock Exchange or an exchange with comparable listing requirements; warrants attached to securities are not subject to this limitation);

      (5) purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures; or sell short unless, by virtue of its ownership of other securities, it has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions (transactions in futures contracts and options are not deemed to constitute selling securities short);

      (6) purchase or retain securities of an issuer if those officers and Trustees of the Portfolio Trust or the Adviser owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

      (7) pledge, mortgage or hypothecate any of its assets to an extent greater than one-third of its total assets at fair market value;

      (8) invest more than an aggregate of 15% of the net assets of the Portfolio, determined at the time of investment, in securities that are illiquid because their disposition is restricted under the federal securities laws or securities for which there is no readily available market; provided, however that this policy does not limit the acquisition of (i) securities that have legal or contractual restrictions on resale but have a readily available market or (ii) securities that are not registered under the 1933 Act, but which can be sold to qualified institutional investors in accordance with Rule 144A under the 1933 Act and which are deemed to be liquid pursuant to guidelines adopted by the Board of Trustees ("Restricted Securities");

      (9) invest more than 25% of its assets in Restricted Securities (including Rule 144A Securities);

      (10) invest for the purpose of exercising control over management of any company;


      (11) invest securities of any registered investment company except to the extent permitted under the 1940 Act generally or in accordance with any exemptive order granted to the Portfolio Trust by the SEC;


      (12) invest more than 5% of its total assets in securities of issuers (other than securities issued or guaranteed by U.S. or foreign government or political subdivisions thereof) which have (with predecessors) a record of less than three years' continuous operations; and

      (13) write or acquire options or interests in oil, gas or other mineral explorations or development programs or leases.

PERCENTAGE AND RATING RESTRICTIONS


      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy; however, the Adviser will consider such change in its determination of whether to continue to hold the security.


                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS


      The names of the Trustees of the Portfolio Trust, their addresses, ages/dates of birth, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

        Trustees


                                                                                                        NUMBER OF
                                                                                                      PORTFOLIOS IN      OTHER
                                    POSITION(S)       TERM OF OFFICE AND                              FUND COMPLEX   TRUSTEE-SHIPS
     NAME, ADDRESS, AND              HELD WITH          LENGTH OF TIME     PRINCIPAL OCCUPATION(S)     OVERSEEN BY      HELD BY
     AGE/DATE OF BIRTH                 FUND                SERVED           DURING PAST 5 YEARS          TRUSTEE        TRUSTEE
--------------------------        ---------------     ------------------  -------------------------  --------------  -------------
NON-INTERESTED TRUSTEES

RICHARD A. BREALEY                Advisory            Indefinite;         Professor of               31              None
P.O. Box 182845                   Board Member        January 2005 to     Finance, London School
Columbus, OH 43218                                    present             of Business School (July
Date of Birth:                                                            1974 - present); special
June 9, 1936                                                              Adviser to the Governor
                                                                          of the Bank of England
                                                                          (1998-2001); Deputy
                                                                          Chairman, Balancing and
                                                                          Settlement Code Panel
                                                                          (August 2000-present)
                                                                          (overview of G.B.
                                                                          electricity)

FREDERICK C. CHEN                 Trustee             Indefinite; 1990    Management Consultant      31              None
P.O. Box 182845                                       to present          (1988 to present).
Columbus, OH 43218
Date of Birth:
April 22, 1927

ALAN S. PARSOW                    Trustee             Indefinite; 1987    General Partner of         31              None
P.O. Box 182845                                       to present          Elkhorn Partners, L.P.
Columbus, OH 43218                                                        (1989 to present).
Date of Birth:
January 16, 1950

LARRY M. ROBBINS                  Trustee             Indefinite; 1987    Director, Center for       31              None
P.O. Box 182845                                       to present          Teaching and Learning,
Columbus, OH 43218                                                        University of
Date of Birth:                                                            Pennsylvania
December 2, 1938

                                  Trustee             Indefinite;         Private Investor;          31              None
MICHAEL SEELY                                         1987 to present     President of
P.O. Box 182845                                                           Investor Access
Columbus, OH  43218                                                       Corporation (investor
Date of Birth:                                                            relations consulting
June 7, 1945                                                              firm) (1981-present).
Advisory Board

THOMAS ROBARDS                    Advisory Board      Indefinite; 2004    Chief Financial Officer,   31              Finance
P.O. Box 182845                   Member              to present          American Museum of                         Federal
Columbus, OH  43218                                                       Natural History (2003 to                   Corporation
Date of Birth:                                                            Present); Chief                            (FIF)
June 10, 1946                                                             Financial Officer, Datek
                                                                          Online Holding Corp.
                                                                          (2000 to 2002),
                                                                          Executive Member of
                                                                          Board of Directors, Vice
                                                                          President, Republic New
                                                                          York Corporation (1976
                                                                          to 1999)

INTERESTED TRUSTEE



STEPHEN J. BAKER        Trustee       Indefinite; March         Chief Executive Officer,         31          None
P.O. Box 182845                       2004 to present           HSBC Investments (USA)
Columbus, OH  43218                                             Inc. (formerly HSBC
Date of Birth:                                                  Asset Management
June 23, 1956                                                   (Americas) Inc.) (2003
                                                                to present); Chief
                                                                Executive Officer, HSBC
                                                                Asset Management
                                                                (Canada) Limited (1998
                                                                to 2003)



         The names of the Officers, their addresses, ages, position(s) held with the Portfolio Trust, and principal occupation(s) during the past five years are described in the table below. Unless otherwise indicated, the address for each Officer is 3435 Stelzer Road, Columbus, Ohio 43219-3035.



                                       POSITION(S)
     NAME, ADDRESS, AND                HELD WITH            TERM OF OFFICE AND       PRINCIPAL OCCUPATION(S)
     AGE/DATE OF BIRTH                   FUND              LENGTH OF TIME SERVED       DURING PAST 5 YEARS
----------------------------         --------------       ----------------------   ---------------------------------
RICHARD A. FABIETTI                  President            Indefinite;              Senior Vice President, Head of
452 Fifth Avenue                                          March 2004 to present    Product Management, HSBC
New York, NY  10018                                                                Investments (USA) Inc. (1988
Date of Birth:                                                                     to present).
October 8, 1958

MARK L. SUTER*                       Vice President       Indefinite;              Employee of BISYS Fund
90 Park Avenue                                            2000 to present          Services, Inc. (1/00 to present);
10th Floor                                                                         Vice President of Client
New York, NY  10016                                                                Services, Seligman Data (6/97
Date of Birth:                                                                     to 12/99) Vice President
November 16, 1962                                                                  Capitalink (2/96 to 5/97).

SALVATORE IOCOLANO                   Vice President       Indefinite; 2002 to      Senior Compliance Officer,
452 Fifth Avenue, 18th floor                               present                 HSBC Investments (USA)
New York, NY  10018                                                                (2001 to present); Director of
Date of Birth:                                                                     Compliance, KPMG Investment
August 6, 1962                                                                     Advisers (8/99 to 3/01);
                                                                                   Director of compliance,
                                                                                   Oppenheimer Capital (3/98 to
                                                                                   8/99); Securities Compliance
                                                                                   Examiner, U.S. Securities and
                                                                                   Exchange Commission (3/95 to
                                                                                   3/98).

TROY SHEETS*                                                                       Employee of BISYS Fund
3435 Stelzer Road                                                                  Services, Inc. (4/02 to present);
Columbus, OH  43219-3035                                                           Senior Manager, KPMG LLP -
Date of Birth:                                            Indefinite;              Ohio Investment Management
May 29, 1971                         Treasurer            2004 to present          and Funds(8/93 to 4/02).

ALAINA METZ*                         Assistant            Indefinite; 1996 to      Employee of BISYS Fund
3435 Stelzer Road                    Secretary            present                  Services, Inc. (6/95 to present)
Columbus, OH  43219-3035
Date of Birth:
April 4, 1967

FREDERICK J. SCHMIDT*                Chief Compliance     Time expires 2005, 2004  Senior Vice President and Chief
90 Park Avenue                       Officer              to present               Compliance Officer, CCO
10th Floor                                                                         Services of BISYS Fund
New York, NY  10016                                                                Services since 2004; President,
Date of Birth                                                                      FJS Associates from 2002 to
July 10, 1959                                                                      2004; Vice President Credit
                                                                                   Agricole Asset Management,
                                                                                   U.S. from 1987 to 2002



* Messrs. Sheets, Suter, and Schmidt and Ms. Metz also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.



BOARD OF TRUSTEES



   Overall responsibility for management of the Portfolio Trust rests with its Board of Trustees, who are elected by the shareholders of the Portfolio Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the respective Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.



   Committees



   The Trustees of Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for each Trust.



   Audit Committee



   The members of the Audit Committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee is currently chaired by Mr. Chen. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of Portfolio Trust held two meetings during the last fiscal year.



   Valuation Committee



   The Valuation Committee includes at least one of the Independent Trustees of the Portfolio Trust elected by the Board of Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. As of the date of this Statement of Additional Information, the Independent Trustees of the Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and

Michael Seely. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of each Fund's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Funds' Valuation Procedures. The Valuation Committee of each Trust held no meetings during the last fiscal year.



   Nominating and Corporate Governance Committee




   The Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees, is currently chaired by Mr. Seely. As of the date of this Statement of Additional Information, the Independent Trustees of the Portfolio Trust who may serve on this committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. This committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held two meetings during the last fiscal year.



         Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Portfolio Trust, as of December 31, 2004.



                                                                          AGGREGATE DOLLAR RANGE OF EQUITY
                                                                             SECURITIES IN ALL REGISTERED
                                                                          INVESTMENT COMPANIES OVERSEEN BY
                                 DOLLAR RANGE OF EQUITY SECURITIES IN       TRUSTEE IN FAMILY OF INVESTMENT
     NAME OF TRUSTEE                         THE PORTFOLIO                          COMPANIES
---------------------------     ------------------------------------     ----------------------------------
NON-INTERESTED TRUSTEES
     Richard A. Brealey                          None                                   None
     Frederick C. Chen                           None                               Over $100,000
     Alan S. Parsow                              None                                   None
     Larry M. Robbins                            None                              $10,000-$50,000
     Michael Seely                               None                                   None
     Thomas Robards*                             None                                   None
INTERESTED TRUSTEE                               None
     Stephen J. Baker**                          None                                   None

* Mr. Robards was appointed as an Advisory Trustee effective November 1,
  2004, and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.



** Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.



   No Independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the principal underwriter of the Portfolio Trust, or any entity controlling, controlled by or under common control with the Advisor or the principal underwriter of the Portfolio Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members') share ownership in securities of the Advisor, the principal underwriter of the Portfolio Trust, and any entity controlling, controlled by or under common control with the Advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).



                         NAME OF OWNERS
NAME OF                 AND RELATIONSHIPS                                       VALUE OF      PERCENT OF
TRUSTEE                    TO TRUSTEE           COMPANY      TITLE OF CLASS    SECURITIES       CLASS
-------                 -----------------       -------      --------------    ----------     ----------
Richard A. Brealey           none                none            none            none            none

Frederick C. Chen            none                none            none            none            none

Larry M. Robbins             none                none            none            none            none

Alan S. Parsow               none                none            none            none            none

Michael Seely                none                none            none            none            none

Thomas Robards               none                none            none            none            none



As of February 1, 2005, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of each Portfolio.



No Independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Portfolio Trust or the Advisor or their affiliates (other than the Portfolio Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:



   -  the Portfolio;

   -  an officer of the Portfolio;

   - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Advisor or principal underwriter of the Portfolio;

   - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Advisor or principal underwriter of the Portfolio;

   -  the Adviser or principal underwriter of the Portfolio;

   -  an officer of the Adviser or principal underwriter of the Portfolio;

   - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio; or

   - an officer of a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio.

                              TRUSTEE COMPENSATION


   The Portfolio Trust pays each Trustee who is not an "interested person" of the Portfolio Trust (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees and a fee of $2,000 for each committee meeting, except that Mr. Robbins receives an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended and $2,000 for each committee meeting. For the fiscal year ended October 31, 2004, the Portfolio Trust paid the following compensation to the Trustees of the Portfolio Trust.

                                                            PENSION OR
                                       AGGREGATE         RETIREMENT BENEFITS    ESTIMATED ANNUAL         TOTAL COMPENSATION FROM
                                   COMPENSATION FROM     ACCRUED AS PART OF        BENEFITS UPON      PORTFOLIO AND FUND COMPLEX**
  NAME OF PERSON, POSITION             PORTFOLIO        PORTFOLIO EXPENSES*         RETIREMENT              PAID TO TRUSTEES
------------------------------     -----------------    -------------------     ----------------     ----------------------------
Non-Interested Trustees***
     Fredrick C. Chen,                    $218                 None                   None                      $49,000
     Trustee
     Alan S. Parsow,                      $201                 None                   None                      $46,000
     Trustee
     Larry M. Robbins,                    $229                 None                   None                      $63,250
     Trustee
     Michael Seely,                       $311                 None                   None                      $51,500
     Trustee

INTERESTED TRUSTEES
     Stephen J. Baker,****                None                 None                   None                       None
     Trustee

     Leslie Bains, *****                  None                 None                   None                       None
     Trustee

* The Portfolio Trust does not accrue pension or retirement benefits as part of Portfolio expenses, and Trustees of the Portfolio Trust are not entitled to benefits upon retirement from the Board of Trustees.

** The Fund Complex consisted of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, offshore feeders into the Portfolio Trust, and three stand-alone offshore funds.

*** Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004 and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.

****  Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.

***** Ms. Bains resigned her position as Trustee effective December 31, 2003.

PROXY VOTING

      The Portfolio Trust has adopted a Proxy Voting Policy that delegates the responsibility of voting proxies to the Portfolio's Adviser. The Proxy Voting Policies of the Portfolio Trust and the Adviser are attached as Appendices A and B.

      Information regarding how the Portfolio voted proxies relating to 755 portfolio securities during the 12-month period ending June 30, 2004 are available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.


                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER


      HSBC Investments (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust. The Adviser manages the investment and reinvestment of the assets of the Portfolio and continuously reviews, supervises and administers the investments of the Portfolio pursuant to the Investment Advisory Contract. The Adviser also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio. Subject to such policies as the Board of Trustees may determine, the Adviser places orders for the purchase and sale of the Portfolio's investments directly with brokers or dealers selected by it in its discretion. See "Portfolio Transactions" above. The Adviser does not place orders with the Distributor. For its services, the Adviser is entitled to receive a 0.40% fee from the Portfolio, computed daily and paid monthly, equal on an annual basis of the Portfolio's average daily net assets of the Portfolio.

      For the fiscal years ended October 31, 2004, October 31, 2003, and October 31, 2002, the aggregate amount of advisory fees paid by the Portfolio were $303,933, $562,599 and $532,385, respectively.


      The Advisory Contract will continue in effect with respect to the Portfolio, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Trustees of the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for the Portfolio.

      The Advisory Contract for the Portfolio provides that the Adviser wi7ll manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of the Portfolio. The Adviser may, out of its own resources, assist in marketing the Portfolio's shares.


      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the Portfolio's shareholders that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.


      The Portfolio Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Portfolio Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of the Portfolio, oversees sub-advisers to ensure compliance with the Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the Portfolio Trust's Board of Trustees.

      The Board of Trustees of the Portfolio Trust approved the Advisory Contract with respect to the Portfolio in a meeting on December 13, 2004. In determining whether it was appropriate to approve the Advisory Contract, the Board of Trustees requested information, provided by the Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board of Trustees carefully evaluated this information, and was advised by legal counsel with respect to its deliberations. Based on its review of the information requested and provided, the Board of Trustees determined that the Advisory Contract is consistent with the best interests of the Portfolio and its shareholders, and enables the Portfolio to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its shareholders. The Board of Trustees made these determinations on the basis of the following considerations, among others:


      - The investment advisory fees payable to the Adviser under the Advisory Contract are fair and reasonable in light of the services to be provided, the anticipated costs of these services, the profitability of the Adviser's relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable mutual funds;

      - The Investment Advisory Agreement did not increase current investment advisory fees or overall operating expenses of the Portfolio over historical fee and expense levels.

      - The nature, quality and extent of the investment advisory services provided by the Adviser, in light of the high quality services provided to the other mutual funds advised by the Adviser and their historic performance, including achievement of stated investment objectives;

      - The Adviser's representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

      - The Adviser's entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

      - The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser.

      Accordingly, in light of the above considerations and such other factors and information it considered relevant, the Board of Trustees unanimously approved the Advisory Contract with respect to the Portfolio.

ADMINISTRATOR


         Pursuant to a Master Services Agreement dated April 1, 2003 (the "Master Services Agreement"), BISYS provides the Portfolio with administration of the Portfolio. Administration services include assisting in the preparation and filing of various documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. BISYS also provides certain persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of BISYS or its affiliates.



         The Master Services Agreement continues in effect for an initial term of three (3) years and thereafter from year to year unless terminated upon 60 days' written notice of non-renewal prior to the relevant renewal date. The Agreement provides that BISYS shall not be liable to the Portfolio Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. BISYS may, out of its own resources, assist in marketing the Portfolio's shares.



         BISYS receives an administration fee that primarily consists of an asset-based fee based on average daily net assets, and paid monthly at an annual rate of:

FEE RATE



Up to $8 billion............................................     0.075%
In excess of $8 billion but not exceeding $9.25 billion.....     0.070%
In excess of $9.25 billion but not exceeding $12 billion....     0.050%
In excess of $12 billion....................................     0.030%



The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios and Feeder Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid to BISYS is allocated to each of the funds in the HSBC Investor Family of Funds based upon its proportionate share of the aggregate net assets of the Family of Funds. For assets invested in the Portfolios by Feeder Funds, the Portfolios pay half of the administration fee and the Feeder Funds pay half of the administration fee, for a combination of the total fee rate set forth above.




      For the fiscal years ended October 31, 2004, October 31, 2003 and October 31, 2002 the aggregate amount of administrative fees paid by the Portfolio were $28,433, $52,631 and $50,408, respectively.


UNDERWRITERS


      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


               CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

CUSTODIAN

      Pursuant to the Custodian Agreement, Investors Bank & Trust Company ("IBT") acts as the custodian of the foreign assets of the Portfolio and HSBC acts as custodian of the domestic assets of the Portfolio (the "Custodians"). The Portfolio Trust's Custodian Agreement provides that the Custodians may use the services of sub-custodians with respect to the Portfolio. The Custodians' responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodians do not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For their services, IBT and HSBC each receives such compensation as may from time to time be agreed upon by either of them and the Portfolio Trust.

TRANSFER AGENT




      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for shares of the Portfolio. The Transfer Agent maintains an account for each shareholder of the Portfolio and investors in the Portfolio, performs other transfer agency functions, and acts as dividend disbursing agent for the Portfolio. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.


PORTFOLIO ACCOUNTING AGENT

      Under the Master Services Agreement, BISYS also serves as fund accounting agent to the Portfolio. For the fiscal year ended October 31, 2004, the aggregate amount of fund accounting fees paid by the Portfolio was $58,976.


FEDERAL BANKING LAW

      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by the Prospectus, this Statement of Additional Information, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees would review the Portfolio Trust's relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolio be liquidated.

EXPENSES

      Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                       CAPITAL STOCK AND OTHER SECURITIES


         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the

Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.


      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.


      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.




As of February 1, 2005, the following owned of record or beneficially 5% or more of the Portfolio or class of shares



          Name                                      Percentage
--------------------------                          ----------
Limited Maturity Fund, Ltd                            34.60%
Limited Maturity Fund                                 65.39%


                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investor in the Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following the Portfolio Business Day.

      Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Statement of Additional Information, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of a portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust on behalf of the Portfolio has reserved the right to pay the redemption or repurchase price of Shares, either totally or partially, by a distribution in kind of portfolio securities from the Portfolio (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Shares being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash. The Portfolio Trust will redeem an investor's shares in kind only if it has received a redemption in kind from the Portfolio and, therefore, investors that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Portfolio Trust that the Portfolio will not redeem in kind except in circumstances in which the investor is permitted to redeem in kind.


                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).


      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.


TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO


      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

PORTFOLIO INVESTMENTS

      Market Discount. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.

      Original Issue Discount. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

      Options, Futures And Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Constructive Sales. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed, if certain conditions are met.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

      Foreign Source Income. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.

                                OTHER INFORMATION

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Trustees has appointed KPMG LLP as independent registered public accounting firm of the Portfolio Trust for the fiscal year ending October 31, 2005. KPMG LLP will audit the Portfolio Trust's annual financial statements, prepare the Portfolio Trust's income tax returns, and assist in the filings with the SEC. The address of KPMG LLP is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.


COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Portfolio Trust, and also acts as counsel to the Portfolio Trust.

CODE OF ETHICS

      The Portfolio Trust, the Adviser, and BISYS each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Portfolio Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain transactions and to report certain transactions on a regular basis.

REGISTRATION STATEMENT


      This Statement of Additional Information and the Prospectus do not contain all the information included in the Portfolio Trust's registration statement filed with the SEC under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.


      Statements contained herein and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

      The Portfolio's current audited financial statements dated October 31, 2004 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2004 as filed with the SEC. Copies of the report will be provided without charge to each person receiving this Statement of Additional Information.

                              SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Portfolio Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                   APPENDIX A

                               HSBC INVESTOR FUNDS
                            HSBC ADVISOR FUNDS TRUST
              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PROCEDURES


The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser(2) retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.


The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

------------
(2) The Bernstein Unit of Alliance Capital Management L.P., NWQ Investment Management Company, LLC, Waddell & Reed Investment Management Company, and Westfield Capital Management, LLC (collectively, the "Sub-Advisers").

                                   APPENDIX B


                           HSBC INVESTMENTS (USA) INC.


                       PROXY VOTING POLICY AND PROCEDURES


The purpose of these proxy voting procedures is to insure that HSBC Investments
(USA) Inc., as a fiduciary under common law, the Investment Advisors Act of 1940, as amended, and the Employee Retirement Income Securities Act, as amended, fulfills its responsibility to its clients in connection with the analysis of proposals submitted by management, and others, to shareholders for approval and properly executes and delivers proxy ballots in connection therewith.


As long as there is no provision to the contrary in the Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by the Manager to be an integral part of the Manager's investment responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities and that in such situations the right to vote is considered a plan asset.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

PROXY VOTING POLICY

It is the policy of HSBC Investments (USA) Inc. to vote all proxies for the exclusive benefit of the accounts whose assets we manage. In most, if not all, cases this will mean that the proposals which maximize the value of the securities which we hold will be approved without regard to non-economic considerations. However, we recognize that our performance as a fiduciary will be measured, not by the performance of any single investment, but by our overall performance as a "prudent man".

HSBC Investments (USA) Inc. will generally not favor proposals which are designed to make it difficult for a company to be acquired or which have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Investments (USA) Inc. will generally vote against proposals concerning instituting "poison pills", classified boards of directors, blank check preferred stock, unequal voting rights, elimination of shareholder action by written consent, prohibition of shareholder special meetings, granting stock options at less that fair market value, exchanging underwater stock options, and the pyramiding of stock options by management. Super majority proposals will be evaluated on a case-by-case basis, as will increases in authorized common stock, anti-greenmail provisions, re-incorporation or re-organization proposals and acceleration of options vesting upon change of control.

In the above-indicated situations and those of similar import to shareholders, the designated portfolio manager/analyst responsible for making the decision on how securities will be voted will make a written record of his rationale for voting and will be responsible for maintaining adequate documentation concerning his review of the indicated proposal(s). It is the responsibility of the designated portfolio manager/analyst to make a written record of any contact during the proxy voting period with any proponents or opponents of propositions and to keep these records with the retained proxy statements. Prior to the execution of the proxy in contested or controversial situations, the President of Investments (USA) Inc. will be consulted concerning the vote and will have the final authority over the voting on such proposals.

Appropriate instructions will then be forwarded to the proxy control designee who will ensure that the proxy cards for the particular solicitation are properly completed, the proper notation of votes is made in our client records and the proxy ballots(s) are forwarded back to the proxy tallying company in a timely fashion.

NEW ACCOUNT PROCEDURES

All new accounts will be forwarded a copy of the standard Investment Management Agreement, which will contain a paragraph affording the client the opportunity to affirmatively convey the authority to vote proxies to HSBC Investments (USA) Inc. Should a client wish to withhold proxy voting authority, the client should be instructed to strike out the applicable paragraph and to initial that change on the contract. In the event that the client presents HSBC Investments (USA) Inc. with a standard form of management agreement which the client prefers to use, the agreement will be checked to ensure that it contains language similar to our standard contractual language on proxy voting and if it does not, that omission will be brought to the attention of the client. In the event that the client refuses to amend their agreement to reflect an election concerning proxy voting, we will forward to the client a separate document with the paperwork for the account on which the client will be asked to make an election in connection with proxy voting.

Upon return of the executed agreement the client records in the administrative database will be coded to reflect the client's delegation of voting authority or the withholding thereof. This coding will also assist in the periodic reporting of the firm's positions in connection with Section 13 of the Securities Exchange Act of 1934. In the event that the proxy voting authority is conveyed to the investment manager, the manager will immediately notify, in writing, the fund custodian and instruct the custodian to immediately execute any proxy cards received as a result of client securities holdings, as the custodian will be in most, if not all, cases the record owner, and to forward such executed cards to the investment manager for the final election and submission to the proxy tallying company. The record of the custodian notification will be kept in the client's contract file.

PROXY HANDLING PROCEDURES

All proxy statements and proxy cards received by the mailroom will immediately be forwarded to the proxy control designee who has been designated to receive such materials. This material will immediately be logged in and a record will be made of the proposals, in abbreviated form, contained in the proxy statement. The position of all clients as of the record date will immediately be ascertained as will the total amount of shares over which the manager has discretionary authority. The proxy statement, ballot and tally of shares to be voted will be forwarded to the portfolio manager/analyst who will be responsible for evaluating and voting on all proposals. Proxy material containing only non-contested, non-controversial proposals will immediately be voted as the portfolio manager/analyst sees fit, the material will be returned to the proxy control designee, who will check to ensure that the proxy card has been properly executed and then return the executed proxy card to the proxy tallying company. The proxy statement, a copy of the proxy ballet and any other material generated in connection with proxy voting will be maintained in a central file, and all such material will be retained for at least one year.

                                     PART B

                      HSBC INVESTOR FIXED INCOME PORTFOLIO


      References in this Statement of Additional Information to the "Prospectus" are to the Prospectus dated February 28, 2005, of the Portfolio Trust by which shares of the Portfolio are offered. Unless the context otherwise requires, terms defined in the Prospectus have the same meaning in this Statement of Additional Information as in the Prospectus.


      February 28, 2005

                                TABLE OF CONTENTS


                                                                                    Page No.
                                                                                    --------
INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS..............................       1

      Fixed Income Securities...................................................       2
      U.S. Government Securities................................................       3
      High Yield/High Risk Securities...........................................       3
      Variable Rate Instruments.................................................       4
      Inverse Floating Rate Obligations.........................................       5
      Foreign Securities........................................................       6
      Zero Coupon Obligations...................................................       6
      Mortgage-Related and Other Asset Backed Securities........................       6
      Eurodollar and Yankee Bank Obligations....................................      13
      Repurchase Agreements.....................................................      13
      Illiquid Investments, Rule 144A Securities and Section 4(2) Securities....      14
      Derivatives...............................................................      15
      Options and Futures.......................................................      15
      Forward Foreign Currency Contracts and Options on Foreign Currencies......      24
      Brady Bonds...............................................................      24
      Foreign Currency Exchange-Related Securities..............................      25
      Sovereign and Supranational Debt Obligations..............................      27
      Mortgage Dollar Roll Transactions.........................................      27
      Banking Industry and Savings and Loan Industry Obligations................      27
      Firm Commitment Agreements and When-Issued Securities.....................      28
      Lending of Portfolio Securities...........................................      28
      Cash Sweep Program........................................................      29
      Swaps, Caps, Floors and Collars...........................................      29
      Portfolio Turnover........................................................      30
      Portfolio Transactions....................................................      31

PORTFOLIO HOLDINGS..............................................................      33

INVESTMENT RESTRICTIONS.........................................................      33

      Percentage and Rating Restrictions........................................      37

MANAGEMENT OF THE PORTFOLIO TRUST...............................................      37

      Trustees and Officers.....................................................      37
      Board of Trustees.........................................................      42
      Trustee Compensation......................................................      43
      Proxy Voting..............................................................

INVESTMENT ADVISORY AND OTHER SERVICES..........................................      44

      Investment Adviser........................................................      44
      Administrator.............................................................      46
      Underwriters..............................................................      47

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT.............................      47

      Custodian.................................................................      47
      Transfer Agent............................................................      48

      Portfolio Accounting Agent................................................      48
      Federal Banking Law.......................................................      48
      Expenses..................................................................      48

PORTFOLIO MANAGERS..............................................................

CAPITAL STOCK AND OTHER SECURITIES..............................................      48

PURCHASE, REDEMPTION AND PRICING OF SECURITIES..................................      50

TAXATION........................................................................      52

      Tax Status of the Portfolio...............................................      53
      RIC Investors in the Portfolio............................................      54
      Portfolio Investments.....................................................      54

OTHER INFORMATION...............................................................      56

      Registered Public Accounting Firm.........................................      56
      Counsel...................................................................      56
      Code of Ethics............................................................      56
      Registration Statement....................................................      57

FINANCIAL STATEMENTS............................................................      57

SHAREHOLDER INQUIRIES...........................................................      57

APPENDIX A:  HSBC INVESTOR PORTFOLIO PROXY VOTING POLICY........................      A-1
APPENDIX B:  HSBC  INVESTMENTS (USA), INC., PROXY POLICY........................      B-1

               INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS


      The following supplements the information contained in the Prospectus concerning the investment objectives, policies and restrictions of the Portfolio.


      The investment objective of the Portfolio is to realize above-average total return, consistent with reasonable risk, through investment in a diversified portfolio of U.S. Government securities, corporate bonds (including bonds rated below investment grade commonly referred to as "junk bonds"), foreign fixed income securities, mortgage-backed securities of domestic issuers and other fixed-income securities. The Portfolio's average weighted maturity will ordinarily exceed five years.

      The Portfolio will normally invest at least 80% of its total assets in fixed income securities. This is not a fundamental policy and may be changed by the Board of Directors of the HSBC Investor Portfolio Trust ("Portfolio Trust"), without a vote of shareholders, upon 60 days' prior notice. The Portfolio may invest in the following securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued, sponsored or guaranteed by the U.S. government, its agencies or instrumentalities (U.S. Government securities); corporate debt securities; corporate commercial paper; mortgage pass-throughs, mortgage- backed bonds, collateralized mortgage obligations ("CMOs") and other asset- backed securities; variable and floating rate debt securities; obligations of foreign governments or their subdivisions, agencies and instrumentalities; obligations of international agencies or supranational entities; and foreign currency exchange-related securities.


      HSBC Investments (USA) Inc., the Portfolio's investment adviser (the "Adviser") will seek to achieve the Portfolio's objective by investing at least 80% of the Portfolio assets in investment grade debt or fixed income securities. Investment grade debt securities are those rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Ratings Group, Inc. ("S&P") or Fitch Investors Service, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. ("Moody's")), or in the case of unrated securities, determined by the Adviser to be of comparable quality. Securities rated by a NRSRO in the fourth highest rating category have speculative characteristics and are subject to greater credit and market risks than higher-rated bonds.


      Up to 20% of the Portfolio's assets may be invested in preferred stock, convertible securities, and in fixed income securities that at the time of purchase are rated Ba or B by Moody's or BB or B by S&P or rated comparably by another NRSRO (or, if unrated, are deemed by the Adviser to be of comparable quality). Securities rated below "investment grade," i.e., rated below Baa by Moody's or BBB by S&P, are described as "speculative" by both Moody's and S&P. Such securities are sometimes referred to as "junk bonds," and may be subject to greater market fluctuations, less liquidity and greater risk.

      From time to time, the Adviser may invest more than 50% of the Portfolio's assets in mortgage-backed securities including mortgage pass-through securities, mortgage-backed bonds and CMOs, that carry a guarantee from a U.S. government agency or a private issuer of the timely payment of principal and interest. When investing in mortgage-backed securities, it is expected that the Portfolio's primary emphasis will be in mortgage-backed securities issued by governmental and government-related organizations such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Association ("FHLMC"). However, the Portfolio may invest without limit in mortgage-backed securities of private issuers when the Adviser determines that the quality of the investment, the quality of the issuer, and market conditions warrant such investments. Mortgage-backed securities issued by private issuers will be rated investment grade by Moody's or S&P or, if unrated, deemed by the Adviser to be of comparable quality.

      A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. Treasury securities (including zero coupon Treasury bonds), agency securities, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

      A portion of the Portfolio assets may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. The Portfolio may also purchase securities of developing countries; however, the Portfolio does not intend to invest in the securities of Eastern European countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk.

      The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. The Portfolio may also invest in Brady Bonds, which are issued as a result of a restructuring of a country's debt obligations to commercial banks under the "Brady Plan." The Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSRO in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above. The Portfolio may also purchase securities on a when-issued basis, lend its securities to brokers, dealers, and other financial institutions to earn income and borrow money for temporary or emergency purposes.

FIXED INCOME SECURITIES

      The Portfolio may invest in fixed income securities. To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

U.S. GOVERNMENT SECURITIES

      For liquidity purposes and for temporary defensive purposes, the Portfolio may invest in U.S. Government securities held directly or under repurchase agreements. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

      Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in lower rated, high-yield, "junk" bonds. These securities are generally rated lower than Baa by Moody's or lower than BBB by S&P. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which they invests. A description of the ratings used herein and in the Prospectus is set forth in Appendix to this Statement of Additional Information.

      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Adviser do not rely solely on credit ratings when selecting securities for the Portfolio, and the Adviser develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by the Portfolio, the Portfolio may retain the security if the Adviser deems it in the best interest of investors.

VARIABLE RATE INSTRUMENTS

      The Portfolio may invest in variable rate instruments. Variable rate instruments that the Adviser may purchase on behalf of the Portfolio provide for a periodic adjustment in the interest rate paid on the instrument and permit the holder to receive payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or an insurance policy issued with respect to such instrument or by tendering or "putting" such instrument to a third party.

      Investments in floating or variable rate securities normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

      Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, Portfolio's yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio's yield will increase and its shareholders will have reduced risk of capital depreciation. In certain cases, the interest rate index on which an instrument's yield is based may not rise and fall to the same extent or as quickly as the general market for Municipal Obligations. These instruments are considered derivatives and the value of such instruments may be more volatile than other floating rate Municipal Obligations.

      Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. With respect to the Portfolio, the demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," below.

      The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before the Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation's next interest rate adjustment. If not redeemed for the Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

INVERSE FLOATING RATE OBLIGATIONS

      The Portfolio may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

FOREIGN SECURITIES


      The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Currencies in which the Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.


ZERO COUPON OBLIGATIONS

      The Portfolio may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The Portfolio accrues income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio's distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these funds. The difference between a zero coupon obligation's issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

MORTGAGE-RELATED AND OTHER ASSET BACKED SECURITIES

      The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

      There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million 30-year FNMA 9's and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

      Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and the Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

      Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

      The principal governmental guarantor of mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

      FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the 12 Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues participation certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

      Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Portfolio will not purchase mortgage-related securities or other assets which in the Adviser's opinion are illiquid if, as a result, more than 15% of the value of the Portfolio's net assets will be illiquid.

      Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio industry concentration restrictions, set forth below under "Investment Restrictions," by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage- related securities, the Portfolio takes the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the Federal Housing Administration or the Department of Veterans Affairs. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

      Collateralized Mortgage Obligations ("CMOS"). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

      CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

      In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

      FHLMC CMOS. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

      If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

      Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

      Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

      CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

      The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities --Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.

      CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the "1933 Act"). CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed "illiquid" and subject to the Portfolio's limitations on investment in illiquid securities.

      Stripped Mortgage-Backed Securities ("SMBS"). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

      SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

      Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to the Portfolio's limitations on investment in illiquid securities.

      Other Asset-Backed Securities. The Portfolio may also invest in asset-backed securities unrelated to mortgage loans. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same type of security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to avoid payment of certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicer to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

      Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The U.S. Bond Index Portfolio will not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

      The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

      Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

EURODOLLAR AND YANKEE BANK OBLIGATIONS

      The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

REPURCHASE AGREEMENTS


      The Portfolio may invest in repurchase agreements, which are transactions in which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements are considered to be loans collateralized by the underlying security under the Investment Company Act of 1940, as amended ("1940 Act"), and, therefore, will be fully collateralized. The Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

      The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and, therefore, subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolio acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.


      The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Portfolio will have the right to liquidate the securities. If at the time the Portfolio is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Portfolio's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Portfolio. The Portfolio has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Portfolio only enters into repurchase agreements after the Adviser has determined that the seller is creditworthy, and the Adviser monitor that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Portfolio has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

      In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES AND SECTION 4(2) SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices. The Portfolio has a policy that no more than 25% of its net assets may be invested in restricted securities which are restricted as to resale, including Rule 144A and Section 4(2) securities.

      The Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to the Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

DERIVATIVES

      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect the Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

      Options on Securities. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      Options on Securities Indices. The Portfolio that may invest in options may write (sell) covered call and put options and purchase call and put options on securities indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Futures Contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. This investment technique is designed to hedge (i.e., to protect) against anticipated future changes in interest or exchange rates which otherwise might adversely affect the value of the

Portfolio's portfolio securities or adversely affect the prices of long-term bonds or other securities which the Portfolio intends to purchase at a later date. Futures contracts may also be entered into for non-hedging purposes to the extent permitted by applicable law. A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

      Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

      While futures contracts provide for the delivery of securities or currencies, such deliveries are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must allocate cash or securities as a margin deposit ("initial deposit"). It is expected that the initial deposit will vary but may be as low as 5% or less of the value of the contract. The futures contract is valued daily thereafter and the payment of "variation margin" may be required to be paid or received, so that each day the Portfolio may provide or receive cash that reflects the decline or increase in the value of the contract. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.


      The purpose of the purchase or sale of a futures contract, for hedging purposes in the case of a portfolio holding long-term debt securities, is to protect the Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. If interest rates did increase, the value of the debt securities in the Portfolio would decline, but the value of the Portfolio's futures contracts should increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other Portfolio assets.

      Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could buy long-term bonds on the cash market. Purchases of futures contracts would be particularly appropriate when the cash flow from the sale of new shares of the Portfolio could have the effect of diluting dividend earnings. To the extent the Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of liquid instruments from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts, thereby assuring that the transactions are unleveraged.

      Futures contracts on foreign currencies may be used in a similar manner, in order to protect against declines in the dollar value of portfolio securities denominated in foreign currencies, or increases in the dollar value of securities to be acquired.


      A futures contract on an index of securities provides for the making and acceptance of a cash settlement based on changes in value of the underlying index. The Portfolio may enter into stock index futures contracts in order to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices and for non-hedging purposes to the extent permitted by applicable law. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Portfolio's securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or in part, by gains on the futures position. When the Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or in whole, offset increases in the cost of securities that Portfolio intends to purchase. As such acquisitions are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon the termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities. Futures contracts on other securities indices may be used in a similar manner in order to protect the Portfolio from broad fluctuations in securities prices and for non-hedging purposes to the extent permitted by applicable law.


      The Portfolio will not enter into futures contracts or options thereon to the extent that its outstanding obligations to purchase securities under these contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets. The Portfolio will use financial futures contracts and related options only for "bona fide hedging" purposes, as such term is defined in applicable regulations of the CFTC, or, with respect to positions in financial futures and related options that do not qualify as "bona fide hedging" positions, will enter such non-hedging positions only to the extent that assets committed to initial margin deposits on such instruments, plus premiums paid for open futures options positions, less the amount by which any such positions are "in-the-money," do not exceed 5% of the Portfolio's net assets. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the 1940 Act. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.


      Risk Factors: Imperfect Correlation of Hedging Instruments with the Portfolio's Portfolio. The Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio's portfolio. If the values of portfolio securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the Portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


      The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

      The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser's judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if the Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

      It should be noted that the Portfolio may purchase and write options not only for hedging purposes, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

      Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio's ability effectively to hedge its portfolio.

      The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

      Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which the Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for the Portfolio to respond in a timely manner.

      In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and, therefore, could result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house, and, therefore, the Portfolio will be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

      Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for the Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.


      As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. The Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, the Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Adviser anticipates favorable movements in such rates.

      While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect the Portfolio's hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.


      Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolio's exemption filing with respect to its use of futures contracts are no longer applicable.


      When the Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      The Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may not enter into such contracts for speculative purposes.

      The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      The Portfolio may also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, the Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract's underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, the Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so. When Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

BRADY BONDS

      The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. government securities.

      Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk").

      Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

FOREIGN CURRENCY EXCHANGE-RELATED SECURITIES

      The Portfolio may invest in the foreign currency exchange-related securities described below.

      Foreign Currency Warrants. Foreign currency warrants such as Currency Exchange Warrants (SM) ("CEWs"(SM)) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or German deutsche mark. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the "OCC"). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

      Principal Exchange Rate Linked Securities. Principal exchange rate linked securities ("PERLs"(SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on "standard" PERLS is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" PERLS are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLS may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

      Performance Indexed Paper. Performance indexed paper ("PIPs"(SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

      The Portfolio has no current intention of investing in CEWs(SM), PERLs(SM) or PIPs(SM).

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      To the extent the Portfolio invests in sovereign and supranational debt instruments issued or guaranteed by foreign governments, agencies, and supranational entities ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, an investment in the Portfolio may be subject to a high degree of risk, and the sovereign debt obligation may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

MORTGAGE DOLLAR ROLL TRANSACTIONS

      The Portfolio may engage in dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a dollar roll transaction, the Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Portfolio's custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio `s investment restrictions.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS

      As a temporary defensive measure, the Portfolio may invest in certificates of deposit, time deposits, bankers' acceptances, and other short- term debt obligations issued by commercial banks and savings and loan associations ("S&Ls"). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio may not invest in time deposits maturing in more than seven days. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

      The Portfolio will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolio.

      The Portfolio may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described above and in this Statement of Additional Information.

FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES

      The Portfolio may purchase and sell securities on a when-issued or firm-commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date. On the settlement date, the market value of the security may be higher or lower than its purchase or sale price under the agreement. If the other party to a when-issued or firm- commitment transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss. The Portfolio will not earn interest on securities until the settlement date. The Portfolio will maintain in a segregated account with the custodian cash or liquid securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the securities on a when- issued basis.

LENDING OF PORTFOLIO SECURITIES


      The Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at all times during the loan must maintain with the Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.


CASH SWEEP PROGRAM

      Pursuant to the terms and conditions of an SEC exemptive order, the Portfolio may participate in a Cash Sweep Program. In the Cash Sweep Program, the Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings. Shares of the HSBC Money Market Fund, Class I sold to and redeemed from the Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund, Class I shares sold to or redeemed from the Portfolio are subject to any such distribution or service fee, the Adviser will waive its advisory fee for the Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The uninvested cash invested in the HSBC Investor Money Market Fund, Class I may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, the Portfolio will be treated as a separate investment company.

SWAPS, CAPS, FLOORS AND COLLARS

      The Portfolio may enter into swap contracts and other similar instruments in accordance with its policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

      The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.


      The Portfolio will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. The Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or other liquid securities, to avoid any potential leveraging. The Portfolio will not enter into any swap agreement unless the unsecured commercial paper, senior debt or the claims-paying ability of the counterparty is rated AA or A-1 or better by S&P or Aa or P-1 or better by Moody's, rated comparably by another NRSRO or determined by the Adviser to be of comparable quality.


      Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.


      The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

PORTFOLIO TURNOVER

      The Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio's portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


      The portfolio turnover rate for the Portfolio for the fiscal years ended October 31, 2004 and October 31, 2003 was 34.88% and 70.91%, respectively.


      It is expected that the annual turnover rate for the Portfolio will generally not exceed 250%. If the Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of the Portfolio with a lesser portfolio turnover rate. See "Portfolio Transactions" and "Tax Matters" below.

PORTFOLIO TRANSACTIONS

      The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Portfolio Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio's shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of Portfolio investments for the Portfolio with a broker-dealer affiliate of the Adviser.

      The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their respective overall responsibilities to the Portfolio or to their other clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.




      Investment decisions for the Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Adviser believes that the Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.


      The Boards of Trustees of the Portfolio Trust has adopted a Policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.


      Because the Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, the Portfolio would not ordinarily pay significant brokerage commissions with respect to securities transactions.

      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present, no arrangements for the recapture of commission payments are in effect.


      For the fiscal years ended October 31, 2004, 2003 and 2002, the Portfolio paid no brokerage commissions.


                               PORTFOLIO HOLDINGS

      The Boards of Trustees of the Portfolio Trust has adopted a policy and procedures relating to disclosure of the Portfolio Trust's portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of portfolio holdings information where necessary to the Portfolio Trust's operation or useful to the Portfolio Trust's shareholders without compromising the integrity or performance of the Portfolio Trust.

      Pursuant to applicable law, the Portfolio Trust is required to disclose its Portfolios' complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Portfolio Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Portfolio Trust shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q, Semi-Annual and Annual Reports are distributed to Portfolio Trust shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to Portfolio Trust shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov.

      These reports are also available, free of charge, on the Portfolio Trust's website at www.investorfunds.hsbc.com. The Portfolio Trust's website also provides information about the Portfolio's top 10 portfolio holdings, sector holdings and other portfolio characteristics data as of the end of the most recent fiscal quarter. This information on the website is provided with a lag of at least 60 days and is available until updated as of the next fiscal quarter. The information on the Portfolio Trust's website is publicly available to all categories of persons.

      The Portfolio Trust or the Adviser may share non-public portfolio holdings information of the Portfolio Trust sooner than 60 days of the end of each fiscal quarter with a service provider to the Portfolio Trust or the Adviser (such as the Portfolio Trust's custodian or administrator, a pricing service, proxy voting service, rating and ranking organization, broker-dealer executing trades for the Portfolio Trust, or other person) that reasonably needs such information to fulfill its duties, or with affiliated entities for compliance or risk management purposes. These service providers and other entities owe contractual, fiduciary, or other legal duties to the Portfolio Trust or the Adviser that foster reasonable expectations that portfolio holdings information will not be misused. The Portfolio Trust officers may authorize disclosure of the Portfolio Trust's portfolio holdings information to service providers where such service provider needs information to fulfill its duties.


      The Portfolio Trust requires any third party receiving non-public holdings information to enter into a Confidentiality Agreement. The Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the Portfolio. Specifically, the Confidentiality Agreement prohibits anyone in possession of non-public portfolio holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform the analysis or evaluation of the Portfolio.

      Currently, the Portfolio Trust has arrangements to provide additional disclosure of portfolio holdings information to the following third parties:
Lipper, Morningstar, and Bloomberg.

      No compensation or other consideration is paid to or received by any party in connection with the disclosure of portfolio holdings information, including the Portfolio Trust, Adviser and its affiliates.

      Pursuant to such Policy, the Boards of Trustees or the Chief Compliance Officer (the "CCO"), as authorized by the Board, may release the Portfolio's portfolio holdings, as necessary, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the applicable Board of Trustees.

                             INVESTMENT RESTRICTIONS

      The Portfolio Trust has adopted the following investment restrictions which are fundamental. i.e., they may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of
(i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940Act.

      As a matter of fundamental policy, the Portfolio will not:

      (1)   invest in physical commodities or contracts on physical commodities;

      (2) purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

      (3) make loans, except (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, subject to the limitations described below and (ii) by lending its portfolio securities;

      (4) with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

      (5) with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

      (6) borrow money, except (i) as a temporary measure for extraordinary or emergency purposes, or (ii) in connection with reverse repurchase agreements provided that (i) and (ii) in combination do not exceed 33 1/3% of the Portfolio's total assets (including the amount borrowed) less liabilities (exclusive of borrowings);

      (7) underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities); and

      (8) acquire any securities of companies within one industry if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position.

      The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval.

      As a matter of non-fundamental policy, the Portfolio will not:

      (1) borrow money (including through reverse repurchase agreements or forward roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow for temporary or emergency purposes up to 10% of its net assets; provided, however, that the Portfolio may not purchase any security while outstanding borrowings exceed 5%;

(2) invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

(3)   invest in puts, calls, straddles or spreads except as described above;

(4) invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets (included within that amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants that are not listed on the New York Stock Exchange, the American Stock Exchange or an exchange with comparable listing requirements; warrants attached to securities are not subject to this limitation);

(5) purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures; or sell short unless, by virtue of its ownership of other securities, it has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions (transactions in futures contracts and options are not deemed to constitute selling securities short);

(6) purchase or retain securities of an issuer if those officers and Trustees of the Portfolio or the Adviser owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

(7) pledge, mortgage or hypothecate any of its assets to an extent greater than 33 1/3% of its total assets at fair market value;

(8) invest more than an aggregate of 15% of the net assets of the Portfolio, determined at the time of investment, in securities that are illiquid because their disposition is restricted under the federal securities laws or securities for which there is no readily available markets; provided, however, that this policy does not limit the acquisition of (i) securities that have legal or contractual restrictions on resale but have a readily available market or (ii) securities that are not registered under the 1933 Act, but which can be sold to qualified institutional investors in accordance with Rule 144A under the 1933 Act and which are deemed to be liquid pursuant to guidelines adopted by the Board of Trustees ("Restricted Securities");

(9) invest more than 25% of its assets in Restricted Securities (including Rule 144A Securities);

(10) invest for the purpose of exercising control over management of any company;

      (11) invest in securities of any registered investment company except to the extent permitted under the 1940 Act generally or in accordance with any exemptive order granted to the Portfolio Trust by the SEC.

      (12) invest more than 5% of its total assets in securities of issuers (other than securities issued or guaranteed by U.S. or foreign government or political subdivisions thereof) which have (with predecessors) a record of less than three years' continuous operations; and

      (13) write or acquire options or interests in oil, gas or other mineral explorations or development programs or leases.

PERCENTAGE AND RATING RESTRICTIONS


      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy; however, the Adviser will consider such change in its determination of whether to continue to hold the security. Additionally, if such later change results in the Portfolio holding more than 15% of its net assets in illiquid securities, the Portfolio will take such action as is necessary to reduce the percentage of the Portfolio's net assets invested in illiquid securities to 15% or less. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Adviser will attempt to use comparable ratings as standards for investments in accordance with the investment policies set forth in the Prospectus.


                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS


      The names of the Trustees, their addresses, ages/dates of birth, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other trusteeships held by each Trustee are set forth below.

            Trustees


                                                                                                      NUMBER OF
                                                                                                    PORTFOLIOS IN       OTHER
                                                                                                     FUND COMPLEX    TRUSTEE-SHIPS
NAME, ADDRESS, AND               POSITION(S)      TERM OF OFFICE AND     PRINCIPAL OCCUPATION(S)      OVERSEEN BY       HELD BY
AGE/DATE OF BIRTH                 HELD WITH        LENGTH OF TIME         DURING PAST 5 YEARS          TRUSTEE         TRUSTEE
---------------------------    ---------------    ------------------    ------------------------    -------------    -------------
NON-INTERESTED TRUSTEES

RICHARD A. BREALEY             Advisory           Indefinite;           Professor of                       31        None
P.O. Box 182845                Board Member       January 2005 to       Finance, London School
Columbus, OH 43218                                present               of Business School (July
Date of Birth:                                                          1974 - present); special
June 9, 1936                                                            Adviser to the Governor
                                                                        of the Bank of England
                                                                        (1998-2001); Deputy
                                                                        Chairman, Balancing and
                                                                        Settlement Code Panel
                                                                        (August 2000-present)
                                                                        (overview of G.B.
                                                                        electricity)

FREDERICK C. CHEN              Trustee            Indefinite; 1990      Management Consultant              31        None
P.O. Box 182845                                   to present            (1988 to present).
Columbus, OH 43218
Date of Birth:
April 22, 1927

ALAN S. PARSOW                 Trustee            Indefinite; 1987      General Partner of                 31        None
P.O. Box 182845                                   to present            Elkhorn Partners, L.P.
Columbus, OH 43218                                                      (1989 to present).
Date of Birth:
January 16, 1950

LARRY M. ROBBINS               Trustee            Indefinite; 1987      Director, Center for               31        None
P.O. Box 182845                                   to present            Teaching and Learning,
Columbus, OH 43218                                                      University of
Date of Birth:                                                          Pennsylvania
December 2, 1938

MICHAEL SEELY                  Trustee            Indefinite;           Private Investor;                  31        None
P.O. Box 182845                                   1987 to present       President of
Columbus, OH  43218                                                     Investor Access
Date of Birth:                                                          Corporation (investor
June 7, 1945                                                            relations consulting
Advisory Board                                                          firm) (1981-present).

THOMAS ROBARDS                 Advisory Board     Indefinite; 2004      Chief Financial Officer,           31        Finance
P.O. Box 182845                Member             to present            American Museum of                           Federal
Columbus, OH  43218                                                     Natural History (2003 to                     Corporation
Date of Birth:                                                          Present); Chief                              (FIF)
June 10, 1946                                                           Financial Officer,

                                                                        Datek Online Holding
                                                                        Corp. (2000 to 2002),
                                                                        Executive Member of
                                                                        Board of Directors, Vice
                                                                        President, Republic New
                                                                        York Corporation (1976
                                                                        to 1999)
INTERESTED TRUSTEE

STEPHEN J. BAKER               Trustee            Indefinite; March     Chief Executive Officer,         31          None
P.O. Box 182845                                   2004 to present       HSBC Investments (USA)
Columbus, OH  43218                                                     Inc. (formerly HSBC
Date of Birth:                                                          Asset Management
June 23, 1956                                                           (Americas) Inc.) (2003
                                                                        to present); Chief
                                                                        Executive Officer, HSBC
                                                                        Asset Management
                                                                        (Canada) Limited (1998
                                                                        to 2003)



      The names of the Officers, their addresses, ages, position(s) held with the Portfolio Trust, and principal occupation(s) during the past five years are described in the table below. Unless otherwise indicated, the address for each Officer is 3435 Stelzer Road, Columbus, Ohio 43219-3035.



                                 POSITION(S)
NAME, ADDRESS, AND                HELD WITH        TERM OF OFFICE AND          PRINCIPAL OCCUPATION(S)
AGE/DATE OF BIRTH                    FUND         LENGTH OF TIME SERVED         DURING PAST 5 YEARS
---------------------------    ---------------    ---------------------     ----------------------------------
RICHARD A. FABIETTI            President          Indefinite;               Senior Vice President, Head of
452 Fifth Avenue                                  March 2004 to present     Product Management, HSBC
New York, NY  10018                                                         Investments (USA) Inc. (1988 to
Date of Birth:                                                              present).
October 8, 1958

MARK L. SUTER*                 Vice President     Indefinite;               Employee of BISYS Fund Services,
90 Park Avenue                                    2000 to present           Inc. (1/00 to present); Vice
10th Floor                                                                  President of Client Services,
New York, NY  10016                                                         Seligman Data (6/97 to 12/99) Vice
Date of Birth:                                                              President Capitalink (2/96 to 5/97).
November 16, 1962

SALVATORE IOCOLANO             Vice President     Indefinite; 2002 to       Senior Compliance Officer,  HSBC
452 Fifth Avenue, 18th                            present                   Investments (USA) (2001 to
floor New York, NY  10018                                                   present); Director of Compliance,
Date of Birth:                                                              KPMG Investment Advisers (8/99 to
August 6, 1962                                                              3/01); Director of compliance,
                                                                            Oppenheimer Capital (3/98 to
                                                                            8/99); Securities Compliance
                                                                            Examiner, U.S. Securities and
                                                                            Exchange Commission (3/95 to 3/98)

TROY SHEETS*                                                                Employee of BISYS Fund
3435 Stelzer Road                                                           Services, Inc. (4/02 to present);
Columbus, OH  43219-3035                                                    Senior Manager, KPMG LLP -- Ohio
Date of Birth:                                    Indefinite;               Investment Management and
May 29, 1971                   Treasurer          2004 to present           Funds(8/93 to 4/02).

ALAINA METZ*                   Assistant          Indefinite; 1996 to       Employee of BISYS Fund Services,
3435 Stelzer Road              Secretary          present                   Inc. (6/95 to present)
Columbus, OH  43219-3035
Date of Birth:
April 4, 1967

FREDERICK J. SCHMIDT*          Chief Compliance   Time expires 2005,        Senior Vice President and Chief
90 Park Avenue                 Officer            2004 to present           Compliance Officer, CCO Services
10th Floor                                                                  of BISYS Fund Services since 2004;
New York, NY  10016                                                         President, FJS Associates from
Date of Birth                                                               2002 to 2004; Vice President
July 10, 1959                                                               Credit Agricole Asset Management,
                                                                            U.S. from 1987 to 2002



* Messrs. Sheets, Suter, and Schmidt and Ms. Metz also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.



BOARD OF TRUSTEES



      Overall responsibility for management of the Portfolio Trust rests with its Board of Trustees, who are elected by the shareholders of the Portfolio Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the respective Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.



      Committees



      The Trustees of Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for each Trust.



      Audit Committee



The members of the Audit Committee are Frederick C. Chen, Alan S. Parsow, Larry
M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee is currently chaired by Mr. Chen. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of Portfolio Trust held two meetings during the last fiscal year.

      Valuation Committee



      The Valuation Committee includes at least one of the Independent Trustees of the Portfolio Trust elected by the Board of Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. As of the date of this Statement of Additional Information, the Independent Trustees of the Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of each Fund's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Funds' Valuation Procedures. The Valuation Committee of each Trust held no meetings during the last fiscal year.



      Nominating and Corporate Governance Committee



      The Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees, is currently chaired by Mr. Seely. As of the date of this Statement of Additional Information, the Independent Trustees of the Portfolio Trust who may serve on this committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. This committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held two meetings during the last fiscal year.



      Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Portfolio Trust, as of December 31, 2004.



                                                                          AGGREGATE DOLLAR RANGE OF EQUITY
                                                                            SECURITIES IN ALL REGISTERED
                                                                          INVESTMENT COMPANIES OVERSEEN BY
                                  DOLLAR RANGE OF EQUITY                  TRUSTEE IN FAMILY OF INVESTMENT
    NAME OF TRUSTEE            SECURITIES IN THE PORTFOLIO                            COMPANIES
------------------------       ---------------------------                --------------------------------
NON-INTERESTED TRUSTEES
      Richard A. Brealey                  None                                           None

      Frederick C. Chen                   None                                        Over $100,000
      Alan S. Parsow                      None                                           None
      Larry M. Robbins                    None                                       $10,000-$50,000
      Michael Seely                       None                                           None
      Thomas Robards*                     None                                           None

INTERESTED TRUSTEE                        None
      Stephen J. Baker**                  None                                           None



* Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004, and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.



** Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.



      No Independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the principal underwriter of the Portfolio Trust, or any entity controlling, controlled by or under common control with the Advisor or the principal underwriter of the Portfolio Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members') share ownership in securities of the Advisor, the principal underwriter of the Portfolio Trust, and any entity controlling, controlled by or under common control with the Advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).





                         NAME OF OWNERS
NAME OF                 AND RELATIONSHIPS                                       VALUE OF      PERCENT OF
TRUSTEE                    TO TRUSTEE           COMPANY      TITLE OF CLASS    SECURITIES       CLASS
-------                 -----------------       -------      --------------    ----------     ----------
Richard A. Brealey           none                none            none            none            none

Frederick C. Chen            none                none            none            none            none

Larry M. Robbins             none                none            none            none            none

Alan S. Parsow               none                none            none            none            none

Michael Seely                none                none            none            none            none

Thomas Robards               none                none            none            none            none



As of February 1, 2005, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of each Portfolio.



No Independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Portfolio Trust or the Advisor or their affiliates (other than the Portfolio Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:



      -     the Portfolio;

      -     an officer of the Portfolio;

      - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or principal underwriter of the Portfolio;

      - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or principal underwriter of the Portfolio;

      -     the Adviser or principal underwriter of the Portfolio;

      -     an officer of the Adviser or principal underwriter of the Portfolio;

      - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio; or

      - an officer of a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio.

TRUSTEE COMPENSATION


      The Portfolio Trust pays each Trustee who is not an "interested person" of the Portfolio Trust (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees and a fee of $2,000 for each committee meeting, except that Mr. Robbins receives an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended and $2,000 for each committee meeting. For the fiscal year ended October 31, 2004, the Portfolio Trust paid the following compensation to the Trustees of the Portfolio Trust.

                                                       PENSION OR
                                  AGGREGATE        RETIREMENT BENEFITS    ESTIMATED ANNUAL       TOTAL COMPENSATION FROM
                              COMPENSATION FROM    ACCRUED AS PART OF       BENEFITS UPON     PORTFOLIO AND FUND COMPLEX**
NAME OF PERSON, POSITION          PORTFOLIO        PORTFOLIO EXPENSES*       RETIREMENT             PAID TO TRUSTEES
--------------------------    -----------------    -------------------    ----------------    ----------------------------
NON-INTERESTED TRUSTEES***

      Fredrick C. Chen,
      Trustee                        527                  None                  None                     49,000

      Alan S. Parsow,
      Trustee                        500                  None                  None                     46,000

      Larry M. Robbins,
      Trustee                        607                  None                  None                     63,250

      Michael Seely,
      Trustee                        552                  None                  None                     51,500

INTERESTED TRUSTEE

      Steven Baker,
      Trustee****                    None                 None                  None                       None

      Leslie Bains, *****
      Trustee                        None                 None                  None                       None


* The Portfolio Trust does not accrue pension or retirement benefits as part of Portfolio expenses, and Trustees of the Portfolio Trust are not entitled to benefits upon retirement from the Board of Trustees.

** The Fund Complex consisted of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, offshore feeders into the Portfolio Trust, and three stand-alone offshore funds.

 ***   Mr. Robards was appointed as an Advisory Trustee effective November 1,
      2004 and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005

****  Mr. Baker was appointed to the Board of Trustees effective March 2,
      2004.

***** Ms. Bains resigned her position as Trustee effective December 31,
      2003.

PROXY VOTING

      The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolio's Adviser. The Proxy Voting Policies of the Portfolio Trust and the Adviser are attached as Appendices A and B.

      Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2004 are available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.


                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER


      HSBC Investments (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust. For its services, the Adviser is entitled to a fee from the Portfolio, computed daily and paid monthly, as set forth below , based on the Portfolio's average daily net assets.

      Specifically, the Adviser receives from the Portfolio a fee, computed daily and based on the Portfolio's average daily net assets, equal on an annual basis to 0.575% on net assets up to $50 million, 0.450% on net assets over $50 million and up to $95 million, 0.200% on net assets over $95 million and up to $150 million, 0.400% on net assets over $150 million and up to $250 million, and 0.350% on net assets over $250 million.

      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate amount of advisory fees paid by the Portfolio were $743,417, $1,366,115, and $1,320,991, respectively.

      The Advisory Contract will continue in effect with respect to the Portfolio, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Trustees of the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for the Portfolio.

      The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of the Portfolio. The Adviser may, out of its own resources, assist in marketing the Portfolio's shares.


      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the Portfolio's shareholders that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.


      The Portfolio Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Portfolio Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees sub-advisers to ensure compliance with each Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the Portfolio Trust's Board of Trustees.


      The Board of Trustees of the Portfolio Trust approved the Advisory Contract with respect to the Portfolio in a meeting on December 13, 2004. In determining whether it was appropriate to approve the Advisory Contract, the Board of Trustees requested information, provided by the Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board of Trustees carefully evaluated this information, and was advised by legal counsel with respect to its deliberations. Based on its review of the information requested and provided, the Board of Trustees determined that the Advisory Contract is consistent with the best interests of the Portfolio and its shareholders, and enables the Portfolio to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its shareholders. The Board of Trustees made these determinations on the basis of the following considerations, among others:

- The investment advisory fees payable to the Adviser under the Advisory Contract are fair and reasonable in light of the services to be provided, the anticipated costs of these services, the profitability of the Adviser's relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable mutual funds;

- The Investment Advisory Agreement did not increase current investment advisory fees or overall operating expenses of the Portfolio over historical fee and expense levels;

- The nature, quality and extent of the investment advisory services provided by the Adviser, in light of the high quality services provided to the other mutual funds advised by the Adviser and their historic performance, including achievement of stated investment objectives;

- The Adviser's representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

- The Adviser's entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

- The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser.

      Accordingly, in light of the above considerations and such other factors and information it considered relevant, the Board of Trustees unanimously approved the Advisory Contract with respect to the Portfolio.

ADMINISTRATOR


      Pursuant to a Master Services Agreement dated April 1, 2003 (the "Master Services Agreement"), BISYS provides the Portfolio with administration of the Portfolio. Administration services include assisting in the preparation and filing of various documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. BISYS also provides certain persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of BISYS or its affiliates.



      The Master Services Agreement continues in effect for an initial term of three (3) years and thereafter from year to year unless terminated upon 60 days' written notice of non-renewal prior to the relevant renewal date. The Agreement provides that BISYS shall not be liable to the Portfolio Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. BISYS may, out of its own resources, assist in marketing the Portfolio's shares.

      BISYS receives an administration fee that primarily consists of an asset-based fee based on average daily net assets, and paid monthly at an annual rate of:



FEE RATE



Up to $8 billion ...........................................     0.075%
In excess of $8 billion but not exceeding $9.25 billion ....     0.070%
In excess of $9.25 billion but not exceeding $12 billion ...     0.050%
In excess of $12 billion ...................................     0.030%



The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios and Feeder Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid to BISYS is allocated to each of the funds in the HSBC Investor Family of Funds based upon its proportionate share of the aggregate net assets of the Family of Funds. For assets invested in the Portfolios by Feeder Funds, the Portfolios pay half of the administration fee and the Feeder Funds pay half of the administration fee, for a combination of the total fee rate set forth above.






      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate amount of administrative fees paid by the Portfolio were $69,546, $133,294 and $129,400, respectively. The administrator may, out of its own resources, assist in marketing the Portfolio's shares.


UNDERWRITERS

      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

               CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

CUSTODIAN

      Pursuant to respective Custodian Agreements, Investors Bank & Trust Company ("IBT") acts as the custodian of the foreign assets of the Portfolio and HSBC acts as custodian of the domestic assets of the Portfolio (the "Custodians"). The Portfolio Trust's Custodian Agreements provide that the Custodians may use the services of sub-custodians with respect to the Portfolio. The Custodians' responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury

Department Book Entry System or the Depositary Trust Company. The Custodians do not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For their services, IBT and HSBC each receives such compensation as may from time to time be agreed upon by either of them and the Portfolio Trust.

TRANSFER AGENT


      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for shares of the Portfolio. The Transfer Agent maintains an account for each shareholder of the Portfolio and investors in the Portfolio, performs other transfer agency functions, and act as dividend disbursing agent for the Portfolio. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.

PORTFOLIO ACCOUNTING AGENT

      Under the Master Services Agreement with BISYS, BISYS also serves as fund accounting agent to the Portfolio. For the fiscal year ended October 31, 2004, the aggregate amount of fund accounting fees paid by the Portfolio was $70,575.

FEDERAL BANKING LAW

      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by the Prospectus, this SAI, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees would review the Portfolio Trust's relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolio be liquidated.

EXPENSES

      Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                       CAPITAL STOCK AND OTHER SECURITIES


      The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.


      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.


      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.


      As of February 1, 2005, the following persons owned of record or beneficially 5% or more of the Portfolio or class of shares:



NAME                                                   PERCENTAGE

Fixed Income Fund, Ltd                                   16.32%
Fixed Income Fund                                        67.30%
Bond Fund                                                16.36%


                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES


      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investor in the Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

      Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Statement of Additional Information, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


      The Adviser or a sub-adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of the Portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.


      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust on behalf of the Portfolio has reserved the right to pay the redemption or repurchase price of Shares, either totally or partially, by a distribution in kind of portfolio securities from the Portfolio (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Shares being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash. The Portfolio Trust will redeem an investor's shares in kind only if it has received a redemption in kind from the Portfolio, and, therefore, investors that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Portfolio Trust that the Portfolio will not redeem in kind except in circumstances in which the investor is permitted to redeem in kind.


                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).


      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.


TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO


      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.


PORTFOLIO INVESTMENTS

      Market Discount. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.


      Original Issue Discount. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).


      Options, Futures And Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Constructive Sales. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed, if certain conditions are met.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.


      Foreign Source Income. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.


                                OTHER INFORMATION

INDEPENDENT AUDITORS


      The Board of Trustees has appointed KPMG LLP as independent registered public accounting firm of the Portfolio Trust for the fiscal year ending October 31, 2005. KPMG LLP will audit the Portfolio Trust's annual financial statements, prepare the Portfolio Trust's income tax returns, and assist in the filings with the SEC. KPMG LLP's address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.


COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Portfolio Trust, and also acts as counsel to the Portfolio Trust.

CODE OF ETHICS

      The Portfolio Trust, the Adviser, and BISYS each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Portfolio Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain transactions and to report certain transactions on a regular basis.

REGISTRATION STATEMENT


      This Statement of Additional Information and the Prospectus do not contain all the information included in the Portfolio Trust's registration statement filed with the SEC under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.


      Statements contained herein and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

      The Portfolio's current audited financial statements dated October 31, 2004 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2004 as filed with the SEC. Copies of the report will be provided without charge to each person receiving this Statement of Additional Information.

                              SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Portfolio Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                   APPENDIX A

                               HSBC INVESTOR FUNDS
                            HSBC ADVISOR FUNDS TRUST
              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PROCEDURES


The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser(2) retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.


The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

---------
(2) The Bernstein Unit of Alliance Capital Management L.P., NWQ Investment Management Company, LLC, Waddell & Reed Investment Management Company, and Westfield Capital Management, LLC (collectively, the "Sub-Advisers").

                                   APPENDIX B


                           HSBC Investments (USA) INC.


                       PROXY VOTING POLICY AND PROCEDURES


The purpose of these proxy voting procedures is to insure that HSBC Investments
(USA) Inc., as a fiduciary under common law, the Investment Advisors Act of 1940, as amended, and the Employee Retirement Income Securities Act, as amended, fulfills its responsibility to its clients in connection with the analysis of proposals submitted by management, and others, to shareholders for approval and properly executes and delivers proxy ballots in connection therewith.

As long as there is no provision to the contrary in the Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by the Manager to be an integral part of the Manager's investment responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities and that in such situations the right to vote is considered a plan asset.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

PROXY VOTING POLICY

It is the policy of HSBC Investments (USA) Inc. to vote all proxies for the exclusive benefit of the accounts whose assets we manage. In most, if not all, cases this will mean that the proposals which maximize the value of the securities which we hold will be approved without regard to non-economic considerations. However, we recognize that our performance as a fiduciary will be measured, not by the performance of any single investment, but by our overall performance as a "prudent man".

HSBC Investments (USA) Inc. will generally not favor proposals which are designed to make it difficult for a company to be acquired or which have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Investments (USA) Inc. will generally vote against proposals concerning instituting "poison pills", classified boards of directors, blank check preferred stock, unequal voting rights, elimination of shareholder action by written consent, prohibition of shareholder special meetings, granting stock options at less that fair market value, exchanging underwater stock options, and the pyramiding of stock options by management. Super majority proposals will be evaluated on a case-by-case basis, as will increases in authorized common stock, anti-greenmail provisions, re-incorporation or re-organization proposals and acceleration of options vesting upon change of control.

In the above-indicated situations and those of similar import to shareholders, the designated portfolio manager/analyst responsible for making the decision on how securities will be voted will make a written record of his rationale for voting and will be responsible for maintaining adequate documentation concerning his review of the indicated proposal(s). It is the responsibility of the designated portfolio manager/analyst to make a written record of any contact during the proxy voting period with any proponents or opponents of propositions and to keep these records with the retained proxy statements. Prior to the execution of the proxy in contested or controversial situations, the President of HSBC Investments (USA) Inc. will be consulted concerning the vote and will have the final authority over the voting on such proposals.

Appropriate instructions will then be forwarded to the proxy control designee who will ensure that the proxy cards for the particular solicitation are properly completed, the proper notation of votes is made in our client records and the proxy ballots(s) are forwarded back to the proxy tallying company in a timely fashion.

NEW ACCOUNT PROCEDURES

All new accounts will be forwarded a copy of the standard Investment Management Agreement, which will contain a paragraph affording the client the opportunity to affirmatively convey the authority to vote proxies to HSBC Investments (USA) Inc. Should a client wish to withhold proxy voting authority, the client should be instructed to strike out the applicable paragraph and to initial that change on the contract. In the event that the client presents HSBC Investments (USA) Inc. with a standard form of management agreement which the client prefers to use, the agreement will be checked to ensure that it contains language similar to our standard contractual language on proxy voting and if it does not, that omission will be brought to the attention of the client. In the event that the client refuses to amend their agreement to reflect an election concerning proxy voting, we will forward to the client a separate document with the paperwork for the account on which the client will be asked to make an election in connection with proxy voting.

Upon return of the executed agreement the client records in the administrative database will be coded to reflect the client's delegation of voting authority or the withholding thereof. This coding will also assist in the periodic reporting of the firm's positions in connection with Section 13 of the Securities Exchange Act of 1934. In the event that the proxy voting authority is conveyed to the investment manager, the manager will immediately notify, in writing, the fund custodian and instruct the custodian to immediately execute any proxy cards received as a result of client securities holdings, as the custodian will be in most, if not all, cases the record owner, and to forward such executed cards to the investment manager for the final election and submission to the proxy tallying company. The record of the custodian notification will be kept in the client's contract file.

PROXY HANDLING PROCEDURES

All proxy statements and proxy cards received by the mailroom will immediately be forwarded to the proxy control designee who has been designated to receive such materials. This material will immediately be logged in and a record will be made of the proposals, in abbreviated form, contained in the proxy statement. The position of all clients as of the record date will immediately be ascertained as will the total amount of shares over which the manager has discretionary authority. The proxy statement, ballot and tally of shares to be voted will be forwarded to the portfolio manager/analyst who will be responsible for evaluating and voting on all proposals. Proxy material containing only non-contested, non-controversial proposals will immediately be voted as the portfolio manager/analyst sees fit, the material will be returned to the proxy control designee, who will check to ensure that the proxy card has been properly executed and then return the executed proxy card to the proxy tallying company. The proxy statement, a copy of the proxy ballet and any other material generated in connection with proxy voting will be maintained in a central file, and all such material will be retained for at least one year.

                                     PART B

                         HSBC INVESTOR GROWTH PORTFOLIO


      References in this Statement of Additional Information to the "Prospectus" are to the Prospectus dated February 28, 2005 of the Portfolio Trust by which shares of the Portfolio are offered. Unless the context otherwise requires, terms defined in the Prospectus have the same meaning in this Statement of Additional Information as in the Prospectus.


      February 28, 2005

                                TABLE OF CONTENTS


                                                                                  Page No.
                                                                                  --------
INVESTMENT OBJECTIVE AND POLICIES AND
      RESTRICTIONS..............................................................    1
      Convertible Securities....................................................    2
      Fixed Income Securities...................................................    3
      High Yield/High Risk Securities...........................................    3
      Foreign Securities........................................................    4
      Lending of Portfolio Securities...........................................    5
      Cash Sweep Program........................................................    6
      Repurchase Agreements.....................................................    6
      Illiquid Investments, Rule 144A Securities and Section 4(2) Securities....    7
      Options and Futures.......................................................    7
      Forward Foreign Currency Contracts and Options on Foreign Currencies......   16
      Equity Securities.........................................................   18
      Portfolio Turnover........................................................   18
      Portfolio Transactions....................................................   19
PORTFOLIO HOLDINGS..............................................................   21

INVESTMENT RESTRICTIONS.........................................................   22
      Percentage and Rating Restrictions........................................   23
MANAGEMENT OF THE PORTFOLIO TRUST...............................................   24
      Trustees and Officers.....................................................   24
      Board of Trustees.........................................................   24
      Trustee Compensation......................................................   29
      Proxy Voting..............................................................

INVESTMENT ADVISORY AND OTHER SERVICES..........................................   30
      Investment Adviser........................................................   30
      Sub-Adviser...............................................................   33
      Administrator.............................................................   33
      Underwriters..............................................................   34

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT.............................   34
      Custodian.................................................................   34
      Transfer Agent............................................................   35
      Portfolio Accounting Agent................................................   35
      Federal Banking Law.......................................................   35
      Expenses..................................................................   35

PORTFOLIO
MANAGERS........................................................................

CAPITAL STOCK AND OTHER SECURITIES..............................................   36
PURCHASE, REDEMPTION AND PRICING OF SECURITIES..................................   37

TAXATION........................................................................   39
      Tax Status of the Portfolio...............................................   40
      RIC Investors in the Portfolio............................................   41
      Portfolio Investments.....................................................   41

OTHER INFORMATION...............................................................   43
      Registered Public Accounting Firm.........................................   43
      Counsel...................................................................   43
      Code of Ethics............................................................   43
      Registration Statement....................................................   44

FINANCIAL STATEMENTS............................................................   44

SHAREHOLDER INQUIRIES...........................................................   44
      APPENDIX A: HSBC INVESTOR PORTFOLIO PROXY VOTING POLICY...................  A-1
      APPENDIX B: HSBC INVESTMENTS (USA), INC.
                 , PROXY POLICY.................................................  B-1
      APPENDIX C: WADDEL & REED INVESTMENT MANAGEMENT COMPANY
                , PROXY VOTING POLICY...........................................  C-1

                INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTION


      The following supplements the information contained in the Prospectus concerning the investment objectives, policies and restrictions of the Portfolio.

      The investment objective of the Portfolio is long-term growth of capital. The Portfolio will primarily invest in U.S. and foreign equity securities of seasoned, medium and large capitalization companies, which Waddell & Reed Investment Management Company (Sub-Adviser" or "Waddell & Reed"), the Portfolio's sub-adviser believes to have the potential to provide significant capital growth.


      The Portfolio may invest in a broad range of U.S. and foreign companies, including common and preferred stocks, debt securities convertible into or exchangeable for common stock and securities such as warrants or rights that are convertible into common stock.

      The Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts,(d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and
(e)invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds." The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower),high-yield bonds. The Portfolio may retain any bond whose rating drops below investment grade if its is in the best interest of the Portfolio's shareholders. Securities rated BB/Ba by a nationally recognized statistical rating organization are considered to have speculative characteristics.

      The Portfolio may lend its portfolio securities. These loans may not exceed 30% of the value of the Portfolio's total assets.

      The Portfolio will not purchase securities for trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers' acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing. The Portfolio may invest up to 15% of its net assets in illiquid securities.

      The Sub-Adviser seeks the Portfolio's investment objective by pursuing a "growth" style of investing in marketable equity securities, primarily of U.S. companies. The Portfolio may purchase foreign, as well as domestic, equity securities. The Sub-Adviser normally will invest substantially all of the Portfolio's assets allocated in common stocks which the Sub-Adviser believes will appreciate in value.

      When the Sub-Adviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association.

CONVERTIBLE SECURITIES

      The Portfolio may buy securities that are convertible into common stock. The following is a brief description of the various types of convertible securities in which the Portfolio may invest.

      Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bondholder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

      Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

      The Portfolio may invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants entitle the holder to buy the issuer's stock at a specific price for a specific period of time.

      Warrants do not represent ownership of securities, but only the right to buy the securities. The price of a warrant tends to be more volatile than, and does not always track, the price of its underlying stock. Warrants are issued with expiration dates. Once a warrant expires, it has no value in the market.

      Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public.

FIXED INCOME SECURITIES

      The Portfolio may invest in fixed income securities. To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

HIGH YIELD/HIGH RISK SECURITIES


      The Portfolio may invest in lower rated, high-yield, "junk" bonds. These securities are generally rated lower than Baa by Moody's Investors Service, Inc. ("Moody's) or lower than BBB by Standard & Poor's Ratings Group, Inc. ("S&P"). In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Sub-Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which they invest. A description of the ratings used herein and in the Prospectus is set forth in Appendix to this Statement of Additional Information.


      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.


      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Sub-Adviser does not rely solely on credit ratings when selecting securities for the Portfolio, and Sub-Adviser develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by the Portfolio, the Portfolio may retain the security if the Sub-Adviser deems it in the best interest of investors.


FOREIGN SECURITIES

      The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Currencies in which a Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.


      The Portfolio may invest in securities of foreign growth companies, whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment or which otherwise represent opportunities for long-term growth.

LENDING OF PORTFOLIO SECURITIES


      The Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at all times during the loan must maintain with the Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.

CASH SWEEP PROGRAM


      Pursuant to the terms and conditions of a Securities and Exchange Commission ("SEC") exemptive order, the Portfolio may participate in a Cash Sweep Program. In the Cash Sweep Program, the Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings. Shares of the HSBC Money Market Fund, Class I sold to and redeemed from the Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund, Class I shares sold to or redeemed from the Portfolio are subject to any such distribution or service fee, HSBC Investments (USA) Inc. ("Adviser"), the Portfolio's investment adviser, will waive its advisory fee for the Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The uninvested cash invested in the HSBC Investor Money Market Fund, Class I may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, the Portfolio will be treated as a separate investment company.


REPURCHASE AGREEMENTS


      The Portfolio may invest in repurchase agreements, which are transactions in which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements are considered to be loans collateralized by the underlying security under the Investment Company Act of 1940, as amended (the "1940 Act"), and, therefore, will be fully collateralized. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

      The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and, therefore, subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolio acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.


      The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Portfolio will have the right to liquidate the securities. If at the time the Portfolio is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Portfolio's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Portfolio. The Portfolio has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Portfolio only enters into repurchase agreements after the Sub-Adviser has determined that the seller is creditworthy, and the Sub-Adviser monitor that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Portfolio has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

      In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES AND SECTION 4(2) SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices. The Portfolio has a policy that no more than 10% of its net assets may be invested in restricted securities which are restricted as to resale, including Rule 144A and Section 4(2) securities.

      The Sub-Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to the Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Sub-Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

      Options on Securities. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Sub-Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      Options on Securities Indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Sub-Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Futures Contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. This investment technique is designed to hedge (i.e., to protect) against anticipated future changes in interest or exchange rates which otherwise might adversely affect the value of the Portfolio's portfolio securities or adversely affect the prices of long-term bonds or other securities which the Portfolio intends to purchase at a later date. Futures contracts may also be entered into for non-hedging purposes to the extent permitted by applicable law. A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

      Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

      While futures contracts provide for the delivery of securities or currencies, such deliveries are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must allocate cash or securities as a margin deposit ("initial deposit"). It is expected that the initial deposit will vary but may be as low as 5% or less of the value of the contract. The futures contract is valued daily thereafter and the payment of "variation margin" may be required to be paid or received, so that each day the Portfolio may provide or receive cash that reflects the decline or increase in the value of the contract. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

      The purpose of the purchase or sale of a futures contract, for hedging purposes in the case of a portfolio holding long-term debt securities, is to protect the Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. If interest rates did increase, the value of the debt securities in the Portfolio would decline, but the value of the Portfolio's futures contracts should increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other Portfolio assets.


      Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could buy long-term bonds on the cash market. Purchases of futures contracts would be particularly appropriate when the cash flow from the sale of new shares of the Portfolio could have the effect of diluting dividend earnings. To the extent the Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of liquid instruments from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts, thereby assuring that the transactions are unleveraged.

      Futures contracts on foreign currencies may be used in a similar manner, in order to protect against declines in the dollar value of portfolio securities denominated in foreign currencies, or increases in the dollar value of securities to be acquired.

      A futures contract on an index of securities provides for the making and acceptance of a cash settlement based on changes in value of the underlying index. The Portfolio may enter into stock index futures contracts in order to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices and for non-hedging purposes to the extent permitted by applicable law. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Portfolio's securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or in part, by gains on the futures position. When the Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or in whole, offset increases in the cost of securities that Portfolio intends to purchase. As such acquisitions are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon the termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities. Futures contracts on other securities indices may be used in a similar manner in order to protect the Portfolio from broad fluctuations in securities prices and for non-hedging purposes to the extent permitted by applicable law.


      Options on Futures Contracts. The Portfolio may write and purchase options to buy or sell futures contracts. The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency underlying the futures contract. If the futures price at expiration of the option is below the exercise price, the Portfolio will retain the full amount of the option premium, less related transaction costs, which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or currency underlying the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will each retain the full amount of the option premium, less related transaction costs, which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option written by the Portfolio is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures contracts may to some extent be reduced or increased by changes in the value of portfolio securities.


      The Portfolio may purchase options on futures contracts for hedging purposes as an alternative to purchasing or selling the underlying futures contracts, or for non-hedging purposes to the extent permitted by applicable law. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline, a rise in interest rates or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the Portfolio may, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease in portfolio value occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the Portfolio will increase prior to acquisition, due to a market advance, or a decline in interest rates or a rise in the dollar value of foreign currencies in which securities to be acquired are denominated, the Portfolio may purchase call options on futures contracts, rather than purchasing the underlying futures contracts. As in the case of options, the writing of options on futures contracts may require the Portfolio to forego all or a portion of the benefits of favorable movements in the price of portfolio securities, and the purchase of options on futures contracts may require the Portfolio to forego all or a portion of such benefits up to the amount of the premium paid and related transaction costs. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other Portfolio assets.


      Risk Factors: Imperfect Correlation of Hedging Instruments with the Portfolio's Portfolio. The Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of the Portfolio's portfolio. If the values of portfolio securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the Portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


      The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Sub-Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

      The trading of options, futures contracts and forward contracts also entails the risk that, if the Sub-Adviser's judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if the Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

      It should be noted that the Portfolio may purchase and write options not only for hedging purposes, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

      Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio's ability effectively to hedge its portfolio.

      The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

      Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which the Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for the Portfolio to respond in a timely manner.


      In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions and, therefore, could result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house, and, therefore, the Portfolio will be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

      Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for the Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

      As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. The Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, the Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Sub-Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Sub-Adviser anticipates favorable movements in such rates.

      While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect the Portfolio's hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.


      Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolio's exemption filing with respect to its use of futures contracts are no longer applicable.


      The Portfolio has adopted the additional policy that it will not enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio's total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

      When the Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      The Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security.

      The Portfolio may enter into forward contracts for hedging purposes as well as for non-hedging purposes. The Portfolio may also enter into forwards contracts on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (a "cross hedge") if, in the judgment of the Sub-Adviser, a reasonable degree of correlation can be expected between movements in the value of the two currencies. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline, a rise in interest rates or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the Portfolio may, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease in portfolio value occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the Portfolio will increase prior to acquisition, due to a market advance, or a decline in interest rates or a rise in the dollar value of foreign currencies in which securities to be acquired are denominated, the Portfolio may purchase call options on futures contracts, rather than purchasing the underlying futures contracts. As in the case of options, the writing of options on futures contracts may require the Portfolio to forego all or a portion of the benefits of favorable movements in the price of portfolio securities, and the purchase of options on futures contracts may require the Portfolio to forego all or a portion of such benefits up to the amount of the premium paid and related transaction costs. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other Portfolio assets.


      Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolio may also enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce its gross income. For example, if the Sub-Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, a Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

      The Portfolio has no specific limitation on the percentage of assets they may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management. By entering into transactions in forward contracts, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of Forward Contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

EQUITY SECURITIES

      The Portfolio may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invests will cause the net asset value of the Portfolio to fluctuate.

      Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

PORTFOLIO TURNOVER

      The Sub-Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Sub-Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio's portfolio, the Sub-Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


      The portfolio turnover rate for the Portfolio for the period from May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004 was 53.08%.

      It is expected that the annual turnover rate for the Portfolio will generally not exceed 100% in subsequent fiscal years. If the Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a fund with a lesser portfolio turnover rate. See "Portfolio Transactions" and "Tax Matters" below.

PORTFOLIO TRANSACTIONS


      The Sub-Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The HSBC Investor Portfolio Trust (the "Portfolio Trust") has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Sub-Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio's shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of Portfolio investments for the Portfolio with a broker-dealer affiliate of the Sub-Adviser.


      The Sub-Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Sub-Adviser. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Sub-Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Sub-Adviser and its affiliates receive such services.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Sub-Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Sub-Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their respective overall responsibilities to the Portfolio or to their other clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Sub-Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Sub-Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Sub-Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.




      Investment decisions for the Portfolio and for the other investment advisory clients of the Sub-Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Sub-Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Sub-Adviser believes that the Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.

      Specific decisions to purchase or sell securities for the Portfolio are made by employees of the Sub-Adviser who are appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The Portfolio's portfolio manager or management committee may serve other clients of the Sub-Adviser or any subsidiary of the Sub-Adviser in a similar capacity.


      The Boards of Trustees of the Portfolio Trust have adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.


      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Sub-Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Sub-Adviser. At present, no arrangements for the recapture of commission payments are in effect.


      For the period from May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004, the Portfolio paid aggregate brokerage commissions of 47,606.20.

                               PORTFOLIO HOLDINGS

      The Boards of Trustees of the Portfolio Trust has adopted a policy and procedures relating to disclosure of the Portfolio Trust's portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of portfolio holdings information where necessary to the Portfolio Trust's operation or useful to the Portfolio Trust's shareholders without compromising the integrity or performance of the Portfolio Trust.

      Pursuant to applicable law, the Portfolio Trust is required to disclose its Portfolios' complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Portfolio Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Portfolio Trust shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q, Semi-Annual and Annual Reports are distributed to Portfolio Trust shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to Portfolio Trust shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov.

      These reports are also available, free of charge, on the Portfolio Trust's website at www.investorfunds.hsbc.com. The Portfolio Trust's website also provides information about the Portfolio's top 10 portfolio holdings, sector holdings and other portfolio characteristics data as of the end of the most recent fiscal quarter. This information on the website is provided with a lag of at least 60 days and is available until updated as of the next fiscal quarter. The information on the Portfolio Trust's website is publicly available to all categories of persons.

      The Portfolio Trust or the Adviser may share non-public portfolio holdings information of the Portfolio Trust sooner than 60 days of the end of each fiscal quarter with a service provider to the Portfolio Trust or the Adviser (such as the Portfolio Trust's custodian or administrator, a pricing service, proxy voting service, rating and ranking organization, broker-dealer executing trades for the Portfolio Trust, or other person) that reasonably needs such information to fulfill its duties, or with affiliated entities for compliance or risk management purposes. These service providers and other entities owe contractual, fiduciary, or other legal duties to the Portfolio Trust or the Adviser that foster reasonable expectations that portfolio holdings information will not be misused. The Portfolio Trust officers may authorize disclosure of the Portfolio Trust's portfolio holdings information to service providers where such service provider needs information to fulfill its duties.

      The Portfolio Trust requires any third party receiving non-public holdings information to enter into a Confidentiality Agreement. The Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the Portfolio. Specifically, the Confidentiality Agreement prohibits anyone in possession of non-public portfolio holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform the analysis or evaluation of the Portfolio.

      Currently, the Portfolio Trust has arrangements to provide additional disclosure of portfolio holdings information to the following third parties:
Lipper, Morningstar, and Bloomberg.

      No compensation or other consideration is paid to or received by any party in connection with the disclosure of portfolio holdings information, including the Portfolio Trust, Adviser and its affiliates.

      Pursuant to such Policy, the Boards of Trustees or the Chief Compliance Officer (the "CCO"), as authorized by the Board, may release the Portfolio's portfolio holdings, as necessary, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the applicable Board of Trustees.


                             INVESTMENT RESTRICTIONS


      The Portfolio Trust has adopted the following investment restrictions which are fundamental, i.e., they may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of
(i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act).


      As a matter of fundamental policy the Portfolio will not:

   1. invest in physical commodities or contracts on physical commodities;

   2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

   3. make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

   4. borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

   5. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

   6. acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

   7. issue senior securities, except as permitted under the 1940 Act;

   8. with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer; and

   9. with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

PERCENTAGE AND RATING RESTRICTIONS


      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy, however the Sub-Adviser will consider such change in its determination of whether to hold the security. Additionally, if such later change results in the Portfolio holding more than 15% of its net assets in illiquid securities, the Portfolio will take such action as is necessary to reduce the percentage of the Portfolio's net assets invested in illiquid securities to 15% or less. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Adviser or Sub-Adviser will attempt to use comparable ratings as standards for investments in accordance with the investment policies set forth in the Prospectus.


                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS

      The names of the Trustees of the Portfolio Trust, their addresses, ages, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other trusteeships held by each Trustee are set forth below.

      Trustees


                                                                                      NUMBER OF
                                                                                    PORTFOLIOS IN         OTHER
                          POSITION(s)      TERM OF OFFICE         PRINCIPAL          FUND COMPLEX      TRUSTEE-SHIPS
NAME, ADDRESS, AND        HELD WITH        AND LENGTH OF     OCCUPATION(s) DURING     OVERSEEN BY         HELD BY
AGE/DATE OF BIRTH           FUND            TIME SERVED         PAST 5 YEARS           TRUSTEE            TRUSTEE
-----------------           ----            -----------         ------------           -------            -------
NON-INTERESTED TRUSTEES
RICHARD A. BREALEY        Advisory       Indefinite;       Professor of                31                 None
P.O. Box 182845           Board          January 2005 to   Finance, London School
Columbus, OH 43218            Member     present           of Business School (July
Date of Birth:                                             1974 - present); special
June 9, 1936                                               Adviser to the Governor
                                                           of the Bank of England
                                                           (1998-2001); Deputy
                                                           Chairman, Balancing and
                                                           Settlement Code Panel
                                                           (August 2000-present)
                                                           (overview of G.B.
                                                           electricity)

FREDERICK C. CHEN         Trustee        Indefinite; 1990  Management Consultant       31                 None
P.O. Box 182845                          to present        (1988 to present).
Columbus, OH 43218
Date of Birth:
April 22, 1927

ALAN S. PARSOW            Trustee        Indefinite; 1987  General Partner of          31                 None
P.O. Box 182845                          to present        Elkhorn Partners, L.P.
Columbus, OH 43218                                         (1989 to present).
Date of Birth:
January 16, 1950

LARRY M. ROBBINS          Trustee        Indefinite; 1987  Director, Center for        31                 None
P.O. Box 182845                          to present        Teaching and Learning,
Columbus, OH 43218                                         University of
Date of Birth:                                             Pennsylvania
December 2, 1938

MICHAEL SEELY             Trustee        Indefinite;       Private Investor;           31                 None
P.O. Box 182845                          1987 to present   President of

Columbus, OH  43218                                         Investor Access
Date of Birth:                                              Corporation (investor
June 7, 1945                                                relations consulting
Advisory Board                                              firm) (1981-present).

THOMAS ROBARDS            Advisory Board  Indefinite; 2004  Chief Financial Officer,   31              Finance
P.O. Box 182845           Member          to present        American Museum of                         Federal
Columbus, OH  43218                                         Natural History (2003 to                   Corporation
Date of Birth:                                              Present); Chief                            (FIF)
June 10, 1946                                               Financial Officer, Datek
                                                            Online Holding Corp.
                                                            (2000 to 2002),
                                                            Executive Member of
                                                            Board of Directors, Vice
                                                            President, Republic New
                                                            York Corporation (1976
                                                            to 1999)



INTERESTED TRUSTEE
STEPHEN J. BAKER          Trustee         Indefinite;       Chief Executive Officer,   31               None
P.O. Box 182845                           March 2004 to     HSBC Investments (USA)
Columbus, OH  43218                       present           Inc. (formerly HSBC
Date of Birth:                                              Asset Management
June 23, 1956                                               (Americas) Inc.) (2003
                                                            to present); Chief
                                                            Executive Officer, HSBC
                                                            Asset Management
                                                            (Canada) Limited (1998
                                                            to 2003)



      The names of the Officers, their addresses, ages, position(s) held with the Portfolio Trust, and principal occupation(s) during the past five years are described in the table below. Unless otherwise indicated, the address for each Officer is 3435 Stelzer Road, Columbus, Ohio 43219-3035.



                                 POSITION(s)
   NAME, ADDRESS, AND            HELD WITH              TERM OF OFFICE AND      PRINCIPAL OCCUPATION(s)
   AGE/DATE OF BIRTH              FUND                LENGTH OF TIME SERVED      DURING PAST 5 YEARS
   -----------------              ----                ---------------------      -------------------
RICHARD A. FABIETTI              President            Indefinite;              Senior Vice President, Head of
452 Fifth Avenue                                      March 2004 to present    Product Management, HSBC
New York, NY  10018                                                            Investments (USA) Inc. (1988 to
Date of Birth:                                                                 present).
October 8, 1958

MARK L. SUTER*                   Vice President       Indefinite;              Employee of BISYS Fund Services,
90 Park Avenue                                        2000 to present          Inc. (1/00 to present); Vice
10th Floor                                                                     President of Client Services,
New York, NY  10016                                                            Seligman Data (6/97 to 12/99) Vice
Date of Birth:                                                                 President Capitalink (2/96 to
November 16, 1962                                                              5/97).

SALVATORE IOCOLANO               Vice President       Indefinite; 2002 to      Senior Compliance Officer,  HSBC
452 Fifth Avenue, 18th floor                          present                  Investments (USA) (2001 to
New York, NY  10018                                                            present); Director of Compliance,
Date of Birth:                                                                 KPMG Investment Advisers (8/99 to
August 6, 1962                                                                 3/01); Director of compliance,
                                                                               Oppenheimer Capital (3/98 to
                                                                               8/99); Securities Compliance
                                                                               Examiner, U.S. Securities and
                                                                               Exchange Commission (3/95 to 3/98).

TROY SHEETS*                                                                   Employee of BISYS Fund
3435 Stelzer Road                                                              Services, Inc. (4/02 to present);
Columbus, OH  43219-3035                                                       Senior Manager, KPMG LLP -- Ohio
Date of Birth:                                        Indefinite;              Investment Management and
May 29, 1971                     Treasurer            2004 to present          Funds(8/93 to 4/02).



ALAINA METZ*                     Assistant Secretary  Indefinite; 1996 to      Employee of BISYS Fund Services,
3435 Stelzer Road                                     present                  Inc. (6/95 to present)
Columbus, OH  43219-3035
Date of Birth:
April 4, 1967

FREDERICK J. SCHMIDT*            Chief Compliance     Time expires 2005, 2004  Senior Vice President and Chief
90 Park Avenue                   Officer              to present               Compliance Officer, CCO Services
10th Floor                                                                     of BISYS Fund Services since 2004;
New York, NY  10016                                                            President, FJS Associates from
Date of Birth                                                                  2002 to 2004; Vice President
July 10, 1959                                                                  Credit Agricole Asset Management,
                                                                               U.S. from 1987 to 2002



* Messrs. Sheets, Suter, and Schmidt and Ms. Metz also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.



BOARD OF TRUSTEES



   Overall responsibility for management of the Portfolio Trust rests with its Board of Trustees, who are elected by the shareholders of the Portfolio Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the respective Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.



   Committees



   The Trustees of Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for each Trust.



   Audit Committee

The members of the Audit Committee are Frederick C. Chen, Alan S. Parsow, Larry
M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee is currently chaired by Mr. Chen. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of Portfolio Trust held two meetings during the last fiscal year.



   Valuation Committee



   The Valuation Committee includes at least one of the Independent Trustees of the Portfolio Trust elected by the Board of Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. As of the date of this Statement of Additional Information, the Independent Trustees of the Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of each Fund's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Funds' Valuation Procedures. The Valuation Committee of each Trust held no meetings during the last fiscal year.



   Nominating and Corporate Governance Committee



   The Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees, is currently chaired by Mr. Seely. As of the date of this Statement of Additional Information, the Independent Trustees of the Portfolio Trust who may serve on this committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. This committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held two meetings during the last fiscal year.



      Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Portfolio Trust, as of December 31, 2004.

                                                                   AGGREGATE DOLLAR RANGE OF EQUITY
                                                                     SECURITIES IN ALL REGISTERED
                                                                   INVESTMENT COMPANIES OVERSEEN BY
                                    DOLLAR RANGE OF EQUITY          TRUSTEE IN FAMILY OF INVESTMENT
    NAME OF TRUSTEE               SECURITIES IN THE PORTFOLIO                  COMPANIES
-----------------------           ---------------------------      --------------------------------
NON-INTERESTED TRUSTEES

 Richard A. Brealey                        None                                None

 Frederick C. Chen                         None                             Over $100,000

 Alan S. Parsow                            None                                None

 Larry M. Robbins                          None                           $10,000-$50,000

 Michael Seely                             None                                None

 Thomas Robards*                           None                                None

INTERESTED TRUSTEE                         None

 Stephen J. Baker**                        None                                None



* Mr. Robards was appointed as an Advisory Trustee effective November 1,
  2004, and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.



** Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.



      No Independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the principal underwriter of the Portfolio Trust, or any entity controlling, controlled by or under common control with the Advisor or the principal underwriter of the Portfolio Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members') share ownership in securities of the Advisor, the principal underwriter of the Portfolio Trust, and any entity controlling, controlled by or under common control with the Advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).



                         NAME OF OWNERS
NAME OF                 AND RELATIONSHIPS                                       VALUE OF      PERCENT OF
TRUSTEE                    TO TRUSTEE           COMPANY      TITLE OF CLASS    SECURITIES       CLASS
-------                 -----------------       -------      --------------    ----------     ----------
Richard A. Brealey           none                none            none            none            none

Frederick C. Chen            none                none            none            none            none

Larry M. Robbins             none                none            none            none            none

Alan S. Parsow               none                none            none            none            none

Michael Seely                none                none            none            none            none

Thomas Robards               none                none            none            none            none



As of February 1, 2005, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of each Portfolio.



No Independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Portfolio Trust or the Advisor or their affiliates (other than the Portfolio Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:


      -     the Portfolio;

      -     an officer of the Portfolio;

      - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or principal underwriter of the Portfolio;

      - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or principal underwriter of the Portfolio;

      -     the Adviser or principal underwriter of the Portfolio;

      -     an officer of the Adviser or principal underwriter of the Portfolio;

      - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio; or

      - an officer of a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio.


TRUSTEE COMPENSATION


      The Portfolio Trust pays each Trustee who is not an "interested person" of the Portfolio Trust (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees and a fee of $2,000 for each committee meeting, except that Mr. Robbins receives an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended and $2,000 for each committee meeting. For the fiscal year ended October 31, 2004, the Portfolio Trust paid the following compensation to the Trustees of the Portfolio Trust.

                                                        PENSION OR
                                   AGGREGATE        RETIREMENT BENEFITS    ESTIMATED ANNUAL     TOTAL COMPENSATION FROM
                               COMPENSATION FROM    ACCRUED AS PART OF      BENEFITS UPON          PORTFOLIO AND FUND
 NAME OF PERSON, POSITION          PORTFOLIO*      PORTFOLIOS EXPENSES**      RETIREMENT       COMPLEX*** PAID TO TRUSTEES
---------------------------    -----------------   ---------------------   ----------------    ---------------------------
NON-INTERESTED TRUSTEES****

     Fredrick C. Chen,
     Trustee                           51                  None                None                      $49,000

     Alan S. Parsow,
     Trustee                           46                  None                None                      $46,000

     Larry M. Robbins,
     Trustee                           63                  None                None                      $63,250

     Michael Seely,
     Trustee                           52                  None                None                      $51,500

INTERESTED TRUSTEE

     Stephen J, Baker,
     Trustee*****                     None                 None                None                        None

Leslie Bains                    None                 None                None                        None
Trustee******

* The Growth Portfolio commenced operations on May 7, 2004, and, therefore, the aggregate compensation received from the Portfolio is for the period May 7, 2004 through October 31, 2004.


** The Portfolio Trust does not accrue pension or retirement benefits as part of Portfolio expenses, and Trustees of the Portfolio Trust are not entitled to benefits upon retirement from the Board of Trustees.

*** The Fund Complex consisted of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, offshore feeders into the Portfolio Trust, and three stand-alone offshore funds.


**** Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004 and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.

*****  Mr. Baker was appointed to the Board of Trustees effective March 2,
       2004.

****** Mr. Baker was appointed to the Board of Trustees effective March 2,
       2004.


PROXY VOTING


      The Portfolio Trust has adopted a Proxy Voting Policy that delegates the responsibility of voting proxies to the Portfolio's Adviser and Sub-Adviser. The Proxy Voting Policies of the Portfolio Trust and the Adviser and Sub-Adviser are attached as Appendices A, B and C.

      Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2004 are available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.


                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER


      HSBC Investments (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust.

      For their services as Investment Adviser and Sub-Investment Adviser, respectively, HSBC and Waddell and Reed Investment Management Company receive an aggregate, from the Growth Portfolio, a fee accrued daily and paid monthly at an annual rate of:

BASED ON AVERAGE DAILY NET ASSETS OF                                  FEE RATE
------------------------------------                                  --------
Up to $50 million...................................................   0.500%

In excess of $50 million but not exceeding $100 million.............   0.425%

In excess of $100 million but not exceeding $200 million............   0.375%

In excess of $200 million...........................................   0.325%

      For the period May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004, the aggregate amount of advisory fees paid by the Portfolio was $99,225.


      The Advisory Contract will continue in effect with respect to the Portfolio, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Portfolio Trustees of the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for the Portfolio.

      The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of the Portfolio.

      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the Portfolio's shareholders that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.


      The Portfolio Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Portfolio Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees sub-advisers to ensure compliance with each Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the Portfolio Trust's Board of Trustees.

      The Board of Trustees of the Portfolio Trust approved the Advisory Contract and the investment sub-advisory agreement with respect to the Portfolio in a meeting on December 13, 2004. In determining whether it was appropriate to approve the Advisory Contract and the investment sub-advisory agreement, the Board of Trustees requested information, provided by the Adviser and the Sub-Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board of Trustees carefully evaluated this information, and was advised by legal counsel with respect to its deliberations. Based on its review of the information requested and provided, the Board of Trustees determined that the Advisory Contract and the investment sub-advisory agreement is consistent with the best interests of the Portfolio and its shareholders, and enables the Portfolio to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its shareholders. The Board of Trustees made these determinations on the basis of the following considerations, among others:


      - The investment advisory fees payable to the Adviser and the Sub-Adviser under the Advisory Contract and the investment sub-advisory agreement are fair and reasonable in light of the services to be provided, the anticipated costs of these services, the profitability of the Adviser and the Sub-Adviser's relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable mutual funds;

      - The Investment Advisory Agreement and investment sub-advisory agreement did not increase current investment advisory fees or overall operating expenses of the Portfolio over historical fee and expense levels;

      - The nature, quality and extent of the investment advisory services expected to be provided by the Sub-Adviser, in light of the high quality services provided to the other mutual funds advised by the Sub-Adviser and their historic performance, including achievement of stated investment objectives;

      - The Adviser and Sub-Adviser's representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

      - The Adviser and Sub-Adviser's entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

      - The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser and Sub-Adviser.

      Accordingly, in light of the above considerations and such other factors and information it considered relevant, the Board of Trustees unanimously approved the Advisory Contract and investment sub-advisory agreement with respect to the Portfolio.

SUB-ADVISER


      Waddell & Reed, located at 6300 Lamar Avenue, Oakland Park, KS 66202, serves as the Portfolio's Sub-Adviser. As the Portfolio's Sub-Adviser, Waddell & Reed is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Sub-Adviser in its discretion. Waddell & Reed also furnishes to the Board of Trustees of the Portfolio Trust, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio.

      Waddell & Reed acts as investment adviser to numerous investment companies and accounts. Waddell & Reed currently manages in excess of $7.2 billion in Institutional assets. Waddell & Reed's ultimate parent is Waddell & Reed Financial, Inc., a publicly traded company on the NYSE.


      For its services, the Sub-Adviser receives from the Portfolio a fee, computed daily and based on the Portfolio's average daily net assets allocated to the Adviser for management, at the annual rate of 0.325% of net assets up to $50 million, 0.25% of net assets over $50 million up to $100 million, 0.20% of net assets over $100 million up to $200 million, and 0.15% of net assets in excess of $200 million.


      For the period May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004, the aggregate amount of sub-advisory fees paid by the Adviser was $64,496.


      The investment advisory services of the Sub-Adviser to the Portfolio are not exclusive under the terms of the Sub-Advisory Agreement. The Sub-Adviser is free to and does render investment advisory services to others.

ADMINISTRATOR


      Pursuant to a Master Services Agreement dated April 1, 2003 (the "Master Services Agreement"), BISYS provides the Portfolio with administration of the Portfolio. Administration services include assisting in the preparation and filing of various documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. BISYS also provides certain persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of BISYS or its affiliates.

      The Master Services Agreement continues in effect for an initial term of three (3) years and thereafter from year to year unless terminated upon 60 days' written notice of non-renewal prior to the relevant renewal date. The Agreement provides that BISYS shall not be liable to the Portfolio Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. BISYS may, out of its own resources, assist in marketing the Portfolio's shares.



      BISYS receives an administration fee that primarily consists of an asset-based fee based on average daily net assets, and paid monthly at an annual rate of:



FEE RATE



Up to $8 billion...........................................     0.075%
In excess of $8 billion but not exceeding $9.25 billion....     0.070%
In excess of $9.25 billion but not exceeding $12 billion...     0.050%
In excess of $12 billion...................................     0.030%



The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios and Feeder Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid to BISYS is allocated to each of the funds in the HSBC Investor Family of Funds based upon its proportionate share of the aggregate net assets of the Family of Funds. For assets invested in the Portfolios by Feeder Funds, the Portfolios pay half of the administration fee and the Feeder Funds pay half of the administration fee, for a combination of the total fee rate set forth above.




      For the period May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004, the aggregate amount of administrative fees paid by the Portfolio was $7,426.


UNDERWRITERS

      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

               CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

CUSTODIAN

      Pursuant to respective Custodian Agreements, Investors Bank & Trust Company ("IBT") acts as the custodian of the foreign assets of the Portfolio and HSBC acts as custodian of the domestic assets of the Portfolio (the "Custodians"). The Portfolio Trust's Custodian Agreements provide that the Custodians may use the services of sub-custodians with respect to the Portfolio. The Custodians' responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodians do not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For their services, IBT and HSBC each receives such compensation as may from time to time be agreed upon by either of them and the Portfolio Trust.

TRANSFER AGENT


      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for shares of the Portfolio. The Transfer Agent maintains an account for each shareholder of the Portfolio and investors in the Portfolio, performs other transfer agency functions, and act as dividend disbursing agent for the Portfolio. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.

PORTFOLIO ACCOUNTING AGENT

      Under the Master Services Agreement with BISYS , BISYS also serves as fund accounting agent to the Portfolio. For the period May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004, the aggregate amount of fund accounting fees paid by the Portfolio was $24,815.

FEDERAL BANKING LAW

      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by the Prospectus, this Statement of Additional Information, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees would review the Portfolio Trust's relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolio be liquidated.


EXPENSES

      Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                       CAPITAL STOCK AND OTHER SECURITIES


      The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.


      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.


      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.


      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.


      As of February 1, 2005, the following persons owned of record or beneficially 5% or more of the Portfolio or class of shares:



NAMES                                                       PERCENTAGE
HSBC Large Cap Growth Fund, Ltd                               20.38%
HSBC Growth Fund                                              79.54%


                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES


      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investor in the Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

      Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.


      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Statement of Additional Information, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The Adviser or Sub-Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of the Portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust on behalf of the Portfolio has reserved the right to pay the redemption or repurchase price of Shares, either totally or partially, by a distribution in kind of portfolio securities from the Portfolio (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Shares being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash. The Portfolio Trust will redeem an investor's shares in kind only if it has received a redemption in kind from the Portfolio, and, therefore, investors that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Portfolio Trust that the Portfolio will not redeem in kind except in circumstances in which the investor is permitted to redeem in kind.

                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).


      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.


TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO


      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.


PORTFOLIO INVESTMENTS

      Market Discount. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.

      Original Issue Discount. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).


      Options, Futures And Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Constructive Sales. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed, if certain conditions are met.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.


      Foreign Source Income. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.


                                OTHER INFORMATION


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Trustees has appointed KPMG LLP as independent registered public accounting firm of the Portfolio Trust for the fiscal year ending October 31, 2005. KPMG LLP will audit the Portfolio Trust's annual financial statements, prepare the Portfolio Trust's income tax returns, and assist in the filings with the SEC. KPMG LLP's address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.


COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Portfolio Trust, and also acts as counsel to the Portfolio Trust.

CODE OF ETHICS


      The Portfolio Trust, the Adviser, the Sub-Adviser and BISYS each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Portfolio Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain transactions and to report certain transactions on a regular basis.

REGISTRATION STATEMENT


      This Statement of Additional Information and the Prospectus do not contain all the information included in the Portfolio Trust's registration statement filed with the SEC under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.


      Statements contained herein and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS


      The Portfolio's current audited financial statements dated October 31, 2004 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2004 as filed with the SEC. Copies of the report will be provided without charge to each person receiving this Statement of Additional Information.


                              SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Portfolio Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                   APPENDIX A

                               HSBC INVESTOR FUNDS
                            HSBC ADVISOR FUNDS TRUST
              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser(2) retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

------------
(2) The Bernstein Unit of Alliance Capital Management L.P., NWQ Investment Management Company, LLC, Waddell & Reed Investment Management Company, and Westfield Capital Management, LLC (collectively, the "Sub-Advisers.")

                                   APPENDIX B

                           HSBC INVESTMENTS (USA)INC.


                       PROXY VOTING POLICY AND PROCEDURES

The purpose of these proxy voting procedures is to insure that HSBC Investments
(USA) Inc., as a fiduciary under common law, the Investment Advisors Act of 1940, as amended, and the Employee Retirement Income Securities Act, as amended, fulfills its responsibility to its clients in connection with the analysis of proposals submitted by management, and others, to shareholders for approval and properly executes and delivers proxy ballots in connection therewith.

As long as there is no provision to the contrary in the Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by the Manager to be an integral part of the Manager's investment responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities and that in such situations the right to vote is considered a plan asset.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

PROXY VOTING POLICY

It is the policy of HSBC Asset Investments (USA) Inc. to vote all proxies for the exclusive benefit of the accounts whose assets we manage. In most, if not all, cases this will mean that the proposals which maximize the value of the securities which we hold will be approved without regard to non-economic considerations. However, we recognize that our performance as a fiduciary will be measured, not by the performance of any single investment, but by our overall performance as a "prudent man".

HSBC Investments (USA) Inc. will generally not favor proposals which are designed to make it difficult for a company to be acquired or which have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Asset Investments (USA) Inc. will generally vote against proposals concerning instituting "poison pills", classified boards of directors, blank check preferred stock, unequal voting rights, elimination of shareholder action by written consent, prohibition of shareholder special meetings, granting stock options at less that fair market value, exchanging underwater stock options, and the pyramiding of stock options by management. Super majority proposals will be evaluated on a case-by-case basis, as will increases in authorized common stock, anti-greenmail provisions, re-incorporation or re-organization proposals and acceleration of options vesting upon change of control.

In the above-indicated situations and those of similar import to shareholders, the designated portfolio manager/analyst responsible for making the decision on how securities will be voted will make a written record of his rationale for voting and will be responsible for maintaining adequate documentation concerning his review of the indicated proposal(s). It is the responsibility of the designated portfolio manager/analyst to make a written record of any contact during the proxy voting period with any proponents or opponents of propositions and to keep these records with the retained proxy statements. Prior to the execution of the proxy in contested or controversial situations, the President of HSBC Investments (USA) Inc. will be consulted concerning the vote and will have the final authority over the voting on such proposals.

Appropriate instructions will then be forwarded to the proxy control designee who will ensure that the proxy cards for the particular solicitation are properly completed, the proper notation of votes is made in our client records and the proxy ballots(s) are forwarded back to the proxy tallying company in a timely fashion.

NEW ACCOUNT PROCEDURES

All new accounts will be forwarded a copy of the standard Investment Management Agreement, which will contain a paragraph affording the client the opportunity to affirmatively convey the authority to vote proxies to HSBC Investments (USA) Inc. Should a client wish to withhold proxy voting authority, the client should be instructed to strike out the applicable paragraph and to initial that change on the contract. In the event that the client presents HSBC Investments (USA) Inc. with a standard form of management agreement which the client prefers to use, the agreement will be checked to ensure that it contains language similar to our standard contractual language on proxy voting and if it does not, that omission will be brought to the attention of the client. In the event that the client refuses to amend their agreement to reflect an election concerning proxy voting, we will forward to the client a separate document with the paperwork for the account on which the client will be asked to make an election in connection with proxy voting.

Upon return of the executed agreement the client records in the administrative database will be coded to reflect the client's delegation of voting authority or the withholding thereof. This coding will also assist in the periodic reporting of the firm's positions in connection with Section 13 of the Securities Exchange Act of 1934. In the event that the proxy voting authority is conveyed to the investment manager, the manager will immediately notify, in writing, the fund custodian and instruct the custodian to immediately execute any proxy cards received as a result of client securities holdings, as the custodian will be in most, if not all, cases the record owner, and to forward such executed cards to the investment manager for the final election and submission to the proxy tallying company. The record of the custodian notification will be kept in the client's contract file.

PROXY HANDLING PROCEDURES

All proxy statements and proxy cards received by the mailroom will immediately be forwarded to the proxy control designee who has been designated to receive such materials. This material will immediately be logged in and a record will be made of the proposals, in abbreviated form, contained in the proxy statement. The position of all clients as of the record date will immediately be ascertained as will the total amount of shares over which the manager has discretionary authority. The proxy statement, ballot and tally of shares to be voted will be forwarded to the portfolio manager/analyst who will be responsible for evaluating and voting on all proposals. Proxy material containing only non-contested, non-controversial proposals will immediately be voted as the portfolio manager/analyst sees fit, the material will be returned to the proxy control designee, who will check to ensure that the proxy card has been properly executed and then return the executed proxy card to the proxy tallying company. The proxy statement, a copy of the proxy ballet and any other material generated in connection with proxy voting will be maintained in a central file, and all such material will be retained for at least one year.

                                   APPENDIX C

                            WADDELL & REED INVESTMENT

                               MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY

                              PROXY VOTING POLICIES

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                            GENERAL POLICY STATEMENT

      It is the policy of both Waddell & Reed Investment Management Company ("WRIMCO") and Waddell & Reed Ivy Investment Company ("WRIICO") (hereinafter referred to as the "Investment Manager") to review each issue of each proxy solicited by security issuers whose securities are held in any client portfolio and to vote each proxy issue in the best interest of the client and/or the client's plan participants. All proxies received will, whenever possible, be voted and transmitted by means necessary to ensure timely receipt by the tabulating agent prior to the annual or special meeting of shareholders.

      An annual report to the client and/or trustees of any plan client regarding proxies voted on shares held in that plan's investment portfolio will be provided upon request within three business days of such request. Written records of all proxies received and a copy of any report made to trustees will be maintained in client files. In addition, a record of each client's written request for copies of their respective proxy voting records and the Investment Manager's written response to any written or oral request will be kept by the Investment Manager.

      The Investment Manager welcomes inquiries and input on any specific proxy issue of concern to any client, the trustees of any client plan or their authorized representatives.

      The following state the general policies of the Investment Manager; however, exceptions to the policies may be deemed appropriate.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

           "EXCLUSIVE BENEFIT" INVESTING & PROXY VOTING FOR FIDUCIARY
                                  SHAREHOLDERS

      It is the Investment Manager's responsibility to vote proxy issues solely in the best interests of the clients to whom it has a fiduciary responsibility. In doing so, it is the Investment Manager's policy to consider the economic cost or benefit to the clients as investors. The role of shareholders in corporate governance is typically limited. A majority of the decisions regarding the daily operations and business strategies of most corporations, including the businesses in which the corporation is engaged, the manner and means in which the corporation chooses to do business, and the determination of the users of its products and services, should primarily be left to management's discretion. It is the Investment Manager's policy that the shareholder should become involved with these matters only when management has failed and the corporation's performance has suffered, or to protect the rights of shareholders to act.

      Some shareholders use the proxy voting process as a platform to reflect political, moral or religious beliefs. Although the Investment Manager may share the beliefs expressed by means of these proposals, as fiduciaries charged with investing for the exclusive benefit of the clients the Investment Manager serves, as a practical matter, it is impossible for the Investment Manager's decisions in these matters to reflect the divergent views of the plan participants. The Investment Manager generally restricts its consideration of a proposal to the economic viewpoint and the effect of the proposal on share value.

      The above notwithstanding, it is not the Investment Manager's intent to consider only the immediate impact of each proposal on the corporation's bottom line. For example, corporations would save money by not having independent directors, who must be compensated. It is clear, however, that it is in the best interest of shareholders to have their interests represented by directors independent of management. Consequently, the Investment Manager recognizes that, while economic factors are of material concern, other considerations may in some cases be of equal or greater importance with respect to the security of shareholders' investments over the longer term.

      The following are the general proxy voting policies for clients of the Investment Manager. The policies are intended to be guidelines only and each vote will be analyzed based upon all relevant factors; therefore, a vote may vary from the guidelines from time to time.

                          CONFLICTS OF INTEREST BETWEEN
                     THE INVESTMENT MANAGER AND ITS CLIENTS

      The Investment Manager will use the following three-step process to identify and address conflicts of interest:

      (1) The Investment Manager will attempt to identify any potential conflicts of interest;

      (2) The Investment Manager will then determine if the conflict as identified is material; and

      (3) The Investment Manager will follow the procedures established below to ensure that its proxy voting decisions are based on the best interests of clients and are not the product of a material conflict.

I. Identifying Conflicts of Interest

      The Investment Manager will evaluate the nature of its relationships to assess which, if any, might place the interests of the Investment Manager, as well as those of its affiliates, in conflict with those of the client or the fund's shareholders on a proxy voting matter. The Investment Manager will review any potential conflicts that involve the following three general categories or any other known conflict to determine if there is a conflict:

- BUSINESS RELATIONSHIPS - The Investment Manager will review any situation for a material conflict where it (or an affiliate) manages money for a company or an employee group, manages pension assets, administers employee benefit plans, leases office space from a company, or provides brokerage, underwriting, insurance, banking or consulting services to a company or if it (or an affiliate) is actively soliciting any such business from a company; or if the Investment Manager has determined that it (or an affiliate) otherwise has a similar significant relationship with a third party.

- PERSONAL RELATIONSHIPS - The Investment Manager will review any situation where it (or an affiliate) has a personal relationship with Management or other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships to determine if a material conflict exists;

- FAMILIAL RELATIONSHIPS - The Investment Manager will review any situation where it (or an affiliate) has a known familial relationship relating to a company (e.g., a spouse or other relative who serves as a director of a public company or is employed by the company) to determine if a material conflict exists; and

      Any person with knowledge of a potential conflict of interest of the Investment Manager (or its affiliates) for a particular item shall disclose that conflict to the Director of Research of the Investment Manager. Any person with a known potential conflict of interest for a particular item shall disclose that conflict to the Director of Research and otherwise remove himself or herself from the proxy voting process with respect to that item. The Investment Manager or the Director of Research will also review all known relationships of portfolio managers and senior management for potential conflicts. The Investment Manager will designate an individual or committee to review all proxies to be voted by the Investment Manager on behalf of a client and identify any potential conflicts of interest on an ongoing basis.

      II. "Material Conflicts"

      The Investment Manager will review each relationship identified as having a potential conflict based on the individual facts and circumstances. For purposes of this review, the Investment Manager will determine materiality based on the reasonable likelihood that they would be viewed as important by the average shareholder.

      III. PROCEDURES TO ADDRESS MATERIAL CONFLICTS

      The Investment Manager will use the following techniques to vote proxies that have been determined to present a "Material Conflict."

- USE A PROXY VOTING SERVICE FOR SPECIFIC PROPOSALS - As a primary means of voting Material Conflicts if no client direction is provided the Investment Manager will vote per the recommendation of an independent proxy voting service (Institutional Shareholder Services ("ISS") or another independent third party if a recommendation from ISS is unavailable).

- CLIENT DIRECTED - If the Material Conflict arises on a proxy to be voted for a third party account and the client provides voting instructions on a particular vote, the Investment Manager will vote according to the directions provided by the client.

- USE A PREDETERMINED VOTING POLICY - If no directives are provided by either ISS or the client, the Investment Manager may vote material conflicts pursuant to the pre-determined Proxy Voting Policies, established herein, should such subject matter fall sufficiently within the identified subject matter. If the issue involves a Material Conflict and the Investment Manager uses a predetermined voting policy, the Investment Manager will not be permitted to vary from the established voting policies established herein.

- SEEK BOARD GUIDANCE - Finally, if the Material Conflict does not fall within one of the situations referenced above, the Investment Manager may seek guidance from the client or the fund's board of directors on voting the proxy for such matters. Under this method, the Investment Manager will disclose the nature of the conflict to client or the fund board and obtain consent or direction to vote the proxies.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                         SECTION 1 - PROXY SYSTEM ISSUES

ITEM 1.1. - CONFIDENTIAL VOTING & INDEPENDENT INSPECTIONS..
ITEM 1.2. - EQUAL PROXY ACCESS PROPOSALS...................
ITEM 1.3. - BUNDLED PROXY PROPOSALS........................
ITEM 1.4. - ABSTENTION VOTE PROPOSALS......................

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM 1.1. CONFIDENTIAL VOTING & INDEPENDENT INSPECTIONS

Policy We will vote FOR proposals requiring that proxy voting tabulations identifying shareholders and how they voted be kept confidential and that tabulations be made by an independent third party.

Reasons In an open system with access to how individual shareholders voted, management could attempt to influence the vote outcome by contacting shareholders and trying to persuade them to change their vote. While we do not believe that active coercive pressure is common, some shareholders or fiduciaries with proxy voting responsibilities might feel threatened by the fear of a retaliatory reaction to a vote against management that could affect current or prospective business relationships.

            Alternatively, a confidential proxy tabulation procedure could hinder the ability of the corporation to communicate effectively with the shareholders. We do not believe this to be the case. While management should be allowed to learn which shareholders have or have not voted, there is no reason for them to know how the votes were cast. We further believe that a confidential procedure can be obtained at a reasonable cost (many corporations have such a procedure), and that the protection afforded to shareholders is worth the expense.

ITEM 1.2. EQUAL PROXY ACCESS PROPOSALS

Policy We will Vote AGAINST proposals providing shareholders with access to the proxy statement in order to present their views or positions on issues being presented for shareholder vote in the proxy statement.

Reasons Although this proposal appears to provide shareholders with the opportunity for increased input on corporate governance and the opportunity to entertain alternative viewpoints, the policy raises several material administrative concerns. These include matters of time (as to notice and response), volume (as to the potential for a vast number of statements submitted for inclusion), decision (as to which shareholder statements should be included) and corporate exposure (as to the potential for false and misleading information).

            Because of the complexity and administrative difficulty associated with such a practice and the potential for serious deterioration of the proxy statement as a communication channel between a corporation and its shareholders, we believe this proposal is not in the best interest of shareholders. We do support, however, legislative and regulatory efforts to improve the information required to be included in the proxy statement, to ease the restrictions for shareholder proposals to be included in the proxy statement, and to establish controlled procedures which allow greater participation in corporate governance.

ITEM 1.3. BUNDLED PROXY PROPOSALS

Policy We will examine two or more proxy proposals "bundled" together and submitted to shareholders as one proposal on a CASE-BY-CASE basis.

Reasons In some cases, it is appropriate for related proposals to be bundled together. However, certain corporations have bundled together proposals that should be considered separately. In some cases, these separate proposals have had substantially different potential impact on the ability of shareholders to participate in corporate governance.

            We will separately evaluate each proposal in a bundled proposal and will generally vote FOR a bundled proposal only if we would vote FOR each proposal separately. However, one proposal in a bundled proposal might be so important as to override our objection to another element and cause us to vote for the bundled proposal when we otherwise would not.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM 1.4. ABSTENTION VOTE PROPOSALS

Policy We will vote FOR proposals which recommend that votes to abstain not be counted as votes cast, unless inclusion of abstention votes is required by state law.

Reasons The shareholder vote required to pass proxy proposals is generally prescribed by state law, and some of these laws require a "majority of votes cast" at the shareholder meeting. Common practice is to interpret votes "cast" to mean all votes for, against, or to abstain. This proposal ignores the abstention votes in calculating whether a proposal passes or fails; in other words, a decision would be on the basis of votes "for" versus votes "against."

            The argument supporting this proposal assumes that shareholders who feel strongly about an issue will vote for or against, and not vote to abstain. Shareholders who vote to abstain should be treated the same as shareholders who do not vote at all. While we recognize the need to consider abstention votes for quorum requirements, we think that proxy proposals should be decided on the basis of votes cast for or against.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                      SECTION 2 - BOARD OF DIRECTORS ISSUES

ITEM 2.1. - SIZE OF THE BOARD OF DIRECTORS.......................
ITEM 2.2. - OUTSIDE VERSUS INSIDE DIRECTORS......................
ITEM 2.3. - DIRECTORS' TERM OF OFFICE............................
ITEM 2.4. - CLASSIFIED BOARD OF DIRECTORS........................
ITEM 2.5. - CUMULATIVE VOTING FOR DIRECTORS......................
ITEM 2.6. - VOTING ON DIRECTOR NOMINEES..........................
ITEM 2.7. - PROXY CONTESTS FOR ELECTION OF DIRECTORS.............
ITEM 2.8. - COMPENSATION OF DIRECTORS............................
ITEM 2.9. - LIABILITY PROTECTION & INDEMNIFICATION OF DIRECTORS..
ITEM 2.10. - MANDATORY RETIREMENT OF DIRECTORS...................
ITEM 2.11. - STOCK OWNERSHIP REQUIREMENT FOR DIRECTORS...........

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM 2.1. SIZE OF THE BOARD OF DIRECTORS

Policy We will generally vote AGAINST proposals which limit shareholder ability to change the size of the Board of Directors (the "Board"). An exception might be made if the corporation is under special circumstances and the proposed restriction will last for a limited time, generally two years or less.

Reasons Management arguments in favor of such a proposal cite concerns about a dominant shareholder's ability to engage in worse-case scenario activities that were not in the other shareholders' best interests if the restriction didn't exist, but generally ignore circumstances under which a dominant shareholder might seek the ability to effect positive change.

            Although we generally believe that the shareholders are the owners of the corporation and the group to whom the directors are responsible, we recognize that there may be certain times and special circumstances that such a limitation may in fact be in the best interest of shareholders. In these cases, the limitation should be of short duration.

Policy We will generally vote FOR proposals to increase or decrease the size of the Board as long as we believe that the reasons for the change reflect the best interests of the shareholders.

Reasons There are many reasons why the size of the Board may legitimately need to be changed. Corporate growth may require an increase in the number of directors to be able to properly direct and monitor the corporation's activities. Likewise, a Board can be too cumbersome and need streamlining for efficiency. It is possible, however, for a Board to institute change for reasons that may not be in the best interest of shareholders, such as increasing the number of directors to make a takeover less likely or decreasing to freeze out a shareholder activist. We will be guided by our belief as to the motivations for the proposal.

ITEM 2.2. OUTSIDE VERSUS INSIDE DIRECTORS

Policy We will vote FOR proposals requiring that a majority of the Board be outside directors.

Policy We will vote FOR proposals that major committees of the Board, such as audit, compensation and nominating committees, be comprised exclusively of outside directors.

Reasons Outside directors generally bring to the Board the highest degree of objectivity and an independent perspective regarding the issues facing the corporation. Directors' responsibilities include issues that directly impact management, such as executive compensation policies and responding to takeover offers. We believe that a majority of the Board should be free from conflicts of interest inherent in issues such as these.

            We also believe that certain committees of the Board should consist entirely of outside directors for the purpose of best protecting shareholder interests.

ITEM 2.3. DIRECTORS' TERM OF OFFICE

Policy We will vote AGAINST proposals to limit the tenure of outside directors.

Reasons While we tend to agree that the fresh outlook new directors can bring to the Board is in many cases of benefit to the shareholders, there are other factors that must be considered as well, such as experience, continuity and stability.

            A tenure limit has the potential to harm shareholder interests, especially at times when the Board needs experience, continuity and stability the most. We believe shareholders have adequate opportunity to evaluate and vote on individual directors and their tenure by retaining the right to elect directors annually.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                     ITEM 2.4. CLASSIFIED BOARD OF DIRECTORS

Policy We will vote AGAINST proposals seeking to classify the Board into three classes with staggered terms of office.

Policy We will vote FOR proposals requesting the election of all directors annually and not by classes or with staggered terms of office.

Reasons The practice of dividing the Board of Directors into three classes and electing approximately one-third of the directors each year has been adopted by some corporations and continues to be proposed by others.

            Management agreements favoring classification generally include a position that staggered terms help ensure the presence of a majority of directors familiar with corporate operations, which would benefit shareholders by providing experience, continuity and stability. In addition, management purports that a classified Board would strengthen the position of the Board in dealing with "abusive tactics" used in takeover activities.

            Shareholder proposals, prevalent in cases where a classified Board has been previously adopted, take the position that classification makes it more difficult to change the composition of the Board. Obviously, two shareholder meetings would be required to change a majority of the Board. Proponents of annual election of all directors contend that shareholders should have the opportunity to determine the entire Board membership each year.

            We believe that annual election of directors is desirable for the following reasons:

            A. We believe that, under normal circumstances and without reason to do so otherwise, shareholders will tend to re-elect the directors proposed, thus ensuring continuity and stability.

            B. We believe shareholders should have the ability to change a majority of the Board if circumstances so warrant, without having to utilize two shareholder meetings to do so.

            C. We agree that a classified Board provides anti-takeover protection; however, there are clearly times when a corporate takeover might be to the material benefit of shareholders. We believe that this factor outweighs other considerations.

ITEM 2.5. CUMULATIVE VOTING FOR DIRECTORS

Policy We will vote AGAINST proposals requiring the provision for cumulative voting in the election of directors.

Reasons Cumulative voting means that each shareholder is entitled to as many votes as shall equal the number of shares owned multiplied by the number of directors being elected, and that the shareholder may cast all votes for a single candidate or any two or more of them as the shareholder sees fit.

            Cumulative voting may allow a minority group of shareholders to cause the election of one or more directors. This can be good or bad depending on the relation of the outcome to the best interest of all shareholders. The minority group may tend to represent only the special interests of that group. We believe that the privilege of cumulative voting has often been used to further the interests of a few without regard for the interests of the entire body of shareholders. Accordingly, it is our position that directors should be elected based on the shareholder having one vote for each share held.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM 2.6. VOTING ON DIRECTOR NOMINEES

Policy      We will vote on director nominees on a CASE-BY-CASE basis.

Reasons In an uncontested election there is not a list of directors from which shareholders may choose. Rather, shareholders are given a list of nominees selected by management and the Board and asked to vote "for" the slate or, if they choose, to "withhold" votes from individual nominees. Generally, there is little information available concerning individual directors, especially non-management directors. Information on directors should become more readily available as corporate governance evolves.

            Currently, we would generally vote against a slate of directors or withhold our votes from individual directors if we had reason to believe:

            A. The Board has taken an action which we felt was clearly negligent.

            B. An individual director was for any reason unfit to serve in that capacity.

            C.    An individual director had a clear conflict of interest.

ITEM 2.7. PROXY CONTESTS FOR ELECTION OF DIRECTORS

Policy We will evaluate each contested election of directors on a CASE-BY-CASE basis.

Reasons A contested election generally means that two groups, management and an outside dissident group, have each issued a proxy statement and proxy card. While the other issues on the two cards may be identical, the director nominee slates are usually different, as the dissident group offers nominees it expects to support its goals and programs.

            A thorough evaluation of what each side is offering to shareholders must be performed, including the likelihood of each group being able to accomplish their promises. The evaluation will include a review of the track record of both management and the dissident group. The decision must ultimately be made based upon our expectation of achievable value.

ITEM 2.8. COMPENSATION OF DIRECTORS

Policy We will generally vote FOR proposals relating to the compensation of directors, including stock-based compensation in the case of non-employee directors, so long as the proposals are reasonable as to terms and amounts.

Policy We will vote AGAINST proposals relating to the provision of retirement benefits to outside directors.

Reasons We believe that it is in the best interests of shareholders that directors be fairly compensated for the time, effort and expense required to perform their responsibilities. This is necessary to attract and retain quality directors.

            The use of stock or stock option awards is a reasonable means of providing such compensation and also aligns the interests of the outside director with those of the shareholders. These plans generally include restrictions on the exercise of options granted thereunder or the subsequent sale of shares.

            However, concerning retirement plans, outside directors should be thought of as independent contractors; they are not employees, full-time or otherwise. Most proposed director plans base retirement benefits on the length of time the director has served on the Board which puts at risk the independent nature of the role of the outside director.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM 2.9. LIABILITY PROTECTION & INDEMNIFICATION OF DIRECTORS

Policy Management proposals relating to the limitation or elimination of the personal liability of directors and officers to the corporation or its shareholders for monetary damages and/or to indemnify directors under an indemnity agreement will be examined on a CASE-BY-CASE basis.

Policy We will vote AGAINST proposals to limit or eliminate liability for monetary damages for violating the duty of care.

Policy We will vote AGAINST indemnification proposals that would expand coverage to more serious acts such as negligence, willful or intentional misconduct, derivation of improper personal benefit, absence of good faith, reckless disregard for duty, and unexcused pattern of inattention.

Reasons The incidence of litigation seeking to impose liability on directors of publicly-held corporations has increased in recent years. The cost of defending or settling these actions is typically beyond the means of the directors named.

            Historically, insurance policies for directors & officers could be secured for protection against liability; however the cost of such policies has risen dramatically, if such coverage is available at all.

            The success of a corporation in attracting and retaining qualified directors and officers, in the best interest of shareholders, is partially dependent on its ability to provide some satisfactory level of protection from personal financial risk. We will support such protection so long as it does not exceed reasonable standards.

ITEM 2.10. MANDATORY RETIREMENT OF DIRECTORS

Policy Proposals to approve an amendment to the bylaws which requires directors to retire from the Board at or about age 70 will be examined on a CASE-BY-CASE basis.

Policy We would generally vote AGAINST proposals for the adoption of a mandatory retirement policy for directors.

Reasons Our examination of such proposals will include consideration of the magnitude and timing of the effect on the current Board, and an attempt to determine the reasons for the proposal. Management may propose to remove one or more directors that management believes is no longer able to serve effectively. Management is in a better position than shareholders to realize this circumstance and the opportunity for fresh ideas and input would be in the shareholders' best interest in this case.

            However, it is possible that management may be seeking to replace a director who is actively and independently supporting the shareholders' best interests, refusing to rubber-stamp management's desired actions. In such circumstance, it would clearly be in the best interest of shareholders to vote against such a proposal.

            In general, we believe management is in the best position to decide retirement policy. We would tend to vote FOR such a shareholder proposal only if we felt that management's lackluster record could best be turned around by this means.

ITEM  2.11. STOCK OWNERSHIP REQUIREMENT FOR DIRECTORS

Policy We will vote AGAINST proposals requiring a minimum stock ownership position on the part of directors, whether in shares or at some level of market value.

Reasons We do not oppose stock ownership by directors; rather we believe that stock ownership tends to align the interests of directors and shareholders. The inflexible requirement usually found in these proposals, however, is not in the best interest of shareholders. A mandatory requirement for stock ownership may preclude the corporation from acquiring the services of an otherwise qualified director.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                     SECTION 3 - CORPORATE GOVERNANCE ISSUES

ITEM 3.1. - RATIFICATION OF AUDITORS..............................
ITEM 3.2. - SHAREHOLDER RIGHT TO CALL SPECIAL MEETINGS............
ITEM 3.3. - SHAREHOLDER RIGHT TO TAKE ACTION BY WRITTEN CONSENT...
ITEM 3.4. - SUPER-MAJORITY VOTE REQUIREMENTS......................
ITEM 3.5. - MERGERS, ACQUISITIONS & OTHER BUSINESS COMBINATIONS...
ITEM 3.6. - AUTHORIZING ADDITIONAL COMMON STOCK...................
ITEM 3.7. - PREFERRED STOCK AUTHORIZATION.........................
ITEM 3.8. - UNEQUAL VOTING RIGHTS.................................
ITEM 3.9. - PREEMPTIVE RIGHTS.....................................
ITEM 3.10. - FAIR PRICE PROVISIONS................................
ITEM 3.11. - PAYMENT OF "GREENMAIL"...............................
ITEM 3.12. - RIGHTS PLANS ("POISON PILLS")........................
ITEM 3.13. - STAKEHOLDER PROVISIONS...............................
ITEM 3.14. - TARGETED SHARE PLACEMENTS............................
ITEM 3.15. - RIGHTS OF APPRAISAL..................................
ITEM 3.16. - STATE OF INCORPORATION...............................
ITEM 3.17. - CHANGE OF CORPORATE NAME.............................

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                       ITEM 3.1. RATIFICATION OF AUDITORS

Policy We will generally vote FOR the ratification of the appointment of independent accountants/auditors, unless reasons as discussed below exist which cause us to vote against the appointment.

Reasons If there is a change in auditors from the previous year we will attempt to determine the reason for the change. Sometimes management will obtain a letter from the previous auditor that states that the change is not being made because of a disagreement between the auditing firm and management. We approve of such disclosure in the proxy statement.

            If the auditing firm relationship is continuing, we would vote against the appointment of independent accountants/auditors only if we had reason to believe:

            A. The auditing firm had become complacent in the performance of its duties.

            B. The auditing firm was for any reason unfit to serve in that capacity.

            C.    The auditing firm had a clear conflict of interest.

ITEM 3.2. SHAREHOLDER RIGHT TO CALL SPECIAL MEETINGS

Policy We will generally vote AGAINST proposals to restrict or prohibit the right of shareholders to call special meetings.

Policy We will generally vote FOR proposals to allow or reduce restrictions on the right of shareholders to call special meetings.

Reasons Restricting the ability of shareholders to call a special meeting insulates the Board from the will of the shareholders to whom it is responsible and, in our opinion, transfers corporate governance rights to management which rightfully belong to shareholders. We believe that corporate governance rights of shareholders should not be restricted to once a year, which is particularly important in the case of a takeover attempt.

            The implementation of such a plan is clearly intended as an anti-takeover device. Shareholders may be denied the opportunity to respond to an offer which they find attractive if the right to call a special meeting is denied.

ITEM 3.3. SHAREHOLDER RIGHT TO TAKE ACTION BY WRITTEN CONSENT

Policy We will generally vote AGAINST proposals to amend the Articles of Incorporation to require that any shareholder action be taken only at a meeting of shareholders.

Policy We will generally vote FOR proposals which provide for the right of shareholders to take action by written consent.

Reasons This proposal seeks to eliminate the right of shareholders to take action by written consent signed by the holders of securities sufficient to take such an action at a shareholder meeting.

            As in the case of shareholder right to call a special meeting, we feel that the protection of the corporate governance rights of shareholders is best accomplished if the shareholders have the ability to take action at other than annual meetings.

ITEM 3.4. SUPER-MAJORITY VOTE REQUIREMENTS

Policy We will generally vote AGAINST proposals which include a provision to require a supermajority vote to amend any charter or bylaw provision, or to approve mergers or other significant business combinations.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

Policy We will generally vote FOR proposals to lower supermajority vote requirements to amend charter or bylaw provisions, or to approve mergers or other significant business combinations.

Reasons Certain management proposals calling for an amendment to the corporation's Charter, Bylaws or Articles of Incorporation include a provision whereby a vote of more than a majority of shares would be required to subsequently amend the current proposal or other matters. Usually, these anti-takeover provisions require an affirmative vote of the holders of from 66 2/3% to 85% of the shares eligible to vote.

            It is our position that such proposals are inherently not in the best interests of shareholders, believing that a majority of shareholders, the owners of the corporation, are entitled to govern. Consequently, we would generally oppose such proposal unless the nature of the proposal requiring a supermajority vote is sufficiently important to the best interest of the shareholders.

ITEM 3.5. MERGERS, ACQUISITIONS & OTHER BUSINESS COMBINATIONS

Policy Proposals seeking approval of a merger between the corporation and other entities and related matters, or relating to acquisitions of or by the corporation will be examined on a CASE-BY-CASE basis.

Reasons We will review all available information relating to any proposed merger or acquisition to determine its potential impact on shareholders. If we determine such action to be in the shareholders' best interest, we will vote FOR such a proposal.

ITEM 3.6. AUTHORIZING ADDITIONAL COMMON STOCK

Policy We will generally vote FOR proposals to authorize an increase in the number of authorized shares of common stock.

Reasons Often an increase in the number of authorized common shares is desirable, sometimes in conjunction with a stock split designed to make the stock, at a reduced price, more widely available in a broader market. Additionally, the availability of a sufficient number of shares gives management the flexibility to obtain equity financing for many purposes, including acquisitions.

            While there are anti-takeover uses for excess available shares, we believe that the necessity of financing flexibility overrides these other concerns. We tend to oppose anti-takeover devices in general and believe that there are other means of protection against anti-takeover provisions.

ITEM 3.7. PREFERRED STOCK AUTHORIZATION

Policy Proposals to authorize new classes of preferred stock, or to increase the number of authorized shares of preferred stock, will be examined on a CASE-BY-CASE basis.

Reasons On occasion, management seeks to issue a new class of stock, usually a preferred issue. Although there are sound business purposes for the use of preferred stock, which we support, we believe that the terms of the preferred issue, including voting, conversion, distribution and other rights should be made clear at the time approval is requested. If these terms are not identified, in which case the issue is referred to as "Blank Check Preferred Stock", we will vote against efforts to authorize the issue or increase the number of shares authorized under such an outstanding issue.

            Blank Check Preferred Stock is a powerful anti-takeover defense tool, as management is given the power and discretion to set terms, such as superior voting rights, which are attached to shares typically sold into "friendly" hands to oppose a takeover attempt. We generally oppose such barriers to hostile offers, preferring instead to have such offers fully considered by shareholders.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM 3.8. UNEQUAL VOTING RIGHTS

Policy We will generally vote AGAINST proposals authorizing or issuing shares with superior or otherwise unequal voting rights.

Policy We will generally vote FOR proposals calling for the rescission of shares or classes of shares which have superior voting rights.

Reasons The term "unequal voting rights" can apply in a number of different situations, the most common of which is dual-class voting. This refers to corporations with two different classes of voting stock, one of which carries more votes per share than the other; for example, Class A Common may have one vote per share while Class B Common has ten votes per share. Another type is time-phased voting, where voting rights increase with the length of time the shares are owned by a single investor, then revert to the minimum number of votes when the shares are traded. Other corporations have set a limit on the number of votes which may be cast by a single shareholder. All of these types of voting arrangements were created to give an ownership advantage to an individual or group, such as in the case of a family business going public.

            While some of these arrangements have been eliminated by law or regulation, those corporations where such arrangements already existed were not required to restructure. Also, there is no guarantee that such rules will not again be changed. In general, it is our belief that the "one share, one vote" process that is prevalent in publicly held corporations is in the best interest of shareholders.

ITEM 3.9. PREEMPTIVE RIGHTS

Policy We will generally vote AGAINST proposals to restore preemptive rights to existing shareholders.

Reasons With preemptive rights, or preferential subscription rights, existing shareholders may purchase additional shares of a corporation's stock before it is offered to the public. This right originated at a time when corporations were small and a relatively small number of shareholders held the stock.

            In today's market of large corporations, there are large numbers of shareholders holding the corporations stocks which are widely traded on the various stock exchanges. Shareholders may readily maintain their interest in the corporation through normal market purchases.

            We believe that there is no significant shareholder benefit from preemptive rights. Further, the corporation may incur material additional expense from the administration of such a program, and may be limited in its ability to act quickly in the often volatile security markets. Either of these occurrences may be to the detriment of shareholders' best interests.

ITEM 3.10. FAIR PRICE PROVISIONS

Policy We will generally vote FOR proposals to adopt a fair price provision, if the shareholder vote requirement included in the provision calls for no more than a majority of the disinterested shares. We will vote AGAINST all such provisions that require more than a majority vote.

Policy We will vote FOR proposals to lower the supermajority shareholder vote requirement included in existing fair price provisions, or to submit the fair price provision to a shareholder vote.

Reasons Fair price provisions are legitimately used to allow a bidder to consummate a merger or acquisition without Board approval or a shareholder vote as long as the offer satisfies the price requirement contained in the provision. The common requirement is that the acquirer must pay the same share price to minority shareholders as was paid to gain a controlling interest.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

            The protection afforded by a fair price provision applies primarily to a two-tier offer. Normally, the acquirer will first offer to pay a premium and accept only a sufficient number of shares in the first tier to acquire control, and will offer to pay cash for those shares. In the second tier, those shareholders who remain may be offered a lower price which may also include securities rather than cash. Typically, shareholders will rush to tender their shares whether or not the offer is in their best interest to avoid being caught in the second, and less desirable, tier. We feel this two-tier, front-end loaded tender offer is inherently coercive and abusive and believe that a properly constructed fair price provision is probably the best defense against it.

ITEM  3.11. PAYMENT OF "GREENMAIL"

Policy      We will vote FOR proposals to prohibit the payment of "Greenmail".

Reasons The term "Greenmail" applies to a situation where a corporation offers to buy shares of its stock from an individual investor or group of investors at a price not offered to all shareholders, often in excess of the prevailing market price. This usually occurs when an unfriendly investor or group has acquired a significant position in the corporation's securities and may have announced an intention to acquire control.

            We believe that the payment of such an excess price to specific shareholders without offering the same price to minority shareholders is inequitable and unfair to such minority shareholders.

ITEM 3.12. RIGHTS PLANS ("POISON PILLS")

Policy We will generally vote AGAINST proposals for the adoption of a Shareholder Rights Plan (sometimes "Purchase Rights Plan").

Policy We will generally vote FOR proposals requiring the corporation to redeem the rights granted under a previously adopted Shareholder Rights Plan, or to submit the Plan to a vote of the shareholders.

Reasons Shareholder Rights Plans provide certain rights to purchase new shares which are exercisable in the event an unsolicited offer made by a third party to acquire the corporation takes place. These plans are often adopted by the Board without being submitted for shareholder approval. The Plan is generally intended to protect the shareholders against unfair or coercive takeover tactics.

            Positions taken against such Plans point out that the effect of these plans is to deny shareholders the right to decide these important issues, a basic right of ownership, and the opportunity to sell their shares at advantageous prices to potential bidders.

            As previously stated, we believe that anti-takeover proposals are generally not in the best interest of shareholders. Such a Plan gives the Board virtual veto power over acquisition offers which may well offer material benefits to shareholders.

ITEM  3.13  STAKEHOLDER PROVISIONS

Policy We will vote AGAINST proposals allowing the Board to consider stakeholder interests when faced with a takeover offer.

Policy We will vote FOR proposals to remove existing charter and bylaw provisions allowing the Board to consider stakeholder interests when faced with a takeover offer.

Reasons The stakeholder concept promotes the belief that corporations owe a duty to constituencies other than shareholders, including local communities, employees, suppliers and creditors. Such a duty is undeniable; we fully believe that corporations have certain social and legal responsibilities that cannot be ignored. These might include the obligation to provide a safe workplace and to pay creditors responsibly.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

            This issue has developed into one of accountability. We believe that our legal and economic system is soundly based on the accountability of corporate managers to the shareholders whose capital is at risk. While we recognize the obligations of the corporation to its other constituents, we cannot support provisions which undermine the principle that the first responsibility of directors is to the shareholder.

ITEM  3.14. TARGETED SHARE PLACEMENTS

Policy We will examine proposals requesting that corporations first obtain shareholder authorization before issuing voting stock, warrants, rights or other securities convertible into voting stock, to any person or group, unless the voting rights at stake in the placement represent less than five percent of existing voting rights, on a CASE-BY-CASE basis.

Reasons One of the more powerful takeover defenses developed by management is the placement of large blocks of stock into friendly hands. In some cases, the benefits gained by the "white knight" have included significant monetary advantages and preferential treatment not offered to other shareholders. This is clearly not in the best interest of the other shareholders.

            Generally, we would vote FOR the type of shareholder proposals stated above, but we also recognize that for certain corporations and in certain circumstances we might choose to do otherwise when we felt the best interests of the shareholders so warrant.

ITEM  3.15. RIGHTS OF APPRAISAL

Policy We would vote FOR proposals to provide rights of appraisal to dissenting shareholders.

Reasons Rights of appraisal provide shareholders who do not approve the terms of a merger the right to demand a judicial review to determine a fair market value for their shares. In certain cases, particularly without a fair price provision, rights of appraisal might be the only remedy of dissatisfied shareholders.

ITEM  3.16. STATE OF INCORPORATION

Policy Proposals to change a corporation's state of incorporation will be examined on a CASE-BY-CASE basis.

Policy Proposals to opt-in or opt-out of state anti-takeover statutes will also be examined on a CASE-BY-CASE basis.

Reasons On occasion, a corporation will seek to change its state of incorporation. Although we generally believe management should have the right to make this determination, some states, in order to increase state revenues, have instituted laws and regulations meant to lure corporations to change their domicile, sometimes contrary to the best interest of corporate shareholders. A careful evaluation is necessary to determine the impact of such a change on shareholders' ability to maintain their rights of corporate governance.

            Some states also have certain statutes, including anti-takeover statutes, which corporations may adopt or reject as they choose. This has given rise to management attempts to opt-in and shareholder efforts to opt-out of these statutes. Again, a careful evaluation as to shareholders' best interest is required.

ITEM  3.17. CHANGE OF CORPORATE NAME

Policy We will generally vote FOR proposals to amend the Articles of Incorporation whereby the corporation shall change its name.

Reasons A name change is usually related to a merger or acquisition and/or reflects the corporation's desire to have the corporate name more accurately reflect its primary business activity or entity. Unless for some reason we feel the name change will be so detrimental to the business as to negatively affect share value, we would support such a change.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                      SECTION 4 - EXECUTIVE/EMPLOYEE ISSUES

ITEM 4.1. - LONG-TERM INCENTIVE PLANS...........................................

ITEM 4.2. - SEVERANCE AGREEMENTS ("GOLDEN PARACHUTES")..........................

ITEM 4.3. - EMPLOYEE STOCK OWNERSHIP PLANS......................................

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM  4.1.  LONG-TERM INCENTIVE PLANS

Policy Proposals to approve or amend various incentive compensation plans, savings & investment plans, stock purchase plans, or similar plans for officers and employees will be evaluated on a CASE-BY-CASE basis.

Reasons In an effort to attract and retain qualified officers and employees, corporations must develop and maintain a competitive compensation program, which may include salaries and other cash or equity-based elements of compensation. We will generally vote FOR such plans if we believe they are reasonable.

ITEM  4.2.  SEVERANCE AGREEMENTS ("GOLDEN PARACHUTES")

Policy Proposals to ratify, cancel or submit for shareholder approval various executive severance agreements will be examined on a CASE-BY-CASE basis.

Reasons Executive severance agreements, commonly referred to as "golden parachutes," represent a special kind of employment agreement for executives and key employees that provide severance payments in the event of termination (voluntary or involuntary) following a change in control of the corporation.

            We believe that it would be difficult to attract and retain competent senior managers, especially in the prevailing environment of proxy contests and hostile takeovers, without severance agreements for executives who are at considerable risk in the event an outsider gains control. Additionally, during a change of control shareholders need executives to focus their attention on managing the business, not seek new and more secure employment.

            Accordingly, it is our opinion that severance agreements are generally necessary and in the best interest of shareholders, and should be accepted as a cost of having senior management available to operate the corporation on a day-to-day basis. We do believe that the examination of these proposals should include consideration of change-in-control benefits in the corporation's long-term incentive plans, that participation should be limited to key employees, and that the payout of benefits should be reasonable in term and amount.

ITEM  4.3.  EMPLOYEE STOCK OWNERSHIP PLANS

Policy We will generally vote FOR proposals to establish an Employee Stock Ownership Plan (ESOP) as long as the size of the Plan is reasonably limited.

Policy We will generally vote FOR a proposal requesting that an ESOP, or significant share placements to an ESOP, be submitted for shareholder approval.

Reasons In general, we believe that opportunities for employees to share in the ownership of the corporation have a positive effect on productivity and the work environment. However, some corporations may design and propose such plans primarily to serve as anti-takeover devices. In this regard, we find it necessary to examine the potential size of the plan to determine whether, in our judgment, its true purpose is takeover defense.

            We would consider a shareholder proposal seeking submission of an existing ESOP or significant share placements with the ESOP for shareholder approval as a protection against the use of an ESOP as a takeover defense.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                          SECTION 5 - DISCLOSURE ISSUES

ITEM 5.1. - EXECUTIVE COMPENSATION..............................................

ITEM 5.2. - PRIOR GOVERNMENT SERVICE............................................

ITEM 5.3. - FEES PAID TO CONSULTANTS............................................

ITEM 5.4. - OTHER DISCLOSURE PROPOSALS..........................................

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM  5.1.  EXECUTIVE COMPENSATION

Policy We would generally vote AGAINST proposals relating to disclosure in the financial statements of an "estimated fair value" of stock-related compensation granted during the period covered by the financial statements.

Reasons We believe current disclosures as required by generally accepted accounting principles, SEC regulations and other requirements are adequate disclosure until such time as a uniform measurement of fair value is adopted by appropriate regulatory agencies. Until such time, there is possibly a wide variation in the fair value, and confusing and misleading information is likely and not in the best interest of shareholders.

Policy We would generally vote AGAINST proposals relating to disclosure in the proxy statement of the compensation of all individuals who were paid at or above a certain level.

Reasons We generally believe that such disclosure is properly under the direction of the SEC, which has set the prevailing standard of disclosure for this information.

ITEM  5.2.  PRIOR GOVERNMENT SERVICE

Policy We would generally vote AGAINST proposals relating to the disclosure of prior government service of certain employees or consultants, lobbyists, legal counsel, investment bankers, directors or others.

Reasons We believe that corporations are required to comply with a large and growing number of laws and regulations designed to prevent conflicts of interest. We would anticipate additional expense with no meaningful benefit to shareholders from requiring additional disclosure.

ITEM  5.3.  FEES PAID TO CONSULTANTS

Policy We would generally vote AGAINST proposals seeking to limit or eliminate the use of consultants or require reporting of fees paid to consultants.

Reasons We recognize the value and necessity of corporations from time to time seeking outside expertise and advice from consultants, and generally believe that the judgment of management, as monitored by the Board, is the proper basis for doing so.

            We see no meaningful benefit to shareholders and potential harm to the corporation, and thus to shareholders, by restricting or eliminating such practice. Further, we would anticipate additional expense from reporting such activity.

ITEM  5.4.  OTHER DISCLOSURE PROPOSALS

Policy Other proposals seeking to require reports of various practices, policies or expenditures will be examined on a CASE-BY-CASE basis.

Reasons In general, we will vote FOR such proposals only when we believe that corporate disclosure has been inadequate in the past, that the information being requested is not readily available from other sources, that appropriate regulatory authority over the practice, policy or expenditure is inadequate, and/or that the cost of providing such a report will be more than offset by the benefits to be received by the shareholders as a group.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                            SECTION 6 - SOCIAL ISSUES

ITEM 6.1. - SOUTH AFRICA........................................................

ITEM 6.2. - COMMUNIST COUNTRIES.................................................

ITEM 6.3. - NORTHERN IRELAND....................................................

ITEM 6.4. - THE ENVIRONMENT.....................................................

ITEM 6.5. - LINES OF BUSINESS...................................................

ITEM 6.6. - ANIMAL RIGHTS.......................................................

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM  6.1.  SOUTH AFRICA

Policy We will generally vote AGAINST proposals relating to the withdrawal from or cessation of all or certain economic ties with South Africa, Angola, etc.

Reasons Proponents of such proposals argue that economic activity in such countries or with such governments or agencies constitutes support for morally reprehensible governmental policies or practices. Corporations allegedly giving such support argue that they actively seek to change those conditions and that withdrawal or severance of economic ties could in fact worsen existing situations.

            We believe that, in general, corporations are sensitive to such issues, particularly given the amount of attention being directed to them, and monitor them closely. Further, we believe that many corporations make positive contributions to those oppressed in these areas. We expect corporations to make decisions in these matters on an economic basis, and believe that is the proper consideration of the best interest of shareholders. Finally, we believe that the decision of where and with whom to do business should generally be the responsibility of management.

            Notwithstanding, we understand and respect that certain plan sponsors, particularly of public plans, have made the decision or become subject to legal requirements to prohibit investment in such corporations. As such, we believe that a client directive prohibiting such investments should be incorporated into the investment agreement, or that the trustees of such a plan reserve to themselves the duty of voting proxies in the written plan document.

ITEM  6.2.  COMMUNIST COUNTRIES

Policy We will generally vote AGAINST proposals prohibiting the corporation from doing business with communist countries.

Reasons We believe that decisions regarding the users of the corporation's products and services do not fall within the provenance of shareholders, but are most properly left with management.

ITEM  6.3.  NORTHERN IRELAND

Policy We will generally vote AGAINST proposals relating to ensuring and/or reporting on equal employment opportunity in Northern Ireland and elsewhere.

Reasons We believe that corporations are required to comply with numerous laws and regulations governing equal employment opportunity wherever facilities are situated, and that in general, corporations do comply. We see little benefit to shareholders to offset the expense of requiring a separate report in this regard.

ITEM  6.4.  THE ENVIRONMENT

Policy We will generally vote AGAINST proposals relating to adherence to environmental principles and/or reporting on environmental issues.

Reasons Although we recognize that corporations have environmental responsibilities, we believe that regulation and control is appropriately left to regulatory agencies charged with monitoring environmental impacts of corporate policies and procedures and that shareholders do not benefit as investors by imposing additional requirements on their corporations.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM  6.5. LINES OF BUSINESS

Policy We will generally vote AGAINST proposals relating to lines of business, including:

            A. Military contracts and requirements for conversion of facilities to civilian production;

            B.  Space weapons research; and

            C.  Nuclear activities and/or facilities.

Reasons We generally oppose proposals where shareholders seek to require the termination of lines of business or corporate business activities, or to require extensive reporting on such activities beyond that required by regulatory agencies. We anticipate no meaningful benefit to all but a very few shareholders from such requirements, but would expect the incurrence of additional expense in the preparation, production and distribution of reports.

ITEM  6.6. ANIMAL RIGHTS

Policy We will vote AGAINST proposals relating to the elimination, restriction and/or reporting on the use of animals in product testing, or proposals asking the corporation to use its economic influence to protect animal rights.

Reasons Decisions as to the means and manner in which a corporation chooses to do business are properly the responsibility of management. Live animal testing subjects corporations to the regulatory and social attention of numerous agencies and interests. Most such corporations limit the use of live animals in testing and adopt procedures that are as humane as possible under the circumstances. We see no meaningful benefit to shareholders as investors by requiring additional reports on these activities.

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

                            SECTION 7 - OTHER ISSUES

ITEM 7.1. - LOCATION OR DATE OF ANNUAL MEETING..................................

ITEM 7.2. - POLITICAL ACTIVITY..................................................

ITEM 7.3. - CHARITABLE CONTRIBUTIONS............................................

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                        &
                      WADDELL & REED IVY INVESTMENT COMPANY
                              PROXY VOTING POLICIES

ITEM  7.1. LOCATION OR DATE OF ANNUAL MEETING

Policy We will vote AGAINST proposals relating to the location or date of the corporation's annual meeting.

Reasons We believe that the selection of the location and date of the annual meeting is a proper function of the Board. Recognizing that no date or location would be satisfactory to all shareholders, we oppose attempts to dictate dates or locations to the Board and see no benefit to shareholders by doing so.

ITEM  7.2. POLITICAL ACTIVITY

Policy We will generally vote AGAINST proposals relating to corporate political activity or contributions, or to require the publication of reports on political activity or contributions made by political action committees (PAC's) sponsored or supported by the corporation.

Reasons     We generally oppose such proposals for the following reasons:

            A. Corporations are prohibited by law from spending corporate funds to assist candidates or political parties in federal elections. While certain states allow such contributions, we believe participation is usually immaterial.

            B. PAC contributions are generally made with funds contributed voluntarily by employees, and provide a positive individual participation in the political process of a democratic society.

            C. Costs relating to the administration of corporate-sponsored PAC's are, in our opinion, generally minimal and immaterial.

            D. Federal and most state laws require full disclosure of political contributions made by PAC's. This is public information and available to all interested parties.

            We believe requiring reports or newspaper publication of corporate activity in these areas would result in added expense without commensurate benefit to shareholders.

ITEM  7.3. CHARITABLE CONTRIBUTIONS

Policy We will generally vote AGAINST proposals requiring the reporting, limitation or elimination of corporate charitable/educational contributions.

Reasons     We generally oppose such proposals for the following reasons:

            A. We believe that corporations have social responsibilities and that corporate giving in reasonable amounts for charitable or educational purposes falls within this category.

            B. We believe that the likely alternative to corporate giving is assumption of related costs by society at large, to some degree with public funds acquired through taxation of citizens, including shareholders.

            C. We believe that charitable and educational donations by publicly held corporations are generally reasonable in amount, and an appropriate function of management decision-making as governed by the Board.

            Accordingly, our conclusion would be that limiting or eliminating such contributions would be of no meaningful direct benefit to shareholders, while such practice has significant indirect benefits.

                                                                        HSB-0104

                                     PART B

                  HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO

      References in this Statement of Additional Information to the "Prospectus" are to the Prospectus dated February 28, 2005 of the Portfolio Trust by which shares of the Portfolio are offered. Unless the context otherwise requires, terms defined in the Prospectus have the same meaning in this Statement of Additional Information as in the Prospectus.

February 28, 2005

                                TABLE OF CONTENTS


                                                                                                                    Page No.
                                                                                                                    --------
INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS...............................................................       1

         Fixed Income Securities.................................................................................       2
         U.S. Government Securities..............................................................................       2
         Convertible Securities..................................................................................       2
         High Yield/High Risk Securities.........................................................................       3
         Foreign Securities......................................................................................       4
         Emerging Markets........................................................................................       4
         American Depositary Receipts............................................................................       8
         Warrants ...............................................................................................       9
         Lending of Portfolio Securities.........................................................................       9
         Cash Sweep Program......................................................................................       9
         Repurchase Agreements...................................................................................      10
         Illiquid Investments, Rule 144A Securities and Section 4(2) Securities..................................      11
         Derivatives.............................................................................................      11
         Options and Futures.....................................................................................      12
         Forward Foreign Currency Contracts and Options on Foreign Currencies....................................      20
         Sovereign and Supranational Debt Obligations............................................................      20
         Portfolio Turnover......................................................................................      20
         Portfolio Transactions..................................................................................      21

PORTFOLIO HOLDINGS...............................................................................................

INVESTMENT RESTRICTIONS..........................................................................................      23

         Percentage and Rating Restrictions......................................................................      25

MANAGEMENT OF THE PORTFOLIO TRUST................................................................................      25

         Trustees and Officers...................................................................................      25
         Board of Trustees.......................................................................................      25
         Trustee Compensation....................................................................................      31
         Proxy Voting ...........................................................................................

INVESTMENT ADVISORY AND OTHER SERVICES...........................................................................      32

         Investment Adviser......................................................................................
         Sub-Adviser.............................................................................................      34
         Administrator...........................................................................................      35
         Underwriter.............................................................................................      36

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT..............................................................      36

         Custodian...............................................................................................      36
         Transfer Agent..........................................................................................      36
         Portfolio Accounting Agent..............................................................................      36
         Federal Banking Law.....................................................................................      36
         Expenses ...............................................................................................      37
PORTFOLIO MANAGERS...............................................................................................

CAPITAL STOCK AND OTHER SECURITIES...............................................................................      37

PURCHASE, REDEMPTION AND PRICING OF SECURITIES...................................................................      39

TAXATION.........................................................................................................      41

         Tax Status of the Portfolio.............................................................................      41
         RIC Investors in the Portfolio..........................................................................      42
         Portfolio Investments...................................................................................      42

OTHER INFORMATION................................................................................................      44

         Independent Registered Public Accounting Firm...........................................................      44
         Counsel.................................................................................................      45
         Code of Ethics..........................................................................................      45
         Registration Statement..................................................................................      45

FINANCIAL STATEMENTS.............................................................................................      45

SHAREHOLDER INQUIRIES............................................................................................      45

APPENDIX A:  HSBC Investor Portfolio Proxy Voting Policy.........................................................     A-1
APPENDIX B:  HSBC Investments (USA), Inc., Proxy Policy..........................................................     B-1
APPENDIX C:  Alliance Bernstein Proxy Voting Policy .............................................................     C-1

               INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS

      The following supplements the information contained in the Prospectus concerning the investment objectives, policies and restrictions of the Portfolio.


      The investment objective of the Portfolio is to seek long-term growth of capital and future income through investment primarily in securities of non-U.S. issuers (including American Depository Receipts ("ADRs") and U.S. registered securities) and securities whose principal markets are outside of the United States. The Portfolio will normally invest at least 80% of its net assets plus the amount of any borrowing for investment purposes, in equity securities of foreign corporations, consisting of common stocks, and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock ("convertible securities"), trust certificates, limited partnership interests and equity participations. This is not a fundamental policy and may be changed by the Board of Directors of the Portfolio Trust, without a vote of shareholders, upon 60 days' prior notice. The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The principal investments of the Portfolio will be in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East, although the Portfolio may invest up to 20% of its assets in equity securities of companies in emerging markets.


      The Portfolio intends to have at least three different countries, not including the United States, represented in its portfolio. It is the current intention of the Portfolio to invest primarily in companies with large market capitalizations. The Portfolio seeks to outperform the Morgan Stanley Capital International EAFE (Europe, Australia and Far East) Index, a capitalization-weighted index containing approximately 1,100 equity securities of companies located outside the United States. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.



Under exceptional conditions abroad or when, in the opinion of the AllianceBernstein Investment Research and Management ("Sub-Adviser" or "AllianceBernstein"), the Portfolio's sub-adviser, economic or market conditions warrant, the Portfolio may temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions ("Government Securities"), and nonconvertible preferred stock, or hold its assets in cash or equivalents. Debt securities purchased by the Portfolio will be limited to those rated, at the time of investment, in the four highest rating categories by a nationally recognized statistical rating organization ("NRSRO") or, if unrated, determined by the Sub-Adviser to be of comparable quality. Securities rated by a NRSRO in the fourth highest rating category are considered to have some speculative characteristics. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Sub-Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk.

      Because of the risks associated with common stocks and other equity investments, the Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Sub-Adviser seeks to reduce these risks by diversifying the portfolio as well as by monitoring broad economic trends and corporate and legislative developments.

FIXED INCOME SECURITIES

      The Portfolio may invest in fixed income securities. To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

U.S. GOVERNMENT SECURITIES

      For liquidity purposes and for temporary defensive purposes, the Portfolio may invest in U.S. Government securities held directly or under repurchase agreements. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

      Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

CONVERTIBLE SECURITIES

      The Portfolio may buy securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

      Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

      Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public.

HIGH YIELD/HIGH RISK SECURITIES


      The Portfolio may invest in lower rated, high-yield, "junk" bonds. These securities are generally rated lower than Baa by Moody's or lower than BBB by S&P. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Sub-Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which it invests. A description of the ratings used herein and in the Prospectus is set forth in Appendix C to this Statement of Additional Information.


      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.


      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.


      The secondary markets on which high yield securities are traded may be less liquid than the market for higher-grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.


      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Sub-Adviser does not rely solely on credit ratings when selecting securities for the Portfolio, and the Sub-Adviser develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by the Portfolio, the Portfolio may retain the security if the Sub-Adviser deems it in the best interest of investors.

FOREIGN SECURITIES


      The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Currencies in which the Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.


EMERGING MARKETS

      The Portfolio may invest in securities of issuers located in countries with relatively low gross national product per capita compared to the world's major economies, and in countries or regions with the potential for rapid economic growth ("emerging markets"), which presents greater risk than investing in foreign issuers in general. The Portfolio may invest up to 20% of its assets in the equity securities of companies based in emerging markets. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by the Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on the Portfolio investments.

      Investing in formerly communist East European countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs implemented since the fall of communism and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy. The Portfolio does not currently intend to invest a significant portion of its assets in formerly communist East European countries.

      With respect to the Portfolio, "emerging markets" include any country: (i) having an "emerging stock market" as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the "World Bank"); (iii) listed in World Bank publications as developing; or (iv) determined by the Sub-Adviser to be an emerging market as defined above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, United Kingdom and United States.

      A company in an emerging market is one that: (i) is domiciled and has its principal place of business in an emerging market or (ii) (alone or on a consolidated basis) derives or expects to derive at least 50% of its total revenue from either goods produced, sales made or services performed in emerging markets.

      Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by the Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolio assets should these conditions recur.

      Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Portfolio, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

      Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

      The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer's balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market's trading partners could also adversely affect the country's exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for its exports in currencies other than dollars or non-emerging market currencies, its ability to make debt payments denominated in dollars or non-emerging market currencies could be affected.

      To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

      Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

      Liquidity, Trading Volume, Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the U.S. disclosure and regulatory standards are in many respects less stringent than U.S. standards. Furthermore, there is a lower level of monitoring and regulation of the markets and the activities of investors in such markets.

      The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors' perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.


      Default, Legal Recourse. The Portfolio may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by the Portfolio defaults, that the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio's ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse, therefore, is somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. The political context, expressed as an emerging market governmental issuer's willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.


      Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

      Withholding. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which the Portfolio makes its investments. The Portfolio net asset value may also be affected by changes in the rates or methods of taxation applicable to the Portfolio or to entities in which the Portfolio has invested. The Sub-Adviser will consider the cost of any taxes in determining whether to acquire any particular investments, but can provide no assurance that the taxes will not be subject to change.

      Foreign Currencies. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Portfolio's portfolio securities are denominated may have a detrimental impact on the Portfolio's net asset value.

AMERICAN DEPOSITARY RECEIPTS

      The Portfolio may invest in American Depositary Receipts ("ADRs"). ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolio may invest in either type of ADR.

      Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depository receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolio may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolio's custodian in five days. The Portfolio may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency.

WARRANTS

      The Portfolio may each invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of the Portfolio. Consequently, with respect to the Portfolio, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

LENDING OF PORTFOLIO SECURITIES


      The Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at all times during the loan must maintain with the Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.


CASH SWEEP PROGRAM


      Pursuant to the terms and conditions of a Securities and Exchange Commission ("SEC") exemptive order, the Portfolio may participate in a Cash Sweep Program. In the Cash Sweep Program, the Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings. Shares of the HSBC Money Market Fund, Class I sold to and redeemed from the Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund, Class I shares sold to or redeemed from the Portfolio are subject to any such distribution or service fee, the Adviser will waive its advisory fee for the Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The uninvested cash invested in the HSBC Investor Money Market Fund, Class I may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, the Portfolio will be treated as a separate investment company.

REPURCHASE AGREEMENTS


      The Portfolio may invest in repurchase agreements, which are transactions in which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and, therefore, will be fully collateralized. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

      The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and, therefore, subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolio acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.


      The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Portfolio will have the right to liquidate the securities. If at the time the Portfolio is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Portfolio's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Portfolio. The Portfolio has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Portfolio only enters into repurchase agreements after the Sub-Adviser has determined that the seller is creditworthy, and the Sub-Adviser monitor that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Portfolio has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

      In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held for the Portfolio exceed 15% of its net assets.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES AND SECTION 4(2) SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices. The Portfolio has a policy that no more than 10% of its net assets may be invested in restricted securities which are restricted as to resale, including Rule 144A and Section 4(2) securities.

      The Sub-Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to the Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Sub-Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

DERIVATIVES

      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

      Options on Securities. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Sub-Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      Options on Securities Indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Sub-Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Futures Contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. This investment technique is designed to hedge (i.e., to protect) against anticipated future changes in interest or exchange rates which otherwise might adversely affect the value of the Portfolio's portfolio securities or adversely affect the prices of long-term bonds or other securities which the Portfolio intends to purchase at a later date. Futures contracts may also be entered into for non-hedging purposes to the extent permitted by applicable law. A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

      Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

      While futures contracts provide for the delivery of securities or currencies, such deliveries are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must allocate cash or securities as a margin deposit ("initial deposit"). It is expected that the initial deposit will vary but may be as low as 5% or less of the value of the contract. The futures contract is valued daily thereafter and the payment of "variation margin" may be required to be paid or received, so that each day the Portfolio may provide or receive cash that reflects the decline or increase in the value of the contract. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract.

In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.


      The purpose of the purchase or sale of a futures contract, for hedging purposes in the case of a portfolio holding long-term debt securities, is to protect the Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. If interest rates did increase, the value of the debt securities in the Portfolio would decline, but the value of the Portfolio's futures contracts should increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other Portfolio assets.


      Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could buy long-term bonds on the cash market. Purchases of futures contracts would be particularly appropriate when the cash flow from the sale of new shares of the Portfolio could have the effect of diluting dividend earnings. To the extent the Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of liquid instruments from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts, thereby assuring that the transactions are unleveraged.

      Futures contracts on foreign currencies may be used in a similar manner, in order to protect against declines in the dollar value of portfolio securities denominated in foreign currencies, or increases in the dollar value of securities to be acquired.

      A futures contract on an index of securities provides for the making and acceptance of a cash settlement based on changes in value of the underlying index. The Portfolio may enter into stock index futures contracts in order to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices and for non-hedging purposes to the extent permitted by applicable law. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Portfolio's securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or in part, by gains on the futures position.

When the Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or in whole, offset increases in the cost of securities that Portfolio intends to purchase. As such acquisitions are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon the termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities. Futures contracts on other securities indices may be used in a similar manner in order to protect the Portfolio from broad fluctuations in securities prices and for non-hedging purposes to the extent permitted by applicable law.

      Risk Factors: Imperfect Correlation of Hedging Instruments with the Portfolio's Portfolio. The Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio's portfolio. If the values of portfolio securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the Portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


      The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Sub-Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

      The trading of options, futures contracts and forward contracts also entails the risk that, if the Sub-Adviser's judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if the Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

      It should be noted that the Portfolio may purchase and write options not only for hedging purposes, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

      Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio's ability effectively to hedge its portfolio.

      The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

      Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which the Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United

States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for the Portfolio to respond in a timely manner.


      In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions and, therefore, could result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house, and, therefore, the Portfolio will be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

      Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for the Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.


      As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. The Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, the Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Sub-Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Sub-Adviser anticipates favorable movements in such rates.

      While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect the Portfolio's hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.


      Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolio's exemption filing with respect to its use of futures contracts are no longer applicable.

      When the Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      The Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may not enter into such contracts for speculative purposes.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      To the extent the Portfolio invests in sovereign and supranational debt instruments issued or guaranteed by foreign governments, agencies, and supranational entities ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, an investment in the Portfolio may be subject to a high degree of risk, and the sovereign debt obligation may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

PORTFOLIO TURNOVER

      The Sub-Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Sub-Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio's portfolio, the Sub-Adviser seek to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


      The portfolio turnover rates for the Portfolio for the fiscal years ended October 31, 2004, 2003 and 2002 were 106.11%, 68.51% and 31.63%, respectively.


      It is expected that the annual turnover rate for the Portfolio will generally not exceed 40%. If the Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of the Portfolio with a lesser portfolio turnover rate. See "Portfolio Transactions" and "Tax Matters" below.

PORTFOLIO TRANSACTIONS

      The Sub-Adviser are primarily responsible for portfolio decisions and the placing of portfolio transactions. The Portfolio Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Sub-Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio's shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of Portfolio investments for the Portfolio with a broker-dealer affiliate of the Sub-Adviser.

      The Sub-Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Sub-Adviser. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Sub-Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Sub-Adviser and its affiliates receive such services.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Sub-Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Sub-Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their respective overall responsibilities to the Portfolio or to their other clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Sub-Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Sub-Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Sub-Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.


      Investment decisions for the Portfolio and for the other investment advisory clients of the Sub-Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Sub-Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Sub-Adviser believes that the Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.

      The Boards of Trustees of the Portfolio Trust has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.


      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Sub-Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Sub-Adviser. At present no arrangements for the recapture of commission payments are in effect.


      For the fiscal years ended October 31, 2004, 2003 and 2002, the Portfolio paid aggregate brokerage commissions of 501,584, 716,789 and 328,795, respectively.


                             INVESTMENT RESTRICTIONS


      The Portfolio Trust has adopted the following investment restrictions which are fundamental, i.e., they may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of
(i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.


      As a matter of fundamental policy, the Portfolio will not:

      (1)   invest in physical commodities or contracts on physical commodities:

      (2) purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

      (3) make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

      (4) borrow money, except from a bank as a temporary measure to satisfy withdrawal requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

      (5) underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities);

      (6) acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

      (7)   issue senior securities, except as permitted under the 1940 Act;

      (8) with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer;

      (9) with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

      The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval.

      As a matter of non-fundamental policy, the Portfolio will not:


      (1) invest less than 80% of its total assets in equity securities of foreign corporations, consisting of common stocks, and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock ("convertible securities"), trust certificates, limited partnership interests and equity participations;



      (2) sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities;



      (3) purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its net assets;



      (4) purchase securities on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures;

      (5) invest in securities that are not readily marketable or that are illiquid because their disposition is restricted under the federal securities laws other than securities that are not registered under the Securities Act of 1933, as amended (the "1933 Act") but which can be sold to qualified institutional investors in accordance with Rule 144A under the 1933 Act (collectively, "illiquid securities"), if, as a result, more than 15% of the Portfolio's net assets would be invested in illiquid securities;



      (6) invest more than 10% of the Portfolio's assets in restricted securities (including Rule 144A securities);



      (7) invest for the purpose of exercising control over management of any company;



      (8) invest securities of any registered investment company except to the extent permitted under the 1940 Act generally or in accordance with any exemptive order granted to the Portfolio Trust by the SEC; or



      (9) write or acquire options or interests in oil, gas or other mineral explorations or development programs or leases.


PERCENTAGE AND RATING RESTRICTIONS


      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy; however, the Adviser and Sub-Adviser will consider such change in its determination of whether to continue to hold the security. Additionally, if such later change results in the Portfolio holding more than 15% of its net assets in illiquid securities, the Portfolio will take such action as is necessary to reduce the percentage of the Portfolio's net assets invested in illiquid securities to 15% or less. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Adviser or Sub-Adviser will attempt to use comparable ratings as standards for investments in accordance with the investment policies set forth in the Prospectus.


                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS

      The names of the Trustees of the Portfolio Trust, their addresses, ages, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

      Trustees

                                                                                        NUMBER OF
                                                                                      PORTFOLIOS IN     OTHER
                                                                                          FUND         TRUSTEE-
                         POSITION(S)     TERM OF OFFICE            PRINCIPAL            COMPLEX         SHIPS
NAME, ADDRESS, AND       HELD WITH       AND LENGTH OF       OCCUPATION(S) DURING     OVERSEEN BY      HELD BY
AGE/DATE OF BIRTH           FUND          TIME SERVED           PAST 5 YEARS            TRUSTEE        TRUSTEE
-------------------   ---------------   ----------------   ------------------------   -------------   -----------
NON-INTERESTED TRUSTEES

RICHARD A. BREALEY    Advisory          Indefinite;        Professor of                    31         None
P.O. Box 182845       Board             January 2005 to    Finance, London School
Columbus, OH 43218    Member            present            of Business School (July
Date of Birth:                                             1974 - present); special
June 9, 1936                                               Adviser to the Governor
                                                           of the Bank of England
                                                           (1998-2001); Deputy
                                                           Chairman, Balancing and
                                                           Settlement Code Panel
                                                           (August 2000-present)
                                                           (overview of G.B.
                                                           electricity)
FREDERICK C. CHEN     Trustee           Indefinite; 1990   Management Consultant           31         None
P.O. Box 182845                         to present         (1988 to present).
Columbus, OH 43218
Date of Birth:
April 22, 1927

ALAN S. PARSOW        Trustee           Indefinite; 1987   General Partner of              31         None
P.O. Box 182845                         to present         Elkhorn Partners, L.P.
Columbus, OH 43218                                         (1989 to present).
Date of Birth:
January 16, 1950

LARRY M. ROBBINS      Trustee           Indefinite; 1987   Director, Center for            31         None
P.O. Box 182845                         to present         Teaching and Learning,
Columbus, OH 43218                                         University of
Date of Birth:                                             Pennsylvania
December 2, 1938

                      Trustee           Indefinite;        Private Investor;               31         None
MICHAEL SEELY                           1987 to present    President of
P.O. Box 182845                                            Investor Access
Columbus, OH  43218                                        Corporation (investor
Date of Birth:                                             relations consulting
June 7, 1945                                               firm) (1981-present).
Advisory Board
THOMAS ROBARDS        Advisory Board    Indefinite; 2004   Chief Financial Officer,        31         Finance
P.O. Box 182845       Member            to present         American Museum of                         Federal
Columbus, OH  43218                                        Natural History (2003 to                   Corporation
Date of Birth:                                             Present); Chief                            (FIF)
June 10, 1946                                              Financial Officer, Datek
                                                           Online Holding Corp.
                                                           (2000 to 2002),
                                                           Executive Member of
                                                           Board of Directors, Vice
                                                           President, Republic New
                                                           York Corporation (1976
                                                           to 1999)

INTERESTED TRUSTEE
------------------
STEPHEN J. BAKER      Trustee           Indefinite;        Chief Executive Officer,   31   None
P.O. Box 182845                         March 2004 to      HSBC Investments (USA)
Columbus, OH  43218                     present            Inc. (formerly HSBC
Date of Birth:                                             Asset Management
June 23, 1956                                              (Americas) Inc.) (2003
                                                           to present); Chief
                                                           Executive Officer, HSBC
                                                           Asset Management
                                                           (Canada) Limited (1998
                                                           to 2003)

      The names of the Officers, their addresses, ages, position(s) held with the Portfolio Trust, and principal occupation(s) during the past five years are described in the table below. Unless otherwise indicated, the address for each Officer is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

                                    POSITION(S)         TERM OF OFFICE AND
    NAME, ADDRESS, AND               HELD WITH            LENGTH OF TIME            PRINCIPAL OCCUPATION(S)
    AGE/DATE OF BIRTH                  FUND                   SERVED                  DURING PAST 5 YEARS
----------------------------    -------------------    ---------------------    -----------------------------------
RICHARD A. FABIETTI             President              Indefinite;              Senior Vice President, Head of
452 Fifth Avenue                                       March 2004 to present    Product Management, HSBC
New York, NY  10018                                                             Investments (USA) Inc. (1988 to
Date of Birth:                                                                  present).
October 8, 1958

MARK L. SUTER*                  Vice President         Indefinite;              Employee of BISYS Fund Services,
90 Park Avenue                                         2000 to present          Inc. (1/00 to present); Vice
10th Floor                                                                      President of Client Services,
New York, NY  10016                                                             Seligman Data (6/97 to 12/99) Vice
Date of Birth:                                                                  President Capitalink (2/96 to
November 16, 1962                                                               5/97).

SALVATORE IOCOLANO              Vice President         Indefinite; 2002 to      Senior Compliance Officer,  HSBC
452 Fifth Avenue, 18th floor                           present                  Investments (USA) (2001 to
New York, NY  10018                                                             present); Director of Compliance,
Date of Birth:                                                                  KPMG Investment Advisers (8/99 to
August 6, 1962                                                                  3/01); Director of compliance,
                                                                                Oppenheimer Capital (3/98 to
                                                                                8/99); Securities Compliance
                                                                                Examiner, U.S. Securities and
                                                                                Exchange Commission (3/95 to 3/98).

TROY SHEETS*                                                                    Employee of BISYS Fund
3435 Stelzer Road                                                               Services, Inc. (4/02 to present);
Columbus, OH  43219-3035                                                        Senior Manager, KPMG LLP -- Ohio
Date of Birth:                                         Indefinite;              Investment Management and
May 29, 1971                    Treasurer              2004 to present          Funds(8/93 to 4/02).

ALAINA METZ*                    Assistant Secretary    Indefinite; 1996 to      Employee of BISYS Fund Services,
3435 Stelzer Road                                      present                  Inc. (6/95 to present)
Columbus, OH  43219-3035

Date of Birth:
April 4, 1967

FREDERICK J. SCHMIDT*   Chief Compliance    Time expires 2005,    Senior Vice President and Chief
90 Park Avenue          Officer             2004 to present       Compliance Officer, CCO Services
10th Floor                                                        of BISYS Fund Services since 2004;
New York, NY  10016                                               President, FJS Associates from
Date of Birth                                                     2002 to 2004; Vice President
July 10, 1959                                                     Credit Agricole Asset Management,
                                                                  U.S. from 1987 to 2002

* Messrs. Sheets, Suter, and Schmidt and Ms. Metz also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.

BOARD OF TRUSTEES

      Overall responsibility for management of the Portfolio Trust rests with its Board of Trustees, who are elected by the shareholders of the Portfolio Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the respective Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.


      Committees


      The Trustees of Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for each Trust.


      Audit Committee


The members of the Audit Committee are Frederick C. Chen, Alan S. Parsow, Larry
M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee is currently chaired by Mr. Chen. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of Portfolio Trust held two meetings during the last fiscal year.


      Valuation Committee


      The Valuation Committee includes at least one of the Independent Trustees of the Portfolio Trust elected by the Board of Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. As of the date of this Statement of Additional Information, the Independent Trustees of the Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the

Valuation Committee is to oversee the implementation of each Fund's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Funds' Valuation Procedures. The Valuation Committee of each Trust held no meetings during the last fiscal year.


      Nominating and Corporate Governance Committee


      The Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees, is currently chaired by Mr. Seely. As of the date of this Statement of Additional Information, the Independent Trustees of the Portfolio Trust who may serve on this committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. This committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held two meetings during the last fiscal year.

      Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Portfolio Trust, as of December 31, 2004.



                                                            AGGREGATE DOLLAR RANGE OF
                                                            EQUITY SECURITIES IN ALL
                                                              REGISTERED INVESTMENT
                                                                COMPANIES OVERSEEN
   NAME OF TRUSTEE           DOLLAR RANGE OF EQUITY          BY TRUSTEE IN FAMILY OF
                           SECURITIES IN THE PORTFOLIO        INVESTMENT COMPANIES
-----------------------    ---------------------------      -------------------------
NON-INTERESTED TRUSTEES
   Richard A. Brealey               None                               None
   Frederick C. Chen                None                           Over $100,000
   Alan S. Parsow                   None                               None
   Larry M. Robbins                 None                          $10,000-$50,000
   Michael Seely                    None                               None
   Thomas Robards*                  None                               None

INTERESTED TRUSTEE                  None
   Stephen J. Baker**               None                               None

   * Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004, and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.

**Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.

      No Independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the principal underwriter of the Portfolio Trust, or any entity controlling, controlled by or under common control with the Advisor or the principal underwriter of the Portfolio Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members') share ownership in securities of the Advisor, the principal underwriter of the Portfolio Trust, and any entity controlling, controlled by or under common control with the Advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).



                         NAME OF OWNERS
NAME OF                 AND RELATIONSHIPS                                       VALUE OF      PERCENT OF
TRUSTEE                    TO TRUSTEE           COMPANY      TITLE OF CLASS    SECURITIES       CLASS
-------                 -----------------       -------      --------------    ----------     ----------
Richard A. Brealey           none                none            none            none            none

Frederick C. Chen            none                none            none            none            none

Larry M. Robbins             none                none            none            none            none

Alan S. Parsow               none                none            none            none            none

Michael Seely                none                none            none            none            none

Thomas Robards               none                none            none            none            none



As of February 1, 2005, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of each Portfolio.



No Independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Portfolio Trust or the Advisor or their affiliates (other than the Portfolio Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:




      -     the Portfolio;

      -     an officer of the Portfolio;

      - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or principal underwriter of the Portfolio;

      - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or principal underwriter of the Portfolio;

      -     the Adviser or principal underwriter of the Portfolio;

      -     an officer of the Adviser or principal underwriter of the Portfolio;

      - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio; or

      - an officer of a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio.

TRUSTEE COMPENSATION


            The Portfolio Trust pays each Trustee who is not an "interested person" of the Portfolio Trust (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees and a fee of $2,000 for each committee meeting, except that Mr. Robbins receives an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended and $2,000 for each committee meeting. For the fiscal year ended October 31, 2004, the Portfolio Trust paid the following compensation to the Trustees of the Portfolio Trust.



                                                     PENSION OR
                                                     RETIREMENT
                                                  BENEFITS ACCRUED                        TOTAL COMPENSATION
                                 AGGREGATE           AS PART OF           ESTIMATED       FROM PORTFOLIO AND
                                COMPENSATION         PORTFOLIOS        ANNUAL BENEFITS    FUND COMPLEX** PAID
 NAME OF PERSON, POSITION      FROM PORTFOLIO         EXPENSES*        UPON RETIREMENT        TO TRUSTEES
--------------------------     --------------     ----------------     ---------------    -------------------
NON-INTERESTED TRUSTEES***
  Fredrick C. Chen,
  Trustee                            611                None                 None             $   49,000
  Alan S. Parsow,                                                                             $   46,500
  Trustee                            580                None                 None
  Larry M.    Robbins,
  Trustee                            735                                                      $   63,250
                                                        None                 None
  Michael Seely,
  Trustee                            640                None                 None              $  51,500

INTERESTED TRUSTEE
  Stephen J. Baker, ***
  Trustee                           None                None                 None                   None
  Leslie Bains, *****               None                None                 None                   None
  Trustee

* The Portfolio Trust does not accrue pension or retirement benefits as part of Portfolio expenses, and Trustees of the Portfolio Trust are not entitled to benefits upon retirement from the Board of Trustees.

** The Fund Complex consisted of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, offshore feeders into the Portfolio Trust, and three stand-alone offshore funds.


*** Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004 and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.

****  Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.

***** Ms. Bains resigned her position as Trustee effective December 31, 2003.

PROXY VOTING

      The Portfolio Trust has adopted a Proxy Voting Policy that delegates the responsibility of voting proxies to the Portfolio's Adviser and Sub-Adviser. The Proxy Voting Policies of the Portfolio Trust and the Adviser and Sub-Adviser are attached as Appendices A, B and C.

      Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2004 are available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.

                     INVESTMENT ADVISORY AND OTHER SERVICES


      HSBC Investments (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust.

      For their services as Independent Adviser and Sub-Investment Adviser, respectively, HSBC and The Bernstein Unit of Alliance Capital Management L.P. receive in aggregate, from the International Equity Portfolio, a fee accrued daily and paid monthly at an annual rate of:

           BASED ON AVERAGE DAILY NET ASSETS OF                FEE RATE
----------------------------------------------------------     --------
Up to $25 million ........................................      0.950%
In excess of $25 million but not exceeding $50 million....      0.800%
In excess of $50 million but not exceeding $250 million...      0.675%
In excess of $250 million ................................      0.625%.

      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate amount of advisory fees paid by the Portfolio were $1,504,012, $1,888,827 and $2,087,950, respectively.

      The Advisory Contract will continue in effect with respect to the Portfolio, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Trustees of the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for the Portfolio.

      The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of the Portfolio. The Adviser may, out of its own resources, assist in marketing the Portfolio's shares.


      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the Portfolio's shareholders that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.


      The Portfolio Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Portfolio Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of the Portfolio, oversees sub-advisers to ensure compliance with the Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the Portfolio Trust's Board of Trustees.

      The Board of Trustees of the Portfolio Trust approved the Advisory Contract and the investment sub-advisory agreement with respect to the Portfolio in a meeting on December 13, 2004. In determining whether it was appropriate to approve the Advisory Contract and the investment sub-advisory agreement, the Board of Trustees requested information, provided by the Adviser and the Sub-Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board of Trustees carefully evaluated this information, and was advised by legal counsel with respect to its deliberations. Based on its review of the information requested and provided, the Board of Trustees determined that the Advisory Contract and the investment sub-advisory agreement is consistent with the best interests of the Portfolio and its shareholders, and enables the Portfolio to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its shareholders. The Board of Trustees made these determinations on the basis of the following considerations, among others:


      - The investment advisory fees payable to the Adviser and the Sub-Adviser under the Advisory Contract and the investment sub-advisory agreement are fair and reasonable in light of the services to be provided, the anticipated costs of these services, the profitability of the Adviser and the Sub-Adviser's relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable mutual funds;

      - The Investment Advisory Agreement and investment sub-advisory agreement did not increase current investment advisory fees or overall operating expenses of the Portfolio over historical fee and expense levels;

      - The nature, quality and extent of the investment advisory services expected to be provided by the Sub-Adviser, in light of the high quality services provided to the other mutual funds advised by the Sub-Adviser and their historic performance, including achievement of stated investment objectives;

      - The Adviser and Sub-Adviser's representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

      - The Adviser and Sub-Adviser's entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

      - The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser and Sub-Adviser.

      Accordingly, in light of the above considerations and such other factors and information it considered relevant, the Board of Trustees unanimously approved the Advisory Contract and investment sub-advisory agreement with respect to the Portfolio.

SUB-ADVISER

      AllianceBernstein, as the Portfolio's Sub-Adviser, is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by AllianceBernstein or HSBC in its discretion. See "Portfolio Transactions." AllianceBernstein also furnishes to the Board of Trustees of the Portfolio Trust, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio.

      For its services, AllianceBernstein receives a fee, based on the Portfolio's average daily net assets, at the annual rate of 0.70% of net assets up to $25 million, 0.55% of net assets over $25 million up to $50 million, 0.425% of net assets over $50 million up to $250 million and 0.375% of net assets in excess of $250 million.

      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate sub-advisory fees paid to Capital Guardian Trust Company, the former sub-adviser, and Alliance Bernstein, the current sub-advisor, to the Portfolio by the Adviser were $966,406, $1,221,124 and $1,342,688, respectively.


      The investment advisory services of AllianceBernstein are not exclusive under the terms of the Sub-Advisory Agreement. AllianceBernstein is free to and does render investment advisory services to others.

ADMINISTRATOR

      Pursuant to a Master Services Agreement dated April 1, 2003 (the "Master Services Agreement"), BISYS provides the Portfolio with administration of the Portfolio. Administration services include assisting in the preparation and filing of various documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. BISYS also provides certain persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of BISYS or its affiliates.

      The Master Services Agreement continues in effect for an initial term of three (3) years and thereafter from year to year unless terminated upon 60 days' written notice of non-renewal prior to the relevant renewal date. The Agreement provides that BISYS shall not be liable to the Portfolio Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. BISYS may, out of its own resources, assist in marketing the Portfolio's shares.

      BISYS receives an administration fee that primarily consists of an asset-based fee based on average daily net assets, and paid monthly at an annual rate of:




FEE RATE

Up to $8 billion...........................................     0.075%
In excess of $8 billion but not exceeding $9.25 billion....     0.070%
In excess of $9.25 billion but not exceeding $12 billion...     0.050%
In excess of $12 billion...................................     0.030%

The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios and Feeder Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid to BISYS is allocated to each of the funds in the HSBC Investor Family of Funds based upon its proportionate share of the aggregate net assets of the Family of Funds. For assets invested in the Portfolios by Feeder Funds, the Portfolios pay half of the administration fee and the Feeder Funds pay half of the administration fee, for a combination of the total fee rate set forth above.

      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate amount of administrative fees paid by the Portfolio were $80,469, $99,942 and $113,017, respectively.


UNDERWRITER


      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


               CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

CUSTODIAN

      Pursuant to respective Custodian Agreements, Investors Bank & Trust Company ("IBT") acts as the custodian of the foreign assets of the Portfolio and HSBC acts as custodian of the domestic assets of the Portfolio (the "Custodians"). The Portfolio Trust's Custodian Agreements provide that the Custodians may use the services of sub-custodians with respect to the Portfolio. The Custodians' responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodians do not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For their services, IBT and HSBC each receives such compensation as may from time to time be agreed upon by either of them and the Portfolio Trust.

TRANSFER AGENT


      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for shares of the Portfolio. The Transfer Agent maintains an account for each shareholder of the Portfolio and investors in the Portfolio, performs other transfer agency functions, and act as dividend disbursing agent for the Portfolio. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.


PORTFOLIO ACCOUNTING AGENT


      Under the Master Services Agreement with BISYS , BISYS also serves as fund accounting agent to the Portfolio. For the fiscal year ended October 31, 2004, the aggregate amount of fund accounting fees paid by the Portfolio was $88,674.


FEDERAL BANKING LAW

      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by the Prospectus, this Statement of Additional Information, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees would review the Portfolio Trust's relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolio be liquidated.


EXPENSES

      Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                       CAPITAL STOCK AND OTHER SECURITIES


      The Portfolio is a series of the Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolios Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.


      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.



      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

      As of February 1, 2005, the following persons owned of record or beneficially 5% or more of the Portfolio or class of shares:



NAMES                                                                 PERCENTAGE

HSBC International Equity Fund, Ltd                                     19.46%
HSBC International Equity Fund                                          70.41%
HSBC Overseas Fund                                                      10.11%


                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES


      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.


      An investor in the Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

      Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Statement of Additional Information, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


      The Adviser or Sub-Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of the portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust on behalf of the Portfolio has reserved the right to pay the redemption or repurchase price of Shares, either totally or partially, by a distribution in kind of portfolio securities from the Portfolio (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Shares being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash. The Portfolio Trust will redeem an investor's shares in kind only if it has received a redemption in kind from the Portfolio, and, therefore, investors that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the

Portfolio Trust that the Portfolio will not redeem in kind except in circumstances in which the investor is permitted to redeem in kind.

                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).


      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.


TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO


      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.


PORTFOLIO INVESTMENTS

      Market Discount. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.


      Original Issue Discount. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).


      Options, Futures And Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Constructive Sales. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed, if certain conditions are met.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.


      Foreign Source Income. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.


                                OTHER INFORMATION


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Trustees has appointed KPMG LLP as independent registered public accounting firm of the Portfolio Trust for the fiscal year ending October 31, 2005. KPMG LLP will audit the Portfolio Trust's annual financial statements, prepare the Portfolio Trust's income tax returns, and assist in the filings with the SEC. KPMG LLP's address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.

COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Portfolio Trust, and also acts as counsel to the Portfolio Trust.

CODE OF ETHICS


      The Portfolio Trust, the Adviser, the Sub-Adviser and BISYS each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Portfolio Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain transactions and to report certain transactions on a regular basis.


REGISTRATION STATEMENT


      This Statement of Additional Information and the Prospectus do not contain all the information included in the Portfolio Trust's registration statement filed with the SEC under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.


      Statements contained herein and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS


      The Portfolio's current audited financial statements dated October 31, 2004 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2004 as filed with the SEC. Copies of the report will be provided without charge to each person receiving this Statement of Additional Information.


                              SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Portfolio Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                   APPENDIX A

                               HSBC INVESTOR FUNDS

                            HSBC ADVISOR FUNDS TRUST

              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser(2) retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

----------
(2)The bernstein Unit of Alliance Capital Management. L.P., NWQ Investment Management Company, LLC, Waddell & Reed Investment Management Company, and Westfield Capital Management, LLC(collectively,the "Sub-Advisers").

                                   APPENDIX B


                           HSBC INVESTMENTS (USA) INC.

                       PROXY VOTING POLICY AND PROCEDURES

The purpose of these proxy voting procedures is to insure that HSBC Investments
(USA) Inc., as a fiduciary under common law, the Investment Advisors Act of 1940, as amended, and the Employee Retirement proposals submitted by management, and others, to shareholders for approval and properly executes and delivers proxy ballots in connection therewith.

As long as there is no provision to the contrary in the Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by the Manager to be an integral part of the Manager's investment responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities and that in such situations the right to vote is considered a plan asset.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Funds holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

PROXY VOTING POLICY

It is the policy of HSBC Investments (USA) Inc. to vote all proxies for the exclusive benefit of the accounts whose assets we manage. In most, if not all, cases this will mean that the proposals which maximize the value of the securities which we hold will be approved without regard to non-economic considerations. However, we recognize that our performance as a fiduciary will be measured, not by the performance of any single investment, but by our overall performance as a "prudent man".

HSBC Investments (USA) Inc. will generally not favor proposals which are designed to make it difficult for a company to be acquired or which have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Investments (USA) Inc. will generally vote against proposals concerning instituting "poison pills", classified boards of directors, blank check preferred stock, unequal voting rights, elimination of shareholder action by written consent, prohibition of shareholder special meetings, granting stock options at less than fair market value, exchanging underwater stock options, and the pyramiding of stock options by management. Super majority proposals will be evaluated on a case-by-case basis, as will increase in authorized common stock, anti-greenmail provisions, re-incorporation or re-organization proposals and acceleration of options vesting upon change of control.

In the above-indicated situations and those of similar import to shareholders, the designated portfolio manager/analyst responsible for making the decision on how securities will be voted will make a written record of his rationale for voting and will be responsible for maintaining adequate documentation concerning his review of the indicated proposal(s). It is the responsibility of the designated portfolio manager/analyst to make a written record of any contact during the proxy voting periods with any proponents or opponents of propositions and to keep these records with the retained proxy statements. Prior to the execution of the proxy in contested or controversial situations, the President of HSBC Investments
(USA) Inc. will be consulted concerning the vote and will have the final authority over the voting on such proposals.

Appropriate instructions will then be forwarded to the proxy control designee who will ensure that the proxy cards for the particular solicitation are properly completed, the proper notation of votes is made in our client records and the proxy ballot(s) are forwarded back to the proxy tallying company in a timely fashion.

NEW ACCOUNT PROCEDURES

All new accounts will be forwarded a copy of the standard Investment Management Agreement, which will contain a paragraph affording the client the opportunity to affirmatively convey the authority to vote proxies to HSBC Investments (USA) Inc. Should a client wish to withhold proxy voting authority, the client should be instructed to strike out the applicable paragraph and to initial that change on the contract. In the event that the client presents HSBC Investments (USA) Inc. with a standard form of management agreement which the client prefers to use, the agreement will be checked to ensure that it contains language similar to our standard contractual language on proxy voting and if it does not, that omission will be brought to the attention of the client. In the event that the client refuses to amend their agreement to reflect an election concerning proxy voting, we will forward to the client a separate document with the paperwork for the account on which the client will be asked to make an election in connection with proxy voting.

Upon return of the executed agreement the client records in the administrative database will be coded to reflect the client's delegation of voting authority or the withholding thereof. This coding will also assist in the periodic reporting of the firm's positions in connection with Section 13 of the Securities Exchange Act of 1934. In the event that the proxy voting authority is conveyed to the investment manager, the manager will immediately notify, in writing, the fund custodian and instruct the custodian to immediately execute any proxy cards received as a result of client securities holdings, as the custodian will be in most, if not all, cases the record owner, and to forward such executed cards to the investment manager for the final election and submission to the proxy tallying company. The record of the custodian notification will be kept in the client's contract file.

PROXY HANDLING PROCEDURES

All proxy statements and proxy cards received by the mailroom will immediately be forwarded to the proxy control designee who has been designated to receive such materials. This material will immediately be logged in and a record will be made of the proposals, in abbreviated form, contained in the proxy statement. The position of all clients as of the record date will immediately be ascertained as will the total amount of shares over which the manager has discretionary authority. The proxy statement, ballot and tally of shares to be voted will be forwarded to the portfolio manager/analyst who will be responsible for evaluating and voting on all proposals. Proxy material containing only non-contested, non-controversial proposals will immediately be voted as the portfolio manager/analyst sees fit, the material will be returned to the proxy control designee, who will check to ensure that the proxy card has been properly executed and then return the executed proxy card to the proxy tallying company. The proxy statement, a copy of the proxy ballet and any other material generated in connection with proxy voting will be maintained in a central file, and all such material will be retained for at least one year.

                                   APPENDIX C

                               PROXY VOTING MANUAL

                                ALLIANCE CAPITAL

                  BERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT
                    (A UNIT OF ALLIANCE CAPITAL MANAGEMENT)

                                     PART B

                    HSBC INVESTOR SMALL CAP EQUITY PORTFOLIO


      References in this Statement of Additional Information to the "Prospectus" are to the Prospectus dated February 28, 2005 of HSBC Investor Portfolio Trust ("Portfolio Trust"). Unless the context otherwise requires, terms defined in the Prospectus have the same meaning in this Statement of Additional Information as in the Prospectus.


      February 28, 2005

                               TABLE OF CONTENTS


                                                                                  Page No.
INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS.............................      1

      Fixed Income Securities...................................................     2
      U.S. Government Securities................................................     2
      High Yield/High Risk Securities...........................................     2
      Foreign Securities........................................................     3
      Emerging Markets..........................................................     4
      American Depositary Receipts..............................................     7
      Lending of Portfolio Securities...........................................     8
      Cash Sweep Program........................................................     9
      Repurchase Agreements.....................................................     9
      Illiquid Investments, Rule 144A Securities and Section 4(2) Securities....    10
      Derivatives...............................................................    11
      Options and Futures.......................................................    11
      Forward Foreign Currency Contracts and Options on Foreign Currencies......    20
      Sovereign and Supranational Debt Obligations..............................    21
      Portfolio Turnover........................................................    22
      Portfolio Transactions....................................................    22

PORTFOLIO HOLDINGS..............................................................    24

INVESTMENT RESTRICTIONS.........................................................    26

      Percentage and Rating Restrictions........................................    29

MANAGEMENT OF THE PORTFOLIO TRUST...............................................    29

      Trustees and Officers.....................................................    29
      Board of Trustees.........................................................    29
      Trustee Compensation......................................................    35
      Proxy Voting..............................................................    39

INVESTMENT ADVISORY AND OTHER SERVICES..........................................    36

      Investment Adviser........................................................    36
      Sub-Adviser...............................................................    38
      Administrator.............................................................    39
      Underwriters..............................................................    40

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT.............................    40

      Custodian.................................................................    40
      Transfer Agent............................................................    40
      Portfolio Accounting Agent................................................    40
      Federal Banking Law.......................................................    40
      Expenses .................................................................    41
      Portfolio Manager.........................................................  ERROR! BOOKMARK NOT DEFINED.

PORTFOLIO MANAGERS.............................................................

CAPITAL STOCK AND OTHER SECURITIES..............................................    41

PURCHASE, REDEMPTION AND PRICING OF SECURITIES..................................    43

TAXATION .......................................................................    45

      Tax Status of the Portfolio...............................................    45
      RIC Investors in the Portfolio............................................    46
      Portfolio Investments.....................................................    46

OTHER INFORMATION...............................................................    48

      Independent Registered Public Accounting Firm.............................    48
      Counsel...................................................................    49
      Code of Ethics............................................................    49
      Registration Statement....................................................    49

FINANCIAL STATEMENTS............................................................    49

SHAREHOLDER INQUIRIES...........................................................    49

APPENDIX A:  HSBC INVESTOR PORFOLIOS PROXY VOTING POLICY........................   A-1

APPENDIX B:  HSBC INVESTMENTS (USA) INC., PROXY POLICY..........................   B-1

APPENDIX C:  WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC, PROXY...................   C-1

               INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS


      The following supplements the information contained in the Prospectus concerning the investment objectives, policies and restrictions of the Portfolio.

      The investment objective of the Portfolio is to seek long-term growth of capital by investing in equity securities of emerging small and medium-sized companies that are expected to show earnings growth over time that is well above the growth rate of the overall economy and rate of inflation. The Portfolio invests, under normal market conditions, at least 80% of its net assets plus the amount of any borrowing for investments purposes in equity securities (consisting of common stocks, preferred stocks, and preference stocks; securities such as bonds, warrants or rights that are convertible into stocks; and depositary receipts for those securities) of small cap companies. This is not a fundamental policy and may be changed by the Board of Trustees of the Portfolio Trust, without a vote of shareholders, upon 60 days' prior notice. Small cap companies generally are those that have market capitalizations within the range of market capitalizations represented in the Russell 2500 Growth Index (as of January 31, 2005, between $42 million and $7.2 billion). Emerging growth companies generally would have small market capitalizations and would be expected to show earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation, and would have the products, management and market opportunities which are usually necessary to become more widely recognized. However, the Portfolio may also invest in more established companies whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment. The Portfolio may invest up to 20% (and generally expects to invest between 5% and 10%) of its assets in foreign securities (excluding ADRs).


      Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities such as foreign or convertible securities and warrants when relative values make such purchases appear attractive either as individual issues or as types of securities in certain economic environments.


      When Westfield Capital Management Company, LLC, the Portfolio's sub-adviser ("Sub-Adviser" or "Westfield") believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association.

FIXED INCOME SECURITIES

      The Portfolio may invest in fixed income securities. To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

U.S. GOVERNMENT SECURITIES

      For liquidity purposes and for temporary defensive purposes, the Portfolio may invest in U.S. Government securities held directly or under repurchase agreements. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

      Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in lower rated, high-yield, "junk" bonds. These securities are generally rated lower than Baa by Moody's or lower than BBB by S&P. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Sub-Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which it invests. A description of the ratings used herein and in the Prospectus is set forth in Appendix to this Statement of Additional Information.


      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.


      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Sub-Adviser does not rely solely on credit ratings when selecting securities for the Portfolio, and the Adviser develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by the Portfolio, the Portfolio may retain the security if its Adviser deems it in the best interest of investors.


FOREIGN SECURITIES

      The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Currencies in which a Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.


      The Portfolio may invest in securities of foreign growth companies, whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment or which otherwise represent opportunities for long-term growth.

EMERGING MARKETS

      The Portfolio may invest in securities of issuers located in countries with relatively low gross national product per capita compared to the world's major economies, and in countries or regions with the potential for rapid economic growth ("emerging markets"), which presents greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by the Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on the Portfolio investments.

      Investing in formerly communist East European countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs implemented since the fall of communism and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy.

      With respect to the Portfolio, "emerging markets" include any country: (i) having an "emerging stock market" as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the "World Bank"); (iii) listed in World Bank publications as developing; or (iv) determined by the Sub-Adviser to be an emerging market as defined above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, United Kingdom and United States.

      A company in an emerging market is one that: (i) is domiciled and has its principal place of business in an emerging market or (ii) (alone or on a consolidated basis) derives or expects to derive at least 50% of its total revenue from either goods produced, sales made or services performed in emerging markets.

      Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by the Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolio assets should these conditions recur.

      Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

      Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

      The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer's balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market's trading partners could also adversely affect the country's exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for its exports in currencies other than dollars or non-emerging market currencies, its ability to make debt payments denominated in dollars or non-emerging market currencies could be affected.

      To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

      Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

      Liquidity, Trading Volume, Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the U.S. disclosure and regulatory standards are in many respects less stringent than U.S. standards. Furthermore, there is a lower level of monitoring and regulation of the markets and the activities of investors in such markets.

      The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors' perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

      Default, Legal Recourse. The Portfolio may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by the Portfolio defaults, that the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio's ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. The political context, expressed as an emerging market governmental issuer's willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

      Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

      Withholding. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which the Portfolio makes its investments. The Portfolio net asset value may also be affected by changes in the rates or methods of taxation applicable to the Portfolio or to entities in which the Portfolio has invested. The Sub-Adviser will consider the cost of any taxes in determining whether to acquire any particular investments, but can provide no assurance that the taxes will not be subject to change.

      Foreign Currencies. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Portfolio's portfolio securities are denominated may have a detrimental impact on the Portfolio's net asset value.

AMERICAN DEPOSITARY RECEIPTS

      The Portfolio may invest in American Depositary Receipts ("ADRs"). ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolio may invest in either type of ADR.

      Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depository receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolio may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolio's custodian in five days. The Portfolio may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency.

      The Portfolio also may invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and International Depositary Receipts ("IDRs"), or other similar securities convertible into securities of foreign issuers. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe typically by foreign bank and trust companies that evidence ownership of either foreign or domestic underlying securities. IDRs are receipts typically issued by a European bank or trust company evidencing ownership of the underlying foreign securities. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing ownership of the underlying foreign securities.

LENDING OF PORTFOLIO SECURITIES


      The Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at all times during the loan must maintain with the Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.


CASH SWEEP PROGRAM

      Pursuant to the terms and conditions of an SEC exemptive order the Portfolio may participate in a Cash Sweep Program. In the Cash Sweep Program, the Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings. Shares of the HSBC Money Market Fund, Class I sold to and redeemed from the Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund, Class I shares sold to or redeemed from the Portfolio are subject to any such distribution or service fee, the Adviser will waive its advisory fee for the Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The uninvested cash invested in the HSBC Investor Money Market Fund, Class I may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, the Portfolio will be treated as a separate investment company.

REPURCHASE AGREEMENTS

      The Portfolio may invest in repurchase agreements, which are transactions in which a fund purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and, therefore, will be fully collateralized. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.


      The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and, therefore, subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

      The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Portfolio will have the right to liquidate the securities. If at the time the Portfolio is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Portfolio's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Portfolio. The Portfolio has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Portfolio only enters into repurchase agreements after the Sub-Adviser has determined that the seller is creditworthy, and the Sub-Adviser monitor that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Portfolio has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

      In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES AND SECTION 4(2) SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices. The Portfolio has a policy that no more than 10% of its net assets may be invested in restricted securities which are restricted as to resale, including Rule 144A and Section 4(2) securities.

      The Sub-Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to the Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Sub-Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

DERIVATIVES

      The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

      Options on Securities. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Sub-Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      Options on Securities Indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Sub-Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Futures Contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. This investment technique is designed to hedge (i.e., to protect) against anticipated future changes in interest or exchange rates which otherwise might adversely affect the value of the Portfolio's portfolio securities or adversely affect the prices of long-term bonds or other securities which the Portfolio intends to purchase at a later date. Futures contracts may also be entered into for non-hedging purposes to the extent permitted by applicable law. A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

      Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

      While futures contracts provide for the delivery of securities or currencies, such deliveries are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must allocate cash or securities as a margin deposit ("initial deposit"). It is expected that the initial deposit will vary but may be as low as 5% or less of the value of the contract. The futures contract is valued daily thereafter and the payment of "variation margin" may be required to be paid or received, so that each day the Portfolio may provide or receive cash that reflects the decline or increase in the value of the contract. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

      The purpose of the purchase or sale of a futures contract, for hedging purposes in the case of a portfolio holding long-term debt securities, is to protect the Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. If interest rates did increase, the value of the debt securities in the Portfolio would decline, but the value of the Portfolio's futures contracts should increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.

      Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could buy long-term bonds on the cash market. Purchases of futures contracts would be particularly appropriate when the cash flow from the sale of new shares of the Portfolio could have the effect of diluting dividend earnings. To the extent the Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of liquid instruments from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts, thereby assuring that the transactions are unleveraged.

      Futures contracts on foreign currencies may be used in a similar manner, in order to protect against declines in the dollar value of portfolio securities denominated in foreign currencies, or increases in the dollar value of securities to be acquired.


      A futures contract on an index of securities provides for the making and acceptance of a cash settlement based on changes in value of the underlying index. The Portfolio may enter into stock index futures contracts in order to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices and for non-hedging purposes to the extent permitted by applicable law. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Portfolio's securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or in part, by gains on the futures position. When the Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or in whole, offset increases in the cost of securities that Portfolio intends to purchase. As such acquisitions are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon the termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities. Futures contracts on other securities indices may be used in a similar manner in order to protect the Portfolio from broad fluctuations in securities prices and for non-hedging purposes to the extent permitted by applicable law.

      Options on Futures Contracts. The Portfolio may write and purchase options to buy or sell futures contracts. The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency underlying the futures contract. If the futures price at expiration of the option is below the exercise price, the Portfolio will retain the full amount of the option premium, less related transaction costs, which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or currency underlying the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium, less related transaction costs, which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option written by the Portfolio is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures contracts may to some extent be reduced or increased by changes in the value of portfolio securities.


      The Portfolio may purchase options on futures contracts for hedging purposes as an alternative to purchasing or selling the underlying futures contracts, or for non-hedging purposes to the extent permitted by applicable law. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline, a rise in interest rates or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the Portfolio may, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease in portfolio value occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the Portfolio will increase prior to acquisition, due to a market advance, or a decline in interest rates or a rise in the dollar value of foreign currencies in which securities to be acquired are denominated, the Portfolio may purchase call options on futures contracts, rather than purchasing the underlying futures contracts. As in the case of options, the writing of options on futures contracts may require the Portfolio to forego all or a portion of the benefits of favorable movements in the price of portfolio securities, and the purchase of options on futures contracts may require the Portfolio to forego all or a portion of such benefits up to the amount of the premium paid and related transaction costs. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.


      Risk Factors: Imperfect Correlation of Hedging Instruments with the Portfolio's Portfolio. The Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of the Portfolio's portfolio. If the values of portfolio securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the Portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


      The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Sub-Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

      The trading of options, futures contracts and forward contracts also entails the risk that, if the Sub-Adviser's judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if the Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

      It should be noted that the Portfolio may purchase and write options not only for hedging purposes, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

      Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio's ability effectively to hedge its portfolio.

      The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

      Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which the Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for the Portfolio to respond in a timely manner.


      In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions and could, therefore, result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house, and the Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

      Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for the Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.


      As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. The Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, the Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Sub-Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Sub-Adviser anticipates favorable movements in such rates.

      While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect the Portfolio's hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.


      Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolio's exemption filing with respect to its use of futures contracts are no longer applicable.

      The Portfolio has adopted the additional policy that it will not enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio's total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

      When the Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      The Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security.

      The Portfolio may enter into forward contracts for hedging purposes as well as for non-hedging purposes. The Portfolio may also enter into forwards contracts on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (a "cross hedge") if, in the judgment of the Sub-Adviser, a reasonable degree of correlation can be expected between movements in the value of the two currencies. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline, a rise in interest rates or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the Portfolio may, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease in portfolio value occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the Portfolio will increase prior to acquisition, due to a market advance, or a decline in interest rates or a rise in the dollar value of foreign currencies in which securities to be acquired are denominated, the Portfolio may purchase call options on futures contracts, rather than purchasing the underlying futures contracts. As in the case of options, the writing of options on futures contracts may require the Portfolio to forego all or a portion of the benefits of favorable movements in the price of portfolio securities, and the purchase of options on futures contracts may require the Portfolio to forego all or a portion of such benefits up to the amount of the premium paid and related transaction costs. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.

      Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolio may also enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce its gross income. For example, if the Sub-Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, a Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

      The Portfolio has no specific limitation on the percentage of assets they may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management. By entering into transactions in forward contracts, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of Forward Contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS

      To the extent the Portfolio invests in sovereign and supranational debt instruments issued or guaranteed by foreign governments, agencies, and supranational entities ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, an investment in the Portfolio may be subject to a high degree of risk, and the sovereign debt obligation may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

PORTFOLIO TURNOVER

      The Sub-Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Sub-Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio's portfolio, the Sub-Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


      The portfolio turnover rate for the Portfolio for the fiscal years ended October 31, 2004 and October 31, 2003 was 81.75% and 152.05%, respectively.

      It is expected that the annual turnover rate for the Portfolio will generally not exceed 100% in subsequent fiscal years. If the Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a fund with a lesser portfolio turnover rate. See "Portfolio Transactions" and "Taxation" below.


PORTFOLIO TRANSACTIONS

      The Sub-Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Portfolio Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Sub-Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio's shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of Portfolio investments for the Portfolio with a broker-dealer affiliate of the Sub-Adviser.

      The Sub-Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Sub-Adviser. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Sub-Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Sub-Adviser and its affiliates receive such services.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Sub-Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Sub-Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their respective overall responsibilities to the Portfolio or to their other clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Sub-Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Sub-Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Sub-Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.




      Investment decisions for the Portfolio and for the other investment advisory clients of the Sub-Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Sub-Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Sub-Adviser believes that the Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.


      The Board of Trustees of the Portfolio Trust has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions. Specific decisions to purchase or sell securities for the Portfolio are made by employees of the Sub-Adviser who are appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The Portfolio's portfolio manager or management committee may serve other clients of the Sub-Adviser or any subsidiary of the Sub-Adviser in a similar capacity.

      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Sub-Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Sub-Adviser. At present no arrangements for the recapture of commission payments are in effect.

      For the fiscal years ended October 31, 2004, 2003 and 2002, the Portfolio paid aggregate brokerage commissions of $846,081, $1,810,352 and $1,548,715, respectively.


                               PORTFOLIO HOLDINGS


      The Boards of Trustees of the Portfolio Trust has adopted a policy and procedures relating to disclosure of the Portfolio Trust's portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of portfolio holdings information where necessary to the Portfolio Trust's operation or useful to the Portfolio Trust's shareholders without compromising the integrity or performance of the Portfolio Trust.

      Pursuant to applicable law, the Portfolio Trust is required to disclose its Portfolios' complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Portfolio Trust discloses a complete schedule of investments in each Semi-Annual Report and

Annual Report to Portfolio Trust shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q, Semi-Annual and Annual Reports are distributed to Portfolio Trust shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to Portfolio Trust shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov.

      These reports are also available, free of charge, on the Portfolio Trust's website at www.investorfunds.hsbc.com. The Portfolio Trust's website also provides information about the Portfolio's top 10 portfolio holdings, sector holdings and other portfolio characteristics data as of the end of the most recent fiscal quarter. This information on the website is provided with a lag of at least 60 days and is available until updated as of the next fiscal quarter. The information on the Portfolio Trust's website is publicly available to all categories of persons.

      The Portfolio Trust or the Adviser may share non-public portfolio holdings information of the Portfolio Trust sooner than 60 days of the end of each fiscal quarter with a service provider to the Portfolio Trust or the Adviser (such as the Portfolio Trust's custodian or administrator, a pricing service, proxy voting service, rating and ranking organization, broker-dealer executing trades for the Portfolio Trust, or other person) that reasonably needs such information to fulfill its duties, or with affiliated entities for compliance or risk management purposes. These service providers and other entities owe contractual, fiduciary, or other legal duties to the Portfolio Trust or the Adviser that foster reasonable expectations that portfolio holdings information will not be misused. The Portfolio Trust officers may authorize disclosure of the Portfolio Trust's portfolio holdings information to service providers where such service provider needs information to fulfill its duties.

      The Portfolio Trust requires any third party receiving non-public holdings information to enter into a Confidentiality Agreement. The Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the Portfolio. Specifically, the Confidentiality Agreement prohibits anyone in possession of non-public portfolio holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform the analysis or evaluation of the Portfolio.

      Currently, the Portfolio Trust has arrangements to provide additional disclosure of portfolio holdings information to the following third parties:
Lipper, Morningstar, and Bloomberg.

      No compensation or other consideration is paid to or received by any party in connection with the disclosure of portfolio holdings information, including the Portfolio Trust, Adviser and its affiliates.

      Pursuant to such Policy, the Boards of Trustees or the Chief Compliance Officer (the "CCO"), as authorized by the Board, may release the Portfolio's portfolio holdings, as necessary, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the applicable Board of Trustees.


                             INVESTMENT RESTRICTIONS


      The Portfolio Trust has adopted the following investment restrictions which are fundamental, i.e., they may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of
(i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.


      As a matter of fundamental policy the Portfolio will not:

      1. borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute; for additional related restrictions, see clause (a) below;


      2. underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed an underwriter under the 1933 Act in selling the Portfolio security;


      3. make loans to other persons except: (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

      4. purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

      5. concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of the Portfolio's investment objective(s), up to 25% of its total assets may be invested in any one industry;

      6. issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

      7. with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

      The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval.


      As a matter of non-fundamental policy, the Portfolio will not :


      (1) invest less than 80% of its assets in equity securities (consisting of common stocks, preferred stocks, and preference stocks; securities such as bonds, warrants or rights that are convertible into stocks; and depositary receipts for those securities) of emerging growth companies;

      (2) borrow money (including through reverse repurchase agreements or forward roll transactions involving mortgage backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow for temporary or emergency purposes up to 10% of its total assets; provided, however, that no Portfolio may purchase any security while outstanding borrowings exceed 5%;

      (3) pledge, mortgage or hypothecate for any purpose in excess of 10% of the Portfolio's total assets (taken at market value), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, and reverse repurchase agreements are not considered a pledge of assets for purposes of this restriction;

      (4) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

      (5) sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions;

      (6)   invest for the purpose of exercising control or management;

      (7) purchase securities issued by any investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio if such purchase at the time thereof would cause: (a) more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more than 5% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio; provided further that, except in the case of a merger or consolidation, the Portfolio shall not purchase any securities of any open-end investment company unless the Portfolio
            (1) waives the investment advisory fee, with respect to assets invested in other open-end investment companies and (2) incurs no sales charge in connection with the investment;

      (8) invest more than 15% of the Portfolio's net assets (taken at the greater of cost or market value) in securities that are illiquid or not readily marketable;

      (9) invest more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) in (a) securities that are restricted as to resale under the 1933 Act, and (b) securities that are issued by issuers which (including predecessors) have been in operation less than three years (other than U.S. Government securities), provided, however, that no more than 5% of the Portfolio's total assets are invested in securities issued by issuers which (including predecessors) have been in operation less than three years;

      (10) purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that futures or option contracts shall not be subject to this restriction;

      (11) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue and equal in amount to, the securities sold short, and unless not more than 10% of the Portfolio's net assets (taken at market value) is represented by such securities, or securities convertible into or exchangeable for such securities, at any one time (the Portfolio has no current intention to engage in short selling);

      (12) write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio's net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

      (13) buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets.

PERCENTAGE AND RATING RESTRICTIONS


      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy; however, the Adviser and Sub-Adviser will consider such change in its determination of whether to continue to hold the security.


                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS


      The names of the Trustees of the Portfolio Trust, their addresses, ages/dates of birth, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other trusteeships held by each Trustee are set forth below.

      Trustees

                                                                                                       NUMBER OF
                                                                                                    PORTFOLIOS IN
                                                                                                         FUND           OTHER
                                    POSITION(S)       TERM OF OFFICE AND       PRINCIPAL                COMPLEX      TRUSTEE-SHIPS
       NAME, ADDRESS, AND            HELD WITH          LENGTH OF TIME     OCCUPATION(S) DURING       OVERSEEN BY       HELD BY
          AGE/DATE OF BIRTH            FUND                SERVED            PAST 5 YEARS               TRUSTEE         TRUSTEE
-----------------------------     ---------------     ------------------  ----------------------    --------------   -------------
NON-INTERESTED TRUSTEES           Advisory            Indefinite;         Professor of                    31          None
RICHARD A. BREALEY                Board               January 2005 to     Finance, London
P.O. Box 182845                            Member     present             School of Business
Columbus, OH 43218                                                        School (July 1974 -
Date of Birth:                                                            present); special
June 9, 1936                                                              Adviser to the
                                                                          Governor of the Bank
                                                                          of England (1998-
                                                                          2001); Deputy
                                                                          Chairman, Balancing
                                                                          and Settlement Code
                                                                          Panel (August 2000-
                                                                          present) (overview of
                                                                          G.B. electricity)

FREDERICK C. CHEN                 Trustee             Indefinite; 1990    Management Consultant           31          None
P.O. Box 182845                                       to present          (1988 to present).
Columbus, OH 43218
Date of Birth:
April 22, 1927

ALAN S. PARSOW                    Trustee             Indefinite; 1987    General Partner of              31          None
P.O. Box 182845                                       to present          Elkhorn Partners, L.P.
Columbus, OH 43218                                                        (1989 to present).
Date of Birth:
January 16, 1950

LARRY M. ROBBINS                  Trustee             Indefinite; 1987    Director, Center for            31          None
P.O. Box 182845                                       to present          Teaching and Learning,
Columbus, OH 43218                                                        University of
Date of Birth:                                                            Pennsylvania
December 2, 1938

MICHAEL SEELY                     Trustee             Indefinite;         Private Investor;               31          None
P.O. Box 182845                                       1987 to present     President of
Columbus, OH  43218                                                       Investor Access
Date of Birth:                                                            Corporation (investor
June 7, 1945                                                              relations consulting
Advisory Board                                                            firm) (1981-present).

THOMAS ROBARDS                    Advisory Board      Indefinite; 2004    Chief Financial Officer,        31          Finance
P.O. Box 182845                   Member              to present          American Museum of                          Federal
Columbus, OH  43218                                                       Natural History (2003 to                    Corporation
Date of Birth:                                                            Present); Chief                             (FIF)
June 10, 1946                                                             Financial Officer, Datek
                                                                          Online Holding Corp.
                                                                          (2000 to 2002),
                                                                          Executive Member of
                                                                          Board of Directors,

                                                                          Vice President,
                                                                          Republic New York
                                                                          Corporation (1976 to
                                                                          1999)



INTERESTED TRUSTEE                Trustee             Indefinite; March   Chief Executive               31            None
STEPHEN J. BAKER                                      2004 to present     Officer, HSBC
P.O. Box 182845                                                           Investments (USA)
Columbus, OH  43218                                                       Inc. (formerly HSBC
Date of Birth:                                                            Asset Management
June 23, 1956                                                             (Americas) Inc.) (2003
                                                                          to present); Chief
                                                                          Executive Officer,
                                                                          HSBC Asset
                                                                          Management (Canada)
                                                                          Limited (1998 to 2003)



      The names of the Officers, their addresses, ages, position(s) held with the Portfolio Trust, and principal occupation(s) during the past five years are described in the table below. Unless otherwise indicated, the address for each Officer is 3435 Stelzer Road, Columbus, Ohio 43219-3035.



                                       POSITION(S)
   NAME, ADDRESS, AND                   HELD WITH           TERM OF OFFICE AND            PRINCIPAL OCCUPATION(S)
   AGE/DATE OF BIRTH                      FUND            LENGTH OF TIME SERVED            DURING PAST 5 YEARS
---------------------------          ---------------      ----------------------   ----------------------------------
RICHARD A. FABIETTI                  President            Indefinite;              Senior Vice President, Head of
452 Fifth Avenue                                          March 2004 to present    Product Management, HSBC
New York, NY  10018                                                                Investments (USA) Inc. (1988 to
Date of Birth:                                                                     present).
October 8, 1958

MARK L. SUTER*                       Vice President       Indefinite;              Employee of BISYS Fund Services,
90 Park Avenue                                            2000 to present          Inc. (1/00 to present); Vice
10th Floor                                                                         President of Client Services,
New York, NY  10016                                                                Seligman Data (6/97 to 12/99) Vice
Date of Birth:                                                                     President Capitalink (2/96 to
November 16, 1962                                                                  5/97).

SALVATORE IOCOLANO                   Vice President       Indefinite; 2002 to      Senior Compliance Officer,
452 Fifth Avenue, 18th floor                              present                  HSBC Investments (USA)
New York, NY  10018                                                                (2001 to present); Director of
Date of Birth:                                                                     Compliance, KPMG Investment
August 6, 1962                                                                     Advisers (8/99 to 3/01);
                                                                                   Director of compliance,
                                                                                   Oppenheimer Capital (3/98 to
                                                                                   8/99); Securities Compliance
                                                                                   Examiner, U.S. Securities and
                                                                                   Exchange Commission (3/95 to 3/98)

TROY SHEETS*                         Treasurer            Indefinite;              Employee of BISYS Fund
3435 Stelzer Road                                         2004 to present          Services, Inc. (4/02 to present);
Columbus, OH  43219-3035                                                           Senior Manager, KPMG LLP -- Ohio
Date of Birth:                                                                     Investment Management
May 29, 1971                                                                       and Funds(8/93 to 4/02).

ALAINA METZ*                         Assistant Secretary  Indefinite; 1996 to      Employee of BISYS Fund Services,
3435 Stelzer Road                                         present                  Inc. (6/95 to present)
Columbus, OH  43219-3035
Date of Birth:
April 4, 1967

FREDERICK J. SCHMIDT*                Chief Compliance     Time expires 2005,       Senior Vice President and Chief
90 Park Avenue                       Officer              2004 to present          Compliance Officer, CCO Services
10th Floor                                                                         of BISYS Fund Services since 2004;
New York, NY  10016                                                                President, FJS Associates from
Date of Birth                                                                      2002 to 2004; Vice President
July 10, 1959                                                                      Credit Agricole Asset Management,
                                                                                   U.S. from 1987 to 2002



* Messrs, Sheets, Suter, and Schmidt and Ms. Metz also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.



BOARD OF TRUSTEES



      Overall responsibility for management of the Portfolio Trust rests with its Board of Trustees, who are elected by the shareholders of the Portfolio Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the respective Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.



      Committees



      The Trustees of Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for each Trust.



      Audit Committee



The members of the Audit Committee are Frederick C. Chen, Alan S. Parsow, Larry
M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee is currently chaired by Mr. Chen. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of Portfolio Trust held two meetings during the last fiscal year.



      Valuation Committee

   The Valuation Committee includes at least one of the Independent Trustees of the Portfolio Trust elected by the Board of Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. As of the date of this Statement of Additional Information, the Independent Trustees of the Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of each Fund's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Funds' Valuation Procedures. The Valuation Committee of each Trust held no meetings during the last fiscal year.



   Nominating and Corporate Governance Committee



   The Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees, is currently chaired by Mr. Seely. As of the date of this Statement of Additional Information, the Independent Trustees of the Portfolio Trust who may serve on this committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. This committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held two meetings during the last fiscal year.




      Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Portfolio Trust, as of December 31, 2004.



                                                                     AGGREGATE DOLLAR RANGE OF EQUITY
                                                                       SECURITIES IN ALL REGISTERED
                                       DOLLAR RANGE OF               INVESTMENT COMPANIES OVERSEEN BY
                                     EQUITY SECURITIES IN            TRUSTEE IN FAMILY OF INVESTMENT
NAME OF TRUSTEE                         THE PORTFOLIO                           COMPANIES
---------------                         -------------                           ---------
NON-INTERESTED TRUSTEES

     Richard A. Brealey                    None                                   None
     Frederick C. Chen                     None                               Over $100,000
     Alan S. Parsow                        None                                   None

     Larry M. Robbins                     None                                $10,000-$50,000
     Michael Seely                        None                                     None
     Thomas Robards*                      None                                     None

INTERESTED TRUSTEE                        None

     Stephen J. Baker**                   None                                     None



* Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004, and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.



** Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.



      No Independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the principal underwriter of the Portfolio Trust, or any entity controlling, controlled by or under common control with the Advisor or the principal underwriter of the Portfolio Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members') share ownership in securities of the Advisor, the principal underwriter of the Portfolio Trust, and any entity controlling, controlled by or under common control with the Advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).



                         NAME OF OWNERS
NAME OF                 AND RELATIONSHIPS                                       VALUE OF      PERCENT OF
TRUSTEE                    TO TRUSTEE           COMPANY      TITLE OF CLASS    SECURITIES       CLASS
-------                 -----------------       -------      --------------    ----------     ----------
Richard A. Brealey           none                none            none            none            none

Frederick C. Chen            none                none            none            none            none

Larry M. Robbins             none                none            none            none            none

Alan S. Parsow               none                none            none            none            none

Michael Seely                none                none            none            none            none

Thomas Robards               none                none            none            none            none



As of February 1, 2005, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of each Portfolio.



No Independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Portfolio Trust or the Advisor or their affiliates (other than the Portfolio Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:


      -  the Portfolio;

      -  an officer of the Portfolio;

      - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Advisor or principal underwriter of the Portfolio;

      - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Advisor or principal underwriter of the Portfolio;

      -  the Adviser or principal underwriter of the Portfolio;

      -  an officer of the Adviser or principal underwriter of the Portfolio;

      - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio; or

      - an officer of a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio.


TRUSTEE COMPENSATION


      The Portfolio Trust pays each Trustee who is not an "interested person" of the Portfolio Trust (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees and a fee of $2,000 for each committee meeting, except that Mr. Robbins receives an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended and $2,000 for each committee meeting. For the fiscal year ended October 31, 2004, the Portfolio Trust paid the following compensation to the Trustees of the Portfolio Trust.

                                                PENSION OR RETIREMENT                     TOTAL COMPENSATION
                                 AGGREGATE       BENEFITS ACCRUED AS   ESTIMATED ANNUAL   FROM PORTFOLIO AND
                             COMPENSATION FROM    PART OF PORTFOLIO      BENEFITS UPON    FUND COMPLEX** PAID
NAME OF PERSON, POSITION         PORTFOLIO            EXPENSES*           RETIREMENT          TO TRUSTEES
------------------------         ---------            ---------           ----------          -----------

NON-INTERESTED TRUSTEES

Fredrick C. Chen, Trustee          $  995               None                 None               $49,000
Alan S. Parsow, Trustee            $  941               None                 None               $46,500
Larry M. Robbins, Trustee          $1,140               None                 None               $63,250
Michael Seely, Trustee             $1,048               None                 None               $51,500

INTERESTED TRUSTEE

Stephen J. Baker,****
Trustee                            $    0               None                 None               $     0
Leslie Bains, ***** Trustee          None               None                 None                  None

* The Portfolio Trust does not accrue pension or retirement benefits as part of Portfolio expenses, and Trustees of the Portfolio Trust are not entitled to benefits upon retirement from the Board of Trustees.

** The Fund Complex consisted of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, offshore feeders into the Portfolio Trust, and three stand-alone offshore funds.

*** Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004 and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.

****  Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.

***** Ms. Bains resigned her position as Trustee effective December 31, 2003

PROXY VOTING

      The Portfolio Trust has adopted a Proxy Voting Policy that delegates the responsibility of voting proxies to the Portfolio's Adviser and Sub-Adviser. The Proxy Voting Policies of the Portfolio Trust and the Adviser and Sub-Adviser are attached as Appendices A, B and C.

      Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2004 are available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.


                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER


      HSBC Investments (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust. For its services, the Adviser is entitled to a fee from the Portfolio, computed daily and paid monthly, equal on an annual basis to 0.80% of the Portfolio's average daily net assets.



      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate amount of advisory fees paid by the Portfolio were $3,057,110, $2,409,043, and $2,632,946, respectively. The Advisory Contract will continue in effect with respect to the Portfolio, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Portfolio Trustees of the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.


      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for the Portfolio.

      The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of the Portfolio. The Adviser may, out of its own resources, assist in marketing the Portfolio's shares.


      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the Portfolio's shareholders that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.


      The Portfolio Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Portfolio Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of the Portfolio, oversees sub-advisers to ensure compliance with the Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the Portfolio Trust's Board of Trustees.

      The Board of Trustees of the Portfolio Trust approved the Advisory Contract and the investment sub-advisory agreement with respect to the Portfolio in a meeting on December 13, 2004. In determining whether it was appropriate to approve the Advisory Contract and the investment sub-advisory agreement, the Board of Trustees requested information, provided by the Adviser and the Sub-Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board of Trustees carefully evaluated this information, and was advised by legal counsel with respect to its deliberations. Based on its review of the information requested and provided, the Board of Trustees determined that the Advisory Contract and the investment sub-advisory agreement is consistent with the best interests of the Portfolio and its shareholders, and enables the Portfolio to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its shareholders. The Board of Trustees made these determinations on the basis of the following considerations, among others:


   - The investment advisory fees payable to the Adviser and the Sub-Adviser under the Advisory Contract and the investment sub-advisory agreement are fair and reasonable in light of the services to be provided, the anticipated costs of these services, the profitability of the Adviser and the Sub-Adviser's relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable mutual funds;

   - The Investment Advisory Agreement and investment sub-advisory agreement did not increase current investment advisory fees or overall operating expenses of the Portfolio over historical fee and expense levels;

   - The nature, quality and extent of the investment advisory services expected to be provided by the Sub-Adviser, in light of the high quality services provided to the other mutual funds advised by the Sub-Adviser and their historic performance, including achievement of stated investment objectives;

   - The Adviser and Sub-Adviser's representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

   - The Adviser and Sub-Adviser's entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

   - The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser and Sub-Adviser.

      Accordingly, in light of the above considerations and such other factors and information it considered relevant, the Board of Trustees unanimously approved the Advisory Contract and investment sub-advisory agreement with respect to the Portfolio.

SUB-ADVISER


      Westfield Capital Management Company, LLC ("Sub-Adviser" or "Westfield"), as the Portfolio's Sub-Adviser, is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Sub-Adviser or the Adviser in their discretion. The Sub-Adviser also furnishes to the Board of Trustees of the Portfolio Trust, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio.

      Westfield, a subsidiary of Boston Private Financial Holdings, Inc., was founded in 1989 and specializes in growth equity portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. Westfield has approximately $7.8 billion in assets under management, representing approximately 500 accounts.

      Westfield uses a team approach to investment management. The team consists of 11 professionals with an average 14 years of investment experience. Westfield's goal is to deliver consistent investment results where its investment philosophy may be maintained through teamwork rather than individual efforts. For its services, the Sub-Adviser receives from the Adviser a fee, computed daily and based on the Portfolio's average daily net assets, equal on an annual basis to 0.55% of the Portfolio's average daily net assets.

      For the fiscal years ended October 31, 2004, 2003, and 2002, the Adviser paid sub-advisory fees equal to $2,101,762.59, 1,670,463 and $1,880,612, respectively. Prior to January 19, 2003, MFS Institutional Advisers, Inc. was the investment sub-adviser.

      The investment advisory services of the Sub-Adviser are not exclusive under the terms of the Sub-Advisory Agreement. The Sub-Adviser is free to and does render investment advisory services to others.


ADMINISTRATOR


      Pursuant to a Master Services Agreement dated April 1, 2003 (the "Master Services Agreement"), BISYS provides the Portfolio with administration of the Portfolio. Administration services include assisting in the preparation and filing of various documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. BISYS also provides certain persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of BISYS or its affiliates.



      The Master Services Agreement continues in effect for an initial term of three (3) years and thereafter from year to year unless terminated upon 60 days' written notice of non-renewal prior to the relevant renewal date. The Agreement provides that BISYS shall not be liable to the Portfolio Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. BISYS may, out of its own resources, assist in marketing the Portfolio's shares.



      BISYS receives an administration fee that primarily consists of an asset-based fee based on average daily net assets, and paid monthly at an annual rate of:



FEE RATE



Up to $8 billion............................................     0.075%
In excess of $8 billion but not exceeding $9.25 billion.....     0.070%
In excess of $9.25 billion but not exceeding $12 billion....     0.050%
In excess of $12 billion....................................     0.030%



The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios and Feeder Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid to BISYS is allocated to each of the funds in the HSBC Investor Family of Funds based upon its proportionate share of the aggregate net assets of the Family of Funds. For assets invested in the Portfolios by Feeder Funds, the Portfolios pay half of the administration fee and the Feeder Funds pay half of the administration fee, for a combination of the total fee rate set forth above.

      For the fiscal years ended October 31, 2004, 2003 and 2002, the aggregate amount of administrative fees paid by the Portfolio were $142,996, $80,773 and $114,112, respectively.


      UNDERWRITERS

      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

      CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

CUSTODIAN

      Pursuant to respective Custodian Agreements, Investors Bank & Trust Company ("IBT") acts as the custodian of the foreign assets of the Portfolio and HSBC acts as custodian of the domestic assets of the Portfolio (the "Custodians"). The Portfolio Trust's Custodian Agreements provide that the Custodians may use the services of sub-custodians with respect to the Portfolio. The Custodians' responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodians do not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For their services, IBT and HSBC each receives such compensation as may from time to time be agreed upon by either of them and the Portfolio Trust.

TRANSFER AGENT


      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for shares of the Portfolio. The Transfer Agent maintains an account for each shareholder of the Portfolio and investors in the Portfolio, performs other transfer agency functions, and act as dividend disbursing agent for the Portfolio. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.

PORTFOLIO ACCOUNTING AGENT

      Under the master Services Agreement with BISYS, BISYS also serves as fund accounting agent to the Portfolio. For the fiscal year ended October 31, 2004, the aggregate amount of fund accounting fees paid by the Portfolio was $53,012.


FEDERAL BANKING LAW

      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by the Prospectus, this Statement of Additional Information, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees would review the Portfolio Trust's relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolio be liquidated.


EXPENSES

      Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                       CAPITAL STOCK AND OTHER SECURITIES


      The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each, a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.


      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.


      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust.. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.


      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.


      As of February 1, 2005, the following persons owned of record or beneficially 5% or more of the Portfolio or class of shares:

NAME                                                              PERCENTAGE

HSBC Small Cap Fund, Ltd                                            15.73%
HSBC Small Cap Fund

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES


      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.


      An investor in the Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

      Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Statement of Additional Information, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


      The Adviser or Sub-Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of the portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust on behalf of the Portfolio has reserved the right to pay the redemption or repurchase price of Shares, either totally or partially, by a distribution in kind of portfolio securities from the Portfolio (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Shares being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash. The Portfolio Trust will redeem an investor's shares in kind only if it has received a redemption in kind from the Portfolio and, therefore, investors that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Portfolio Trust that the Portfolio will not redeem in kind except in circumstances in which the investor is permitted to redeem in kind.

                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).


      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.


TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO


      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.


PORTFOLIO INVESTMENTS

      Market Discount. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.

      Original Issue Discount. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

      Options, Futures And Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Constructive Sales. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed, if certain conditions are met.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

      Foreign Source Income. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.

                                OTHER INFORMATION


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Trustees has appointed KPMG LLP as independent registered public accounting firm of the Portfolio Trust for the fiscal year ending October 31, 2005. KPMG LLP will audit the Portfolio Trust's annual financial statements, prepare the Portfolio Trust's income tax returns, and assist in the filings with the SEC. The address of KPMG LLP is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.

COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Portfolio Trust, and also acts as counsel to the Portfolio Trust.

CODE OF ETHICS


      The Portfolio Trust, the Adviser, the Sub-Adviser and BISYS each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Portfolio Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain transactions and to report certain transactions on a regular basis.


REGISTRATION STATEMENT


      This Statement of Additional Information and the Prospectus do not contain all the information included in the Portfolio Trust's registration statement filed with the SEC under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.


      Statements contained herein and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS


      The Portfolio's current audited financial statements dated October 31, 2004 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2004 as filed with the SEC. Copies of the report will be provided without charge to each person receiving this Statement of Additional Information.


                              SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Portfolio Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                   APPENDIX A

                               HSBC INVESTOR FUNDS
                            HSBC ADVISOR FUNDS TRUST
              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PORCEDURES

The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in trun delegates proxy voting authority for some funds of the Trust to a Sub-Advisor (2) retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

   (2) The Bernstein Unit of Alliance Capital management L.P., NWQ Investment Management Company, LLC, Waddell & Reed Investment Management Company, and Westfield Capital Management, LLC (collectively, the "Sub-Advisers")

                                   APPENDIX B

          HSBC ASSET MANAGEMETN (AMERICAS) INC., PROXY VOTING POLICIES

                       PROXY VOTING POLICY AND PROCEDURES

The purpose of these proxy voting procedures is to insure that HSBC Investments
(USA) Inc., as a fiduciary under common law, the Investment Advisors Act of 1940, as amended, and the Employee Retirement Income Securities Act, as amended, fulfills its responsibility to its clients in connection with the analysis of proposals submitted by management, and others, to shareholders for approval and properly executes and delivers proxy ballots in connection therewith.

As long as there is no provision to the contrary in the Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by the Manager to be an integral part of the Manager's investment responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities and that in such situation the right to vote is considered a plan asset.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a mater to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

PROXY VOTING POLICY

It is the policy of HSBC Investments (USA) Inc., to vote all proxies for the exclusive benefit of the accounts whose assets we manage. In most, if not all, cases this will mean that the proposals which maximize the value of the securities which we hold will be approved without regard to non-economic considerations. However, we recognize that our performance as a fiduciary will be measured, not by the performance of any single investment, but by our overall performance as a "prudent man".

HSBC Investments (USA) Inc. will generally not favor proposals which are designed to make it difficult for a company to be acquired or which have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Investments (USA) Inc. will generally vote against proposals concerning instituting "poison pills", classified boards of directors, blank check preferred stock, unequal voting rights, elimination of shareholder action by written consent, prohibition of shareholder special meetings, granting tock options at less than fair market value, exchanging underwater stock options, and the pyramiding of stock options by management. Super majority proposals will be evaluated on a case-by-case basis, as will increases in authorized common stock, anti-greenmail provisions, re-incorporation or re- organization proposals and acceleration of options vesting upon change of control.

In the above-indicated situations and those of similar import to shareholders, the designated portfolio manager/analyst responsible for making the decision on how securities will be vote will make a written record of his rationale for voting and will be responsible for maintaining adequate documentation concerning his review of the indicated proposal(s). It is the responsibility of the designated portfolio manager/analyst to make a written record of any contact during the proxy voting period with any proponents or opponents of propositions and to keep these records with the retained proxy statements. Prior to the execution of the proxy in contested or controversial situations, the President of HSBC Investments (USA) Inc. will be consulted concerning the vote and will have the final authority over the voting on such proposals.

Appropriate instructions will then be forwarded to the proxy control designee who will ensure that the proxy cards for the particular solicitation are properly completed, the proper notation of votes is made in our client records and the proxy ballots(s) are forwarded back to the proxy tallying company in a timely fashion.

                                   APPENDIX C

                    Westfield Capital Management Company, LLC

                               PROXY VOTING POLICY

EXHIBIT A

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                             PROXY VOTING GUIDELINES

                                       FOR

                          SEPARATELY MANAGED ACCOUNTS &
                         SUB-ADVISORY MUTUAL FUND ASSETS
                         INCLUDING LIMITED PARTNERSHIPS

The Proxy Voting Guidelines below summarize WCM's positions on various issues of concern to investors and indicate how client portfolio securities will be voted on proposals dealing with a particular issue. These Guidelines have been established for the specific purpose of promoting the economic interests of our clients.

The following Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and recommended by a company's board of directors. Part II deals with proposals submitted by shareholders for inclusion in proxy statements. Part III addresses unique considerations pertaining to non-US issuers.

I. BOARD-APPROVED PROPOSALS

Proxies will be voted FOR board-approved proposals, except as follows:

A. MATTERS RELATING TO THE BOARD OF DIRECTORS

The board of directors has the important role of overseeing management and its performance on behalf of shareholders. Proxies will be voted FOR the election of the company's nominees for directors and FOR board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:

   - WCM will WITHHOLD VOTES for the entire board of directors if

      -  The board does not have a majority of independent directors; or

      - The board does not have nominating, audit and compensation committees composed solely of independent directors.

For these purposes, an "independent director" is a director who meets all requirements to serve as an independent director of a company under the pending NYSE and NASDAQ rule proposals (i.e., no material business relationships with the company, no present or recent employment relationship with the company (including employment of immediate family members) and, in the case of audit committee members, no compensation for non-board services). If a board does not meet these independence standards, WCM may refer board proposed items which would normally be supported for CASE-BY-CASE review.

   -  WCM will vote on a CASE-BY-CASE BASIS in contested elections of directors.

   - WCM will WITHHOLD VOTES for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director (e.g., investment banking, consulting, legal or financial advisory fees).

   - WCM will WITHHOLD VOTES for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for the absences (i.e., illness, personal emergency, etc.).

WCM is concerned about over-committed directors. In some cases, directors may serve on too many boards to make a meaningful contribution. This may be particularly true for senior executives of public companies (or other directors with substantially full-time employment) who serve on more than a few outside boards. WCM may withhold votes from such directors on a case-by-case basis where it appears that they may be unable to discharge their duties properly because of excessive commitments.

   - WCM will WITHHOLD VOTES for any nominee for director of a public company (Company A) who is employed as a senior executive of another public company (Company B) if a director of Company B serves as a senior executive of Company A (commonly referred to as an "interlocking directorate").

Board independence depends not only on its members' individual relationships, but also the board's overall attitude toward management. Independent boards are committed to good corporate governance practices and, by providing objective independent judgment, enhance shareholder value. WCM may withhold votes on a case-by-case basis from some or all directors that, through their lack of independence, have failed to observe good corporate governance practices or, through specific corporate action, have demonstrated a disregard for the interest of shareholders.

   -- WCM will vote AGAINST proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.

B. EXECUTIVE COMPENSATION

WCM will vote on a CASE-BY-CASE BASIS on board-approved proposals relating to executive compensation, except as follows:

   - WCM will vote AGAINST stock option plans that permit replacing or repricing of underwater options (and against any proposal to authorize such replacement or repricing of underwater options).

   - WCM will vote AGAINST stock option plans that permit issuance of options with an exercise price below the stock's current market price.

   - Except where WCM is otherwise withholding votes for the entire board of directors, WCM will vote FOR employee stock purchase plans that have the following features: (1) the shares purchased under the plan are acquired for no less than 85% of their market value, (2) the offering period under the plan is 27 months or less, and (3) dilution is 10% or less.

WCM may vote against executive compensation proposals on a case-by-case basis where compensation is excessive by reasonable corporate standards, or where a company fails to provide transparent disclosure of executive compensation. In voting on proposals relating to executive compensation, WCM will consider whether the proposal has been approved by an independent compensation committee of the board.

C. CAPITALIZATION

WCM will vote on a CASE-BY-CASE BASIS on board-approved proposals involving changes to a company's capitalization.

   - WCM will vote FOR proposals relating to the authorization of additional common stock (except where such proposals relate to a specific transaction).

   - WCM will vote FOR proposals to effect stock splits (excluding reverse stock splits.)

   -  WCM will vote FOR proposals authorizing share repurchase programs.

D. ACQUISITIONS, MERGERS, REINCORPORATIONS, REORGANIZATIONS AND OTHER
TRANSACTIONS

WCM will vote on a CASE-BY-CASE BASIS on business transactions such as acquisitions, mergers, and reorganizations involving business combinations, liquidations and sale of all or substantially all of a company's assets, except as follows:

   - WCM will vote FOR mergers and reorganizations involving business combinations designed solely to reincorporate a company in Delaware.

E. ANTI-TAKEOVER MEASURES

WCM will vote AGAINST board-approved proposals to adopt anti-takeover measures such as a shareholder rights plan, supermajority voting provisions, adoption of fair price provisions, issuance of blank check preferred stock and the creation of a separate class of stock with disparate voting rights, except as follows:

   - WCM will vote on a CASE-BY-CASE BASIS on proposals to ratify or approve shareholder rights plans (commonly referred to as "poison pills"); and

   - WCM will vote on a CASE-BY-CASE BASIS on proposals to adopt fair price provisions.

F. OTHER BUSINESS MATTERS

WCM will vote FOR board-approved proposals approving routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting, except as follows:

   - WCM will vote on a CASE-BY-CASE BASIS on proposals to amend a company's charter or bylaws (except for charter amendments necessary or to effect stock splits to change a company's name or to authorize additional shares of common stock).

   - WCM will vote AGAINST authorization to transact other unidentified, substantive business at the meeting.

II. SHAREHOLDER PROPOSALS

WCM will vote IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS on all shareholder proposals, except as follows:

   - WCM will vote FOR shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure.

   - WCM will vote FOR shareholder proposals to require shareholder approval of shareholder rights plans.

   - WCM will vote FOR shareholder proposals that are consistent with WCM's proxy voting guidelines for board-approved proposals.

III. VOTING SHARES OF NON U.S. ISSUERS

WCM recognizes that the laws governing non-U.S. issuers will vary significantly from US law and from jurisdiction to jurisdiction. Accordingly it may not be possible or even advisable to apply these guidelines mechanically to non-US issuers. However, WCM believes that shareholders of all companies are protected by the existence of a sound corporate governance and disclosure framework. Accordingly, WCM will vote proxies of non US issuers IN ACCORDANCE WITH THE FOREGOING GUIDELINES WHERE APPLICABLE, except as follows:

   - WCM will vote FOR shareholder proposals calling for a majority of the directors to be independent of management.

   - WCM will vote FOR shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

   - WCM will vote FOR shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

   - WCM will vote on CASE-BY-CASE BASIS on proposals relating to (1) the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

Many non-U.S. jurisdictions impose material burdens on voting proxies. There are three primary types of limits as follows:

   (1) Share blocking. Shares must be frozen for certain periods of time to vote via proxy.

   (2) Share re-registration. Shares must be re-registered out of the name of the local custodian or nominee into the name of the client for the meeting and, in may cases, then reregistered back. Shares are normally blocked in this period.

   (3) Powers of Attorney. Detailed documentation from a client must be given to the local sub-custodian. In many cases WCM is not authorized to deliver this information or sign the relevant documents.

WCM's policy is to weigh the benefits to clients from voting in these jurisdictions against the detriments of doing so. For example, in a share-blocking jurisdiction, it will normally not be in a client's interest to freeze shares simply to participate in a non-contested routine meeting. More specifically, WCM will normally not vote shares in non-U.S. jurisdictions imposing burdensome proxy voting requirements except in significant votes (such as contested elections and major corporate transactions) where directed by portfolio managers.

IV. MUTUAL FUND PROXIES

                            A. ELECTION OF DIRECTORS

Vote the election of directors on a CASE-BY-CASE basis, considering the following factors: board structure; director independence and qualifications; and compensation of directors within the fund and the family of funds attendance at board and committee meetings.

Votes should be withheld from directors who:

   - attend less than 75 percent of the board and committee meetings without a valid excuse for the absences. Valid reasons include illness or absence due to company business. Participation via telephone is acceptable. In addition, if the director missed only one meeting or one day's meetings, votes should not be withheld even if such absence dropped the director's attendance below 75 percent.

   - ignore a shareholder proposal that is approved by a majority of shares outstanding;

   - ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years;

   - are interested directors and sit on the audit or nominating committee; or are interested directors and the full board serves as the audit or nominating committee or the company does not have one of these committees.

                 B. CONVERTING CLOSED-END FUND TO OPEN-END FUND

WCM will vote conversion proposals on a CASE-BY-CASE basis, considering the following factors: past performance as a closed-end fund; market in which the fund invests; measures taken by the board to address the discount; and past shareholder activism, board activity, and votes on related proposals.

                               C. PROXY CONTESTS

WCM will vote proxy contests on a CASE-BY-CASE basis, considering the following factors: past performance; market in which fund invests; and measures taken by the board to address the issues past shareholder activism, board activity, and votes on related proposals.

                        D. INVESTMENT ADVISORY AGREEMENTS

WCM will vote the investment advisory agreements on a CASE-BY-CASE basis, considering the following factors: proposed and current fee schedules; fund category/investment objective; performance benchmarks; share price performance as compared with peers; and the magnitude of any fee increase.

                  E. APPROVING NEW CLASSES OR SERIES OF SHARES

WCM will vote FOR the establishment of new classes or series of shares.

                          F. PREFERRED STOCK PROPOSALS

WCM will vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis, considering the following factors: stated specific financing purpose and other reasons management gives possible dilution for common shares.

                              G. 1940 ACT POLICIES

WCM will vote these proposals on a CASE-BY-CASE basis, considering the following factors: potential competitiveness; regulatory developments; current and potential returns; and current and potential risk.

                   H. CHANGING A FUNDAMENTAL RESTRICTION TO A
                           NONFUNDAMENTAL RESTRICTION

WCM will vote these proposals on a CASE-BY-CASE basis, considering the following factors: fund's target investments; reasons given by fund for change; and the projected impact of change on portfolio.

      EXHIBIT B

      Proxy Vote Referral Request:

      Company ______________________________________

      Vote Due _____________________________________

                       PROXY VOTING REFERRAL REQUEST FORM

      From: Proxy Manager

      Please describe any contacts with any person you may have had, apart from the Investment Committee, WCM's Proxy Administration staff, or proxy soliciting firms regarding the proxy on the above referenced company.

      Meeting Date:

      Vote Recommendation Due Date:

      Company Name:

      Please indicate FOR, AGAINST or ABSTAIN for each agenda item referenced below.

Please provide vote rationale when you believe additional information is necessary to explain your vote. Examples: "Stock option plan will create excessive dilution," "Shareholder proposal would be disruptive"

      Referral items:

      1. Rationale:

EXHIBIT C

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

                              PROXY VOTING CONFLICT

                           OF INTEREST DISCLOSURE FORM

   1. Company name: _____________________________________________

   2. Date of Meeting: __________________________________________

   3. Referral Item(s): _________________________________________

   4. Description of WCM's Business Relationship with Issuer of Proxy which may give rise to a conflict of interest: ___________________________________________________________
      _____________________________________________________________________

   5. Describe procedures used to address any conflict of interest:

            Where a proxy proposal raises a material conflict between the Adviser's interests and a client's interest, the Adviser will:

   1. Vote in Accordance with the Guidelines. To the extent that the Adviser has little or no discretion to deviate from the Guidelines with respect to the proposal in question, the Adviser shall vote in accordance with such pre-determined voting policy.

   2. Obtain Consent of Clients. To the extent that the Adviser has discretion to deviate from the Guidelines with respect to the proposal in question, the Adviser will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities. The disclosure to the client will include sufficient detail regarding the matter to be voted on and the nature of the Adviser's conflict that the client would be able to make an informed decision regarding the vote. If a client does not respond to such a conflict disclosure request or denies the request, the Adviser will abstain from voting the securities held by that client's account.

   3. Client Directive to Use an Independent Third Party. Alternatively, a client may, in writing, specifically direct the Adviser to forward all proxy matters in which the Adviser has a conflict of interest regarding the client's securities to an identified independent third party for review and recommendation. Where such independent third party's recommendations are received on a timely basis, the Adviser will vote all such proxies in accordance with such third party's recommendation. If the third party's recommendations are not timely received, the Adviser will abstain from voting the securities held by that client's account.

            The Advisor will review the proxy proposal for conflicts of interest as part of the overall vote review process. All material conflicts of interest so identified by the Adviser will be addressed as described above in this section

   6. Describe any contacts from parties outside WCM (other than routine communications from proxy solicitors) with respect to the referral item not otherwise reported in an investment professional's recommendation:

CERTIFICATION

The undersigned employee of WCM certifies that, to the best of her knowledge, any recommendation of an investment professional provided under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

______________________
Name: Zureen Kharuddin
Title: Proxy Manager

                                     PART B

                          HSBC INVESTOR VALUE PORTFOLIO


      References in this Statement of Additional Information to the "Prospectus" are to the Prospectus dated February 28, 2005 of the Portfolio Trust by which shares of the Portfolio are offered. Unless the context otherwise requires, terms defined in the Prospectus have the same meaning in this Statement of Additional Information as in the Prospectus.

      February 28, 2005

                                TABLE OF CONTENTS


                                                                                              Page No.
                                                                                              --------
INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS..........................................      1

   Fixed Income Securities..................................................................      3
   High Yield/High Risk Securities..........................................................      3
   Foreign Securities.......................................................................      5
   Lending of Portfolio Securities..........................................................      5
   Cash Sweep Program.......................................................................      6
   Repurchase Agreements....................................................................      6
   Illiquid Investments, Rule 144A Securities and Section 4(2) Securities...................      7
   Options and Futures......................................................................      8
   Forward Foreign Currency Contracts and Options on Foreign Currencies.....................     17
   Equity Securities .......................................................................     18
   Portfolio Turnover.......................................................................     18
   Portfolio Transactions...................................................................     19

PORTFOLIO HOLDINGS..........................................................................     21

INVESTMENT RESTRICTIONS.....................................................................     22

MANAGEMENT OF THE PORTFOLIO TRUST...........................................................     24

   Trustees and Officers....................................................................     24
   Board of Trustees .......................................................................     24
   Trustee Compensation.....................................................................     29
   Proxy Voting.............................................................................     31

INVESTMENT ADVISORY AND OTHER SERVICES......................................................     30

   Investment Adviser.......................................................................     30
   Sub-Adviser..............................................................................     33
   Administrator............................................................................     33
   Underwriters.............................................................................     34

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT.........................................     34

   Custodian................................................................................     34
   Transfer Agent...........................................................................     35
   Portfolio Accounting Agent...............................................................     35
   Federal Banking Law......................................................................     35
   Expenses ................................................................................     35
   Portfolio Manager .......................................................................

PORTFOLIO MANAGER...........................................................................

CAPITAL STOCK AND OTHER SECURITIES..........................................................     35

PURCHASE, REDEMPTION AND PRICING OF SECURITIES..............................................     37

TAXATION....................................................................................     39

   Tax Status of the Portfolio..............................................................     40

   RIC Investors in the Portfolio...........................................................     41
   Portfolio Investments....................................................................     41

OTHER INFORMATION                                                                                43

   Independent Registered Public Accounting Firm ...........................................     43
   Counsel .................................................................................     43
   Code of Ethics ..........................................................................     43
   Registration Statement ..................................................................     44

FINANCIAL STATEMENTS .......................................................................     44

SHAREHOLDER INQUIRIES ......................................................................     44

APPENDIX A: HSBC INVESTOR PORTFOLIOS:
                                    PROXY VOTING POLICY ....................................    A-1

APPENDIX B: HSBC INVESTMENTS (USA) INC., PROXY POLICY ......................................    B-1

               INVESTMENT OBJECTIVE AND POLICIES AND RESTRICTIONS


      The following supplements the information contained in the Prospectus concerning the investment objectives, policies and restrictions of the Portfolio.


      The investment objective of the Portfolio is long-term growth of capital and income. The Portfolio will primarily invest in U.S. and foreign equity securities of seasoned, undervalued medium and large capitalization companies, which the Sub-Adviser believes to have the potential to provide significant capital growth and income.

      The Portfolio may invest in a broad range of U.S. and foreign companies, including common and preferred stocks, debt securities convertible into or exchangeable for common stock and securities such as warrants or rights that are convertible into common stock.

      The Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts,(d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and
(e)invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds." The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5%of its net assets (at the time of investment) in lower rated (BB/Ba or lower),high-yield bonds. The Portfolio may retain any bond whose rating drops below investment grade if its is in the best interest of the Portfolio's shareholders. Securities rated BB/Ba by a nationally recognized statistical rating organization are considered to have speculative characteristics.

      The Portfolio may lend its portfolio securities. These loans may not exceed 30% of the value of the Portfolio's total assets.

      The Portfolio will not purchase securities for trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers' acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing. The Portfolio may invest up to 15% of its net assets in illiquid securities.


      NWQ Investment Management Co., LLC, the Portfolio's sub-adviser ("NWQ" or the "Sub-Adviser") seeks to achieve the Portfolio's investment objective by pursuing a "value" style of investment management. The Sub-Adviser's approach to investing for the Portfolio is to invest in the equity securities of U.S. and foreign companies believed to be undervalued based upon internal research and proprietary valuation systems. Investment decisions are based on fundamental research, internally developed valuation systems and seasoned judgment. The Sub-Adviser's research focuses on several levels of analysis, first, on understanding wealth shifts that occur within the equity market, and second, on individual company research. At the company level, the Sub-Adviser quantifies expectations of a company's ability to generate profit and to grow in the future.

      For each stock under analysis, the Sub-Adviser discounts to the present all of the future cash flows that it believes will accrue to the Portfolio from the investment in order to calculate a present or intrinsic value. This value estimate generated by the Sub-Adviser's proprietary valuation model is compared to the observed market price and ranked against other stocks accordingly. The rankings, in combination with the Sub-Adviser's investment judgment, determine which securities are included in the portfolio.

      The Sub-Adviser monitors and assesses the degree to which the portfolio becomes concentrated in industry or common types of stocks, and adjusts the portfolio to balance the price/value opportunities with their concentrations. The Sub-Adviser imposes limits on the degree of concentration, as the Portfolio does not intend to concentrate its investments in a particular industry.

      When the Sub-Adviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association.

CONVERTIBLE SECURITIES

      The Portfolio may buy securities that are convertible into common stock. The following is a brief description of the various types of convertible securities in which the Portfolio may invest.

      Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bondholder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

      Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

      The Portfolio may invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants entitle the holder to buy the issuer's stock at a specific price for a specific period of time.

      Warrants do not represent ownership of securities, but only the right to buy the securities. The price of a warrant tends to be more volatile than, and does not always track, the price of its underlying stock. Warrants are issued with expiration dates. Once a warrant expires, it has no value in the market.

      Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public.

FIXED INCOME SECURITIES

      The Portfolio may invest in fixed income securities. To the extent the Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than the Portfolio's shorter-term obligations.

HIGH YIELD/HIGH RISK SECURITIES

      The Portfolio may invest in lower rated, high-yield, "junk" bonds. These securities are generally rated lower than Baa by Moody's or lower than BBB by S&P. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Sub-Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which it invests. A description of the ratings used herein and in the Prospectus is set forth in Appendix to this Statement of Additional Information.


      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.


      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Sub-Adviser does not rely solely on credit ratings when selecting securities for the Portfolio, and the Sub-Adviser develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by the Portfolio, the Portfolio may retain the security if its Adviser deems it in the best interest of investors.

FOREIGN SECURITIES


      The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Currencies in which a Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.


      The Portfolio may invest in securities of foreign growth companies, whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment or which otherwise represent opportunities for long-term growth.

LENDING OF PORTFOLIO SECURITIES


      The Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at all times during the loan must maintain with the Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the

Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.


CASH SWEEP PROGRAM

      Pursuant to the terms and conditions of an SEC exemptive order, the Portfolio may participate in a Cash Sweep Program. In the Cash Sweep Program, the Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings. Shares of the HSBC Money Market Fund, Class I sold to and redeemed from the Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund, Class I shares sold to or redeemed from the Portfolio are subject to any such distribution or service fee, the Adviser will waive its advisory fee for the Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The uninvested cash invested in the HSBC Investor Money Market Fund, Class I may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, the Portfolio will be treated as a separate investment company.

REPURCHASE AGREEMENTS


      The Portfolio may invest in repurchase agreements, which are transactions in which a fund purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and, therefore, will be fully collateralized. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

      The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and, therefore, subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolio acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.


      The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Portfolio will have the right to liquidate the securities. If at the time the Portfolio is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Portfolio's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Portfolio. The Portfolio has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Portfolio only enters into repurchase agreements after the Sub-Adviser has determined that the seller is creditworthy, and the Sub-Adviser monitor that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Portfolio has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

      In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES AND SECTION 4(2) SECURITIES

      The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices. The Portfolio has a policy that no more than 10% of its net assets may be invested in restricted securities which are restricted as to resale, including Rule 144A and Section 4(2) securities.

      The Sub-Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to the Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Sub-Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

OPTIONS AND FUTURES

      The Portfolio may invest in options and futures contracts. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the potential of the Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

      Options on Securities. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

      The Portfolio may write options in connection with buy-and-write transactions; that is, the Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

      The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

      The Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options.

Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

      By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

      The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Portfolio's portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of the Portfolio's assets (the "SEC illiquidity ceiling"). The Sub-Adviser intends to limit the Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolio has in place with such primary dealers will provide that the Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. The Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

      Options on Securities Indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Sub-Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. The Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Futures Contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. This investment technique is designed to hedge (i.e., to protect) against anticipated future changes in interest or exchange rates which otherwise might adversely affect the value of the Portfolio's portfolio securities or adversely affect the prices of long-term bonds or other securities which the Portfolio intends to purchase at a later date. Futures contracts may also be entered into for non-hedging purposes to the extent permitted by applicable law. A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

      Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

      While futures contracts provide for the delivery of securities or currencies, such deliveries are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must allocate cash or securities as a margin deposit ("initial deposit"). It is expected that the initial deposit will vary but may be as low as 5% or less of the value of the contract. The futures contract is valued daily thereafter and the payment of "variation margin" may be required to be paid or received, so that each day the Portfolio may provide or receive cash that reflects the decline or increase in the value of the contract. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

      The purpose of the purchase or sale of a futures contract, for hedging purposes in the case of a portfolio holding long-term debt securities, is to protect the Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. If interest rates did increase, the value of the debt securities in the Portfolio would decline, but the value of the Portfolio's futures contracts should increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.

      Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could buy long-term bonds on the cash market. Purchases of futures contracts would be particularly appropriate when the cash flow from the sale of new shares of the Portfolio could have the effect of diluting dividend earnings. To the extent the Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of liquid instruments from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts, thereby assuring that the transactions are unleveraged.

      Futures contracts on foreign currencies may be used in a similar manner, in order to protect against declines in the dollar value of portfolio securities denominated in foreign currencies, or increases in the dollar value of securities to be acquired.

      A futures contract on an index of securities provides for the making and acceptance of a cash settlement based on changes in value of the underlying index. The Portfolio may enter into stock index futures contracts in order to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices and for non-hedging purposes to the extent permitted by applicable law. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Portfolio's securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or in part, by gains on the futures position. When the Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or in whole, offset increases in the cost of securities that Portfolio intends to purchase. As such acquisitions are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon the termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities. Futures contracts on other securities indices may be used in a similar manner in order to protect the portfolio from broad fluctuations in securities prices and for non-hedging purposes to the extent permitted by applicable law.


      Options on Futures Contracts. The Portfolio may write and purchase options to buy or sell futures contracts. The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency underlying the futures contract. If the futures price at expiration of the option is below the exercise price, the Portfolio will retain the full amount of the option premium, less related transaction costs, which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or currency underlying the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium, less related transaction costs, which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option written by the Portfolio is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures contracts may to some extent be reduced or increased by changes in the value of portfolio securities.


      The Portfolio may purchase options on futures contracts for hedging purposes as an alternative to purchasing or selling the underlying futures contracts, or for non-hedging purposes to the extent permitted by applicable law. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline, a rise in interest rates or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the Portfolio may, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease in portfolio value occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the Portfolio will increase prior to acquisition, due to a market advance, or a decline in interest rates or a rise in the dollar value of foreign currencies in which securities to be acquired are denominated, the Portfolio may purchase call options on futures contracts, rather than purchasing the underlying futures contracts. As in the case of options, the writing of options on futures contracts may require the Portfolio to forego all or a portion of the benefits of favorable movements in the price of portfolio securities, and the purchase of options on futures contracts may require the Portfolio to forego all or a portion of such benefits up to the amount of the premium paid and related transaction costs. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.

      Risk Factors: Imperfect Correlation of Hedging Instruments with the Portfolio's Portfolio. The Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of the Portfolio's portfolio. If the values of portfolio securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the Portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


      The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Sub-Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

      The trading of options, futures contracts and forward contracts also entails the risk that, if the Sub-Adviser's judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if the Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

      It should be noted that the Portfolio may purchase and write options not only for hedging purposes, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

      Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio's ability effectively to hedge its portfolio.

      The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

      Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which the Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for the Portfolio to respond in a timely manner.


      In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions and could, therefore, result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house, and the Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.


      Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for the Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.


      As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. The Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, the Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Sub-Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Sub-Adviser anticipates favorable movements in such rates.

      While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect the Portfolio's hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.


      Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolio's exemption filing with respect to its use of futures contracts are no longer applicable.


      The Portfolio has adopted the additional policy that it will not enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio's total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

      When the Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

      The Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security.

      The Portfolio may enter into forward contracts for hedging purposes as well as for non-hedging purposes. The Portfolio may also enter into forwards contracts on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (a "cross hedge") if, in the judgment of the Sub-Adviser, a reasonable degree of correlation can be expected between movements in the value of the two currencies. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline, a rise in interest rates or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the Portfolio may, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease in portfolio value occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the Portfolio will increase prior to acquisition, due to a market advance, or a decline in interest rates or a rise in the dollar value of foreign currencies in which securities to be acquired are denominated, the Portfolio may purchase call options on futures contracts, rather than purchasing the underlying futures contracts. As in the case of options, the writing of options on futures contracts may require the Portfolio to forego all or a portion of the benefits of favorable movements in the price of portfolio securities, and the purchase of options on futures contracts may require the Portfolio to forego all or a portion of such benefits up to the amount of the premium paid and related transaction costs. Transactions entered into for non-hedging purposes include greater risk, including the risk of losses which are not offset by gains on other portfolio assets.

      Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolio may also enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce its gross income. For example, if the Sub-Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, a Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

      The Portfolio has no specific limitation on the percentage of assets they may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management. By entering into transactions in forward contracts, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of Forward Contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

      The Portfolio has established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Portfolio satisfies this requirement through segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

EQUITY SECURITIES

      The Portfolio may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invests will cause the net asset value of the Portfolio to fluctuate.

      Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

PORTFOLIO TURNOVER

      The Sub-Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Sub-Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio's portfolio, the Sub-Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


      The portfolio turnover rate for the Portfolio for the period May 10, 2004 (commencement of operations of the Portfolio) through October 31, 2004 was 10.33%.

      If the Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a fund with a lesser portfolio turnover rate. See "Portfolio Transactions" and "Taxation" below.


PORTFOLIO TRANSACTIONS

      The Sub-Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Portfolio Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Sub-Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio's shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of Portfolio investments for the Portfolio with a broker-dealer affiliate of the Sub-Adviser.

      The Sub-Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Sub-Adviser. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Sub-Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Sub-Adviser and its affiliates receive such services.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Sub-Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Sub-Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their respective overall responsibilities to the Portfolio or to their other clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Sub-Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Sub-Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Sub-Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.




      Investment decisions for the Portfolio and for the other investment advisory clients of the Sub-Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Sub-Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Sub-Adviser believes that the Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.

      Specific decisions to purchase or sell securities for the Portfolio are made by employees of the Sub-Adviser who are appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The Portfolio's portfolio manager or management committee may serve other clients of the Sub-Adviser or any subsidiary of the Sub-Adviser in a similar capacity.


      The Boards of Trustees of the Portfolio Trust has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.


      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Sub-Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Sub-Adviser. At present no arrangements for the recapture of commission payments are in effect.


      For the period May 7, 2004 (commencement of operations of the Portfolio) through October 31, 2004, the Portfolio paid aggregate brokerage commissions of $13,812.


                               PORTFOLIO HOLDINGS


      The Boards of Trustees of the Portfolio Trust has adopted a policy and procedures relating to disclosure of the Portfolio Trust's portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of portfolio holdings information where necessary to the Portfolio Trust's operation or useful to the Portfolio Trust's shareholders without compromising the integrity or performance of the Portfolio Trust.

      Pursuant to applicable law, the Portfolio Trust is required to disclose its Portfolios' complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Portfolio Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Portfolio Trust shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q, Semi-Annual and Annual Reports are distributed to Portfolio Trust shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to Portfolio Trust shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov.

      These reports are also available, free of charge, on the Portfolio Trust's website at www.investorfunds.hsbc.com. The Portfolio Trust's website also provides information about the Portfolio's top 10 portfolio holdings, sector holdings and other portfolio characteristics data as of the end of the most recent fiscal quarter. This information on the website is provided with a lag of at least 60 days and is available until updated as of the next fiscal quarter. The information on the Portfolio Trust's website is publicly available to all categories of persons.

      The Portfolio Trust or the Adviser may share non-public portfolio holdings information of the Portfolio Trust sooner than 60 days of the end of each fiscal quarter with a service provider to the Portfolio Trust or the Adviser (such as the Portfolio Trust's custodian or administrator, a pricing service, proxy voting service, rating and ranking organization, broker-dealer executing trades for the Portfolio Trust, or other person) that reasonably needs such information to fulfill its duties, or with affiliated entities for compliance or risk management purposes. These service providers and other entities owe contractual, fiduciary, or other legal duties to the Portfolio Trust or the Adviser that foster reasonable expectations that portfolio holdings information will not be misused. The Portfolio Trust officers may authorize disclosure of the Portfolio Trust's portfolio holdings information to service providers where such service provider needs information to fulfill its duties.

      The Portfolio Trust requires any third party receiving non-public holdings information to enter into a Confidentiality Agreement. The Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the Portfolio. Specifically, the Confidentiality Agreement prohibits anyone in possession of non-public portfolio holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform the analysis or evaluation of the Portfolio.

      Currently, the Portfolio Trust has arrangements to provide additional disclosure of portfolio holdings information to the following third parties:
Lipper, Morningstar, and Bloomberg.

      No compensation or other consideration is paid to or received by any party in connection with the disclosure of portfolio holdings information, including the Portfolio Trust, Adviser and its affiliates.

      Pursuant to such Policy, the Boards of Trustees or the Chief Compliance Officer (the "CCO"), as authorized by the Board, may release the Portfolio's portfolio holdings, as necessary, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the applicable Board of Trustees.


                             INVESTMENT RESTRICTIONS


      The Portfolio Trust has adopted the following investment restrictions which are fundamental, i.e., they may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.


      As a matter of fundamental policy the Portfolio will not:

      1.    invest in physical commodities or contracts on physical commodities;

      2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

      3. make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

      4. borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

      5. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

      6. acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

      7.    issue senior securities, except as permitted under the 1940 Act;

      8. with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer; and

      9. with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

PERCENTAGE AND RATING RESTRICTIONS

      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy, however the Sub-Adviser will consider such change in its determination of whether to continue to hold the security.


                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS


      The names of the Trustees of the Portfolio Trust, their addresses, ages/dates of birth, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other trusteeships held by each Trustee are set forth below.


      Trustees


                                                                                    NUMBER OF
                                                                                   PORTFOLIOS
                                                                                       IN        OTHER
                                                                  PRINCIPAL           FUND      TRUSTEE-
                              POSITION(S)    TERM OF OFFICE     OCCUPATION(S)        COMPLEX     SHIPS
    NAME, ADDRESS, AND         HELD WITH      AND LENGTH OF         DURING        OVERSEEN BY   HELD BY
       AGE/DATE OF BIRTH          FUND         TIME SERVED       PAST 5 YEARS        TRUSTEE     TRUSTEE
---------------------------------------------------------------------------------------------------------
NON-INTERESTED TRUSTEES
RICHARD A. BREALEY          Advisory         Indefinite;     Professor of         31            None
P.O. Box 182845             Board            January 2005    Finance, London
Columbus, OH 43218                  Member   to present      School of Business
Date of Birth:                                               School (July 1974 -
June 9, 1936                                                 present); special
                                                             Adviser to the
                                                             Governor of the
                                                             Bank of England
                                                             (1998-2001); Deputy
                                                             Chairman, Balancing
                                                             and Settlement Code
                                                             Panel (August
                                                             2000-present)
                                                             (overview of G.B.
                                                             electricity)

FREDERICK C. CHEN           Trustee          Indefinite;     Management           31            None
P.O. Box 182845                              1990 to present Consultant (1988 to
Columbus, OH 43218                                           present).
Date of Birth:
April 22, 1927

ALAN S. PARSOW              Trustee          Indefinite;     General Partner of   31            None
P.O. Box 182845                              1987 to present Elkhorn Partners,
Columbus, OH 43218                                           L.P. (1989 to
Date of Birth:                                               present).
January 16, 1950

LARRY M. ROBBINS            Trustee          Indefinite;     Director, Center     31            None
P.O. Box 182845                              1987 to present for Teaching and
Columbus, OH 43218                                           Learning,

Date of Birth:                                               University of
December 2, 1938                                             Pennsylvania

MICHAEL SEELY               Trustee          Indefinite;     Private Investor;    31            None
P.O. Box 182845                              1987 to present President of
Columbus, OH  43218                                          Investor Access
Date of Birth:                                               Corporation
June 7, 1945                                                 (investor relations
Advisory Board                                               consulting firm)
                                                             (1981-present).

THOMAS ROBARDS              Advisory Board   Indefinite;     Chief Financial      31            Finance
P.O. Box 182845             Member           2004 to present Officer, American                  Federal
Columbus, OH  43218                                          Museum of Natural                  Corporation
Date of Birth:                                               History (2003 to                   (FIF)
June 10, 1946                                                Present); Chief
                                                             Financial Officer,
                                                             Datek Online
                                                             Holding Corp. (2000
                                                             to 2002), Executive
                                                             Member of Board of
                                                             Directors, Vice
                                                             President, Republic
                                                             New York
                                                             Corporation (1976
                                                             to 1999)



INTERESTED TRUSTEE

STEPHEN J. BAKER            Trustee          Indefinite;     Chief Executive      31            None
P.O. Box 182845                              March 2004 to   Officer, HSBC
Columbus, OH  43218                          present         Investments (USA)
Date of Birth:                                               Inc. (formerly HSBC
June 23, 1956                                                Asset Management
                                                             (Americas) Inc.)
                                                             (2003 to present);
                                                             Chief Executive
                                                             Officer, HSBC Asset
                                                             Management (Canada)
                                                             Limited (1998 to
                                                             2003)



      The names of the Officers, their addresses, ages, position(s) held with the Portfolio Trust, and principal occupation(s) during the past five years are described in the table below. Unless otherwise indicated, the address for each Officer is 3435 Stelzer Road, Columbus, Ohio 43219-3035.



                                 POSITION(S)     TERM OF OFFICE AND         PRINCIPAL
      NAME, ADDRESS, AND          HELD WITH        LENGTH OF TIME     OCCUPATION(S) DURING
      AGE/DATE OF BIRTH              FUND              SERVED             PAST 5 YEARS
------------------------------------------------------------------------------------------------
RICHARD A. FABIETTI            President        Indefinite;          Senior Vice President, Head
452 Fifth Avenue                                March 2004 to        of Product Management, HSBC
New York, NY  10018                             present              Investments (USA) Inc.
Date of Birth:                                                       (1988 to present).
October 8, 1958

MARK L. SUTER*                 Vice President   Indefinite;          Employee of BISYS Fund
90 Park Avenue                                  2000 to present      Services, Inc. (1/00 to
                                                                     present);

10th Floor                                                            Vice President of
New York, NY  10016                                                  Client Services, Seligman
Date of Birth:                                                       Data (6/97 to 12/99) Vice
November 16, 1962                                                    President Capitalink (2/96
                                                                     to 5/97).

SALVATORE IOCOLANO             Vice President   Indefinite; 2002 to  Senior Compliance Officer,
452 Fifth Avenue, 18th floor                    present              HSBC Investments (USA)
New York, NY  10018                                                  (2001 to present); Director
Date of Birth:                                                       of Compliance, KPMG
August 6, 1962                                                       Investment Advisers (8/99
                                                                     to 3/01); Director of
                                                                     compliance, Oppenheimer
                                                                     Capital (3/98 to 8/99);
                                                                     Securities Compliance
                                                                     Examiner, U.S. Securities
                                                                     and Exchange Commission
                                                                     (3/95 to 3/98).

TROY SHEETS*                                                         Employee of BISYS Fund
3435 Stelzer Road                                                    Services, Inc. (4/02 to
Columbus, OH  43219-3035                                             present); Senior Manager,
Date of Birth:                                                       KPMG LLP -- Ohio Investment
May 29, 1971                   Treasurer        Indefinite;          Management and Funds(8/93
                                                2004 to present      to 4/02).



ALAINA METZ*                   Assistant        Indefinite; 1996 to  Employee of BISYS Fund
3435 Stelzer Road              Secretary        present              Services, Inc. (6/95 to
Columbus, OH  43219-3035                                             present)
Date of Birth:
April 4, 1967

FREDERICK J. SCHMIDT*          Chief Compliance Time expires 2005,   Senior Vice President and
90 Park Avenue                 Officer          2004 to present      Chief Compliance Officer, CCO
10th Floor                                                           Services of BISYS Fund
New York, NY  10016                                                  Services since 2004;
Date of Birth                                                        President, FJS Associates
July 10, 1959                                                        from 2002 to 2004; Vice
                                                                     President Credit Agricole
                                                                     Asset Management, U.S. from
                                                                     1987 to 2002




* Messrs. Sheets, Suter, and Schmidt and Ms. Metz also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.



BOARD OF TRUSTEES



   Overall responsibility for management of the Portfolio Trust rests with its Board of Trustees, who are elected by the shareholders of the Portfolio Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the respective Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.



   Committees



   The Trustees of Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for each Trust.

   Audit Committee



The members of the Audit Committee are Frederick C. Chen, Alan S. Parsow, Larry
M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee is currently chaired by Mr. Chen. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of Portfolio Trust held two meetings during the last fiscal year.



   Valuation Committee



   The Valuation Committee includes at least one of the Independent Trustees of the Portfolio Trust elected by the Board of Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. As of the date of this Statement of Additional Information, the Independent Trustees of the Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of each Fund's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Funds' Valuation Procedures. The Valuation Committee of each Trust held no meetings during the last fiscal year.



   Nominating and Corporate Governance Committee



   The Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees, is currently chaired by Mr. Seely. As of the date of this Statement of Additional Information, the Independent Trustees of the Portfolio Trust who may serve on this committee are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. This committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held two meetings during the last fiscal year.



   Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Portfolio Trust, as of December 31, 2004.

                                                                    AGGREGATE DOLLAR RANGE OF
                                                                     EQUITY SECURITIES IN ALL
                                                                      REGISTERED INVESTMENT
                                                                  COMPANIES OVERSEEN BY TRUSTEE
                                       DOLLAR RANGE OF EQUITY          IN FAMILY OF INVESTMENT
       NAME OF TRUSTEE              SECURITIES IN THE PORTFOLIO               COMPANIES
------------------------------------------------------------------------------------------------
NON-INTERESTED TRUSTEES
    Richard A. Brealey                         None                            None
    Frederick C. Chen                          None                       Over $100,000
    Alan S. Parsow                             None                            None
    Larry M. Robbins                           None                      $10,000-$50,000
    Michael Seely                              None                            None
    Thomas Robards*                            None                            None
INTERESTED TRUSTEE                             None
    Stephen J. Baker**                         None
                                               None



   * Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004, and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.



**Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.



      No Independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the principal underwriter of the Portfolio Trust, or any entity controlling, controlled by or under common control with the Advisor or the principal underwriter of the Portfolio Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members') share ownership in securities of the Advisor, the principal underwriter of the Portfolio Trust, and any entity controlling, controlled by or under common control with the Advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).





      -     the Portfolio;

      -     an officer of the Portfolio;

      - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment advisor or principal underwriter of the Portfolio Trust (not including registered investment companies).

   -  the Portfolio;

   -  an officer of the Portfolio;

   - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Advisor or principal underwriter of the Portfolio;

   - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Advisor or principal underwriter of the Portfolio;

   -  the Adviser or principal underwriter of the Portfolio;

   -  an officer of the Adviser or principal underwriter of the Portfolio;

   - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio; or

   - an officer of a person directly or indirectly controlling, controlled by, or under common control with the Adviser or principal underwriter of the Portfolio.


TRUSTEE COMPENSATION


      The Portfolio Trust pays each Trustee who is not an "interested person" of the Portfolio Trust (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees and a fee of $2,000 for each committee meeting, except that Mr. Robbins receives an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended and $2,000 for each committee meeting. For the fiscal year ended October 31, 2004, the Portfolio Trust paid the following compensation to the Trustees of the Portfolio Trust.

                                            PENSION OR
                                            RETIREMENT
                            AGGREGATE     BENEFITS ACCRUED                     TOTAL COMPENSATION
                           COMPENSATION     AS PART OF          ESTIMATED       FROM PORTFOLIO AND
                              FROM          PORTFOLIO        ANNUAL BENEFITS   FUND COMPLEX*** PAID
NAME OF PERSON, POSITION   PORTFOLIO*      EXPENSES**        UPON RETIREMENT        TO TRUSTEES
------------------------   ------------   ----------------   ---------------   --------------------
NON-INTERESTED
TRUSTEES****

     Fredrick C. Chen,        $65              None              None                $49,000
     Trustee

     Alan S. Parsow,          $59              None              None                $46,500
     Trustee

     Larry M. Robbins,        $80              None              None                $63,250
     Trustee

     Michael Seely,           $66              None              None                $51,500
     Trustee

INTERESTED TRUSTEE

     Stephen J.Baker,*****   None              None              None                  None
     Trustee

     Leslie Bains, ******    None              None              None                  None
     Trustee


*     The Portfolio commenced operations on May 7, 2004.

** The Portfolio Trust does not accrue pension or retirement benefits as part or Portfolio expenses, and Trustees of the Portfolio Trust are not entitled to benefits upon retirement from the Board of Trustees.

*** The Fund Complex consisted of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, offshore feeders into the Portfolio Trust, and three stand-alone offshore funds.


**** Mr. Robards was appointed as an Advisory Trustee effective November 1, 2004 and Mr. Brealey was appointed as an Advisory Trustee effective January 1st, 2005.

****  Mr. Baker was appointed to the Board of Trustees effective March 2, 2004.

***** Ms. Bains resigned her position as Trustee effective December 31, 2003.

PROXY VOTING

      The Portfolio Trust has adopted a Proxy Voting Policy that delegates the responsibility of voting proxies to the Portfolio's Adviser and Sub-Adviser. The Proxy Voting Policies of the Portfolio Trust and the Adviser and Sub-Adviser are attached as Appendices A, B and C.

      Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2004 are available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.


                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER


      HSBC Investments (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust.

      For their services as Investment Adviser and Sub-Investment Adviser, respectively, HSBC and NWQ Investment Management Co., LLC receive in aggregate, from the Value Portfolio, a fee accrued daily and paid monthly at an annual rate of:

BASED ON AVERAGE DAILY ASSETS OF                             FEE RATE
--------------------------------                             --------
Up to $500 million.......................................    0.525%

In excess of $500 million but not exceeding $1 billion...    0.475%

In excess of $1 billion..................................    0.425%

      For the period May 7, 2004 (the commencement of operations of the Portfolio) to October 31, 2004, the aggregate amount of advisory fees paid by the Portfolio was $132,482.


      The Advisory Contract will continue in effect with respect to the Portfolio, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Portfolio Trustees of the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for the Portfolio.

      The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of the Portfolio.

      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the Portfolio's shareholders that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.


      The Portfolio Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Portfolio Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of the Portfolio, oversees sub-advisers to ensure compliance with the Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the Portfolio Trust's Board of Trustees.

      The Board of Trustees of the Portfolio Trust approved the Advisory Contract and the investment sub-advisory agreement with respect to the Portfolio in a meeting on December 13, 2004. In determining whether it was appropriate to approve the Advisory Contract and the investment sub-advisory agreement, the Board of Trustees requested information, provided by the Adviser and the Sub-Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board of Trustees carefully evaluated this information, and was advised by legal counsel with respect to its deliberations. Based on its review of the information requested and provided, the Board of Trustees determined that the Advisory Contract and the investment sub-advisory agreement is consistent with the best interests of the Portfolio and its shareholders, and enables the Portfolio to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its shareholders. The Board of Trustees made these determinations on the basis of the following considerations, among others:


   - The investment advisory fees payable to the Adviser and the Sub-Adviser under the Advisory Contract and the investment sub-advisory agreement are fair and reasonable in light of the services to be provided, the anticipated costs of these services, the profitability of the Adviser and the Sub-Adviser's relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable mutual funds;

   - The Investment Advisory Agreement and investment sub-advisory agreement did not increase current investment advisory fees or overall operating expenses of the Portfolio over historical fee and expense levels;

   - The nature, quality and extent of the investment advisory services expected to be provided by the Sub-Adviser, in light of the high quality services provided to the other mutual funds advised by the Sub-Adviser and their historic performance, including achievement of stated investment objectives;

   - The Adviser and Sub-Adviser's representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

   - The Adviser and Sub-Adviser's entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

   - The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser and Sub-Adviser.

      Accordingly, in light of the above considerations and such other factors and information it considered relevant, the Board of Trustees unanimously approved the Advisory Contract and investment sub-advisory agreement with respect to the Portfolio.

SUB-ADVISER


      NWQ Investment Management Co., LLC, located at 2049 Century Park East, 4th Floor, Los Angeles, CA 90067, serves as the Portfolio's Sub-Adviser. As the Portfolio's Sub-Adviser, NWQ is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Sub-Adviser in its discretion. NWQ also furnishes to the Board of Trustees of the Portfolio Trust, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio.

      NWQ is a wholly owned subsidiary of Nuveen Investments, Inc., a publicly traded company, except for a minor interest owned by certain members of NWQ management.

      For its services, the Sub-Adviser receives from the Adviser a fee, computed daily and based on the Portfolio's average daily net assets, at the annual rate of 0.35% of net assets up to $500 million, 0.30% of net assets over $500 million up to $1 billion, 0.25% of net assets over $1 billion.

      For the period May 7, 2004 (commencement of operations of the Portfolio) to October 31, 2004, the Adviser paid sub-advisory fees equal to $126,460.

      The investment advisory services of the Sub-Adviser are not exclusive under the terms of the Sub-Advisory Agreement. The Sub-Adviser is free to and does render investment advisory services to others.


ADMINISTRATOR


      Pursuant to a Master Services Agreement dated April 1, 2003 (the "Master Services Agreement"), BISYS provides the Portfolio with administration of the Portfolio. Administration services include assisting in the preparation and filing of various documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. BISYS also provides certain persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of BISYS or its affiliates.



      The Master Services Agreement continues in effect for an initial term of three (3) years and thereafter from year to year unless terminated upon 60 days' written notice of non-renewal prior to the relevant renewal date. The Agreement provides that BISYS shall not be liable to the

Portfolio Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. BISYS may, out of its own resources, assist in marketing the Portfolio's shares.



      BISYS receives an administration fee that primarily consists of an asset-based fee based on average daily net assets, and paid monthly at an annual rate of:



FEE RATE
--------
Up to $8 billion...............................................    0.075%
In excess of $8 billion but not exceeding $9.25 billion........    0.070%
In excess of $9.25 billion but not exceeding $12 billion.......    0.050%
In excess of $12 billion.......................................    0.030%



The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios and Feeder Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid to BISYS is allocated to each of the funds in the HSBC Investor Family of Funds based upon its proportionate share of the aggregate net assets of the Family of Funds. For assets invested in the Portfolios by Feeder Funds, the Portfolios pay half of the administration fee and the Feeder Funds pay half of the administration fee, for a combination of the total fee rate set forth above.




      For the period May 7, 2004 (commencement of operations of the Portfolio) to fiscal October 31, 2004, the aggregate amount of administrative fees paid by the Portfolio was $9,445.


UNDERWRITERS

      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

               CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

CUSTODIAN

      Pursuant to respective Custodian Agreements, Investors Bank & Trust Company ("IBT") acts as the custodian of the foreign assets of the Portfolio and HSBC acts as custodian of the domestic assets of the Portfolio (the "Custodians"). The Portfolio Trust's Custodian Agreements provide that the Custodians may use the services of sub-custodians with respect to the Portfolio. The Custodians' responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodians do not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For their services, IBT and HSBC each receives such compensation as may from time to time be agreed upon by either of them and the Portfolio Trust.

TRANSFER AGENT


      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for shares of the Portfolio. The Transfer Agent maintains an account for each shareholder of the Portfolio and investors in the Portfolio, performs other transfer agency functions, and act as dividend disbursing agent for the Portfolio. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.


PORTFOLIO ACCOUNTING AGENT


      Under the Master Services Agreement with BISYS, BISYS also serves as fund accounting agent to the Portfolio. For the period May 7, 2004 (commencement of operations of the Portfolio) to October 31, 2004, the aggregate amount of fund accounting fees paid by the Portfolio was $24,482.


FEDERAL BANKING LAW



      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by the Prospectus, this Statement of Additional Information, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees would review the Portfolio Trust's relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolio be liquidated.


EXPENSES

      Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                       CAPITAL STOCK AND OTHER SECURITIES


      The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio

Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each, a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.


      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.


      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law.

In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust.. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.


      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.


      As of February 28, 2005, the following persons owned of record or beneficially 5% or more of the Portfolio or class of shares:


NAME                               SHARE BALANCE                   PERCENTAGE
----                               -------------                   ----------

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES


      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investor in the Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

      Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.


      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Statement of Additional Information, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The Adviser or Sub-Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of the Portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust on behalf of the Portfolio has reserved the right to pay the redemption or repurchase price of Shares, either totally or partially, by a distribution in kind of portfolio securities from the Portfolio (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Shares being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash. The Portfolio Trust will redeem an investor's shares in kind only if it has received a redemption in kind from the Portfolio and, therefore, investors that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Portfolio Trust that the Portfolio will not redeem in kind except in circumstances in which the investor is permitted to redeem in kind.

                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).


      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.


TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO


      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.


PORTFOLIO INVESTMENTS

      Market Discount. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.

      Original Issue Discount. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

      Options, Futures And Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Constructive Sales. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed, if certain conditions are met.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.


      Foreign Source Income. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.


                                OTHER INFORMATION


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Trustees has appointed KPMG LLP as independent registered public accounting firm of the Portfolio Trust for the fiscal year ending October 31, 2005. KPMG LLP will audit the Portfolio Trust's annual financial statements, prepare the Portfolio Trust's income tax returns, and assist in the filings with the SEC. KPMG LLP's address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.


COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Portfolio Trust, and also acts as counsel to the Portfolio Trust.

CODE OF ETHICS


      The Portfolio Trust, the Adviser, the Sub-Adviser and BISYS each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Portfolio Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain transactions and to report certain transactions on a regular basis.

REGISTRATION STATEMENT

      This Statement of Additional Information and the Prospectus do not contain all the information included in the Portfolio Trust's registration statement filed with the SEC under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.


      Statements contained herein and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS


      The Portfolio's current audited financial statements dated October 31, 2004 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2004 as filed with the SEC. Copies of the report will be provided without charge to each person receiving this Statement of Additional Information.


                              SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Portfolio Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                   APPENDIX A

                               HSBC INVESTOR FUNDS
                            HSBC ADVISOR FUNDS TRUST
              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser(2) retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

------------
(2) The Bernstein Unit of Alliance Capital Management L.P., NWQ Investment Management Company, LLC, Waddell & Reed Investment Management Company, and Westfield Capital Management, LLC (collectively, the "Sub-Advisers").

                                   APPENDIX B

                           HSBC INVESTMENTS (USA) INC.

                       PROXY VOTING POLICY AND PROCEDURES

The purpose of these proxy voting procedures is to insure that HSBC Investments
(USA) Inc., as a fiduciary under common law, the Investment Advisors Act of 1940, as amended, and the Employee Retirement Income Securities Act, as amended, fulfills its responsibility to its clients in connection with the analysis of proposals submitted by management, and others, to shareholders for approval and properly executes and delivers proxy ballots in connection therewith.

As long as there is no provision to the contrary in the Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by the Manager to be an integral part of the Manager's investment responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities and that in such situations the right to vote is considered a plan asset.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

PROXY VOTING POLICY


It is the policy of HSBC Investments (USA) Inc. to vote all proxies for the exclusive benefit of the accounts whose assets we manage. In most, if not all, cases this will mean that the proposals which maximize the value of the securities which we hold will be approved without regard to non-economic considerations. However, we recognize that our performance as a fiduciary will be measured, not by the performance of any single investment, but by our overall performance as a "prudent man".

HSBC Investments (USA) Inc. will generally not favor proposals which are designed to make it difficult for a company to be acquired or which have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Investments (USA) Inc. will generally vote against proposals concerning instituting "poison pills", classified boards of directors, blank check preferred stock, unequal voting rights, elimination of shareholder action by written consent, prohibition of shareholder special meetings, granting stock options at less that fair market value, exchanging underwater stock options, and the pyramiding of stock options by management. Super majority proposals will be evaluated on a case-by-case basis, as will increases in authorized common stock, anti-greenmail provisions, re-incorporation or re-organization proposals and acceleration of options vesting upon change of control.

In the above-indicated situations and those of similar import to shareholders, the designated portfolio manager/analyst responsible for making the decision on how securities will be voted will make a written record of his rationale for voting and will be responsible for maintaining adequate documentation concerning his review of the indicated proposal(s). It is the responsibility of the designated portfolio manager/analyst to make a written record of any contact during the proxy voting period with any proponents or opponents of propositions and to keep these records with the retained proxy statements. Prior to the execution of the proxy in contested or controversial situations, the President of HSBC Investments (USA) Inc. will be consulted concerning the vote and will have the final authority over the voting on such proposals.

Appropriate instructions will then be forwarded to the proxy control designee who will ensure that the proxy cards for the particular solicitation are properly completed, the proper notation of votes is made in our client records and the proxy ballots(s) are forwarded back to the proxy tallying company in a timely fashion.

NEW ACCOUNT PROCEDURES

All new accounts will be forwarded a copy of the standard Investment Management Agreement, which will contain a paragraph affording the client the opportunity to affirmatively convey the authority to vote proxies to HSBC Investments (USA) Inc. Should a client wish to withhold proxy voting authority, the client should be instructed to strike out the applicable paragraph and to initial that change on the contract. In the event that the client presents HSBC Investments (USA) Inc. with a standard form of management agreement which the client prefers to use, the agreement will be checked to ensure that it contains language similar to our standard contractual language on proxy voting and if it does not, that omission will be brought to the attention of the client. In the event that the client refuses to amend their agreement to reflect an election concerning proxy voting, we will forward to the client a separate document with the paperwork for the account on which the client will be asked to make an election in connection with proxy voting.

Upon return of the executed agreement the client records in the administrative database will be coded to reflect the client's delegation of voting authority or the withholding thereof. This coding will also assist in the periodic reporting of the firm's positions in connection with Section 13 of the Securities Exchange Act of 1934. In the event that the proxy voting authority is conveyed to the investment manager, the manager will immediately notify, in writing, the fund custodian and instruct the custodian to immediately execute any proxy cards received as a result of client securities holdings, as the custodian will be in most, if not all, cases the record owner, and to forward such executed cards to the investment manager for the final election and submission to the proxy tallying company. The record of the custodian notification will be kept in the client's contract file.

PROXY HANDLING PROCEDURES

All proxy statements and proxy cards received by the mailroom will immediately be forwarded to the proxy control designee who has been designated to receive such materials. This material will immediately be logged in and a record will be made of the proposals, in abbreviated form, contained in the proxy statement. The position of all clients as of the record date will immediately be ascertained as will the total amount of shares over which the manager has discretionary authority. The proxy statement, ballot and tally of shares to be voted will be forwarded to the portfolio manager/analyst who will be responsible for evaluating and voting on all proposals. Proxy material containing only non-contested, non-controversial proposals will immediately be voted as the portfolio manager/analyst sees fit, the material will be returned to the proxy control designee, who will check to ensure that the proxy card has been properly executed and then return the executed proxy card to the proxy tallying company. The proxy statement, a copy of the proxy ballet and any other material generated in connection with proxy voting will be maintained in a central file, and all such material will be retained for at least one year.

                                   APPENDIX C

                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC

                      PROXY VOTING POLICIES AND PROCEDURES

1. Application; General Principles

      1.1 These Proxy Voting Policies and Procedures apply to securities held in client accounts as to which NWQ Investment Management Company, LLC ("NWQ") has voting authority, directly or indirectly. Indirect voting authority exists where NWQ's voting authority is implied by a general delegation of investment authority without reservation of proxy voting authority.

      1.2 NWQ shall vote proxies in respect of securities owned by or on behalf of a client in the client's best interests and without regard to the interests of NWQ or any other client of NWQ.

2. Voting; Procedures

      2.1 To provide centralized management of the proxy voting process, NWQ shall establish a Proxy Voting Committee.

         2.1.1 The Proxy Voting Committee shall be comprised of at least the following persons: one senior portfolio manager and the Compliance Director.

         2.1.2 The Proxy Voting Committee shall:

         - supervise the proxy voting process, including the identification of material conflicts of interest involving NWQ and the proxy voting process in respect of securities owned by or on behalf of such clients;

         - determine how to vote proxies relating to issues not covered by these Policies and Procedures; and

         -  determine when NWQ may deviate from these Policies and Procedures.

      2.2 Unless the Proxy Voting Committee otherwise determines (and documents the basis for its decision) or as otherwise provided below, the Proxy Voting Committee shall cause proxies to be voted in a manner consistent with the proxy voting guidelines established by Institutional Shareholder Services, Inc.(SM) ("ISS Guidelines") or with the AFL-CIO Guidelines if selected by the client in writing, attached respectively as Exhibits A and B hereto and incorporated herein by reference, (hereafter both the ISS Guidelines and AFL-CIO Guidelines are together referred to as "Voting Guidelines").

      2.2.1 Where any material conflict of interest has been identified and the matter is covered by the Voting Guidelines, the Proxy Voting Committee shall cause proxies to be voted in accordance with the Voting Guidelines.

            2.2.2 For clients that are registered investment companies ("Funds"), where a material conflict of interest has been identified and the matter is not covered by the ISS Guidelines, NWQ shall disclose the conflict and the Proxy Voting Committee's determination of the manner in which to vote to the Fund's Board or its designated committee. The Proxy Voting Committee's determination shall take into account only the interests of the Fund, and the Proxy Voting Committee shall document the basis for the decision and furnish the documentation to the Fund's Board or its designated committee.

            2.2.3 For clients other than Funds, where a material conflict of interest has been identified and the matter is not covered by the Voting Guidelines, the Proxy Voting Committee shall disclose the conflict to the client and advise the client that its securities will be voted only upon the client's written direction.

            2.3 NWQ may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its clients' overall best interests not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as NWQ deems appropriate under the circumstances.

      2.31 Generally, NWQ does not intend to vote proxies associated with the securities of any issuer if as a result of voting, subsequent purchases or sales of such securities would be blocked. However, NWQ may decide, on an individual security basis, that it is in the best interests of its clients for NWQ to vote the proxy associated with such a security, taking into account the loss of liquidity.

      2.32 To the extent that NWQ receives proxies for securities that are transferred into a client's portfolio that were not recommended or selected by NWQ and are sold or expected to be sold promptly in an orderly manner ("legacy securities"), NWQ will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NWQ's interest in maximizing the value of client investments. NWQ may consider an institutional client's special request to vote a legacy security proxy, and if agreed would vote such proxy in accordance with the guidelines below.

      2.33 In addition, the Proxy Voting Committee may determine: (a) not to recall securities on loan if, in its judgment, the negative consequences to clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or, (b) in its judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

3. Conflicts of Interest

      3.1 Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of these Policies and Procedures:

            3.1.1 The issuer is a client of NWQ.

            3.1.2 The issuer is an entity in which a member of the Executive Committee or Proxy Committee of NWQ or a relative(1) of any such person is or was an officer, director or employee, or such person or relative otherwise has received more than $1,000 from the issuer during NWQ's last three fiscal years, other than the receipt of interest, dividends, capital gains or proceeds from an insurance company for a claim.

            3.1.3 The matter under consideration could reasonably be expected to result in a financial benefit to NWQ of at least $10,000 through the end of NWQ's next two full fiscal years (for example, a vote to increase an investment advisory fee for a mutual fund advised by NWQ or an affiliate).

            3.1.4 Another client or prospective client of NWQ, directly or indirectly, conditions future engagement of NWQ on voting proxies in respect of any client's securities on a particular matter in a particular way.

            3.1.5 Any other circumstance where NWQ's duty to serve its clients' interests, typically referred to as its "duty of loyalty," could be compromised.

      3.1.6 Notwithstanding the foregoing, a conflict of interest described in
Section 3.1 shall not be considered material for the purposes of these Policies and Procedures in respect of a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

------------
(1) For the purposes of these Guidelines, "relative" includes the following family members: spouse, minor children or stepchildren.

      3.1.7 Notwithstanding the foregoing, in its process of determining whether there are material conflicts of interest, NWQ does not consider information about the business arrangements of its affiliates or their officers and directors.

4. Recordkeeping and Retention

   1.1 NWQ shall retain records relating to the voting of proxies, including:

      4.1.1 Copies of these Policies and Procedures and any amendments thereto.

      4.1.2 A copy of each proxy ballot and proxy statement filed by the issuer with the Securities and Exchange Commission ("Proxy Statement") that NWQ receives regarding client securities.

      4.1.3 Records of each vote cast by NWQ on behalf of clients; these records may be maintained on an aggregate basis.

      4.1.4 A copy of any documents created by NWQ that were material to making a decision on how to vote or that memorializes the basis for that decision.

      4.1.5 A copy of each written request for information on how NWQ voted proxies on behalf of the client, and a copy of any written response by NWQ to any (oral or written) request for information on how NWQ voted.

   4.2 These records shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of NWQ's fiscal year during which the last entry was made in the records, the first two years in an appropriate office of NWQ.

   4.3 NWQ may rely on Proxy Statements filed on the SEC's EDGAR system or on Proxy Statements and records of votes cast by NWQ maintained by a third party, such as a proxy voting service. Adopted: June 24, 2003

                                    EXHIBIT A

                       ISS PROXY VOTING GUIDELINES SUMMARY

1. OPERATIONAL ITEMS

ADJOURN MEETING

Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

AMEND QUORUM REQUIREMENTS

Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

AMEND MINOR BYLAWS

Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

CHANGE COMPANY NAME

Vote FOR proposals to change the corporate name.

CHANGE DATE, TIME, OR LOCATION OF ANNUAL MEETING

Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

RATIFYING AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

   - An auditor has a financial interest in or association with the company, and is therefore not independent

   -  Fees for non-audit services are excessive, or

   - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote FOR shareholder proposals asking for audit firm rotation, unless the rotation period is so short (less than five years) that it would be unduly burdensome to the company.

TRANSACT OTHER BUSINESS

Vote AGAINST proposals to approve other business when it appears as voting item.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors' investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being withheld. These instances include directors who:

   - Attend less than 75 percent of the board and committee meetings without a valid excuse

   -  Implement or renew a dead-hand or modified dead-hand poison pill

   - Ignore a shareholder proposal that is approved by a majority of the shares outstanding

   - Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

   - Failed to act on takeover offers where the majority of the shareholders tendered their shares

   - Are inside directors or affiliated outsiders and sit on the audit, compensation, or nominating committees

   - Are inside directors or affiliated outsiders and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees

   - Are audit committee members and the non-audit fees paid to the auditor are excessive.

In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to withhold votes.

AGE LIMITS

Vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors.

BOARD SIZE

Vote FOR proposals seeking to fix the board size or designate a range for the board size.

Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.

Vote AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:

   - The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

   -  Only if the director's legal expenses would be covered.

ESTABLISH/AMEND NOMINEE QUALIFICATIONS

Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board. Vote AGAINST shareholder proposals requiring two candidates per board seat.

FILLING VACANCIES/REMOVAL OF DIRECTORS

Vote AGAINST proposals that provide that directors may be removed only for cause. Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, the following factors should be taken into account in determining whether the proposal warrants support:

   - Designated lead director appointed from the ranks of the independent board members with clearly delineated duties

   -  Majority of independent directors on board

   -  All-independent key committees

   -  Committee chairpersons nominated by the independent directors

   -  CEO performance reviewed annually by a committee of outside directors

   -  Established governance guidelines

   -  Company performance.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

STOCK OWNERSHIP REQUIREMENTS

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

TERM LIMITS

Vote AGAINST shareholder proposals to limit the tenure of outside directors.

3. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the following factors:

   - Long-term financial performance of the target company relative to its industry; management's track record

   -  Background to the proxy contest

   -  Qualifications of director nominees (both slates)

   - Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

REIMBURSING PROXY SOLICITATION EXPENSES

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS/NOMINATIONS

Votes on advance notice proposals are determined on a CASE-BY-CASE basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

AMEND BYLAWS WITHOUT SHAREHOLDER CONSENT

Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent. Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. MERGERS AND CORPORATE RESTRUCTURINGS

APPRAISAL RIGHTS

Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

ASSET PURCHASES

Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

   -  Purchase price

   -  Fairness opinion

   -  Financial and strategic benefits

   -  How the deal was negotiated

   -  Conflicts of interest

   -  Other alternatives for the business

   -  Noncompletion risk.

ASSET SALES

Votes on asset sales should be determined on a CASE-BY-CASE basis, considering the following factors:

   -  Impact on the balance sheet/working capital

   -  Potential elimination of diseconomies

                                     PART C

Item 23. Exhibits

(a) Declaration of Trust of the Registrant.(1)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Master Investment Management Contract between HSBC Investor Portfolios and HSBC Bank USA ("HSBC").(1)

(d)(2) Investment Advisory Contract between HSBC Investor Portfolios and HSBC Asset Management (Americas) Inc.(5)

(d)(3) Investment Advisory Contract Supplement between HSBC Investor Portfolios and HSBC Asset Management (Americas) Inc.(5)

(d)(4) Form of Amended and Restated Master Investment Advisory Contract between HSBC Investor Portfolios and HSBC Asset Management (Americas) Inc.(7)

(d)(5) Form of Investment Advisory Contract Supplement regarding HSBC Investor Limited Maturity Portfolio.(7)

(d)(6) Form of Investment Advisory Contract Supplement regarding HSBC Investor Fixed Income Portfolio.(7)

(d)(7) Form of Investment Advisory Contract Supplement regarding HSBC Investor International Equity Portfolio.(7)

(d)(8) Form of Investment Advisory Contract Supplement regarding HSBC Investor Small Cap Equity Portfolio.(7)

(d)(9) Form of Subadvisory Agreement between HSBC and Capital Guardian Trust Company with respect to International Equity Portfolio.(7)

(d)(10) Form of Subadvisory Agreement between Westfield Capital Management, LLC, Inc. and HSBC Asset Management (Americas) Inc. with respect to HSBC Investor Small Cap Equity Portfolio. (8)

(d)(11) Form of Subadvisory Agreement between Waddell & Reed Investment Management Company and HSBC Asset Management (Americas) Inc. regarding HSBC Investor Growth Portfolio. (9)

(d)(12) Form of Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Asset Management (Americas) Inc. regarding HSBC Investor Value Portfolio. (9)

(d)(13) Subadvisory Agreement between The Bernstein Unit of Alliance Capital Management, L.P., and HSBC Asset Management (Americas) Inc. regarding the HSBC Investor Equity Portfolio. (9)

(e) Not Applicable.

(f) Not Applicable.

(g) Custodian Agreement between HSBC Investor Portfolios and Investors Bank & Trust Company.(2)

(h)(1) Administration Agreement between HSBC Investor Portfolios and BISYS (Ireland).(4)

(h)(2) Exclusive Placement Agent Agreement between HSBC Investor Portfolios and BISYS Fund Services (Ireland) Limited ("BISYS (Ireland)").(4)


(h)(3) Expense Limitation Agreement

(i) Not Applicable.

(j) Consent of Independent Auditors. (filed herewith)

(k) Not Applicable.

(l)(1) Initial investor representation letter regarding International Equity Portfolio.(2)

(l)(2) Initial investor representation letter regarding Fixed Income Portfolio.
(2)

(m) Not Applicable.

(n) Not Applicable.

(p)(1) Code of Ethics for HSBC Asset Management (Americas).(6)

(p)(2) Code of Ethics for Capital Guardian Trust Company.(6)

(p)(3) Code of Ethics for MFS Institutional Advisors, Inc.(6)

(p)(4) Code of Ethics for Westfield Capital Management, LLC. (8)


(p)(5) Code of Ethics for BISYS. (filed herewith)


(p)(6) Code of Ethics for Waddell & Reed Investment Management Company. (9)

(p)(7) Code of Ethics for NWQ Investment Management Co., LLC. (9)


(p)(8) Code of Ethics for The Bernstein Unit of Alliance Capital Management, L.P. (9)

(p)(9) Code of Ethics for HSBC Investor Funds, HSBC Advisor Funds and HSBC Investor Portfolios (filed herewith)


(q)(1) Powers of Attorney of Trustees and Officers of Registrant, HSBC Advisor Funds Trust and HSBC Investor Funds. (9)


(q)(2) Power of Attorney of Trustees and Officers of Registrant, HSBC Advisor Funds Trust and HSBC Investor Funds. (To be filed by Amendment)


-------------------
(1) Incorporated herein by reference from amendment No. 1 to the Registrant's registration statement (the "Registration Statement") on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the "SEC") on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 2 to the Registration Statement as filed with the SEC on July 1, 1996.

(4) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(5) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on December 18, 2000.

(6) Incorporated herein by reference from amendment no. 6 to the Registration Statement as filed with the SEC on February 28, 2001.

(7) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(8) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(9) Incorporated herein by reference from amendment no. 9 to the Registration Statement as filed with the SEC on March 1, 2004.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 25. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant's Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the "1940 Act") and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Asset Management (Americas), 452 Fifth Avenue, New York, New York 10018, serves as investment adviser and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

      Information as to the directors and officers of Westfield Capital Management. LLC ("Westfield") together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-34350) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of NWQ Investment Management Co., LLC ("NWQ"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of NWQ in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61379) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Waddell & Reed Investment Management Company ("Waddell & Reed"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Waddell & Reed in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-40372) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Sanford C. Bernstein & Co., LLC ("Bernstein"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Bernstein in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No. 801-57937) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the 1940 Act and the Rules thereunder will be maintained at the offices of HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018; BISYS Fund Services (Ireland) Limited, Floor 2, Block 2, Harcourt Centre, Dublin 2, Ireland; Westfield Capital Management LLC, 21 Fellow Street, Boston MA 02119; Sanford C. Bernstein & Co., LLC, 1345 Avenue Of The Americas, New York, NY 10105; Waddell & Reed Investment Management Company, 6300 Lamar Ave, Overland Park, KS 66202; and NWQ Investment Management Company, LLC, 2049 Century Park East, 4th Floor, Los Angeles, CA 90067.

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Investor Portfolios has duly caused this amendment to its Registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized on the 25th day of February, 2005.

HSBC INVESTOR PORTFOLIOS


/s/ Richard Fabietti**
------------------------
Richard Fabietti
President



/s/ Troy Sheets**
------------------------
Troy Sheets
Treasurer


/s/ Alan S. Parsow*
------------------------
Alan S. Parsow
Trustee of the Portfolio Trust

/s/ Larry M. Robbins*
------------------------
Larry M. Robbins
Trustee of the Portfolio Trust

/s/ Michael Seely*
------------------------
Michael Seely
Trustee of the Portfolio Trust

/s/ Frederick C. Chen*
------------------------
Frederick C. Chen
Trustee of the Portfolio Trust


/s/ Stephen Baker**
------------------------
Stephen Baker
Trustee of the Portfolio Trust


* /s/ David J. Harris
------------------------
David J. Harris, as attorney-in-fact pursuant to powers of attorney filed as exhibit (q)(1) to amendment no. 9 filed on March 1, 2004.


** /s/ David J. Harris
------------------------
David J. Harris, as attorney-in-fact pursuant to powers of attorney filed as exhibit (q)(2) herewith.

                                  Exhibit Index

(j)     Consent of Independent Auditors


(p)(5)  Code of Ethics for BISYS



(p)(9) Code of Ethics for HSBC Investor Funds, HSBC Advisor Funds and HSBC Investor Portfolios